As filed with the Securities and Exchange Commission on July 8, 2021

Registration Statement No. 333-255836

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

POST-EFFECTIVE AMENDMENT NO. 2

TO

REGISTRATION STATEMENT

UNDER

SCHEDULE B

OF

THE SECURITIES ACT OF 1933

THE EXPORT-IMPORT BANK OF KOREA

(Name of Registrant)

THE REPUBLIC OF KOREA

(Co-Registrant and Guarantor)

Names and Addresses of Authorized Representatives in the United States:

Jung-Hyun Lee or Kyung-Jun Hwang Duly Authorized Representatives of The Export-Import Bank of Korea 460 Park Avenue, 8th Floor New York, NY 10022	Minsik Shin Duly Authorized Representative of The Republic of Korea 460 Park Avenue, 9th Floor New York, NY 10022

Copies to:

Jinduk Han, Esq.

Cleary Gottlieb Steen & Hamilton LLP

c/o 19F, Ferrum Tower

19, Eulji-ro 5-gil, Jung-gu

Seoul 04539

The Republic of Korea

The securities registered hereby will be offered on a delayed or continuous basis pursuant to the procedures set forth in Securities Act Release Nos. 33-6240 and 33-6424.

EXPLANATORY NOTE

This registration statement relates to US$5,000,000,000 aggregate amount of (i) debt securities (with or without warrants) of The Export-Import Bank of Korea to be offered from time to time as separate issues on terms and in the manner to be specified in a prospectus supplement to be delivered in connection with each such offering and (ii) guarantees that may be issued by The Republic of Korea in respect of debt securities of The Export-Import Bank of Korea on terms and in the manner to be specified in a prospectus supplement to be delivered in connection with each such issuance. The prospectus constituting a part of this registration statement relates to (i) the debt securities (with or without warrants) registered hereunder, (ii) guarantees that may be issued by The Republic of Korea, registered hereunder and (iii) US$3,093,998,627 aggregate principal amount of debt securities (with or without warrants) registered under Registration Statement No.333-217916 (including an aggregate principal amount of US$640,000,000 of debt securities that may be sold by us from time to time in a continuous offering designated Medium-Term Notes, Series A, Due Not Less Than Nine Months From Date of Issue (the “MTNs”)). Of such securities, The Export-Import Bank of Korea has sold US$750,000,000 0.625% notes due 2024, US$750,000,000 1.125% notes due 2026 and US$500,000,000 2.500% notes due 2041, and US$6,093,998,627 aggregate amount of securities remain unsold.

This registration statement contains a form of prospectus supplement filed as Exhibit K to this registration statement to be used in connection with the sale by us of the MTNs in a continuous offering.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 8, 2021

PROSPECTUS

$8,093,998,627

The Export-Import Bank of Korea

Debt Securities

Warrants to Purchase Debt Securities

The Republic of Korea

Guarantees

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2021

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to the “Bank”, “we”, “our” or “us” mean The Export-Import Bank of Korea. All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless otherwise indicated, all references to “won”, “Won” or “~~W~~” contained in this prospectus are to the currency of Korea, references to “U.S. dollars”, “Dollars”, “USD”, “$” or “US$” are to the currency of the United States of America, references to “Canadian Dollar” or “CAD” are to the currency of Canada, references to “Euro”, “EUR” or “€” are to the currency of the European Union, references to “Japanese Yen”, “JPY” or “¥” are to the currency of Japan, references to “Chinese Yuan” or “CNY” are to the currency of the People’s Republic of China, references to “Swiss Franc” or “CHF” are to the currency of Switzerland, references to “British Pound” or “GBP” are to the currency of the United Kingdom, references to “Hong Kong Dollar” or “HKD” are to the currency of Hong Kong, S.A.R., references to “Singapore dollar” or “SGD” are to the currency of Singapore, references to “Brazilian Real” or “BRL” are to the currency of Federative Republic of Brazil, references to “Mexican Peso” or “MXN” are to the currency of the United Mexican States, references to “New Zealand Dollar” or “NZD” are to the currency of New Zealand, references to “Thai Baht” or “THB” are to the currency of Thailand, references to “Australian Dollar” or “AUD” are to the currency of Australia, references to “Indian Rupee” or “INR” are to the currency of India, references to “Indonesian Rupiah” or “IDR” are to the currency of Indonesia, references to “Swedish Krona” or “SEK” are to the currency of Sweden, references to “South African Rand” or “ZAR” are to the currency of South Africa, references to “Norwegian Krone” or “NOK” are to the currency of Norway, references to “Peruvian Sol” or “PEN” are to the currency of Peru, references to “Polish Zloty” or “PLN” are to the currency of Poland and references to “Czech Koruna” or “CZK” are to the currency of the Czech Republic.

In this prospectus, where information has been prepared in thousands, millions or billions of units, amounts may have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

Our separate financial statements and information included in this prospectus were prepared under International Financial Reporting Standards as adopted by Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations.

THE EXPORT-IMPORT BANK OF KOREA

Overview

We were established in 1976 as a special governmental financial institution pursuant to the Export-Import Bank of Korea Act, as amended, or the KEXIM Act. Since our establishment, we have been promoting the export and competitiveness of Korean goods and services in international markets. To this end, we have introduced financing facilities and implemented lending policies that are responsive to the needs of Korean exporters.

Our primary purpose, as stated in the KEXIM Act, is to “promote the sound development of the national economy and economic cooperation with foreign countries by extending the financial aid required for export and import transactions, overseas investment and the development of natural resources abroad.” Over the years, we have developed various financing facilities and lending policies that are consistent with the Government’s overall economic policies. In the latter part of the 1980s, as a result of changing trade conditions and the increased internationalization of the Korean economy, overseas investment credits and import credits were promoted and began to constitute an important portion of our business. In recent years, we have focused on the development of new financing facilities, including structured financing for ships and project financing for the construction of industrial plants and the development of natural resources abroad.

As of December 31, 2020, we had ~~W~~76,288 billion of outstanding loans, including ~~W~~38,487 billion of outstanding export credits, ~~W~~28,617 billion of outstanding overseas investment credits and ~~W~~5,332 billion of outstanding import credits, as compared to ~~W~~74,144 billion of outstanding loans, including ~~W~~38,118 billion of outstanding export credits, ~~W~~27,546 billion of outstanding overseas investment credits and ~~W~~5,030 billion of outstanding import credits as of December 31, 2019.

Although our management has control of our day-to-day operations, our operations are subject to the close supervision of the Government. The Government’s determination each fiscal year regarding the amount of financial support to extend to us, in the form of contributions to capital or transfers of our income to reserves, plays an important role in determining our lending capacity. The Government has the power to appoint or dismiss our President, Deputy President, Senior Executive Directors and Auditor. Moreover, the Minister of Economy and Finance of the Republic has, on behalf of the Republic, signed the registration statement of which this Prospectus forms a part.

The Government supports our operations pursuant to Article 37 of the KEXIM Act. Article 37 of the KEXIM Act provides that “the annual net losses of the Export-Import Bank of Korea shall be offset each year by the reserve, and if the reserve be insufficient, the Government shall provide funds to cover the deficit.” As a result of the KEXIM Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserves, consisting of our surplus and capital surplus items, are insufficient to cover any of our annual net losses. In light of the above, if we have insufficient funds to make any payment under any of our obligations, including the debt securities covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 37 do not, however, constitute a direct guarantee by the Government of our obligations, and the provisions of the KEXIM Act, including Article 37, may be amended at any time by action of the National Assembly.

In January 2014, the Government amended the KEXIM Act to:

•	increase our authorized capital from ~~W~~8,000 billion to ~~W~~15,000 billion;

•

expand our operation scope that enables us, among other things, to invest in (i) funds intended to support export and import transactions by small and medium-sized enterprises and (ii) special purpose companies that carry out value added overseas development projects in a flexible way; and

•	reduce restrictions on our financing and investment activities by providing additional flexibility to us to cope with changes in market conditions.

In March 2016, the Government amended the KEXIM Act to strengthen its enforcement powers by allowing:

•	the Minister of Economy and Finance to impose any necessary sanctions against the officers of the Bank; and

•	the Financial Services Commission to request the Minister of Economy and Finance to apply sanctions against the employees of the Bank.

Capitalization

As of December 31, 2020, our authorized capital was ~~W~~15,000 billion and our capitalization was as follows:

	December 31, 2020(1)
	(billions of Won)
Long-Term Debt(2)(3)(4)(5)(6):
Borrowings in Korean Won	~~W~~	—
Borrowings in Foreign Currencies		1,305
Export-Import Financing Debentures		45,258

Total Long-Term Debt	~~W~~	46,563

Capital and Reserves:
Capital Stock(7)	~~W~~	12,449
Additional Paid-in-Capital		—
Capital Adjustments		(132)
Retained Earnings		1,349
Legal Reserve(8)		436
Voluntary Reserve(8)		472
Regulatory Reserve for Loan Losses(9)		339
Unappropriated Retained Earnings		102
Other Components of Equity(10)		803

Total Capital and Reserve	~~W~~	14,469

Total Capitalization	~~W~~	61,032

(1)	Except as described in this prospectus, there has been no material adverse change in our capitalization since December 31, 2020.
(2)	Consists of borrowings and debentures with maturities of more than a year remaining.
(3)

We have translated borrowings in foreign currencies as of December 31, 2020 into Won at the rate of ~~W~~1,088.00 to US$1.00, which was the market average exchange rate as announced by the Seoul Money Brokerage Services Ltd., on December 31, 2020.

(4)

As of December 31, 2020, we had contingent liabilities totaling ~~W~~34,703 billion, which consisted of ~~W~~27,961 billion under outstanding guarantees and acceptances and ~~W~~6,742 billion under contingent guarantees and acceptances issued on behalf of our clients. For further information relating to our contingent liabilities under outstanding guarantees as of December 31, 2020, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2020 and 2019—Note 36.”

(5)

As of December 31, 2020, we had entered into 395 interest rate related derivative contracts with a notional amount of ~~W~~39,330 billion and 481 currency related derivative contracts with a notional amount of ~~W~~32,707 billion in accordance with our policy to hedge interest rate and currency risks. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2020 and 2019—Note 20.”

(6)	See “—Description of Assets and Liabilities—Sources of Funding” for an explanation of these sources of funds. All our borrowings, whether domestic or international, are unsecured and unguaranteed.

(7)	As of December 31, 2020, our authorized ordinary share capital was ~~W~~15,000 billion and issued fully-paid capital stock was ~~W~~12,449 billion. See “—Business—Government Support and Supervision.”
(8)	See “—Business—Government Support and Supervision” for a description of the manner in which annual net income is transferred to the legal reserve and may be transferred to the voluntary reserve.
(9)

If the estimated allowance for credit loss determined by K-IFRS for the accounting purposes is lower than that for regulatory purposes as required by Regulation of Supervision of Banking Business, we reserve such difference as the regulatory reserve for loan losses. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2020 and 2019—Note 23.”

(10)	See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2020 and 2019—Note 22.”

Business

Purpose and Authority

We were established in 1976 as a special governmental financial institution pursuant to the KEXIM Act. The KEXIM Act, the Enforcement Decree of the KEXIM Act, or the KEXIM Decree, and our Articles of Incorporation, or the By-laws, define and regulate our powers and authority. We are treated as a special juridical entity under Korean law and are not subject to certain of the laws regulating activities of commercial banks.

We were established, as stated in the KEXIM Act, to “promote the sound development of the national economy and economic cooperation with foreign countries by extending the financial aid required for export and import transactions, overseas investment and the development of natural resources abroad.” As an instrument in serving the Government’s public policy objectives, we do not seek to maximize our profits. We do, however, strive to maintain an adequate level of profitability to strengthen our equity base in order to support the growth in the volume of our business.

Our primary purpose has been the provision of loans and guarantees to facilitate Korean companies’ exports and overseas investments and projects. Most of our activities have been carried out pursuant to this authority.

We have the authority to undertake a range of financial activities. These fall into four principal categories:

•	export credits;

•	overseas investment credits;

•	import credits; and

•	guarantee facilities.

Export credits include loans to facilitate Korean exports of capital and non-capital goods and technical and non-technical services. Overseas investment credits consist of loans to finance Korean overseas investments and projects. Import credits include the extension of loans to finance Korean imports of essential materials and natural resources. Guarantee facilities are made available to support the obligations of Korean exporters and importers.

We also have the authority to administer, on behalf of the Government, the Government’s Economic Development Cooperation Fund and the Inter-Korea Cooperation Fund, formerly known as South and North Korea Co-operation Fund.

We may also undertake other business activities incidental to the foregoing, including currency and interest rate swap transactions.

Government Support and Supervision

The Government’s determination each fiscal year, regarding the amount of financial support to extend to us, plays an important role in determining our lending capacity. Such support has included contributions to capital, loans and transfers of our income to reserves.

Our authorized capital was ~~W~~30 billion when the Government enacted the KEXIM Act in 1969. The National Assembly amended the KEXIM Act and increased our authorized capital to ~~W~~150 billion in 1974, ~~W~~500 billion in 1977, ~~W~~1,000 billion in 1986, ~~W~~2,000 billion in January 1998, ~~W~~4,000 billion in September 1998 and ~~W~~8,000 billion in January 2009. In January 2014, the Government further increased our authorized capital to ~~W~~15,000 billion.

As of December 31, 1996, the capital contribution from the Government was approximately ~~W~~686 billion, all in cash. Since 1997, the Government has made capital contributions not only in cash but also in the form of shares of common stock of Government-affiliated entities. Recent examples include the Government’s contributions to our capital of (i) ~~W~~40 billion, ~~W~~75 billion, ~~W~~15 billion, ~~W~~10 billion, ~~W~~935 billion, ~~W~~10 billion, ~~W~~65 billion, ~~W~~26 billion, ~~W~~30 billion, ~~W~~578 billion, ~~W~~110 billion, ~~W~~29 billion and ~~W~~160 billion in cash in January 2015, August 2015, September 2015, July 2016, September 2016, October 2016, November 2016, May 2019, August 2019, July 2020, March 2021, April 2021 and June 2021, respectively, and (ii) ~~W~~1,000 billion in the form of shares of Korea Land & Housing Corporation in December 2015, ~~W~~500 billion in the form of shares of Korea Aerospace Industries Ltd. in June 2016, ~~W~~125 billion in the form of shares of Yeosu Gwangyang Port Authority in May 2017, ~~W~~125 billion in the form of shares of Incheon Port Authority in May 2017 and ~~W~~1,167 billion in the form of shares of Korea Aerospace Industries Ltd. in June 2017, in order to enhance our capacity to finance projects, including large-scale overseas development projects. Taking into account these capital contributions, our total capital stock was ~~W~~12,449 billion as of December 31, 2020.

Pursuant to the KEXIM Act, only the Government, The Korea Development Bank, The Bank of Korea, certain designated domestic banking institutions, exporters’ associations and international financial organizations may contribute to our capital stock. As of December 31, 2020, the Government directly owned 68% of our capital stock and indirectly owned, through The Bank of Korea and The Korea Development Bank, 9% and 23%, respectively, of our capital stock. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2020 and 2019—Note 1.”

In addition to contributions to our capital, the Government provides funding for our financing activities. The Government has made loans available to us for our lending activities. See “—Description of Assets and Liabilities—Sources of Funding.”

The Government also supports our operation pursuant to Articles 36 and 37 of the KEXIM Act. Article 36 of the KEXIM Act and the By-laws provide that we shall apply our net income earned during each fiscal year, after deduction of depreciation expense for such fiscal year, in the following manner and in order of priority:

•	first, at least 10% of such net income is transferred to our legal reserve until the total amount of our legal reserve equals the total amount of our capital stock;

•

second, if the Minister of Economy and Finance approves such distribution, the balance of any such net income, after such transfer to the legal reserve, is distributed to the institutions, other than the Government, that have contributed to our capital (up to a maximum 15% annual dividend rate); and

•

third, the remaining balance of any such net income is distributed in whatever manner our Operations Committee determines and the Minister of Economy and Finance approves, such as additions to our voluntary reserve.

Article 37 of the KEXIM Act provides that “the annual net losses of the Export-Import Bank of Korea shall be offset each year by the reserve, and if the reserve be insufficient, the Government shall provide funds to cover the deficit.” As a result of the KEXIM Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserves are insufficient to cover any of our annual net losses. In light of this provision, if we have insufficient funds to make any payment under any of our obligations, the Government would take appropriate steps by making a capital contribution, by allocating funds or by taking other action to enable us to make such payment when due. The provisions of Article 37 do not, however, constitute a direct guarantee by the Government of our obligations, and the provisions of the KEXIM Act, including Article 37, may be amended at any time by action of the National Assembly.

The Government closely supervises our operations including in the following ways:

•	the President of the Republic appoints our President upon the recommendation of the Minister of Economy and Finance;

•	the Minister of Economy and Finance appoints our Deputy President and Senior Executive Directors upon the recommendation of our President;

•	the Minister of Economy and Finance appoints our Auditor;

•

one month prior to the beginning of each fiscal year, we must submit our proposed program of operations and budget for the fiscal year to the Minister of Economy and Finance for his approval and immediately after the approval of the Minister of Economy and Finance, we must report such program to the National Assembly;

•	the Minister of Economy and Finance must approve our operating manual, which sets out guidelines for all principal operating matters, including the range of permitted financings;

•	the Board of Audit and Inspection, a Government department, examines our settlement of accounts annually;

•

each of the Minister of Economy and Finance and the Financial Services Commission has broad authority to require reports from us on any matter and to examine our books, records and other documents. On the basis of the reports and examinations, the Minister of Economy and Finance may issue any orders it deems necessary to enforce the KEXIM Act or delegate examinations to the Financial Services Commission;

•

the Financial Services Commission may supervise our operations to ensure managerial soundness based upon the KEXIM Decree and the Supervisory Regulations of Banking Business legislated by the Financial Services Commission and may issue orders deemed necessary for such supervision;

•

we must submit our annual report to the Ministry of Economy and Finance within three months following the end of each fiscal year and, upon request from the National Assembly during its annual audit period, to the National Assembly within ten days from the date of the request from the National Assembly, outlining our operations and analyzing our activities during the relevant fiscal year; and

•	we may amend our By-laws and operating manual only with the approval of the Minister of Economy and Finance.

Selected Financial Statement Data

Except where expressly indicated otherwise in this prospectus, loans in Won and loans in foreign currencies (each before deducting allowance for loan losses) are collectively referred to as the “Loans”; bills bought, foreign exchange bought, advances for customers, call loans and interbank loans in foreign currencies (each before deducting allowance for loan losses) are collectively referred to as the “Other Loans”; Loans and Other Loans are collectively referred to as the “Loan Credits”; confirmed guarantees and acceptances are collectively referred to as the “Guarantees”; and Loan Credits and Guarantees are collectively referred to as the “Credit Exposure.”

You should read the following selected financial statement data together with our separate financial statements and notes included in this prospectus.

	Year Ended December 31,
	2018		2019		2020
	(billions of Won)
Income Statement Data
Total Interest Income	~~W~~	2,951	~~W~~	3,095	~~W~~	2,289
Total Interest Expense		1,968		2,217		1,408
Net Interest Income		983		879		881
Operating Income		742		896		271
Income before Income Tax		753		470		140
Income Tax Expense		156		169		38
Net Income		597		302		102

	As of December 31,
	2018		2019		2020
	(billions of Won)
Balance Sheet Data
Total Loan Credits(1)	~~W~~	72,120	~~W~~	74,144	~~W~~	76,288
Total Borrowings(2)		70,836		73,934		78,718
Total Assets		89,799		92,254		97,590
Total Liabilities		76,317		78,562		83,121
Total Shareholders’ Equity		13,483		13,692		14,469

(1)

Gross amount, including domestic usance bills, foreign currency bills bought, advance payments on acceptances and guarantees, call loans, interbank loans in foreign currency, private placement corporate bonds in local currency and others and before deducting allowance for loan losses and net deferred loan origination fees and costs. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2020 and 2019—Note 10.”

(2)	Includes debentures.

2020

We had net income of ~~W~~102 billion in 2020 compared to net income of ~~W~~302 billion in 2019. The principal factors for the decrease in net income to ~~W~~102 billion in 2020 from ~~W~~302 billion in 2019 was a 134% increase in net loss on foreign exchange transaction to ~~W~~1,069 billion in 2020 from ~~W~~456 billion in 2019, mainly as a result of increased exchange rate volatility caused by the COVID-19 pandemic, and a 160% increase in impairment loss on credit to ~~W~~838 billion in 2020 from ~~W~~323 billion in 2019, mainly as a result of an increase in loan credits provided to borrowers in need of financing in light of the COVID-19 pandemic. These factors were partially offset by a 28% increase in net gain on hedging derivative assets to ~~W~~1,794 billion in 2020 from ~~W~~1,406 billion in 2019, primarily due to increased volatility in exchange rates and interest rates, a 70% decrease in net loss on investments in associates and subsidiaries to ~~W~~125 billion in 2020 from ~~W~~415 billion in 2019, mainly as a result of a decrease in our impairment loss recognized in connection with our investments in Korea Aerospace Industries, and a 17% decrease in other net operating loss to ~~W~~798 billion in 2020 from ~~W~~956 billion in 2019, primarily due to a decrease in net loss on fair value hedged items relating to increased volatility in exchange rates and interest rates.

As of December 31, 2020, our total assets increased by 6% to ~~W~~97,590 billion from ~~W~~92,254 billion as of December 31, 2019, primarily due to a 3% increase in loans at amortized cost to ~~W~~73,407 billion as of December 31, 2020 from ~~W~~71,577 billion as of December 31, 2019, a 19% increase in financial investments to ~~W~~11,042 billion as of December 31, 2020 from ~~W~~9,314 billion as of December 31, 2019 and a 90% increase in financial assets at fair value through profit or loss to ~~W~~3,478 billion as of December 31, 2020 from ~~W~~1,834 billion as of December 31, 2019.

As of December 31, 2020, our total liabilities increased by 6% to ~~W~~83,121 billion from ~~W~~78,562 billion as of December 31, 2019, primarily due to an 8% increase in debentures to ~~W~~72,642 billion as of December 31, 2020 from ~~W~~67,138 billion as of December 31, 2019.

As of December 31, 2020, our total shareholders’ equity increased by 6% to ~~W~~14,469 billion from ~~W~~13,692 billion as of December 31, 2019, primarily due to an increase in capital stock resulting from the Government’s ~~W~~578 billion contribution in cash in July 2020.

2019

We had net income of ~~W~~302 billion in 2019 compared to net income of ~~W~~597 billion in 2018. The principal factor for the decrease in net income to ~~W~~302 billion in 2019 from ~~W~~597 billion in 2018 was a net loss on investments in associates and subsidiaries of ~~W~~415 billion in 2019 compared to a net gain of ~~W~~2 billion in 2018, primarily due to an increase in our impairment loss recognized in connection with our investments in Korea Aerospace Industries. That factor was partially offset by a 24% decrease in impairment loss on credit to ~~W~~323 billion in 2019 from ~~W~~423 billion in 2018, primarily due to a decrease in guarantees to DSME, in 2019.

As of December 31, 2019, our total assets increased by 3% to ~~W~~92,254 billion from ~~W~~89,799 billion as of December 31, 2018, primarily due to a 2% increase in loans at amortized cost to ~~W~~71,577 billion as of December 31, 2019 from ~~W~~70,200 billion as of December 31, 2018.

As of December 31, 2019, our total liabilities increased by 3% to ~~W~~78,562 billion from ~~W~~76,317 billion as of December 31, 2018, primarily due to a 39% increase in borrowings to ~~W~~6,796 billion as of December 31, 2019 from ~~W~~4,893 billion as of December 31, 2018.

As of December 31, 2019, our total shareholders’ equity increased by 2% to ~~W~~13,692 billion from ~~W~~13,483 billion as of December 31, 2018, primarily due to an increase in retained earnings.

Operations

Loan Operations

Our primary objective since our establishment has been to promote the export and competitiveness of Korean goods and services in international markets. To this end, we have introduced various financing facilities and implemented lending policies that are responsive to the needs of Korean exporters and foreign importers. Over the years, we have also developed financing facilities and lending policies that are consistent with the Government’s overall economic policies. In the latter part of the 1980s, as a result of changing trade conditions and the increased internationalization of the Korean economy, overseas investment credits and import credits were promoted and began to constitute an important portion of our business. Our lending programs include (1) export credits to Korean exporters or foreign buyers of Korean goods and services, (2) overseas investment credits to Korean firms and (3) import credits to Korean importers.

Before approving a credit, we consider:

•	economic benefits to the Republic;

•	the industry’s rank in the order of priorities established by the Government’s export-import policy;

•	credit risk associated with the loans to be extended; and

•	the goal of diversifying our lending activities.

The KEXIM Act and the By-laws provide that we may extend credit only where repayment “is considered probable.” Accordingly, we carefully investigate the financial position of each prospective borrower and the technical and financial aspects of the project to be financed, and a loan is made only if we believe there is reasonable assurance of repayment. See “—Credit Policies, Credit Approval and Risk Management—Credit Approval.”

In 2020, we provided Loans of ~~W~~63,836 billion, an increase of 24 % from the previous year, and our commitments of Loans amounted to ~~W~~65,427 billion, an increase of 24 % from the previous year. The increases in disbursements and commitments for Loans was primarily attributable to increased demand from the automobile and industrial plant-related industries.

The following table sets out the total amounts of our outstanding Loan Credits, categorized by type of credit:

	As of December 31,						As % of 2020 Total
	2018		2019		2020
	(billions of Won)
Export Credits
Industrial Plants	~~W~~	15,416	~~W~~	15,824	~~W~~	14,270	18.7%
Shipbuilding		10,036		9,471		8,475	11.1%
Ferrous & nonferrous metal products		1,683		1,847		2,210	2.9%
Petrochemical products		1,562		1,613		1,981	2.6%
Automobiles		1,797		1,802		2,560	3.4%
Electronic machineries		2,280		2,245		2,688	3.5%
Others(1)		5,750		5,316		6,302	8.3%

Sub-total		38,525		38,118		38,487	50.5%

Overseas Investment Credits		26,442		27,546		28,617	37.5%
Import Credits		4,653		5,030		5,332	7.0%
Others(2)		2,496		3,427		3,845	5.0%
Present Value Premium/Discount		4		23		7	0.0%

Total Loan Credits	~~W~~	72,120	~~W~~	74,144	~~W~~	76,288	100%

(1)	Includes general machinery, service sector, etc.
(2)	Includes call loans, loans for Inter-bank loans in foreign currency, advances for customers, etc.

Source: Internal accounting records

The following table sets out our new loan commitments, categorized by type of credit:

New Loan Credit Commitments by Type of Credit

	As of December 31,						As % of 2020 Total
	2018		2019		2020
	(billions of Won)
Export Credits
Industrial Plants	~~W~~	4,378	~~W~~	2,381	~~W~~	4,406	7%
Shipbuilding		4,615		5,792		6,094	9%
Ferrous & nonferrous metal products		1,292		1,786		2,826	4%
Petrochemical products		3,455		4,414		5,490	8%
Automobiles		2,418		2,454		5,066	8%
Electronic machineries		2,152		2,513		4,125	6%
Others(1)		8,849		8,823		9,540	15%

Sub-total		27,159		28,163		37,547	57%

Overseas Investment Credits		13,666		15,093		18,837	29%
Import Credits		7,598		8,883		9,043	14%
Others		—		495		—	—

Total	~~W~~	48,423	~~W~~	52,635		65,427	100%

(1)	Includes general machinery, service sector, etc.

Source: Internal accounting records

Export Credits

We offer export credits to either domestic suppliers or foreign buyers to finance export transactions.

Export Credits to domestic suppliers include:

•	export loans to Korean exporters that export capital goods such as ships, industrial plants and machinery;

•	pre-shipment credit to Korean exporters or manufacturers producing export products;

•	technical service credit to Korean companies that export technical services abroad, including overseas construction projects;

•	short-term trade financing to Korean exporters that manufacture export goods under short-term export contracts;

•	small business export credit to small and medium-sized enterprises that manufacture export goods or supply materials needed by their primary exporters;

•	rediscount on trade bills to domestic commercial banks for exporters;

•	forfaiting to Korean exporters by discounting trade bills under the usance line of credit from export transactions on a non-recourse basis; and

•	export factoring to Korean exporters by discounting trade receivables that occurs from open account export transactions on credit on a non-recourse basis.

Export credits to foreign buyers include:

•	direct loans to foreign buyers that purchase Korean goods and services;

•

project finance to foreign companies that intend to import industrial plants, facilities and technical services from Korea for large-scale projects, of which the cash flows from such projects are the main source for repayment;

•	structured finance to foreign shipping companies that purchase ships from Korean shipyards, of which the repayment usually depends on the cash flows generated by the operation of ships; and

•	interbank export loans to creditworthy banks in foreign countries to help foreign buyers obtain credit for the purchase of goods and services of Korean origin.

As of December 31, 2020, export credits in the amount of ~~W~~38,487 billion represented 51% of our total outstanding Loan Credits. Our disbursements of export credits in 2020 amounted to ~~W~~37,600 billion, an increase of 29% from the previous year, primarily due to increased demand from the automobile industry. Our commitments of export credits in 2020 amounted to ~~W~~37,547 billion, an increase of 33% from the previous year.

We offer export credits to Korean companies in order to provide them with the funds required for the manufacture or construction of capital and non-capital goods and readying of technical services designated in our operating manual for export. Capital goods eligible for export credit financings currently include ships, industrial plants, industrial machinery and overseas construction projects. With respect to eligible items supported by our export credits, ships as well as industrial plants have traditionally had some of the largest shares of our export credit operations.

We offer export loans and technical service credits to domestic suppliers at fixed (no less than the Commercial Interest Reference Rate under the OECD Arrangement (as defined below)) or floating rates of interest with maturities of up to 12 years for ships and maturities of varying terms, from two to 18 years, for financings of other eligible items. We typically require a minimum down payment of 20% of the contract amount for ship export financings and a minimum down payment of 15% for financings of other eligible items. When the credit rating of a prospective borrower does not meet our internal rating criteria, these export credits are secured by promissory notes issued in connection with the relevant transaction, or letters of guarantees or letters of credit issued or confirmed by a creditworthy international bank or the importer’s government or central bank. Other terms and conditions under such export credit facilities must be in accordance with the Arrangement on Guidelines for Officially Supported Export Credits by the Organization for Economic Cooperation and Development, or the OECD Arrangement. We offer direct loans to foreign buyers, project finance to project companies and structured finance for ships to foreign shipping companies under similar terms and conditions as export credit financings to domestic suppliers. We offer interbank export loans to overseas banks to facilitate imports by foreign importers of Korean manufactured goods. Interbank export loans are offered at fixed or floating rates of interest with maturities of up to ten years.

Overseas Investment Credits

We extend overseas investment credits to either Korean companies or foreign companies in which a Korean company has an equity share, to finance investments in eligible overseas businesses and projects. Such financing programs include:

•	overseas investment credit to Korean companies that invest abroad in the form of capital subscription, acquisition of stocks and long-term credit;

•	overseas project credit to Korean companies or their overseas subsidiaries engaging in businesses outside Korea;

•	major resources development credit to Korean companies for development of natural resources and acquisition of mining rights abroad; and

•	overseas business credit to foreign companies in which Korean companies have an equity stake, in the form of funds for purchasing equipment or working capital.

As of December 31, 2020, overseas investment credits amounted to ~~W~~28,617 billion, representing 38% of our total outstanding Loan Credits. Our commitments of overseas investment credits in 2020 amounted to ~~W~~18,837 billion, an increase of 25% from the previous year. Our disbursements of overseas investment credits in 2020 amounted to ~~W~~17,328 billion, an increase of 27% from the previous year. The increases in new commitments and disbursements for overseas investment credits were primarily due to increased demand in overseas investment and project credits.

Proposals for overseas investment credits to finance the acquisition of important materials or the development of natural resources for the Korean economy, as determined by the Government, are given priority, together with projects that promote the export of Korean goods and services. As a result, projects financed by our overseas investment credit program have been mainly in the fields of manufacturing or development of natural resources.

We offer overseas investment credits at either fixed or floating rates of interest with maturities up to 30 years. Such facilities may require security in the form of a bank guarantee, pledge or mortgage on the borrower’s local assets. Depending upon the size of the borrower, we will provide up to 100% of the financing required for the overseas investment project.

Import Credits

We offer import credits to Korean companies that directly import essential materials, natural resources and high-technology materials whose stable and timely supply is required for the national economy, or to Korean companies that import such items after developing them overseas. Import credits are extended for importation of eligible items, including nuclear fuels, aircraft, mineral ores, crude oil, lumber, wood pulp, grains, cotton, sugar, and equipment and machinery for research and development, and for use in advanced technological industries.

As of December 31, 2020, import credits in the amount of ~~W~~5,332 billion represented 7% of our total outstanding Loan Credits. Disbursements and new commitments of import credits amounted to ~~W~~8,908 billion and ~~W~~9,043 billion, respectively, in 2020, an increase of 2% and 2%, respectively, from the previous year, primarily due to an increase in demand for financing for raw materials used for export and domestic consumption.

We offer import credits at either fixed or floating rates of interest with maturities up to ten years for equipment and machinery and shorter maturities of up to two years for other items, which may require security in the form of a bank guarantee, pledge or mortgage on the borrower’s local assets. We generally provide up to 80% of the import contract amount, but provide up to 90% of the import contract amount in the case of small and medium-sized enterprises and up to 100% for transactions with a letter of credit opened by a bank.

Guarantee Operations

We provide guarantees in favor of Korean commercial banks and foreign banks or foreign importers in respect of the obligations of Korean exporters in order to facilitate export and import financings. Such guarantee programs for Korean exporters and importers include (1) financial guarantees to co-financing banks that provide loans for transactions that satisfy our eligibility requirements and (2) project-related guarantees to foreign importers for the performance of Korean exporters on eligible projects in the form of bid bonds, advance payment bonds, performance bonds and retention bonds. Guarantee commitments as of December 31, 2020 decreased to ~~W~~34,703 billion from ~~W~~38,121 billion as of December 31, 2019. Guarantees we had confirmed as of December 31, 2020 decreased to ~~W~~27,961 billion from ~~W~~32,276 billion as of December 31, 2019.

We mainly issue project-related guarantees, which include:

•

advance payment guarantees that are issued to overseas importers of Korean goods and services to support obligations to refund down payments made to Korean exporters in the event of a failure to deliver the goods to be exported; and

•	performance guarantees that are issued to foreign importers to support the performance by Korean exporters of their contractual obligations.

In 2020, we issued project-related confirmed guarantees in the amount of ~~W~~5,573 billion, an increase of 1% from the previous year.

We also issue letters of credit to foreign exporters to assist in the financing of projects approved in connection with import credit loans, and to Korean exporters to assist in the financing of projects approved in connection with export credit loans.

For further information regarding our guarantee and letter of credit operations, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2020 and 2019—Note 36.”

Government Account Operations

Economic Development Cooperation Fund

In 1987, the Government established the Economic Development Cooperation Fund, or the EDCF, to provide loans, at concessional interest rates, to governments or agencies of developing countries for projects that contribute to industrial development or economic stabilization of such countries. We administer the EDCF on behalf of the Government and are responsible for project appraisal, documentation and administrative work relating to the EDCF Loans. The EDCF business accounts are maintained separately from our own account on behalf of the Government, and we derive no separate income or expenditures from our operation of the EDCF business. Government contributions constitute the primary funding source of the EDCF. Loan disbursements by the EDCF in 2020 amounted to ~~W~~902 billion for 94 projects in 31 countries, a decrease of 14% from the previous year. As of December 31, 2020, the total outstanding loans extended by the EDCF was ~~W~~8,617 billion, an increase of 9% from the previous year.

Inter-Korea Cooperation Fund

In 1991, the Government established the Inter-Korea Cooperation Fund, or the IKCF, to promote mutual exchanges and cooperation between the Republic and North Korea by engaging in funding and financing activities to support family reunions, cultural events, academic seminars, trade and economic cooperation between the two countries. We administer the IKCF under the initiative and policy coordination of the Ministry of Unification. The IKCF accounts are maintained separately from our own account on behalf of the Government. Government contributions are the major funding source of the IKCF. The IKCF disbursements during 2020 amounted to ~~W~~44 billion for 51 projects, and cumulative total disbursements as of December 31, 2020 were ~~W~~7,076 billion, an increase of 1% from ~~W~~7,032 billion as of December 31, 2019.

Other Operations

We engage in various other activities related to our financing activities.

Activities in which we currently engage include:

•

country information services performed by the Overseas Economic Research Institute, which conducts country studies and country risk evaluation to assist in the efficient utilization of our financial resources;

•

export credit advisory services, which are aimed at bringing about a larger share of overseas bidding by giving Korean exporters a wide range of knowledge on the country, industry, market and financial situation of the importing country in the early stage of the tendering process or contract negotiations;

•	consulting services by in-house professionals including lawyers, accountants and regional experts who consult on international transactions; and

•	management of Korea’s foreign direct investment database.

Description of Assets and Liabilities

Total Credit Exposure

We extend credits to support export and import transactions, overseas investment projects and other relevant products in various forms including loans and guarantees.

The following table sets out our Credit Exposure as of December 31, 2018, 2019 and 2020, categorized by type of exposure extended:

		As of December 31,
		2018			2019			2020
		(billions of Won, except for percentages)
A	Loans in Won	~~W~~	16,837	16%	~~W~~	18,568	18%	~~W~~	23,643	23%
B	Loans in Foreign Currencies		51,861	49		51,338	49		46,840	46
C	Loans (A+B)		68,698	65		69,906	67		70,483	69
D	Other Loans		3,422	3		4,238	4		5,805	6
E	Loan Credits (C+D)		72,120	68		74,144	71		76,288	75
F	Allowances for Loan Losses		(1,554)	(1)		(2,176)	(2)		(2,501)	(2)
G	Loan Credits including allowance for loan losses (E-F)		70,566	67		71,968	69		73,787	73
H	Guarantees		34,795	33		32,276	31		27,961	27
I	Credit Exposure (G+H)		105,361	100		104,244	100		101,748	100

Loan Credits by Geographic Area

The following table sets out the total amount of our outstanding Loan Credits as of December 31, 2018, 2019 and 2020, categorized by geographic area(1):

	As of December 31,(1)						As % of 2020 Total
	2018		2019		2020
	(billions of Won)
Asia(2)	~~W~~	56,209	~~W~~	57,575	~~W~~	60,933	80%
Europe		5,630		6,064		6,606	9
America		7,757		7,850		6,648	9
Africa		2,524		2,656		2,101	3

Total	~~W~~	72,120	~~W~~	74,144	~~W~~	76,288	100%

(1)

For purposes of this table, export credits have been allocated to the geographic areas in which the foreign buyers of Korean exports are located; overseas investment credits have been allocated to the geographic areas in which the overseas investments being financed are located; and import credits have been allocated to the geographic areas in which the sellers of the imported goods are located.

(2)	Includes Australia.

Source: Internal accounting records

Economic Sanctions

The U.S. government, including the U.S. Department of the Treasury’s Office of Foreign Assets Control, or OFAC, administers and enforces certain laws and regulations, or U.S. direct sanctions, that impose restrictions regarding dealings with or related to certain countries and territories, governments, entities and individuals, including Iran, that have a connection to U.S. jurisdiction. Even though non-U.S. persons generally are not always directly bound to comply with U.S. direct sanctions, non-U.S. persons can be held liable for violations of U.S. direct sanctions to the extent a transaction involves actions within U.S. jurisdiction, such as obtaining U.S. goods, services or technology, or involving U.S. parties, for the benefit of sanctioned persons or making U.S. dollar payments that clear through the U.S. financial system. Violations of U.S. direct sanctions can result in substantial civil or criminal penalties. In addition to U.S. direct sanctions, the United States maintains numerous secondary sanction programs that provide authority for the imposition of U.S. sanctions on foreign parties that engage in certain dealings relating to Iran and other U.S. sanctions targets regardless of whether there is a nexus to the United States. These secondary sanction programs are highly discretionary and may be strongly influenced by political considerations. Non-U.S. persons that engage in sanctionable activities are potentially subject to a number of secondary sanctions, including, among other things, the blocking of any property subject to U.S. jurisdiction in which the sanctioned company has an interest, which would include a prohibition on transactions or dealings within U.S. jurisdiction involving securities of the sanctioned company. Financial institutions engaging in targeted activity could in some instances be sanctioned by termination or restriction of their ability to maintain correspondent accounts in the United States. The imposition of sanctions against foreign financial institutions pursuant to U.S. secondary sanctions is not automatic, requiring further action by the U.S. administration.

We engage in business related to Iran, including transactions involving as counterparties Iranian banks that may be U.S. sanctions targets, including as a result of being indirectly owned or controlled by the Iranian government. The U.S. State Department has designated Iran as a state sponsor of terrorism, and U.S. law generally prohibits U.S. persons from doing business in Iran. We believe our activities with respect to Iran have not involved any U.S. person in either a managerial or operational role, or any other nexus to U.S. jurisdiction, and such activities have been subject to policies and procedures designed to ensure compliance with applicable Korean laws and regulations.

Our business related to Iran consists solely of extensions of credit and financing provided in connection with exports of Korean goods and services to Iran and our disbursements of Iran-related credits are made directly to Korean suppliers or exporters. Such activities have involved export-related credits to finance the export contracts of Korean exporters supplying goods and services to Iranian companies. None of these transactions was conducted in the U.S. dollar or involved U.S.-origin goods or services or any other nexus to U.S. jurisdiction. We did not have any Loans to Iran as of December 31, 2018, 2019 and 2020. Our total operating revenues from transactions with Iran in 2018, 2019 and 2020 represented 0.1%, 0.0% and 0.0% of our total operating revenues, respectively.

The political and legal environment surrounding transactions with Iran is unstable, and the U.S. government in recent years has engaged in a strategy of applying “maximum pressure” to dealings with Iran and rapidly expanded the scope of secondary sanctions. Given the broad discretion U.S. authorities have in interpreting and enforcing sanctions, there can be no assurances that adverse actions will not be taken against us in response to our activities. For example, our business and reputation could be adversely affected if the U.S. government were to determine that our activities relating to Iran violate U.S. direct sanctions or involve sanctionable activity under U.S. secondary sanctions, or if any other government were to determine that our activities violate applicable sanctions of other countries. Any prohibition or conditions placed on our use of U.S. correspondent accounts could effectively eliminate our access to the U.S. financial system, including U.S. dollar clearing transactions, which would adversely affect our business, and any other sanctions or civil or criminal penalties imposed could also adversely affect our business. It is also possible that the United States or other jurisdictions could impose broader sanctions relating to Iran or other countries in the future and that such sanctions could have a material impact on our business activities.

Furthermore, we are aware, through press reports and other means, of initiatives by certain governmental entities and institutions in the United States, such as universities and pension funds, to adopt laws, regulations or policies prohibiting transactions with or investment in, or requiring divestment from, entities doing business with certain sanctioned countries, including Iran. It is possible that such initiatives may result in our being unable to gain or retain entities subject to such prohibitions as customers or as investors in our debt securities. In addition, our reputation may suffer due to our association with Iran. Such a result could have significant adverse effects on our business or the price of our debt securities.

Individual Exposure

The KEXIM Decree imposes limits on our aggregate credits extended to a single person or business group, with which requirements we are in compliance with as of the date hereof. However, our large exposure to various business groups in Korea means that we are also exposed to financial difficulties experienced by our borrowers as a result of, among other things, adverse economic conditions in Korea and globally. For example, the impact of the ongoing outbreak of a global pandemic caused by a new strain of coronavirus, or COVID-19, on the Korean economy could disrupt the business, activities and operations of many of our borrowers, including large business groups, which in turn could have an adverse impact on the ability of our borrowers to meet existing payment or other obligations to us. See “The Republic of Korea—The Economy—Worldwide Economic and Financial Difficulties.” A continued deterioration in the financial condition of our borrowers could result in a deterioration in the quality of our loan portfolio, which in turn could result in an increase in delinquency ratios, increased charge-offs and higher provisioning, as well as an increase in impairment losses on such loans, which could have a material adverse impact on our business, financial condition or results of operations.

As of December 31, 2020, our largest Credit Exposure was to Samsung Heavy Industries Co., Ltd. in the amount of ~~W~~3,515 billion. As of December 31, 2020, our second largest and third largest Credit Exposures, respectively, were to DSME in the amount of ~~W~~3,322 billion and to Doosan Heavy Industries Co., Ltd. in the amount of ~~W~~2,423 billion.

The following table sets out our five largest Credit Exposures as of December 31, 2020(1):

Rank	Name of Borrower	Loan Credits	Guarantees	Total
		(billions of Won)
1	Samsung Heavy Industries Co., Ltd.	~~W~~1,770	~~W~~1,745	~~W~~3,515
2	Daewoo Shipbuilding & Marine Engineering Co., Ltd.	527	2,795	3,322
3	Doosan Heavy Industries Co., Ltd.	2,053	371	2,423
4	Hyundai Heavy Industries Co., Ltd.	589	1,387	1,975
5	SK hynix Inc.	1,688	0	1,688

(1)	Excludes loans and guarantees extended to affiliates.

Source: Internal accounting records.

In recent years, DSME, one of the largest shipbuilding and offshore construction companies in Korea, suffered from financial difficulties primarily due to significant losses incurred in connection with the construction of offshore plants resulting from a prolonged slowdown in the global shipbuilding industry. In October 2015, we announced that we, along with The Korea Development Bank, plan to provide financial support to DSME, including provision of liquidity support of up to ~~W~~4.2 trillion. In December 2016, in a bid to improve DSME’s capital structure, we exchanged a term loan in the amount of ~~W~~1 trillion provided by us to DSME for perpetual bonds newly issued by DSME, while The Korea Development Bank engaged in debt-for-equity swaps amounting to ~~W~~1.8 trillion. In March 2017, we and The Korea Development Bank announced a second joint plan to provide an additional ~~W~~2.9 trillion in financial support to DSME, which was approved by the other creditors in April 2017. Based on such plan, we exchanged a term loan in the amount of ~~W~~1.28 trillion provided by us to DSME for perpetual bonds issued by DSME and The Korea Development Bank provided additional debt-to-equity swaps of ~~W~~0.3 trillion in June 2017. Other creditors also provided debt-to-equity swaps for up to 80% of their debt with DSME and rescheduled the maturities of the remainder. In March 2019, The Korea Development Bank and Hyundai Heavy Industries Co., Ltd., or HHI, entered into a conditional agreement under which HHI would purchase a controlling stake in DSME from The Korea Development Bank. Pursuant to such agreement, HHI established Korea Shipbuilding & Offshore Engineering Co., Ltd., or KSOE, a sub-holding company in control of HHI’s shipbuilding business, to which The Korea Development Bank is expected to transfer all of its shares of common stock in DSME in return for an equity stake in KSOE. The completion of this transaction is currently pending subject to various conditions, including due diligence and approval from the anti-trust authorities of the European Union and applicable countries. We expect that our exposure to DSME will not change as a result of such transaction between The Korea Development Bank and HHI.

In addition, we have Credit Exposures to a number of financially troubled Korean companies including STX Offshore & Shipbuilding and Sungdong Shipbuilding & Marine Engineering Co., Ltd. STX Offshore & Shipbuilding, which had filed for court receivership in June 2016 and executed debt-for-equity swaps with their creditors (including us), exited court receivership in July 2017. In November 2020, a consortium comprised of KH Investment and United Asset Management Company was selected as the preferred bidder in connection with the acquisition of a controlling interest in STX Offshore & Shipbuilding. Sungdong Shipbuilding & Marine Engineering, which had been in voluntary out-of-court debt restructuring since 2010, filed for court receivership in March 2018. In March 2020, a consortium led by HSG Heavy Industries Co., Ltd. and Curious Partners Investment, or the HSG-Curious Consortium, acquired all shares of common stock in Sungdong Shipbuilding & Marine Engineering for ~~W~~200 billion. In May 2020, Sungdong Shipbuilding & Marine Engineering exited court receivership. As of December 31, 2020, our Credit Exposure to STX Offshore & Shipbuilding and Sungdong Shipbuilding & Marine Engineering amounted to ~~W~~65 billion and none, respectively.

Asset Quality

The Supervisory Regulation of Banking Business, or the Supervisory Regulation, legislated by the Financial Services Commission requires banks, including us, to analyze and classify their credits into one of five categories as normal, precautionary, substandard, doubtful or estimated loss by taking into account borrowers’ repayment capacity as well as a number of other factors including the financial position, profitability, transaction history of the relevant borrower and the value of any collateral or guarantee taken as security for the extension of credit. Categorizations are applied to all loans except call loans and interbank loans, which are classified as normal. Credit categorizations are as follows:

Normal	Credits extended to customers which, in consideration of their business and operations, financial conditions and future cash flows, do not raise concerns regarding their ability to repay the credits.

Precautionary	Credits extended to customers (1) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have potential risks with respect to their ability to repay the credits in the future, although there have not occurred any immediate risks of default in repayment; or (2) which are in arrears for one month or more but less than three months.

Substandard	(1) Credits extended to customers, which in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred considerable risks for default in repayment as the customers’ ability to repay has deteriorated; or (2) that portion which is expected to be collected of total credits (a) extended to customers which have been in arrears for three months or more, (b) extended to customers which are judged to have incurred serious risks due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses or (c) of “Doubtful Customers” or “Estimated-loss Customers” (each as defined below).

Doubtful	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers, or Doubtful Customers, which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred serious risks of default in repayment due to noticeable deterioration in their ability to repay; or (2) customers which have been in arrears for three months or more but less than twelve months.

Estimated Loss	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers, or Estimated-loss Customers, which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have to be accounted as a loss as the inability to repay became certain due to serious deterioration in their ability to repay; (2) customers which have been in arrears for twelve months or more; or (3) customers which are judged to have incurred serious risks of default in repayment due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses.

Under K-IFRS, we establish provisions for credit losses with respect to loans using either a case-by-case or collective approach. We assess individually significant loans on a case-by-case basis and other loans on a collective basis. In addition, if we determine that no objective evidence of impairment exists for a loan, it includes such loan in a group of loans with similar credit risk characteristics and assesses them collectively for impairment regardless of whether such loan is significant. If there is objective evidence that an impairment loss has been incurred for individually significant loans, the amount of the loss is measured as the difference between the financial asset’s carrying amount and the present value of the estimated future cash flows discounted at such asset’s original effective interest rate. Future cash flows are estimated through a case-by-case analysis of individually assessed assets, which takes into account the benefit of any guarantee or other collateral held. The value and timing of future cash flow receipts are based on available estimates in conjunction with facts available at the time of review and reassessed on a periodic basis as new information becomes available. For collectively assessed loans, we base the level of provisions for credit losses on a portfolio basis in light of the homogenous nature of the assets included in each portfolio. The provisions are determined based on a quantitative review of the relevant portfolio, taking into account such factors as the level of arrears, the value of any security, and historical and projected cash recovery trends over the recovery period. For more detailed information regarding our loan loss provisioning policy, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2020 and 2019—Note 3(7).”

Asset Classifications

The following table provides information on our loan loss reserves:

	As of December 31, 2018				As of December 31, 2019				As of December 31, 2020
	Loan Amount(1)		Loan Loss Reserve(2)(3)		Loan Amount(1)		Loan Loss Reserve(2)(3)		Loan Amount(1)		Loan Loss Reserve(2)(3)
	(billions of Won)
Normal	~~W~~	117,870	~~W~~	844	~~W~~	119,954	~~W~~	556	~~W~~	122,165	~~W~~	1,006
Precautionary		7,622		900		8,353		1,277		9,367		1,270
Sub-standard		529		48		299		32		102		58
Doubtful		845		523		1,169		758		1,099		920
Estimated Loss		383		321		440		414		429		313

Total	~~W~~	127,248	~~W~~	2,636	~~W~~	130,215	~~W~~	3,038	~~W~~	133,162	~~W~~	3,568

(1)

These figures include loans (excluding interbank loans and call loans), domestic usance bills, bills bought, notes bought, advances for customers, confirmed and unconfirmed acceptances and guarantees and unused loan commitments, among others.

(2)	Consists of (i) allowance for loan losses, (ii) provisions for confirmed and unconfirmed acceptances and guarantees and (iii) certain financial guarantee contract liabilities.
(3)	These figures include present value discount.

Reserves for Credit Losses

Non-performing assets, or NPAs, are defined as assets that are classified as substandard or below.

The following table sets out our 10 largest non-performing assets as of December 31, 2020:

Borrower	Loans		Guarantees		Total
	(billions of Won)
Daesun Shipbuilding & Engineering Co., Ltd.	~~W~~	522	~~W~~	65	~~W~~	587
SEADRILL JUPITER LTD.		60		49		109
SEADRILL SATURN LTD.		60		49		109
SEADRILL NEPTUNE HUNGARY KFT		60		49		109
SEADRILL TELLUS LTD.		81		—		81
STX Offshore & Shipbuilding Co., Ltd.		55		8		63
DAT PACIFIC2 MARITIME S.A.		46		—		46
DAT PACIFIC1 MARITIME S.A.		45		—		45
RECAUDO BOGOTA S.A.S.		39		—		39
DAT PACIFIC ETERNITY S.A.		34		—		34

Total	~~W~~	1,002	~~W~~	220	~~W~~	1,222

In the early 1990s, at the direction of the Government, we extended a commodity loan in the aggregate amount of US$466 million to Vnesheconombank, the Bank for Foreign Economic Affairs of the former Soviet Union, which was guaranteed by the government of the former Soviet Union, as part of the Government’s policy to enhance economic cooperation between the two countries. Since the dissolution of the Soviet Union, the Government had been negotiating repayment terms with the government of the Russian Federation, which agreed to assume the guarantee of the former Soviet Union in respect of the obligations of Vnesheconombank under such loan. In 1995, the two governments came to an agreement on a repayment schedule in respect of approximately half of the loan. Since the agreement was made, US$229 million of the principal was repaid.

In June 2003, the two governments reached an agreement as to the rescheduling of the remaining portion of the loan and the change of the borrower from Vnesheconombank to the government of the Russian Federation. As a result, in September 2003, we upgraded the classification of the outstanding ~~W~~258 billion (including accrued and unpaid interest) of our exposure to the government of the Russian Federation from estimated loss to doubtful in terms of asset quality and established a 70% provisioning level for that credit exposure. In June 2004, we further upgraded the classification of our exposure to the government of the Russian Federation from doubtful to precautionary in terms of asset quality, following the continued repayment of the loan by the government of the Russian Federation in accordance with the agreed payment schedule. As of December 31, 2020, our exposure to the government of the Russian Federation amounted to ~~W~~58 billion and we established a 0.2% provisioning level for that credit exposure.

We cannot provide any assurance that our current level of exposure to non-performing assets will continue in the future or that any of its borrowers (including its largest borrowers as described above) is not currently facing, or in the future will not face, material financial difficulties.

As of December 31, 2020, the amount of our non-performing assets was ~~W~~1,631 billion, a decrease of 15% from ~~W~~1,908 billion as of December 31, 2019. As of December 31, 2020, our non-performing asset ratio was 1.2%, compared to 1.5% as of December 31, 2019.

The following table sets forth our reserves for possible credit losses as of December 31, 2018, 2019 and 2020:

	As of December 31,
	2018		2019		2020
	(billions of Won, except for percentages)
Loan Loss Reserve (A)(1)	~~W~~	2,636	~~W~~	3,038	~~W~~	3,568
NPA (B)(2)		1,757		1,908		1,631
Total Shareholders’ Equity (C)		13,483		13,692		14,469
Reserve to NPA (A/B)		150%		159%		219%
Equity at Risk (B-A)/C		—		—		—

(1)	Consists of allowance for loan losses and provisions for confirmed acceptances and guarantees, excluding the regulatory reserve for loans and guarantees.
(2)	Non-performing assets, which are defined as assets that are classified as substandard or below.

Source: Internal accounting records

The following table sets forth our actual loan loss reserve ratios as of December 31, 2018, 2019 and 2020:

Classification of Loans	Actual Reserve Coverage (as of December 31, 2018)	Actual Reserve Coverage (as of December 31, 2019)	Actual Reserve Coverage (as of December 31, 2020)
Normal	0.9%	0.5%	0.8%
Precautionary	21.4%	15.3%	13.6%
Substandard	9.6%	10.8%	57.2%
Doubtful	76.6%	64.8%	83.7%
Estimated Loss	91.4%	94.2%	73.0%

Investments

Under the KEXIM Decree, we are not allowed to hold stocks or securities of more than three years’ maturity in excess of 60% of our equity capital. However, investment in the following securities is not subject to this restriction:

•	Government bonds;

•	BOK currency stabilization bonds;

•	securities acquired via contributions by the Government; and

•	securities acquired through investment approved by the Minister of Economy and Finance, for research related to our operations, for our financing or pursuant to Korean statutes.

As of December 31, 2020, our total investment in securities amounted to ~~W~~12,962 billion, representing 13% of our total assets. Our securities portfolio consists primarily of financial assets at fair value through other comprehensive income, or FVOCI. Financial assets at FVOCI mainly consist of marketable securities (including equity securities in Industrial Bank of Korea which was recapitalized by the Government through us) and non-marketable securities (including equity securities in Korea Expressway Corporation and Korea Land & Housing Corporation). In 2017, we sold 2,199,936 shares of common stock of STX Heavy Industries, which represented all of our holdings of common stock in the company, for ~~W~~19 billion. In 2019 and 2020, we sold all of our holdings of common stock in Dongbu Steel Co., Ltd., which amounted to an aggregate of 956,058 shares of common stock, for a total of ~~W~~9 billion.

The following table sets out the composition of our securities as of December 31, 2018, 2019 and 2020:

	As of December 31, 2018			As of December 31, 2019			As of December 31, 2020
Type of Investment Securities	Amount		%	Amount		%	Amount		%
	(billions of Won, except for percentages)
Financial Assets at FVOCI	~~W~~	8,629	76%	~~W~~	8,729	79%	~~W~~	10,537	81%
Financial Assets at Amortized Cost		216	2		584	5		506	4
Investments in Associates and Subsidiaries		2,511	22		1,785	16		1,919	15

Total	~~W~~	11,356	100%	~~W~~	11,099	100%	~~W~~	12,962	100%

For further information relating to the classification guidelines and methods of valuation of our financial instruments (including securities), see “—Financial Statements and the Auditors—Notes to separate financial statements and of and for the years ended December 31, 2020 and 2019—Notes 3 and 5.”

Guarantees and Acceptances and Contingent Liabilities

We have credit risk factors that are not reflected on the balance sheet, which include risks associated with guarantees and acceptances. Guarantees and acceptances do not appear on the balance sheet, but rather are recorded as an off-balance sheet item in the notes to the financial statements. Guarantees and acceptances include financial guarantees, project-related guarantees, such as bid bond, advance payment bond, performance bond or retention bond, and acceptances and advances relating to trade financings such as letters of credit or import freight. Contingent liabilities, for which the guaranteed amounts were not finalized, appear as unconfirmed guarantees and acceptance items in the notes to the financial statements as off-balance sheet items.

As of December 31, 2020, we had issued a total amount of ~~W~~27,961 billion in confirmed guarantees and acceptances, of which ~~W~~24,561 billion, representing 88% of the total amount, was classified as normal, ~~W~~3,171 billion, representing 11% of the total amount, was classified as precautionary, and ~~W~~229 billion, representing 1% of the total amount, was classified as substandard or below.

Derivatives

The objective in our strategy and policies on derivatives is to actively manage and minimize our foreign exchange and interest rate risks. It is our policy to hedge all currency and interest rate risks wherever possible (taking into consideration the cost of hedging). We use various hedging instruments, including foreign exchange forwards and options, interest rate swaps, and cross currency swaps.

Under our internal trading rules that have been submitted to the Financial Supervisory Service, our policy is to engage in derivative transactions mainly for hedging our own position. As part of our total exposure management system, we monitor our exposure to derivatives and may make real-time inquiries, which enables our Risk Management Department to check our exposure on a regular basis. Under the guidelines set by the Financial Supervisory Service, we are required to submit reports on our derivatives exposure to the Financial Supervisory Service on a quarterly basis. As a measure to reduce the risk of intentional manipulation or error, we have separated responsibility for different functions such as initiation, authorization, approval, recording, monitoring and reporting to the Financial Supervisory Service. The Risk Management Department conducts regular reviews of derivative transactions to monitor any breach of compliance with the relevant regulatory requirements.

As of December 31, 2020, our outstanding loans made at floating rates of interest totaled ~~W~~49,224 billion, whereas our outstanding borrowings made at floating rates of interest totaled ~~W~~51,984 billion, including those raised in Australian Dollar, Euro, British Pound, and Brazil Real and swapped into U.S. dollar floating rate borrowings. As a result, we are exposed to possible interest rate risks to the extent that the amount of our borrowings made at floating rates of interest exceeds the amount of our loans made at floating rates of interest. Foreign exchange risk arises because a majority of our assets and liabilities are denominated in non-Won currencies. In order to match our currency and interest rate structure, we generally enter into swap transactions.

The following table shows the unsettled notional amounts and estimated fair values of derivatives we held as of the dates indicated.

	As of December 31,
	2018						2019						2020
	Unsettled Notional Amount		Fair Value of Assets		Fair Value of Liabilities		Unsettled Notional Amount		Fair Value of Assets		Fair Value of Liabilities		Unsettled Notional Amount		Fair Value of Assets		Fair Value of Liabilities
	(billions of Won)
Currency forwards	~~W~~	5,349	~~W~~	49	~~W~~	56	~~W~~	5,816	~~W~~	53	~~W~~	88	~~W~~	5,111	~~W~~	96	~~W~~	157
Currency swaps		29,145		392		1,597		29,435		339		1,038		27,596		1,249		722
Interest rate swaps		40,969		471		881		40,361		696		359		39,330		1,166		291

Total	~~W~~	75,463	~~W~~	912	~~W~~	2,534	~~W~~	75,612	~~W~~	1,088	~~W~~	1,485	~~W~~	72,037	~~W~~	2,511	~~W~~	1,170

As of December 31, 2020, we had entered into 481 currency related derivative contracts with a notional amount of ~~W~~32,707 billion and had entered into 395 interest rate related derivative contracts with a notional amount of ~~W~~39,330 billion. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2020 and 2019—Note 20.”

Sources of Funding

We obtain funds primarily through borrowings from the issuance of bonds in both domestic and international capital markets, borrowings from domestic and foreign financial institutions, capital contributions and internally generated funds. Internally generated funds result from various activities we carried on and include principal and interest payments on our loans, fees from guarantee operations and other services, and income from marketable securities we hold.

We raised a net total of ~~W~~73,168 billion (new borrowings plus loan repayments by our clients less repayment of our existing debt) during 2020, a 23% increase compared with the previous year’s ~~W~~59,291 billion. The total loan repayments, including prepayments by our clients, during 2020 amounted to ~~W~~59,649 billion, an increase of 14% from ~~W~~52,375 billion during 2019.

Since our establishment, the Government has, from time to time, provided us with loans to support our lending to Korean exporters and provide liquidity to us. As of December 31, 2020, our outstanding borrowings from the Government amounted to ~~W~~1,176 billion. We also issued Won-denominated domestic bonds in the aggregate amounts of ~~W~~12,865 billion, ~~W~~11,310 billion and ~~W~~22,370 billion during 2018, 2019 and 2020, respectively.

We have diversified our funding sources by borrowing from various overseas sources and issuing long-term floating-rate notes and fixed-rate debentures in the international capital markets. These issues were in foreign currencies, including the U.S. dollar, Thai Baht, Japanese Yen, Australian Dollar, Euro, Hong Kong Dollar, Singapore Dollar, Swiss Franc, Brazilian Real, Mexican Peso, Peruvian Sol, Indian Rupee, Indonesian Rupiah, Chinese Yuan, New Zealand Dollar, Philippine Peso, South African Rand, Danish Krone, Swedish Krona, Czech Koruna, Norwegian Krone, British Pound, Canadian Dollar and Polish Zloty and have original maturities ranging from one to thirty years.

During 2020, we issued Eurobonds in the aggregate principal amount of US$4,574 million in various types of currencies under our existing medium term notes program, a 9% increase from US$4,213 million in 2019.

These bond issues consisted of offerings of US$3,025 million, HKD 1,435 million, BRL 625 million, EUR 742 million, CNY 1,542 million, AUD 208 million, THB 1,580 million and ZAR 600 million. In addition, we issued global bonds during 2020 in the aggregate amount of EUR 500 million and US$1,400 million under our U.S. shelf registration statement, or the U.S. Shelf Program, compared with US$1,000 million in 2019. As of December 31, 2020, the outstanding amounts of our notes and debentures were US$28,314 million, JPY 53,600 million, HKD 5,334 million, BRL 940 million, EUR 3,889 million, THB 8,880 million, CHF 1,250 million, AUD 5,291 million, INR 27,400 million, CNY 7,832 million, IDR 13,658,400 million, PEN 473 million, NZD 800 million, ZAR 1,900 million, NOK 2,250 million, GBP 35 million, CAD 65 million, SEK 250 million, MXN 7,150 million, SGD 200 million, CZK 3,420 million and PLN 194 million.

We also borrow from foreign financial institutions in the form of loans that are principally made by syndicates of commercial banks at floating or fixed interest rates and in foreign currencies, with original maturities ranging from one to five years. As of December 31, 2020, the outstanding amount of such borrowings from foreign financial institutions was US$2,044 million.

Our capital stock has increased from time to time since our establishment. From January 1998 to December 2020, the Government contributed ~~W~~11,579 billion to our capital. As of December 31, 2020, our total capital stock amounted to ~~W~~12,449 billion, and the Government, The Bank of Korea and The Korea Development Bank owned 68%, 9% and 23%, respectively, of our capital stock.

In connection with our fund raising activities, we have from time to time sold third parties promissory notes, including related guarantees, acquired as collateral in connection with export credit financings.

The KEXIM Act provides that the aggregate outstanding principal amount of all of our borrowings, including the total outstanding export-import financing debentures we issued in accordance with the KEXIM Decree, may not exceed an amount equal to thirty times the sum of our capital stock plus our reserves. As of December 31, 2020, the aggregate outstanding principal amount of our borrowings (including export-import financing debentures), which was ~~W~~77,482 billion, was equal to 19% of the authorized amount of ~~W~~410,880 billion.

We are not permitted to accept demand or time deposits.

Each year we must submit to the Government for its approval an operating plan which includes our target levels for different types of funding. The following table is the part of the operating plan dealing with fund-raising for 2021:

Sources of Fund	(billions of Won)
Capital Contribution		—
Borrowings		24,810
Net Collection of Loans		29,190
Collection of Loans		60,145
Repayment of Debts		(30,955)
Others		—

Total	~~W~~	54,000

Debt

Debt Repayment Schedule

The following table sets out the principal repayment schedule for our outstanding debt (consisting of borrowings and debentures) as of December 31, 2020:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency(1)	2021		2022		2023		2024		Thereafter
	(billions of Won)
Won	~~W~~	15,905	~~W~~	3,160	~~W~~	1,460	~~W~~	660	~~W~~	1,620
Foreign(2)		15,014		9,814		8,520		5,646		15,683

Total Won Equivalent	~~W~~	30,919	~~W~~	12,974	~~W~~	9,980	~~W~~	6,306	~~W~~	17,303

(1)	Borrowings and debentures in foreign currency have been translated into Won at the market average exchange rates on December 31, 2020, as announced by the Seoul Money Brokerage Services Ltd.
(2)	This figure includes debentures, bank loans, commercial papers and repurchase agreements.

Normally we determine the level of our foreign currency reserves based upon an estimate, at any given time, of aggregate loan disbursements to be made over the next two to three months. Our average foreign currency reserves in 2019 and 2020 were approximately US$3,826 million and US$5,434 million, respectively.

Although we currently believe that such reserves, together with additional borrowings available under our uncommitted short-term backup credit facilities and commercial paper programs, will be sufficient to repay our outstanding debt as it becomes due, there can be no assurance that we will continue to be able to borrow under such credit facilities, or that the devaluation of the Won will not adversely affect our ability to access funds sufficient to repay our foreign currency denominated indebtedness in the future. In addition to maintaining sufficient foreign currency reserves, we monitor the maturity profile of our foreign currency assets and liabilities to ensure that there are sufficient maturing assets to meet our liabilities as they become due.

As of December 31, 2020, our foreign currency assets maturing within three months, six months and one year exceeded our foreign currency liabilities coming due within such periods by US$5,558 million, US$7,605 million and US$7,772 million, respectively. As of December 31, 2020, our total foreign currency liabilities exceeded our total foreign currency assets by US$651 million.

Internal and External Debt of the Bank

The following table summarizes, as of December 31 of the years indicated, the outstanding internal debt of the Bank:

Internal Debt of the Bank

(billions of Won)
2016	12,080
2017	14,120
2018	14,665
2019	15,405
2020	22,805

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the outstanding external debt of the Bank as of December 31, 2020:

External Debt of the Bank

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)
	(billions)
US$	US$	33.6	US$	33.6
Euro (EUR)	EUR	3.9		4.8
Japanese yen (JPY)	JPY	73.6		0.7
Brazilian real (BRL)	BRL	0.9		0.2
Australian Dollars (AUD)	AUD	5.3		4.1
British Pound (GBP)	GBP	0.0		0.0
Thai Baht (THB)	THB	8.9		0.3
Hong Kong dollar (HKD)	HKD	5.3		0.7
Swiss franc (CHF)	CHF	1.3		1.4
Swedish Krona (SEK)	SEK	0.3		0.0
Indonesian rupiah (IDR)	IDR	13,658.4		1.0
Chinese Yuan (CNY)	CNY	7.8		1.2
Norwegian Krone (NOK)	NOK	2.3		0.3
Mexican Peso (MXN)	MXN	7.2		0.4
New Zealand Dollar (NZD)	NZD	0.8		0.6
Indian Rupee (INR)	INR	27.4		0.4
South African Rand (ZAR)	ZAR	1.9		0.1
Peru Nuevo sol (PEN)	PEN	0.5		0.1
Canadian Dollar (CAD)	CAD	0.1		0.1
Singapore Dollar (SGD)	SGD	0.2		0.2
Czech Koruna (CZK)	CZK	3.4		0.2
Polish Zloty (PLN)	PLN	0.2		0.1

			US$	50.3

(1)

Amounts expressed in currencies other than U.S. dollar are converted to U.S. dollar at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2020 or the prevailing market rate on December 31, 2020.

The following table summarizes, as of December 31 of the years indicated, the outstanding external debt of the Bank:

External Debt of the Bank

(billions of Won)
2016	59,847
2017	52,710
2018	56,594
2019	57,899
2020	54,677

For further information on the outstanding indebtedness of the Bank, see “—Tables and Supplementary Information.”

Debt Record

We have never defaulted in the payment of principal of, or interest on, any of our obligations.

Credit Policies, Credit Approval and Risk Management

Credit Policies

The Credit Policy Department functions as our centralized policy-making and planning division with respect to our lending activities. The Credit Policy Department formulates and revises our internal regulations on loan programs, sets basic lending guidelines on a country basis and gathers data from our various operating groups and produces various internal and external reports.

Credit Approval

We have multiple levels of loan approval authority, depending on the loan amount and other factors such as the nature of the credit, the conditions of the transaction, and whether the loan is secured. Our Board of Directors can approve loans of any amount. The Chief Executive Credit Committee, Credit Committee, Loan Officer Committee, Director Generals and Directors each have authority to approve loans up to a specified amount. The amount differs depending on the type of loan and certain other factors, for example, whether a loan is collateralized or guaranteed.

At each level of authority, loan applications are reviewed on the basis of the feasibility of the project from a technical, financial and economic point of view in addition to evaluating the probability of recovery. In conducting such a review, the following factors are considered:

•	eligibility of the transaction under our financing criteria;

•	country risk of the country of the borrower and the country in which the related project is located;

•	credit risk of the borrower;

•	a supplier’s ability to perform under the related supply contract;

•	legal disputes over the related project and supply contract; and

•	availability of collateral.

When the credit rating of a prospective borrower does not meet our internal rating criteria, our policy is to ensure that the loans are either guaranteed or made on a partially or fully secured basis. As of December 31, 2020, approximately 8% of our total outstanding loans were guaranteed or made on a partially or fully secured basis.

Risk Management

Our overall risk management policy is set by the Risk Management Committee, which meets on a quarterly basis and from time to time to establish tolerance limits for various exposures, whereas the overall risk management is overseen by the Risk Management Department, which is responsible for monitoring risk exposure.

The Risk Management Department reports our loan portfolio to the Financial Supervisory Service on a quarterly basis. The Risk Management Department also monitors our operating groups’ compliance with internal guidelines and procedures. To manage liquidity risk, we review the strategy for the sources and uses of funds, with each division submitting projected sources and uses to the Treasury Group. The Risk Management Department and the Treasury Group continually monitor our overall liquidity and the Treasury Group prepares both weekly and monthly cash flow forecasts. Our policy is to maintain a liquidity level, which can cover loan disbursements for a period of two to three months going forward. We protect ourselves from potential liquidity squeezes by maintaining sufficient amount of liquid assets with additional back-up of short-term credit lines.

Our core lending activities expose us to market risk, mostly in the form of interest rate and foreign currency risks. The Risk Management Department reports interest rate and foreign exchange gap positions to the Risk Management Committee on a quarterly basis. We also monitor changes in, and matches of, foreign currency assets and liabilities in order to reduce exposure to currency fluctuations. Recently, in light of the ongoing global outbreak of the COVID-19 pandemic, we have closely monitored foreign currency risks that could result from the depreciation of the Won against major foreign currencies (including the U.S. dollar), which in turn may increase our cost in servicing our foreign currency denominated debt and result in foreign exchange losses.

One of the key components of our risk management policy, which also affects our fund-raising efforts, is to monitor matches of asset maturities and liability maturities. The average maturity as of December 31, 2020 for our Won- and foreign currency-denominated loans was 16 months and 43 months, respectively, and for Won- and foreign currency-denominated liabilities was 13 months and 41 months, respectively.

Our Risk Management Department also monitors and manages various operational risks that we face from time to time. For example, in light of the ongoing global outbreak of the COVID-19 pandemic, we are currently focused on monitoring and managing risks associated with disruption in the normal course of our business resulting from the potential contraction of the COVID-19 infection by our employees, which may necessitate our employees to be quarantined and/or our offices to be temporarily shut down, or disruption resulting from the necessity for social distancing, including implementation of temporary adjustment of work arrangements requiring employees to work remotely, which may lead to a reduction in labor productivity.

In managing our risks, we follow an overall risk management process where we:

•	determine the risk management objectives;

•	identify key exposures;

•	measure key risks; and

•	monitor risk management results.

Our risk management system is a continuous system that is frequently evaluated and updated on an ongoing basis.

Capital Adequacy

Under the Financial Supervisory Service’s guidelines on risk-adjusted capital which were introduced in consideration of the standards set by the Bank for International Settlements, all banks in Korea, including us, are required to maintain a capital adequacy ratio (Tier I and Tier II) of at least 8% on a consolidated basis. To the extent that we fail to maintain this ratio, the Korean regulatory authorities may require corrective measures ranging from management improvement recommendations to emergency measures such as disposal of assets.

The current capital adequacy requirements of the Financial Services Commission are derived from a new set of bank capital measures, referred to as Basel III, which the Basel Committee on Banking Supervision initially introduced in 2009 and began phasing in starting from 2013. Commencing in July 2013, the Financial Services Commission promulgated a series of amended regulations implementing Basel III, pursuant to which Korean banks, including us, were required to maintain a minimum ratio of Tier I common equity capital (which principally includes equity capital, capital surplus and retained earnings less reserve for credit losses) to risk-weighted assets of 3.5% and Tier I capital to risk-weighted assets of 4.5% from December 1, 2013, which minimum ratios were increased to 4.0% and 5.5%, respectively, from January 1, 2014 and increased further to 4.5% and 6.0%, respectively, from January 1, 2015. Such requirements are in addition to the pre-existing requirement for a minimum ratio of Tier I and Tier II capital (less any capital deductions) to risk-weighted assets of 8.0%, which remains unchanged. The amended regulations also require an additional capital conservation buffer of 2.5% in 2020 and 2021, as well as a potential counter-cyclical capital buffer of up to 2.5%, which is determined on a quarterly basis by the Financial Services Commission. Presently, the Financial Services

Commission has set the counter-cyclical capital buffer at 0%. As of December 31, 2020, our capital adequacy ratio, on a consolidated basis, was 15.1%, an increase from 14.5% as of December 31, 2019, which was primarily due to an increase in capital stock.

The following table sets forth our capital base and capital adequacy ratios (on a consolidated basis) reported as of December 31, 2018, 2019 and 2020:

	As of December 31,
	2018		2019		2020
	(billions of Won, except for percentages)
Tier I	~~W~~	13,431	~~W~~	13,531	~~W~~	14,482
Capital stock (including capital surplus and capital adjustments)		11,686		11,742		12,317
Retained Earnings(1)		1,048		1,354		1,472
Accumulated other comprehensive income		734		467		760
Others		2		2		2
Deductions from Tier I Capital		(39)		(34)		(69)
Capital Adjustments		—		—		—
Deferred Tax Asset		—		—		—
Others		(39)		(34)		(69)
Tier II (General Loan Loss Reserves)		1,776		1,830		1,821
Total Capital		15,207		15,361		16,303
Risk Adjusted Assets		105,485		106,112		108,052
Capital Adequacy Ratios
Tier I common equity		12.7%		12.8%		13.4%
Tier I		12.7%		12.8%		13.4%
Tier I and Tier II		14.4%		14.5%		15.1%

(1)	Net amount after deducting regulatory reserve for loan losses.

Source: Internal accounting records

Overseas Operations

We maintain an international presence through 24 overseas representative offices, which are located in New York City, Tokyo, Beijing, São Paolo, Paris, Washington D.C., Shanghai, New Delhi, Dubai, Moscow, Mexico City, Tashkent, Hanoi, Manila, Jakarta, Yangon, Bogota, Istanbul, Dar es Salaam, Dhaka, Accra, Phnom Penh, Addis Ababa and Colombo.

We also have three wholly-owned subsidiaries: KEXIM Bank (UK) Ltd. in London, KEXIM (Asia) Ltd. in Hong Kong and KEXIM Vietnam Leasing Co., Ltd. in Ho Chi Minh City. These subsidiaries are engaged in the merchant banking and lease financing businesses, and assist us in raising overseas financing. We also own 85% of P.T. Koexim Mandiri Finance, a subsidiary in Jakarta, which is primarily engaged in the business of lease financing.

The table below sets forth brief details of our subsidiaries as of December 31, 2020:

	Principal Place of Business	Type of Business	Book Value		Bank’s Holding
			(billions of Won)		(%)
Kexim Bank (UK) Ltd.	United Kingdom	Commercial Banking	~~W~~	138	100%
KEXIM (Asia) Ltd.	Hong Kong	Commercial Banking		168	100
P.T. Koexim Mandiri Finance	Indonesia	Leasing and Factoring		25	85
Kexim Vietnam Leasing Co., Ltd.	Vietnam	Leasing and Lending		58	100

Property

Our head office is located at 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, Korea, a 45,715 square meter building on a site of 9,110 square meters and owned by us. In addition to the head office, we own a staff training center located near Seoul on a site of 47,881 square meters and a marine finance center, a 4,423 square meter building, located in Busan on a site of 556 square meters. We also maintain 13 branches in Busan, Gwangju, Daegu, Changwon, Daejeon, Suwon, Incheon, Ulsan, Cheongju, Jeonju, Gumi, Yeosu and Wonju. Our domestic branch offices and overseas representative offices are located in facilities held under long-term leases.

Management and Employees

Management

Our governance and management is the responsibility of our Board of Directors, which has authority to decide important matters relating to our business. The Board of Directors is chaired by our President and is comprised of six members: the Chairman and President, the Vice President, the Executive Director and three Non-standing Executive Directors. The Auditor may attend and state his/her opinion at the meetings of the Board of Directors. The President of Korea appoints our President upon the recommendation of the Minister of Economy and Finance. The Minister of Economy and Finance appoints the Deputy President and all Senior Executive Directors upon the recommendation of our President. The Minister of Economy and Finance appoints the Auditor. All Board members and the Auditor serve for three years and are eligible for re-appointment for successive terms of office.

The members of the Board of Directors are currently as follows:

Name	Board Member Since	Position
Moon-kyu Bang	October 30, 2019	Chairman and President
Woo-seog Kwon	May 15, 2021	Vice President
Taesoo Kim	May 15, 2021	Executive Director
Bok-hwan Yu	January 6, 2020	Non-standing Executive Director
Tammy Chung	January 6, 2020	Non-standing Executive Director

Note: The successor to Myeong-heon Na, whose term as Non-standing Executive Director expired in May 2021, will be appointed at a future date.

Our basic policy guidelines for activities are established by the Operations Committee. According to the By-laws, the Operations Committee is composed of officials nominated as follows:

•	President of KEXIM;

•	official of the Ministry of Economy and Finance, nominated by the Minister of Economy and Finance;

•	official of the Ministry of Foreign Affairs, nominated by the Minister of Foreign Affairs;

•	official of the Ministry of Trade, Industry & Energy, nominated by the Minister of Trade, Industry & Energy;

•	official of the Ministry of Land, Infrastructure and Transport, nominated by the Minister of Land, Infrastructure and Transport;

•	official of the Ministry of Oceans and Fisheries, nominated by the Minister of Oceans and Fisheries;

•	official of the Financial Services Commission, nominated by the Chairman of the Financial Services Commission;

•	executive director of The Bank of Korea, nominated by the Governor of The Bank of Korea;

•	executive director of the Korea Federation of Banks, nominated by the Chairman of the Korea Federation of Banks;

•	representative of an exporters’ association (Korea International Trade Association), nominated by the Minister of Economy and Finance after consultation with the Minister of Trade, Industry & Energy;

•	officer of the Korea Trade Insurance Corporation established under the Trade Insurance Act, nominated by the Chairman and President of the Korea Trade Insurance Corporation; and

•	up to two persons who have extensive knowledge and experience in international economic cooperation work, recommended by our President and appointed by the Minister of Economy and Finance.

The members of the Operations Committee as of May 6, 2021 are as follows:

Name	Member Since	Position
Moon-kyu Bang	October 30, 2019	Chairman and President of KEXIM
Tae Sik Yoon	October 27, 2020	Deputy Minister for International Economic Affairs, Ministry of Economy and Finance
Seong Ho Lee	May 8, 2020	Deputy Minister for Economic Affairs, Ministry of Foreign Affairs
Seung Sik Na	March 31, 2020	Deputy Minister for International Trade and Investment, Ministry of Trade, Industry & Energy
Hyuk Jin Kwon	July 14, 2020	Assistant Minister for Construction Policy Bureau, Ministry of Land, Infrastructure and Transport
Jae Woo Jeon	February 9, 2021	Head of Fisheries Policy Office, Ministry of Oceans and Fisheries
Taehyun Kim	July 5, 2019	Secretary General, Financial Services Commission
Kyuil Chung	December 20, 2019	Deputy Governor, The Bank of Korea
Ho Hyoung Lee	March 9, 2020	Senior Executive Director, Korea Federation of Banks
Kwan Sup Lee	February 26, 2021	Executive Vice Chairman, Korea International Trade Association
Do Yeol Lee	March 18, 2019	Deputy President, Korea Trade Insurance Corporation
Jung-Han Koo	May 1, 2019	Senior Research Fellow, Korea Institute of Finance
Hae Sun Park	January 22, 2020	Professor, Konkuk University

Employees

As of December 31, 2020, we had 1,148 employees, among whom 963 employees were members of our labor union. We have never experienced a work stoppage of a serious nature. Every two years, the management and union negotiate and enter into a collective bargaining agreement. The most recent collective bargaining agreement was entered into in September 2020.

Tables and Supplementary Information

A. External Debt of the Bank

(1) External Bonds of the Bank

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date		Principal Amount Outstanding as of December 31, 2020
USD	1,000,000,000	4	October 20, 2010	January 29, 2021	*	1,000,000,000
USD	1,000,000,000	4.375	September 15, 2011	September 15, 2021		1,000,000,000
USD	1,000,000,000	5	January 11, 2012	April 11, 2022		1,000,000,000
USD	100,000,000	6.78	January 27, 2012	January 27, 2027		100,000,000
USD	50,000,000	4.369	August 27, 2013	February 27, 2025		50,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2020
USD	25,000,000	3.81	October 30, 2013	October 30, 2023	25,000,000
USD	45,000,000	3.81	October 30, 2013	October 30, 2023	45,000,000
USD	49,000,000	3.81	October 30, 2013	October 30, 2023	49,000,000
USD	20,000,000	3.9	October 30, 2013	October 30, 2023	20,000,000
USD	50,000,000	3.66	November 06, 2013	November 06, 2023	50,000,000
USD	50,000,000	3.87	November 06, 2013	November 06, 2025	50,000,000
USD	20,000,000	3.67	November 06, 2013	November 06, 2023	20,000,000
USD	40,000,000	4	November 07, 2013	November 07, 2025	40,000,000
USD	40,000,000	3.73	November 07, 2013	November 07, 2023	40,000,000
USD	50,000,000	3.91	November 07, 2013	November 07, 2025	50,000,000
USD	20,000,000	3.71	November 07, 2013	November 07, 2023	20,000,000
USD	20,000,000	4.03	November 08, 2013	November 08, 2025	20,000,000
USD	30,000,000	4.03	November 08, 2013	November 08, 2025	30,000,000
USD	50,000,000	4.03	November 08, 2013	November 08, 2025	50,000,000
USD	50,000,000	3.76	November 08, 2013	November 08, 2023	50,000,000
USD	30,000,000	4.03	November 12, 2013	November 12, 2025	30,000,000
USD	35,000,000	3.786	November 12, 2013	November 12, 2023	35,000,000
USD	750,000,000	4	January 14, 2014	January 14, 2024	750,000,000
USD	220,000,000	3.95	January 27, 2014	January 27, 2024	220,000,000
USD	50,000,000	4.14	January 28, 2014	January 28, 2026	50,000,000
USD	50,000,000	4.14	February 03, 2014	February 03, 2026	50,000,000
USD	50,000,000	4.14	February 03, 2014	February 03, 2026	50,000,000
USD	50,000,000	4.07	February 04, 2014	February 04, 2026	50,000,000
USD	50,000,000	4.06	February 04, 2014	February 04, 2026	50,000,000
USD	20,000,000	4.02	February 05, 2014	February 05, 2026	20,000,000
USD	30,000,000	4	February 13, 2014	February 13, 2026	30,000,000
USD	30,000,000	4	February 18, 2014	February 18, 2026	30,000,000
USD	40,000,000	4.04	February 19, 2014	February 19, 2026	40,000,000
USD	30,000,000	3.3	July 07, 2014	July 07, 2024	30,000,000
USD	500,000,000	3.25	August 12, 2014	August 12, 2026	500,000,000
USD	50,000,000	3.409	October 24, 2014	October 24, 2029	50,000,000
USD	50,000,000	3.409	October 24, 2014	October 24, 2029	50,000,000
USD	50,000,000	3.402	October 29, 2014	October 29, 2029	50,000,000
USD	50,000,000	3.23	October 30, 2014	October 30, 2026	50,000,000
USD	30,000,000	3.463	October 31, 2014	October 31, 2029	30,000,000
USD	50,000,000	3.5	November 06, 2014	November 06, 2029	50,000,000
USD	50,000,000	3.5	November 19, 2014	November 19, 2029	50,000,000
USD	50,000,000	3.53	November 20, 2014	November 20, 2029	50,000,000
USD	50,000,000	3.5	November 25, 2014	November 26, 2029	50,000,000
USD	50,000,000	3.35	November 28, 2014	November 28, 2026	50,000,000
USD	1,250,000,000	2.875	January 21, 2015	January 21, 2025	1,250,000,000
USD	50,000,000	2.62	February 27, 2015	February 27, 2023	50,000,000
USD	50,000,000	3.02	March 04, 2015	March 04, 2030	50,000,000
USD	50,000,000	3.02	March 04, 2015	March 04, 2030	50,000,000
USD	30,000,000	3.044	March 06, 2015	March 06, 2030	30,000,000
USD	30,000,000	3.044	March 06, 2015	March 06, 2030	30,000,000
USD	50,000,000	2.81	March 06, 2015	March 06, 2025	50,000,000
USD	40,000,000	3.087	March 10, 2015	March 10, 2030	40,000,000
USD	50,000,000	2.845	March 10, 2015	March 10, 2025	50,000,000
USD	50,000,000	2.8	March 17, 2015	March 17, 2025	50,000,000
USD	50,000,000	2.7	April 01, 2015	April 01, 2027	50,000,000
USD	50,000,000	2.4075	May 08, 2015	May 08, 2023	50,000,000
USD	50,000,000	2.41	May 11, 2015	May 11, 2023	50,000,000
USD	50,000,000	2.4125	May 12, 2015	May 12, 2023	50,000,000
USD	50,000,000	2.675	May 27, 2015	May 27, 2023	50,000,000
USD	50,000,000	2.552	May 27, 2015	May 27, 2023	50,000,000
USD	50,000,000	2.62	May 28, 2015	May 28, 2023	50,000,000
USD	400,000,000	3.25	June 30, 2015	August 12, 2026	400,000,000
USD	50,000,000	3.45	August 04, 2015	August 04, 2030	50,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date		Principal Amount Outstanding as of December 31, 2020
USD	30,000,000	3.33	August 04, 2015	August 04, 2027		30,000,000
USD	50,000,000	3.047	September 01, 2015	September 01, 2025		50,000,000
USD	50,000,000	3.32	September 03, 2015	September 03, 2030		50,000,000
USD	1,000,000,000	3.25	November 10, 2015	November 10, 2025		1,000,000,000
USD	750,000,000	2.5	November 10, 2015	May 10, 2021	*	750,000,000
USD	50,000,000	3.95	January 21, 2016	January 21, 2031		50,000,000
USD	50,000,000	3.95	January 21, 2016	January 21, 2031		50,000,000
USD	400,000,000	2.125	February 11, 2016	February 11, 2021		400,000,000
USD	50,000,000	3.94	February 11, 2016	February 11, 2031		50,000,000
USD	50,000,000	3.94	February 11, 2016	February 11, 2031		50,000,000
USD	50,000,000	3.83	February 16, 2016	February 16, 2031		50,000,000
USD	50,000,000	2.6	February 25, 2016	February 25, 2026		50,000,000
USD	50,000,000	2.6	February 25, 2016	February 25, 2026		50,000,000
USD	350,000,000	LIBOR 3M+1.00	March 17, 2016	March 17, 2021	*	350,000,000
USD	1,000,000,000	2.625	May 26, 2016	May 26, 2026		1,000,000,000
USD	50,000,000	2.38	July 01, 2016	July 01, 2026		50,000,000
USD	50,000,000	2.52	July 22, 2016	July 22, 2031		50,000,000
USD	50,000,000	2.085	July 22, 2016	July 22, 2026		50,000,000
USD	50,000,000	1.935	July 28, 2016	July 28, 2021		50,000,000
USD	50,000,000	3.09	August 02, 2016	August 02, 2031		50,000,000
USD	50,000,000	2.205	August 02, 2016	August 02, 2026		50,000,000
USD	50,000,000	2.29	August 03, 2016	August 03, 2026		50,000,000
USD	50,000,000	3.1	August 09, 2016	August 09, 2031		50,000,000
USD	30,000,000	2.27	August 16, 2016	August 16, 2026		30,000,000
USD	50,000,000	2.29	August 17, 2016	August 17, 2026		50,000,000
USD	45,000,000	3.25	August 19, 2016	August 19, 2031		45,000,000
USD	50,000,000	2.01	August 30, 2016	August 30, 2024		50,000,000
USD	50,000,000	3.08	September 30, 2016	September 30, 2031		50,000,000
USD	700,000,000	2.375	October 21, 2016	April 21, 2027		700,000,000
USD	300,000,000	1.875	October 21, 2016	October 21, 2021		300,000,000
USD	50,000,000	2.74	November 17, 2016	November 17, 2028		50,000,000
USD	50,000,000	3.23	December 12, 2016	December 12, 2028		50,000,000
USD	50,000,000	3.2	December 14, 2016	December 14, 2028		50,000,000
USD	30,000,000	3.42	January 06, 2017	January 06, 2029		30,000,000
USD	30,000,000	3.42	January 06, 2017	January 06, 2029		30,000,000
USD	50,000,000	3.47	January 12, 2017	January 12, 2032		50,000,000
USD	30,000,000	3.4	January 18, 2017	January 18, 2032		30,000,000
USD	50,000,000	3.38	January 18, 2017	January 18, 2032		50,000,000
USD	50,000,000	3.33	January 19, 2017	January 19, 2032		50,000,000
USD	500,000,000	LIBOR 3M+0.875	January 25, 2017	January 25, 2022		500,000,000
USD	500,000,000	2.75	January 25, 2017	January 25, 2022		500,000,000
USD	50,000,000	3.475	February 17, 2017	February 17, 2032		50,000,000
USD	50,000,000	3.475	February 17, 2017	February 17, 2032		50,000,000
USD	50,000,000	LIBOR 3M+0.72	March 23, 2017	March 23, 2022		50,000,000
USD	50,000,000	3.54	April 24, 2017	April 26, 2032		50,000,000
USD	50,000,000	3.25	April 24, 2017	April 24, 2029		50,000,000
USD	100,000,000	LIBOR 3M+0.68	June 01, 2017	June 01, 2021	*	100,000,000
USD	180,000,000	LIBOR 3M+0.55	June 19, 2017	January 19, 2021	*	180,000,000
USD	400,000,000	LIBOR 3M+0.80	July 05, 2017	July 05, 2022		400,000,000
USD	50,000,000	3.58	August 17, 2017	August 17, 2037		50,000,000
USD	50,000,000	3.56	August 18, 2017	August 18, 2037		50,000,000
USD	200,000,000	LIBOR 3M+4.10	October 11, 2017	October 11, 2047		200,000,000
USD	50,000,000	3.65	October 25, 2017	October 25, 2047		50,000,000
USD	50,000,000	3.65	October 25, 2017	October 25, 2047		50,000,000
USD	600,000,000	LIBOR 3M+0.925	November 01, 2017	November 01, 2022		600,000,000
USD	1,000,000,000	3	November 01, 2017	November 01, 2022		1,000,000,000
USD	50,000,000	3.55	November 08, 2017	November 08, 2037		50,000,000
USD	50,000,000	3.55	November 08, 2017	November 08, 2037		50,000,000
USD	50,000,000	3.65	November 17, 2017	November 17, 2047		50,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date		Principal Amount Outstanding as of December 31, 2020
USD	50,000,000	3.65	November 17, 2017	November 17, 2047		50,000,000
USD	20,000,000	3.72	November 17, 2017	November 17, 2047		20,000,000
USD	50,000,000	3.72	November 17, 2017	November 17, 2047		50,000,000
USD	50,000,000	3.65	November 27, 2017	November 27, 2047		50,000,000
USD	50,000,000	3.7	December 06, 2017	December 06, 2047		50,000,000
USD	50,000,000	3.92	February 05, 2018	February 05, 2048		50,000,000
USD	30,000,000	2.94	February 23, 2018	February 23, 2021	*	30,000,000
USD	30,000,000	LIBOR 3M+0.60	March 20, 2018	March 20, 2023		30,000,000
USD	400,000,000	LIBOR 3M+0.74	March 22, 2018	March 22, 2023		400,000,000
USD	700,000,000	LIBOR 3M+0.775	June 01, 2018	June 01, 2023		700,000,000
USD	800,000,000	LIBOR 3M+0.575	June 01, 2018	June 01, 2021	*	800,000,000
USD	1,400,000	2.8	July 13, 2018	July 21, 2022		1,400,000
USD	30,200,000	3.09	November 05, 2018	November 08, 2023		30,200,000
USD	500,000,000	3.625	November 27, 2018	November 27, 2023		500,000,000
USD	500,000,000	3.5	November 27, 2018	November 27, 2021		500,000,000
USD	100,000,000	LIBOR 3M+0.32	January 15, 2019	January 15, 2021	*	100,000,000
USD	150,000,000	LIBOR 3M+0.44	January 28, 2019	January 28, 2022		150,000,000
USD	50,000,000	LIBOR 3M+0.42	February 12, 2019	February 12, 2021	*	50,000,000
USD	50,000,000	LIBOR 3M+0.42	February 13, 2019	February 13, 2021	*	50,000,000
USD	21,900,000	2.64	February 27, 2019	February 22, 2024		21,900,000
USD	50,000,000	LIBOR 3M+0.39	March 14, 2019	March 14, 2022		50,000,000
USD	50,000,000	LIBOR 3M+0.39	March 15, 2019	March 15, 2022		50,000,000
USD	50,000,000	2.89	March 20, 2019	March 20, 2021	*	50,000,000
USD	50,000,000	2.89	March 21, 2019	March 21, 2021	*	50,000,000
USD	500,000,000	LIBOR 3M+0.525	June 25, 2019	June 25, 2022		500,000,000
USD	500,000,000	2.375	June 25, 2019	June 25, 2024		500,000,000
USD	21,200,000	1.3	August 29, 2019	August 28, 2024		21,200,000
USD	45,000,000	LIBOR 3M+0.39	September 6, 2019	September 6, 2022		45,000,000
USD	50,000,000	LIBOR 3M+0.40	September 9, 2019	September 9, 2022		50,000,000
USD	50,000,000	LIBOR 3M+0.42	October 8, 2019	October 7, 2022		50,000,000
USD	50,000,000	LIBOR 3M+0.42	October 10, 2019	October 11, 2022		50,000,000
USD	50,000,000	LIBOR 3M+0.34	October 11, 2019	February 11, 2022		50,000,000
USD	50,000,000	LIBOR 3M+0.34	October 11, 2019	February 11, 2022		50,000,000
USD	100,000,000	LIBOR 3M+0.42	October 29, 2019	September 29, 2021		100,000,000
USD	40,000,000	LIBOR 3M+0.42	October 31, 2019	October 31, 2022		40,000,000
USD	50,000,000	LIBOR 3M+0.45	November 12, 2019	November 12, 2022		50,000,000
USD	500,000,000	1.88	February 12, 2020	February 12, 2025		500,000,000
USD	50,000,000	LIBOR 3M+0.30	March 11, 2020	March 11, 2022		50,000,000
USD	50,000,000	LIBOR 3M+0.30	March 11, 2020	March 11, 2022		50,000,000
USD	50,000,000	LIBOR 3M+0.36	March 17, 2020	March 17, 2022		50,000,000
USD	425,000,000	1.38	March 20, 2020	March 20, 2025		425,000,000
USD	50,000,000	LIBOR 3M+1.35	April 24, 2020	July 24, 2025		50,000,000
USD	700,000,000	LIBOR 3M+1.20	April 27, 2020	April 27, 2023		700,000,000
USD	50,000,000	LIBOR 3M+0.94	June 2, 2020	June 2, 2025		50,000,000
USD	100,000,000	1.22	June 5, 2020	June 5, 2024		100,000,000
USD	100,000,000	1.33	June 5, 2020	June 5, 2025		100,000,000
USD	100,000,000	0.71	July 24, 2020	July 24, 2022		100,000,000
USD	50,000,000	0.65	July 28, 2020	July 28, 2022		50,000,000
USD	50,000,000	LIBOR 3M+0.40	August 3, 2020	February 3, 2022		50,000,000
USD	50,000,000	0.64	August 5, 2020	August 5, 2022		50,000,000
USD	150,000,000	0.62	August 12, 2020	August 12, 2022		150,000,000
USD	50,000,000	LIBOR 3M+0.52	August 12, 2020	August 12, 2023		50,000,000
USD	100,000,000	0.83	August 19, 2020	August 19, 2024		100,000,000
USD	100,000,000	SOFR+0.60	August 25, 2020	August 25, 2021		100,000,000
USD	400,000,000	0.75	September 21, 2020	September 21, 2025		400,000,000
USD	500,000,000	1.25	September 21, 2020	September 21, 2030		500,000,000
USD	50,000,000	0.00	October 29, 2020	October 29, 2050		50,000,000
USD	50,000,000	0.00	December 15, 2020	December 15, 2050		50,000,000
USD	50,000,000	0.00	December 7, 2020	December 7, 2050		50,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date		Principal Amount Outstanding as of December 31, 2020
USD	50,000,000	0.00	December 7, 2020	December 7, 2050			50,000,000
USD	50,000,000	0.52	November 2, 2020	November 2, 2022			50,000,000
USD	50,000,000	0.50	November 2, 2020	November 2, 2022			50,000,000
USD	300,000,000	0.60	November 16, 2020	November 16, 2023			300,000,000

		Subtotal in Original Currency				USD	28,213,700,000

		Subtotal in Equivalent Amount of Won(1)				~~W~~	30,696,505,600,000

JPY	3,600,000,000	0.5	September 15, 2011	September 15, 2021			3,600,000,000
JPY	50,000,000,000	0.27	June 28, 2018	June 28, 2021	*		50,000,000,000

		Subtotal in Original Currency				JPY	53,600,000,000

		Subtotal in Equivalent Amount of Won(2)				~~W~~	565,083,360,000

HKD	120,000,000	3.45	September 23, 2011	September 23, 2021			120,000,000
HKD	60,000,000	3.92	November 08, 2011	November 08, 2021			60,000,000
HKD	250,000,000	3.92	November 08, 2011	November 08, 2021			250,000,000
HKD	300,000,000	2.28	April 13, 2015	April 13, 2022			300,000,000
HKD	345,000,000	1.93	June 24, 2016	June 24, 2021	*		345,000,000
HKD	233,000,000	2.1	November 03, 2016	November 03, 2023			233,000,000
HKD	266,000,000	2.52	March 03, 2017	March 03, 2021	*		266,000,000
HKD	252,000,000	2.405	October 26, 2017	October 26, 2022			252,000,000
HKD	243,000,000	2.69	December 14, 2017	December 14, 2022			243,000,000
HKD	270,000,000	2.43	January 11, 2018	January 11, 2021	*		270,000,000
HKD	235,000,000	2.87	February 27, 2018	February 27, 2023			235,000,000
HKD	230,000,000	2.8	April 03, 2018	April 03, 2021	*		230,000,000
HKD	325,000,000	3.13	April 26, 2018	April 26, 2023			325,000,000
HKD	380,000,000	2.0775	September 25, 2019	September 25, 2024			380,000,000
HKD	390,000,000	2.05	September 26, 2019	September 26, 2024			390,000,000
HKD	320,000,000	2.34	March 26, 2020	March 26, 2025			320,000,000
HKD	385,000,000	2.22	April 14, 2020	April 14, 2025			385,000,000
HKD	380,000,000	HIBOR 3M+0.70	June 2, 2020	June 2, 2022			380,000,000
HKD	350,000,000	HIBOR 3M+0.70	June 1, 2020	June 1, 2022			350,000,000

		Subtotal in Original Currency				HKD	5,334,000,000

		Subtotal in Equivalent Amount of Won(3)				~~W~~	748,626,900,000

MXN	150,000,000	7.78	November 5, 2018	November 8, 2021			150,000,000
MXN	7,000,000,000	7.93	August 8, 2019	July 30, 2026			7,000,000,000

		Subtotal in Original Currency				MXN	7,150,000,000

		Subtotal in Equivalent Amount of Won(4)				~~W~~	391,176,500,000

BRL	131,400,000	8	July 13, 2018	August 03, 2022			131,400,000
BRL	184,000,000	BRL CDI 3M+0.00	January 17, 2019	January 14, 2021	*		184,000,000
BRL	255,000,000	3.24	April 14, 2020	April 14, 2021	*		255,000,000
BRL	200,000,000	3.73	November 3, 2020	December 23, 2022			200,000,000
BRL	170,000,000	3.79	November 3, 2020	December 23, 2022			170,000,000

		Subtotal in Original Currency				BRL	940,400,000

		Subtotal in Equivalent Amount of Won(5)				~~W~~	196,985,588,000

EUR	117,000,000	3.875	July 12, 2012	July 12, 2032			117,000,000
EUR	30,000,000	3.6	July 19, 2012	July 19, 2027			30,000,000
EUR	750,000,000	0.5	May 30, 2017	May 30, 2022			750,000,000
EUR	750,000,000	0.625	July 11, 2018	July 11, 2023			750,000,000
EUR	25,000,000	1.64	August 06, 2018	August 06, 2030			25,000,000
EUR	25,000,000	1.64	August 06, 2018	August 06, 2030			25,000,000
EUR	30,000,000	1.53	August 13, 2018	August 13, 2028			30,000,000
EUR	20,000,000	1.54	August 23, 2018	August 23, 2028			20,000,000
EUR	750,000,000	0.375	March 26, 2019	March 26, 2024			750,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date		Principal Amount Outstanding as of December 31, 2020
EUR	150,000,000	0.137	December 16, 2019	December 16, 2024			150,000,000
EUR	700,000,000	0.83	April 27, 2020	April 27, 2025			700,000,000
EUR	500,000,000	0.00	September 21, 2020	September 21, 2023			500,000,000
EUR	42,000,000	EURIBOR 3M+0.80	November 5, 2020	November 7, 2022			42,000,000

		Subtotal in Original Currency				EUR	3,889,000,000

		Subtotal in Equivalent Amount of Won(6)				~~W~~	5,204,415,360,000

THB	1,000,000,000	4.4	November 25, 2011	November 25, 2021			1,000,000,000
THB	1,500,000,000	3.9	August 27, 2012	August 27, 2022			1,500,000,000
THB	2,800,000,000	4.34	March 11, 2013	March 11, 2023			2,800,000,000
THB	500,000,000	4.78	July 31, 2013	July 31, 2025			500,000,000
THB	1,500,000,000	4.78	July 31, 2013	July 31, 2025			1,500,000,000
THB	1,580,000,000	1.06	June 9, 2020	June 9, 2025			1,580,000,000

		Subtotal in Original Currency				THB	8,880,000,000

		Subtotal in Equivalent Amount of Won(7)				~~W~~	322,699,200,000

CHF	45,000,000	2.1	September 05, 2013	December 30, 2023			45,000,000
CHF	5,000,000	2.1	September 06, 2013	December 30, 2023			5,000,000
CHF	250,000,000	0.17	July 18, 2017	July 18, 2025			250,000,000
CHF	150,000,000	0.253	March 06, 2018	March 06, 2023			150,000,000
CHF	350,000,000	0.253	March 06, 2018	March 06, 2023			350,000,000
CHF	300,000,000	0.3825	July 11, 2018	July 11, 2024			300,000,000
CHF	150,000,000	0.0	November 27, 2019	May 27, 2025			150,000,000

		Subtotal in Original Currency				CHF	1,250,000,000

		Subtotal in Equivalent Amount of Won(8)				~~W~~	1,542,912,500,000

AUD	45,000,000	7.35	August 10, 2011	August 10, 2021			45,000,000
AUD	20,000,000	6.8	April 11, 2012	April 11, 2022			20,000,000
AUD	22,000,000	5.975	August 08, 2013	August 08, 2023			22,000,000
AUD	100,000,000	4.75	June 03, 2014	June 03, 2021	*		100,000,000
AUD	21,000,000	5.15	November 24, 2014	November 24, 2029			21,000,000
AUD	350,000,000	BBSW 3M+1.20	August 19, 2015	February 19, 2021	*		350,000,000
AUD	300,000,000	3.7	August 19, 2015	February 19, 2021	*		300,000,000
AUD	200,000,000	4	December 07, 2016	June 07, 2027			200,000,000
AUD	50,000,000	4	December 15, 2016	June 07, 2027			50,000,000
AUD	100,000,000	4	February 14, 2017	June 07, 2027			100,000,000
AUD	250,000,000	BBSW 3M+1.17	February 14, 2017	February 14, 2022			250,000,000
AUD	150,000,000	3.5	February 14, 2017	February 14, 2022			150,000,000
AUD	60,000,000	3.98	October 10, 2017	October 10, 2027			60,000,000
AUD	40,000,000	3.4	December 08, 2017	December 08, 2024			40,000,000
AUD	500,000,000	BBSW 3M+0.95	October 30, 2018	October 30, 2023			500,000,000
AUD	91,800,000	2.6	November 05, 2018	November 08, 2023			91,800,000
AUD	33,800,000	2.2	February 27, 2019	February 22, 2024			33,800,000
AUD	500,000,000	BBSW 3M+0.85	May 23, 2019	May 23, 2024			500,000,000
AUD	34,100,000	0.93	August 29, 2019	August 28, 2024			34,100,000
AUD	400,000,000	BBSW 3M+0.8	October 08, 2019	October 08, 2024			400,000,000
AUD	72,600,000	1.525	November 15, 2019	November 15, 2022			72,600,000
AUD	142,900,000	2.51	December 06, 2019	December 06, 2049			142,900,000
AUD	208,000,000	3.00	April 14, 2020	April 16, 2035			208,000,000
AUD	500,000,000	BBSW 3M+1.07	May 29, 2020	May 29, 2023			500,000,000
AUD	200,000,000	1.31	May 29, 2020	May 29, 2023			200,000,000
AUD	300,000,000	BBSW 3M+0.39	September 3, 2020	September 3, 2021			300,000,000
AUD	300,000,000	BBSW 3M+0.38	September 10, 2020	September 10, 2021			300,000,000
AUD	300,000,000	BBSW 3M+0.24	November 5, 2020	November 5, 2021			300,000,000

		Subtotal in Original Currency				AUD	5,291,200,000

		Subtotal in Equivalent Amount of Won(9)				~~W~~	4,426,406,272,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date		Principal Amount Outstanding as of December 31, 2020
INR	3,200,000,000	6.2	August 07, 2017	August 07, 2021			3,200,000,000
INR	3,100,000,000	6.2	August 25, 2017	August 07, 2021			3,100,000,000
INR	3,175,000,000	6.9	February 07, 2018	February 07, 2023			3,175,000,000
INR	1,900,000,000	6.75	February 09, 2018	August 09, 2022			1,900,000,000
INR	3,200,000,000	6.75	February 09, 2018	August 09, 2022			3,200,000,000
INR	3,175,000,000	6.9	February 12, 2018	February 07, 2023			3,175,000,000
INR	3,200,000,000	6.9	March 09, 2018	February 07, 2023			3,200,000,000
INR	3,200,000,000	6.75	April 03, 2018	August 09, 2022			3,200,000,000
INR	3,250,000,000	7.15	April 18, 2018	April 18, 2025			3,250,000,000

		Subtotal in Original Currency				INR	27,400,000,000

		Subtotal in Equivalent Amount of Won(10)				~~W~~	407,164,000,000

CNY	120,000,000	4.55	August 23, 2013	August 23, 2023			120,000,000
CNY	300,000,000	4.5	November 06, 2013	November 06, 2023			300,000,000
CNY	500,000,000	4.5	January 27, 2014	January 27, 2024			500,000,000
CNY	500,000,000	4.2	February 26, 2015	February 26, 2022			500,000,000
CNY	200,000,000	5.535	March 17, 2017	March 17, 2022			200,000,000
CNY	300,000,000	4.69	January 24, 2018	January 25, 2021	*		300,000,000
CNY	270,000,000	4.66	January 31, 2018	February 28, 2021	*		270,000,000
CNY	1,500,000,000	4.68	March 16, 2018	March 16, 2021	*		1,500,000,000
CNY	200,000,000	4.765	May 31, 2018	May 31, 2023			200,000,000
CNY	200,000,000	4.61	June 04, 2018	June 04, 2021	*		200,000,000
CNY	500,000,000	4.65	June 21, 2018	June 21, 2021	*		500,000,000
CNY	1,000,000,000	4.65	June 21, 2018	June 21, 2021	*		1,000,000,000
CNY	200,000,000	4.14	September 04, 2018	September 04, 2023			200,000,000
CNY	300,000,000	4.5	October 18, 2018	October 18, 2021			300,000,000
CNY	200,000,000	3.58	April 23, 2019	April 23, 2024			200,000,000
CNY	302,000,000	2.60	July 29, 2020	July 29, 2023			302,000,000
CNY	280,000,000	2.60	July 30, 2020	July 30, 2023			280,000,000
CNY	345,000,000	2.65	August 3, 2020	August 3, 2023			345,000,000
CNY	345,000,000	2.80	August 13, 2020	August 13, 2022			345,000,000
CNY	270,000,000	3.05	November 5, 2020	November 5, 2025			270,000,000

		Subtotal in Original Currency				CNY	7,832,000,000

		Subtotal in Equivalent Amount of Won(11)				~~W~~	1,307,630,720,000

IDR	655,000,000,000	6.9	June 14, 2017	January 08, 2021	*		655,000,000,000
IDR	665,400,000,000	6.9	June 14, 2017	January 08, 2021	*		665,400,000,000
IDR	655,000,000,000	6.9	July 14, 2017	January 08, 2021	*		655,000,000,000
IDR	670,000,000,000	7.25	December 07, 2017	December 07, 2024			670,000,000,000
IDR	630,000,000,000	7.25	January 19, 2018	December 07, 2024			630,000,000,000
IDR	625,000,000,000	7.25	February 05, 2018	December 07, 2024			625,000,000,000
IDR	677,500,000,000	6.36	February 14, 2018	February 14, 2023			677,500,000,000
IDR	685,500,000,000	6.5	March 07, 2018	March 07, 2025			685,500,000,000
IDR	645,000,000,000	7.25	March 07, 2018	December 07, 2024			645,000,000,000
IDR	645,000,000,000	7.25	March 12, 2018	December 07, 2024			645,000,000,000
IDR	640,000,000,000	7.25	April 16, 2018	December 07, 2024			640,000,000,000
IDR	635,000,000,000	7.25	April 19, 2018	December 07, 2024			635,000,000,000
IDR	500,000,000,000	8.4	November 30, 2018	November 30, 2021			500,000,000,000
IDR	500,000,000,000	8.4	January 22, 2019	November 30, 2021			500,000,000,000
IDR	675,000,000,000	8.4	February 14, 2019	November 30, 2021			675,000,000,000
IDR	675,000,000,000	8.4	February 25, 2019	November 30, 2021			675,000,000,000
IDR	700,000,000,000	8	February 28, 2019	May 15, 2024			700,000,000,000
IDR	675,000,000,000	8	April 03, 2019	May 15, 2024			675,000,000,000
IDR	700,000,000,000	6.65	September 25, 2019	May 15, 2023			700,000,000,000
IDR	700,000,000,000	6.71	November 25, 2019	November 25, 2024			700,000,000,000
IDR	705,000,000,000	6.7	December 02, 2019	December 02, 2024			705,000,000,000

		Subtotal in Original Currency				IDR	13,658,400,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2020
		Subtotal in Equivalent Amount of Won(12)			~~W~~	1,057,160,160,000

PEN	61,000,000	6.875	September 07, 2010	September 07, 2022		61,000,000
PEN	47,000,000	6.875	July 08, 2011	September 07, 2022		47,000,000
PEN	20,000,000	6.875	July 19, 2011	September 07, 2022		20,000,000
PEN	15,000,000	6.875	August 05, 2011	September 07, 2022		15,000,000
PEN	54,500,000	7.25	October 25, 2011	October 25, 2041		54,500,000
PEN	13,600,000	7.15	November 04, 2011	November 04, 2041		13,600,000
PEN	54,500,000	6.875	November 21, 2011	September 07, 2022		54,500,000
PEN	105,000,000	4.14	November 21, 2019	November 21, 2024		105,000,000
PEN	102,000,000	4.15	December 10, 2019	December 10, 2024		102,000,000

		Subtotal in Original Currency			PEN	472,600,000

		Subtotal in Equivalent Amount of Won(13)			~~W~~	141,751,644,000

SGD	200,000,000	2.318	September 27, 2017	September 27, 2022		200,000,000

		Subtotal in Original Currency			SGD	200,000,000

		Subtotal in Equivalent Amount of Won(14)			~~W~~	164,444,000,000

NZD	50,000,000	3.5	July 28, 2016	July 28, 2021		50,000,000
NZD	350,000,000	3.5	July 28, 2016	July 28, 2021		350,000,000
NZD	400,000,000	4	March 09, 2017	March 09, 2022		400,000,000

		Subtotal in Original Currency			NZD	800,000,000

		Subtotal in Equivalent Amount of Won(15)			~~W~~	627,560,000,000

ZAR	700,000,000	8.5	May 28, 2019	May 28, 2025		700,000,000
ZAR	600,000,000	8.43	November 27, 2019	November 27, 2026		600,000,000
ZAR	600,000,000	8.20	March 19, 2020	March 19, 2030		600,000,000

		Subtotal in Original Currency			ZAR	1,900,000,000

		Subtotal in Equivalent Amount of Won(16)			~~W~~	141,398,000,000

CAD	65,000,000	3.16	February 16, 2017	February 16, 2032		65,000,000

		Subtotal in Original Currency			CAD	65,000,000

		Subtotal in Equivalent Amount of Won(17)			~~W~~	55,464,500,000

NOK	250,000,000	4.55	June 26, 2013	June 26, 2025		250,000,000
NOK	250,000,000	4.55	June 26, 2013	June 26, 2025		250,000,000
NOK	250,000,000	4.55	June 26, 2013	June 26, 2025		250,000,000
NOK	300,000,000	4.5075	September 09, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 10, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 11, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 12, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 13, 2013	September 11, 2023		300,000,000

		Subtotal in Original Currency			NOK	2,250,000,000

		Subtotal in Equivalent Amount of Won(18)			~~W~~	286,830,000,000

GBP	35,000,000	1.2	November 15, 2019	November 15, 2022		35,000,000

		Subtotal in Original Currency			GBP	35,000,000

		Subtotal in Equivalent Amount of Won(19)			~~W~~	51,884,000,000

SEK	250,000,000	1.28	December 11, 2017	December 11, 2024		250,000,000

		Subtotal in Original Currency			SEK	250,000,000

		Subtotal in Equivalent Amount of Won(20)			~~W~~	33,192,500,000

CZK	1,140,000,000	1.52	November 6, 2019	November 6, 2024		1,140,000,000
CZK	1,140,000,000	1.55	November 06, 2019	November 06, 2024		1,140,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2020
CZK	1,140,000,000	1.54	November 14, 2019	November 14, 2024		1,140,000,000

		Subtotal in Original Currency			CZK	3,420,000,000

		Subtotal in Equivalent Amount of Won(21)			~~W~~	174,556,800,000
PLN	194,000,000	2.12	October 25, 2019	October 25, 2024		194,000,000

		Subtotal in Original Currency			PLN	194,000,000

		Subtotal in Equivalent Amount of Won(22)			~~W~~	56,651,880,000

	Total External Bonds of the Bank in Equivalent Amount of Won				~~W~~	48,600,499,484,000

*	Repaid on the respective maturity dates.
(1)

U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,088.00, the market average exchange rate in effect on December 31, 2020, as announced by Seoul Money Brokerage Services, Ltd.

(2)

Japanese Yen amounts are converted to Won amounts at the rate of JPY 100.00 to Won 1,054.26, the market average exchange rate in effect on December 31, 2020, as announced by Seoul Money Brokerage Services, Ltd.

(3)

Hong Kong Dollar amounts are converted to Won amounts at the rate of HKD 1.00 to Won 140.35, the market average exchange rate in effect on December 31, 2020, as announced by Seoul Money Brokerage Services, Ltd.

(4)

Mexican Peso amounts are converted to Won amounts at the rate of MXN 1.00 to Won 54.71, the market average exchange rate in effect on December 31, 2020, as announced by Seoul Money Brokerage Services, Ltd.

(5)

Brazilian Real amounts are converted to Won amounts at the rate of BRL 1.00 to Won 209.47, the market average exchange rate in effect on December 31, 2020, as announced by Seoul Money Brokerage Services, Ltd.

(6)	Euro amounts are converted to Won amounts at the rate of EUR 1.00 to Won 1,338.24, the market average exchange rate in effect on December 31, 2020, as announced by Seoul Money Brokerage Services, Ltd.
(7)

Thai Baht amounts are converted to Won amounts at the rate of THB 1.00 to Won 36.34, the market average exchange rate in effect on December 31, 2020, as announced by Seoul Money Brokerage Services, Ltd.

(8)

Swiss Franc amounts are converted to Won amounts at the rate of CHF 1.00 to Won 1,234.33, the market average exchange rate in effect on December 31, 2020, as announced by Seoul Money Brokerage Services, Ltd.

(9)

Australian Dollar amounts are converted to Won amounts at the rate of AUD 1.00 to Won 836.56, the market average exchange rate in effect on December 31, 2020, as announced by Seoul Money Brokerage Services, Ltd.

(10)

Indian Rupee amounts are converted to Won amounts at the rate of INR 1.00 to Won 14.86, the market average exchange rate in effect on December 31, 2020, as announced by Seoul Money Brokerage Services, Ltd.

(11)	Chinese Yuan amounts are converted to Won amounts at the rate of CNY 1.00 to Won 166.96, the prevailing market rate on December 31, 2020.
(12)

Indonesian Rupiah amounts are converted to Won amounts at the rate of IDR 100.00 to Won 7.74, the market average exchange rate in effect on December 31, 2020, as announced by Seoul Money Brokerage Services, Ltd.

(13)	Peruvian Sol amounts are converted to Won amounts at the rate of PEN 1.00 to Won 299.94, the prevailing market rate on December 31, 2020.
(14)

Singapore Dollar amounts are converted to Won amounts at the rate of SGD 1.00 to Won 822.22, the market average exchange rate in effect on December 31, 2020, as announced by Seoul Money Brokerage Services, Ltd.

(15)

New Zealand Dollar amounts are converted to Won amounts at the rate of NZD 1.00 to Won 784.45, the market average exchange rate in effect on December 31, 2020, as announced by Seoul Money Brokerage Services, Ltd.

(16)

South African Rand amounts are converted to Won amounts at the rate of ZAR 1.00 to Won 74.42, the market average exchange rate in effect on December 31, 2020, as announced by Seoul Money Brokerage Services, Ltd.

(17)

Canadian Dollar amounts are converted to Won amounts at the rate of CAD 1.00 to Won 853.30, the market average exchange rate in effect on December 31, 2020, as announced by Seoul Money Brokerage Services, Ltd.

(18)

Norwegian Krone amounts are converted to Won amounts at the rate of NOK 1.00 to Won 127.48, the market average exchange rate in effect on December 31, 2020, as announced by Seoul Money Brokerage Services, Ltd.

(19)

British Pound amounts are converted to Won amounts at the rate of GBP 1.00 to Won 1,482.40, the market average exchange rate in effect on December 31, 2020, as announced by Seoul Money Brokerage Services, Ltd.

(20)

Swedish Krona amounts are converted to Won amounts at the rate of SEK 1.00 to Won 132.77, the market average exchange rate in effect on December 31, 2020, as announced by Seoul Money Brokerage Services, Ltd.

(21)

Czech Koruna amounts are converted to Won amounts at the rate of CZK 1.00 to Won 51.04, the market average exchange rate in effect on December 31, 2020, as announced by Seoul Money Brokerage Services, Ltd.

(22)

Polish Zloty amounts are converted to Won amounts at the rate of PLN 1.00 to Won 292.02, the market average exchange rate in effect on December 31, 2020, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Bank

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2020(1)
		(%)			(millions of Won)
Agricultural Bank of China, Seoul	Borrowings from ABC	LIBOR 3M+0.85	2016	2021		108,800
Bank of America, N.A.	Borrowings from BofA	LIBOR 3M+0.7	2017	2021		163,200
Syndicated Lenders	Borrowings from Syndicated Lenders	LIBOR 3M+0.52	2018	2021		544,000
Mizuho Bank, Seoul	Borrowings from Mizuho	LIBOR 3M+0.45	2019	2021		217,600
Bank of America, N.A.	Borrowings from BofA	LIBOR 3M+0.55	2019	2022		217,600
Mizuho Bank, Seoul	Borrowings from Mizuho	LIBOR 3M+0.47	2020	2022		217,600
Ca-cib	Borrowings from CA-CIB	LIBOR 3M+0.33	2020	2021		108,800
BNPP	Borrowings from BNPP	LIBOR 3M+0.32	2020	2021		108,800
SMBC	Borrowings from SMBC	LIBOR 3M+0.30	2020	2021		210,852
MUFG	Borrowings from MUFG	LIBOR 3M+0.38	2020	2021		326,400

Long-term Borrowings from Foreign Financial Institution					~~W~~	2,223,652

Compulsory Loan		LIBOR 3M + 0.64 ~ 0.78	2014	2024	~~W~~	1,176,215
Foreign Currency CP		-0.45 ~ 2.33	2020	2021	~~W~~	1,136,851
Others (including foreign banks and Credit Support Annexes)					~~W~~	1,540,043

Total External Borrowings of the Bank					~~W~~	6,076,761

(1)	Converted to Won amounts at the relevant market average exchange rates in effect on December 31, 2020 as announced by Seoul Money Brokerage Services, Ltd.

B. Internal Debt of the Bank

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2020
	(%)			(millions of Won)
Bonds
Short-term Industrial Finance Bonds	1.25~1.86	2019	2020	~~W~~	13,080,000
Long-term Industrial Finance Bonds	1.32~4.70	2014~2019	2021~2032		9,725,000

Total Bonds	1.25~4.70	2014~2019	2020~2032		22,805,000

Total Internal Debt				~~W~~	22,805,000

Financial Statements and the Auditors

The Minister of Economy and Finance appoints our internal Auditor who is responsible for examining our financial operations and auditing our financial statements and accounting records. The present internal Auditor is Kim, Jong-cheol, who was appointed for a three-year term on January 25, 2021.

We prepare our financial statements annually for submission to the Minister of Economy and Finance, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external auditors, an independent public accounting firm has audited our separate financial statements since 1983 and consolidated financial statements since 1998. As of the date of this prospectus, our independent auditor is KPMG Samjong Accounting Corp., located at 27th Floor, Gangnam Finance Center, 152 Teheran-ro, Gangnam-gu, Seoul, 06236, Korea, which has audited our separate financial statements as of and for the years ended December 31, 2020 and 2019 included in this prospectus.

Our separate financial statements and information included in this prospectus were prepared under K-IFRS. For a summary of financial statement preparation and significant accounting policies, see “—Notes to Separate Financial Statements as of and for the years ended December 31, 2020 and 2019—Note 2.” These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States.

We recognize interest income on loans and debt securities using the effective interest method. See “—Notes to Separate Financial Statements as of and for the years ended December 31, 2020 and 2019—Note 3(15).”

We classify a non-derivative financial asset as held for trading if either it is acquired for the purpose of selling it in the near term, or it is part of a portfolio of identified financial instruments that are managed together and for which there is evidence of a recent actual pattern of short-term profit taking. We classify debt securities with fixed or determinable payments and fixed maturities, and which we intend to hold to maturity, as held-to-maturity securities. We classify investments that are categorized as neither trading securities nor held-to-maturity securities as available-for-sale securities. We record our trading and available-for-sale securities at fair value. However, investments in available-for-sale securities that do not have readily determinable fair values are recognized at cost. We record held-to-maturity securities at amortized cost. We recognize impairment losses on securities in current operations when the recoverable amounts are less than the carrying amount of equity securities or amortized cost of debt securities.

We record debenture issuance costs as discounts on debentures and amortize them over the maturity period of the debentures using the effective interest method.

Our financial statements are separate financial statements prepared in accordance with the requirements of K-IFRS 1027 Separate Financial Statements, in which a parent, or an investor with joint control of, or significant influence over, an investee accounts for the investments based on the cost method or valuation methods in accordance with K-IFRS 1109 Financial Instruments.

Since we initially adopted K-IFRS in 2013, our premises and equipment on the statements of financial position as of January 1, 2013 have been measured at their fair value in accordance with IFRS 1 paragraph 30(b), and we have chosen to apply the cost model to the premises and equipment in accordance with IAS 16 paragraph 29.

K-IFRS 1109, Financial Instruments, which is aimed at improving and simplifying the accounting treatment of financial instruments, is effective for annual periods beginning on or after January 1, 2018 and replaces K-IFRS 1039, Financial Instruments: Recognition and Measurement. We have applied the new accounting standard, K-IFRS 1109, which requires all financial assets to be classified and measured on the basis of an entity’s business model for managing financial assets and the contractual cash flow characteristics of the financial assets, in our separate financial statements as of and for the years ended December 31, 2020 and 2019 included in this prospectus.

K-IFRS 1116, Leases, which was enacted on May 22, 2017, is aimed at facilitating a more faithful representation of, and improving the transparency of information relating to, lease-related assets and liabilities, and is effective for annual periods beginning on or after January 1, 2019. K-IFRS 1116, which replaces K-IFRS 1017, Leases, requires a lessee to recognize a right-of-use asset representing the lessee’s right to use the underlying leased asset and a lease liability representing the present value of the lessee’s obligation to make future lease payments. We have applied K-IFRS 1116 in our separate financial statements beginning with the year ended December 31, 2019.

Independent Auditors’ Report

The Board of Directors and Shareholders of

The Export-Import Bank of Korea:

Opinion

We have audited the accompanying separate financial statements of the Export-Import Bank of Korea (the “Bank”), which comprise the separate statements of financial position as of December 31, 2020 and 2019, the separate statements of comprehensive income, changes in equity and cash flows for the years then ended, and notes, comprising significant accounting policies and other explanatory information.

In our opinion, the accompanying separate financial statements present fairly, in all material respects, the separate financial position of the Bank as of December 31, 2020 and 2019, and its separate financial performance and its separate cash flows for the years then ended in accordance with Korean International Financial Reporting Standards (“K-IFRS”).

Basis for Opinion

We conducted our audits in accordance with Korean Standards on Auditing (KSAs). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Separate Financial Statements section of our report. We are independent of the Bank in accordance with the ethical requirements that are relevant to our audit of the separate financial statements in the Republic of Korea, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Emphasis of matter

As a matter that does not affect our audit opinion, we draw attention to the following matter.

As described in note 36. (8) to the separate financial statements, the proliferation of COVID-19 has had a negative impact on the global economy, which may have a greater impact than the expected credit loss and potential impairment of assets in a particular portfolio, negatively impacting the profit generation capability of the Bank. Our opinion is not modified in respect of this matter.

Other Matter

The procedures and practices utilized in the Republic of Korea to audit such separate financial statements may differ from those generally accepted and applied in other countries.

Responsibilities of Management and Those Charged with Governance for the Separate Financial Statements

Management is responsible for the preparation and fair presentation of the separate financial statements in accordance with K-IFRS, and for such internal control as management determines is necessary to enable the preparation of separate financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the separate financial statements, management is responsible for assessing the Bank’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Bank or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Bank’s financial reporting process.

Auditors’ Responsibilities for the Audit of the Separate Financial Statements

Our objectives are to obtain reasonable assurance about whether the separate financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with KSAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these separate financial statements.

As part of an audit in accordance with KSAs, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•

Identify and assess the risks of material misstatement of the separate financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control.

•

Evaluate the appropriateness of accounting policies used in the preparation of the separate financial statements and the reasonableness of accounting estimates and related disclosures made by management.

•

Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Bank’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditors’ report to the related disclosures in the separate financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditors’ report. However, future events or conditions may cause the Bank to cease to continue as a going concern.

•

Evaluate the overall presentation, structure and content of the separate financial statements, including the disclosures, and whether the separate financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

/s/ KPMG Samjong Accounting Corp.

Seoul, Korea

March 31, 2021

This report is effective as of March 31, 2021, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying separate financial statements and notes thereto. Accordingly, the readers of the audit report should understand that the above audit report has not been updated to reflect the impact of such subsequent events or circumstances, if any.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF FINANCIAL POSITION

AS OF DECEMBER 31, 2020 AND 2019

	December 31, 2020		December 31, 2019
	( Korean won in millions)
ASSETS:
Cash and due from financial institutions (Notes 4, 5 and 7)	~~W~~	4,025,737	~~W~~	4,852,816
Financial assets at fair value through profit or loss (“FVTPL”) (Notes 4, 5, 8 and 20)		3,478,402		1,834,497
Hedging derivative assets (Notes 4, 5 and 20)		1,499,766		390,645
Loans at amortized cost (Notes 4, 5, 10 and 37)		73,407,381		71,576,511
Financial investments (Notes 4, 5 and 9)		11,042,411		9,313,662
Investments in associates and subsidiaries (Note 11)		1,919,212		1,784,901
Tangible assets, net (Note 12)		263,087		265,116
Intangible assets, net (Note 13)		28,082		34,382
Deferred tax assets (Note 34)		1,107,370		1,212,263
Retirement benefit assets, net (Note 18)		4,801		3,243
Other assets (Notes 4, 5, 14 and 37)		813,786		986,093

	~~W~~	97,590,035	~~W~~	92,254,129

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Financial liabilities at FVTPL (Notes 4, 5 and 20)	~~W~~	753,442	~~W~~	686,613
Hedging derivative liabilities (Notes 4, 5 and 20)		418,970		798,786
Borrowings (Notes 4, 5 and 15)		6,076,631		6,796,372
Debentures (Notes 4, 5 and 16)		72,641,777		67,137,591
Provisions (Note 17)		626,611		539,381
Other liabilities (Notes 4, 5, 19 and 37)		2,603,158		2,603,751

		83,120,589		78,562,494

STOCKHOLDERS’ EQUITY:
Capital stock (Note 1 and 21)		12,449,456		11,871,143
Capital adjustments		(132,271)		(129,487)
Other components of equity (Notes 20 and 22)		803,317		594,408
Retained earnings (Note 23)
(Regulatory reserve for loan losses as of December 31, 2020 and 2019: 338,574 million and 106,650 million)		1,348,944		1,355,571

		14,469,446		13,691,635

	~~W~~	97,590,035	~~W~~	92,254,129

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020		2019
	(Korean won in millions)
OPERATING INCOME:
Net interest income (Notes 24 and 37):
Interest income	~~W~~	2,288,725	~~W~~	3,095,252
Interest expenses		(1,408,010)		(2,216,731)

		880,715		878,521

Net commission income (Notes 25 and 37):
Commission income		375,494		354,713
Commission expenses		(13,935)		(15,077)

		361,559		339,636

Dividend income (Note 26)		47,184		33,575
Net gain (loss) on financial assets at FVTPL (Note 27)		123,455		206,269
Net gain (loss) on hedging derivative assets (Notes 20 and 28)		1,793,681		1,406,148
Net gain (loss) on financial investments (Note 29)		984		(3,574)
Net gain (loss) on foreign exchange transaction		(1,068,897)		(456,456)
Net other operating income (expenses) (Note 30)		(797,524)		(955,878)
Reversal of (Additional) impairment loss on credit (Note 31 and 37)		(838,485)		(322,660)
General and administrative expenses (Note 32)		(232,078)		(229,142)

Total operating income		270,594		896,439

NON-OPERATING INCOME (Note 33):
Net gain (loss) on investments in associates and subsidiaries		(125,334)		(414,872)
Net other non-operating income (expenses)		(5,128)		(11,426)

		(130,462)		(426,298)

PROFIT BEFORE INCOME TAX		140,132		470,141
INCOME TAX EXPENSES (Note 34)		(37,722)		(168,574)

PROFIT FOR THE YEAR		102,410		301,567

(Profit for the year adjusted for regulatory reserve for loan losses for the years ended December 31, 2020 and 2019: 291,765 million and 69,643 million) (Note 23)
OTHER COMPREHENSIVE INCOME (LOSS) FOR THE PERIOD (Note 22)
Items not reclassified subsequently to profit or loss:
Net gain (loss) on equity securities at FVOCI		263,872		(184,271)
Remeasurement of net defined benefit liabilities		(4,272)		6,829
Income tax effect		(62,823)		64,477
Items that are or may be reclassified subsequently to profit or loss:
Net gain (loss) on debt securities at FVOCI		16,001		35,497
Net gain (loss) on valuation of cash flow hedge		4		182
Income tax effect		(3,873)		(8,635)

		208,909		(85,921)

TOTAL COMPREHENSIVE INCOME FOR THE YEAR	~~W~~	311,319	~~W~~	215,646

See accompanying notes to separate financial statements

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

					Other components of equity
	Capital stock		Capital adjustments		Gain (loss) on valuation of financial assets at FVOCI		Gain (loss) on valuation of cash- flow hedge		Remeasurement, net of defined benefit liabilities		Gain (loss) on disposal of financial assets at FVOCI		Retained earnings		Total
	(Korean won in millions)
January 1, 2019	~~W~~	11,814,963	~~W~~	(129,339)	~~W~~	691,647	~~W~~	(137)	~~W~~	9,917	~~W~~	(21,098)	~~W~~	1,116,660	~~W~~	13,482,613
Payment of dividends		—		—		—		—		—		—		(62,656)		(62,656)
Paid-in Capital Increase		56,180		(148)		—		—		—		—		—		56,032
Total comprehensive Income																215,646
Profit for the year		—		—		—		—		—		—		301,567		301,567
Other comprehensive income (loss):																(85,921)
Net loss on valuation of financial assets at FVOCI, net of tax		—		—		(48,918)		—		—		—		—		(48,918)
Net loss on valuation of cash flow hedge, net of tax		—		—		—		137		—		—		—		137
Remeasurement elements of defined benefit plans, net of tax		—		—		—		—		5,177		—		—		5,177
Net loss on disposal of financial assets at FVOCI, net of tax		—		—		—		—		—		(42,317)		—		(42,317)

December 31, 2019	~~W~~	11,871,143	~~W~~	(129,487)	~~W~~	642,729	~~W~~	—	~~W~~	15,094	~~W~~	(63,415)	~~W~~	1,355,571	~~W~~	13,691,635

January 1, 2020	~~W~~	11,871,143	~~W~~	(129,487)	~~W~~	642,729	~~W~~	—	~~W~~	15,094	~~W~~	(63,415)	~~W~~	1,355,571	~~W~~	13,691,635
Payment of dividends		—		—		—		—		—		—		(109,037)		(109,037)
Paid-in Capital Increase		578,313		(2,784)		—		—		—		—		—		575,529
Total comprehensive Income																311,319
Profit for the year		—		—		—		—		—		—		102,410		102,410
Other comprehensive income (loss):																208,909
Net loss on valuation of financial assets at FVOCI, net of tax		—		—		210,834		—		—		—		—		210,834
Net loss on valuation of cash flow hedge, net of tax		—		—		—		3		—		—		—		3
Remeasurement elements of defined benefit plans, net of tax		—		—		—		—		(3,239)		—		—		(3,239)
Net loss on disposal of financial assets at FVOCI, net of tax		—		—		—		—		—		1,311		—		1,311

December 31, 2020	~~W~~	12,449,456	~~W~~	(132,271)	~~W~~	853,563	~~W~~	3	~~W~~	11,855	~~W~~	(62,104)	~~W~~	1,348,944	~~W~~	14,469,446

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020		2019
	(Korean won in millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Profit for the year	~~W~~	102,410	~~W~~	301,567

Adjustments for:
Income tax expense		37,722		168,574
Interest income		(2,288,725)		(3,095,252)
Interest expenses		1,408,010		2,216,731
Dividend and distribution income		(62,516)		(57,555)
Dividend received from subsidiaries and associates		(16,913)		(11,928)
Loss on financial assets at FVTPL		4,892		9,108
Loss on financial assets at FVOCI		6		6,917
Transfer to derivatives’ credit risk provision		19,600		25,257
Loss on foreign exchange transactions		2,767,309		1,651,369
Impairment loss on credit		838,485		322,660
Loss on investments in subsidiaries and associates		142,246		445,520
Loss on fair value hedged items		939,102		1,104,469
Depreciation and amortization		18,853		18,968
Loss on disposals of tangible, intangible and other assets		1		12
Impairment loss on tangible, intangible and other assets		—		3
Loss on Redemption of Bonds		64		—
Loss on valuation of derivative assets for trading		715,444		680,963
Loss on valuation of derivative assets for hedging		156,940		161,204
Retirement benefits		11,178		11,069
Gain on financial assets at FVTPL		(15,134)		(9,157)
Gain on financial assets at FVOCI		(990)		(3,343)
Reversal of derivatives’ credit risk provision		(2,741)		(93,448)
Gain on foreign exchange transactions		(1,699,123)		(1,195,959)
Gain on fair value hedged items		(164,126)		(84,142)
Gain on valuation of derivative assets for trading		(834,315)		(677,029)
Gain on valuation of derivative assets for hedging		(1,423,598)		(907,285)
Gain on disposals of tangible, intangible and other assets		(119)		(73)
Reversal of impairment loss on tangible, intangible and other assets		—		(55)
Gain on investments in subsidiaries and associates		—		(18,720)

		551,552		668,878

Changes in operating assets and liabilities:
Due from financial institutions		1,009,258		796,509
Financial assets and liabilities at FVTPL		(1,457,288)		240,572
Hedging derivative net assets		(222,276)		(398,155)
Loans at amortized cost		(5,402,682)		(290,058)
Other assets		345,231		(13,111)
Provisions		28,115		150,843
Payment of retirement benefits		(15,968)		(13,833)
Other liabilities		411,342		92,663

		(5,304,268)		565,430

Payment of income tax		(400,397)		(30,065)
Interest received		2,304,547		3,090,772
Interest paid		(1,297,711)		(2,058,405)
Dividend received		79,429		69,483

Net cash provided by (used in) operating activities		(3,964,438)		2,607,660

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020		2019
	(Korean won in millions)
CASH FLOWS FROM INVESTING ACTIVITIES:
Disposal of financial investments	~~W~~	730,990	~~W~~	652,172
Disposal of investments in associates and subsidiaries		7,614		2,024
Disposal of tangible assets		121		103
Acquisition of financial investments		(2,565,665)		(837,333)
Acquisition of investments in associates and subsidiaries		(284,171)		(29,934)
Acquisition of tangible assets		(5,407)		(6,827)
Acquisition of intangible assets		(5,120)		(7,073)

Net cash used in investing activities		(2,121,638)		(226,868)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in call money		—		200,000
Proceeds from borrowings		13,246,426		4,498,883
Proceeds from debentures		31,315,417		18,183,732
Paid-in capital increase		578,313		56,180
Increase in deposits		2
Repayment in call money		(179,967)		—
Repayment of borrowings		(13,181,831)		(2,941,247)
Repayment of debentures		(24,453,497)		(20,089,596)
Expense related to paid-in capital increases		(2,784)		(148)
Payment of dividends		(109,037)		(62,656)
Decrease in deposits		(2)		—

Net cash provided by (used in) financing activities		7,213,040		(154,852)

NET INCREASE IN CASH AND CASH EQUIVALENTS		1,126,964		2,225,940
CASH AND CASH EQUIVALENTS, BEGINNING OF THE YEAR		2,913,676		1,020,067
EFFECTS OF FOREIGN EXCHANGE RATE CHANGES ON THE BALANCE OF CASH AND CASH EQUIVALENTS IN FOREIGN CURRENCIES		(969,405)		(332,331)

CASH AND CASH EQUIVALENTS, END OF THE YEAR (Note 7 and 35)	~~W~~	3,071,235	~~W~~	2,913,676

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

1.	GENERAL:

(1)	Summary of The Export-Import Bank of Korea

The Export-Import Bank of Korea (the “Bank”) was established in 1976 as a special financial institution under The Export-Import Bank of Korea Act (the “EXIM Bank Act”) to grant financial facilities for overseas trade (i.e., export and import), investments and resources development activities. As of December 31, 2020, the Bank operates a head office in Seoul, Marine Finance Center in Busan, a domestic subsidiary, ten domestic branches, three domestic offices, four overseas subsidiaries and twenty-four overseas offices.

The Bank’s authorized capital is 15,000,000 million, and through numerous capital increases since the establishment, its paid-in capital is 12,449,456 million as of December 31, 2020. The Government of the Republic of Korea (the “Government”), the Bank of Korea, and the Korea Development Bank hold 67.99%, 9.36%, and 22.65%, respectively, of the ownership of the Bank as of December 31, 2020.

The Bank, as a trustee of the Government, has managed the Economic Development Cooperation Fund (“EDCF”) since June 1987 and the Inter-Korean Cooperation Fund (“IKCF”) since March 1991. These funds are accounted for separately and are not included in the Bank’s separate financial statements. The Bank receives fees from the Government for the trustee services.

(2)	Summary of subsidiaries and associates

1)	Subsidiaries of the Bank as of December 31, 2020 and 2019 are as follows:

(December 31, 2020)

Subsidiaries	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP	81mil.	Finance	81,283,897	100.00	Dec. 31, 2020
KEXIM Vietnam Leasing Co. (*1)	Vietnam	USD	53mil.	Finance	—	100.00	Dec. 31, 2020
PT.KOEXIM Mandiri Finance	Indonesia	IDR	52,000mil.	Finance	442	85.00	Dec. 31, 2020
KEXIM Asia Limited	Hong Kong	USD	130mil.	Finance	130,000,000	100.00	Dec. 31, 2020
EXIM PLUS Co., Ltd.	Korea	KRW	950mil.	Service	190,000	100.00	Dec. 31, 2020

(*1)	This entity does not issue share certificates.

(December 31, 2019)

Subsidiaries	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP	20mil.	Finance	20,000,000	100.00	Dec. 31, 2019
KEXIM Vietnam Leasing Co. (*1)	Vietnam	USD	13mil.	Finance	—	100.00	Dec. 31, 2019
PT.KOEXIM Mandiri Finance	Indonesia	IDR	52,000mil.	Finance	442	85.00	Dec. 31, 2019
KEXIM Asia Limited	Hong Kong	USD	30mil.	Finance	30,000,000	100.00	Dec. 31, 2019
EXIM PLUS Co., Ltd.	Korea	KRW	950mil.	Service	190,000	100.00	Dec. 31, 2019

(*1)	This entity does not issue share certificates.

2)	Associates of the Bank as of December 31, 2020 and 2019 are as follows:

(December 31, 2020)

Associates	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
Korea Asset Management Corporation	Korea	KRW	949,566mil.	Financial service	44,482,396	23.41	Dec. 31, 2020
Credit Guarantee and Investment Fund	Philippines	USD	1,102mil.	Financial service	147,600,000	13.39	Dec. 31, 2020
DAESUN Shipbuilding & Engineering Co., Ltd.	Korea	KRW	6,262mil.	Shipbuilding	1,040,000	83.03	Dec. 31, 2020
KTB Newlake Global Healthcare PEF	Korea	KRW	33,850mil.	Financial service	8,462,558,125	25.00	Dec. 31, 2020
Korea Aerospace Industries. Ltd.	Korea	KRW	487,376mil.	Manufacturing	25,745,964	26.41	Dec. 31, 2020
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	KRW	541,453mil.	Shipbuilding	—	—	Dec. 31, 2020

(December 31, 2019)

Associates	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
Korea Asset Management Corporation	Korea	KRW	860,000mil.	Financial service	44,482,396	25.86	Dec. 31, 2019
Credit Guarantee and Investment Fund	Philippines	USD	1,078mil	Financial service	123,800,000	11.49	Dec. 31, 2019
HSG SUNGDONG Shipbuilding Co., Ltd.	Korea	KRW	1,391,693mil.	Shipbuilding	96,575,200	69.39	Dec. 31, 2019
DAESUN Shipbuilding & Engineering Co., Ltd.	Korea	KRW	6,262mil.	Shipbuilding	1,040,000	83.03	Dec. 31, 2019
KTB Newlake Global Healthcare PEF	Korea	KRW	35,180mil.	Financial service	1,004,500,000	25.00	Dec. 31, 2019
KBS-KDB Private Equity Fund	Korea	KRW	29,713mil.	Financial service	6,031,875,000	20.30	Dec. 31, 2019
Korea Aerospace Industries. Ltd.	Korea	KRW	487,376mil.	Manufacturing	25,745,964	26.41	Dec. 31, 2019
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	KRW	541,029mil.	Shipbuilding	—	—	Dec. 31, 2019

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

(1)	Basis of Financial Statement Presentation

The Bank’s separate financial statements are prepared under K-IFRS.

(2)	Basis of measurement

The separate financial statements have been prepared on the historical cost basis, except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial assets measured at fair value through profit or loss

•	Financial assets measured at fair value through other comprehensive income

•	Financial assets and liabilities designated as hedged items in a fair value hedge accounting of which changes in fair value attributable to the hedged risk are recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets

(3)	Functional and presentation currency

These separate financial statements are presented in Korean won, which is the currency of the primary economic environment in which the Bank operates.

(4)	Significant Estimates and Judgments

The preparation of separate financial statements requires the application of accounting policies and certain critical accounting estimates and assumptions may have a significant impact on assets (liabilities) and income (expenses). The management’s estimate may differ from the actual outcome if the management’s estimate and assumption based on its best judgment at the reporting date are different from an actual environment.

Estimates and assumptions are continually evaluated and the change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only, or the period of the change and future periods, if the change affects both.

Uncertainty in estimates and assumptions with significant risk that will result in material adjustment are as follows:

1)	Fair value of financial instruments

The fair value of financial instruments where no active market exists or where quoted prices are not otherwise available are determined by using valuation techniques. Financial instruments that are not actively traded in the market and with less transparent market price, will have less objective fair value and will require judgment in liquidity, concentration, uncertainty in market factors and assumption in price determination and other risks.

As described in the significant accounting policies ‘Recognition and Measurement of Financial Instruments’ diverse valuation techniques are used to determine the fair value of financial instruments, from general market accepted valuation model to internally developed valuation model that incorporates various types of assumptions and variables.

2)	Provision of credit losses (allowances for loan losses, provisions for acceptances and guarantees, financial guarantee contracts and unused loan commitments)

The Bank recognizes credit loss allowance for expected credit losses on debt instruments, loans and receivables that are measured at amortized cost, loan commitments and financial guarantee contracts in accordance with K-IFRS No. 1109 ‘Financial Instruments’. The allowance is determined by techniques, assumptions and input variables used by the Bank to measure expected future cash flows of individual financial instruments and to measure expected credit losses in a collective manner.

3)	Defined benefit obligation

The present value of defined benefit obligations is measured by the independent actuaries using projected unit credit method. It is determined by actuarial assumptions and variables such as future increases in salaries, rate of retirement, discount rate and others.

4)	Income taxes

The Bank has recognized current and deferred taxes that reflect tax consequences based on the best estimates in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities. However, actual income taxes in the future may not be identical to the recognized deferred tax assets and liabilities, and this difference can affect current and deferred tax at the period when the final tax effect is determined.

5)	Hedging relationship

The Bank expects a high hedge effectiveness throughout the hedging period in designating the hedging relationship and it is probable that the hedged transaction will be highly probable in the cash flow hedge.

(5)	Changes in Accounting Policies

The Bank has adopted the same accounting policies that applied to the separate financial statements as of and for the year ended December 31, 2019, except for the application of the amended standards first effective from January 1, 2020, which are explained below.

1)	K-IFRS No.1001, ‘Presentation of Financial Statements’, and K-IFRS No.1008, ‘Changes in Accounting Estimates and Errors’ – Definition of Materiality

The amendments clarify the definition of materiality and K-IFRS No.1001 and K-IFRS No.1008 were amended in accordance with the clarified definition of materiality. According to the amendments, Materiality is assessed not only by omission or misstatement of material information, but also by the possible effects of immaterial information. Also, when determining the information to be disclosed, the nature of the users of the financial statements has to be considered. The amendments do not have a significant impact on the Banks financial statements.

2)	K-IFRS No.1103, ‘Business Combination’ – Definition of Business

According to the amendments, to consider the acquisition of integration of the activities and assets as a business, the amended definition of a business requires the acquisition to include an input and a substantive process that together could significantly contribute to the ability to create outputs. The amended definition of output excludes economic benefits in the form of lower costs. Also, If substantial part of the fair value of gross assets acquired is concentrated in a single asset or a group of similar assets, an entity may elect to apply an optional concentration test that permits a simplified assessment of the acquired asset of activities and assets as not a business but an asset or a group of assets. The amendments do not have a significant impact on the Banks financial statements.

3)	K-IFRS No.1109, ‘Financial Instruments’, and K-IFRS No.1107, ‘Financial Instruments: Disclosure’ – Interest rate indicator reform

The amendments require exceptions to the analysis of future information in relation to the application of hedge accounting, while uncertainty exists due to movements of the interest rate indicator reform. The exception assumes that the interest rate indicators on which the hedged item and hedging instrument are based on, do not change due to the effect of the interest rate index reform when assessing whether the expected cash flows that comply with existing interest rate indicators are highly probable, whether there is an economic relationship between the hedged item and the hedging instrument, and whether there is a high hedge effectiveness between the hedged item and the hedging instrument. The amendments do not have a significant impact on the Bank’s financial statements. The significant benchmark interest rate indicators for the hedge relationship and those affected should be referred to note 20. (7).

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(1)	General

The significant accounting policies applied in the preparation of these separate financial statements after transition to K-IFRS are set out below.

(2)	Investments in subsidiaries and associates

The accompanying separate financial statements have been prepared on a stand-alone basis in accordance with K-IFRS No.1027, ‘Separate Financial Statements’. The Bank’s investments in subsidiaries and associates are recorded at cost in accordance with K-IFRS No.1027. Dividend received from its subsidiaries and associates is recognized in profit or loss when the Bank is entitled to receive the dividend.

(3)	Foreign Currency

1) Foreign currency transactions

In preparing the separate financial statements of the Bank, transactions in currencies other than the Bank’s functional currency (foreign currencies) are recorded by applying the rates of exchange at the dates of the transactions.

At the end of each reporting period foreign currency monetary items are translated using the closing rate which is the spot exchange rate at the end of the reporting period. Non-monetary items that are measured at fair value in a foreign currency are translated using the spot exchange rates at the date when the fair value was determined and non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the spot exchange rate at the date of the transaction. Exchange differences arising on the settlement of monetary items or on translating monetary items at rates different from those at which they were translated on initial recognition during the period or in previous financial statements are recognized in profit or loss in the period in which they arise. When gains or losses on a non-monetary item are recognized in other comprehensive income, any exchange component of those gains or losses are recognized in other comprehensive income. Conversely, when gains or losses on a non-monetary item are recognized in profit or loss, any exchange component of those gains or losses are recognized in profit or loss.

2)	Foreign operations

The results and financial position of all foreign operations, whose functional currency differs from the Bank’s presentation currency, are translated into the Bank’s presentation currency using the following procedures;

Assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position. Income and expenses for statement of comprehensive income presented are translated at average exchange rates for the period.

Any fair value adjustments to the carrying amounts of assets and liabilities arising from the acquisition of that foreign operation are treated as assets and liabilities of the foreign operation. Thus, they are expressed in the functional currency of the foreign operation and are translated into the presentation currency at the closing rate.

On the disposal of a foreign operation, the cumulative amount of the exchange differences relating to that foreign operation, recognized in other comprehensive income and accumulated in the separate component of equity, are reclassified from equity to profit or loss (as a reclassification adjustment) when the gains or losses on disposal are recognized. On the partial disposal of a subsidiary that includes a foreign operation, the Bank reattributes the proportionate share of the cumulative amount of the exchange differences recognized in other comprehensive income to the non-controlling interests in that foreign operation. In any other partial disposal of a foreign operation, the Bank reclassifies to profit or loss only the proportionate share of the cumulative amount of the exchange differences recognized in other comprehensive income.

(4)	Cash and cash equivalents

Cash and cash equivalents include cash on hand, foreign currency, and highly liquid short-term investments that are readily convertible to known amounts of cash, which are subject to an insignificant risk of changes in value.

(5)	Non-derivative Financial Assets

Financial assets are recognized when the Bank becomes a party to the contractual provisions of the instrument. In addition, a regular way purchase or sale (a purchase or sale of a financial asset under a contract whose terms require delivery of the asset within the time frame established generally by regulation or convention in the market concerned) is recognized on the trade date

A financial asset is measured initially at its fair value plus, for an item not at Fair Value Through Profit or Loss (“FVTPL”), transaction costs that are directly attributable to its acquisition of the financial asset. Transaction costs on the financial assets at FVTPL that are directly attributable to the acquisition are recognized in profit or loss as incurred.

1)	Financial assets designated at FVTPL

Financial assets can be irrevocably designated as measured at FVTPL despite of classification standards stated below, if doing so eliminates or significantly reduces an accounting mismatch that would otherwise arise from measuring assets or liabilities or recognizing the gains or losses on them on different bases.

2)	Equity instruments

For the equity instruments that are not held for trading, at initial recognition, the Bank may make an irrevocable election to present subsequent changes in fair value in other comprehensive income. Equity instruments that are not classified as financial assets at Fair Value through Other Comprehensive Income (“FVOCI”) are classified as financial assets at FVTPL.

The Bank subsequently measures all equity investments at fair value. Valuation gains or losses of the equity instruments that are classified as financial assets at FVOCI previously recognized as other comprehensive income is not reclassified as profit or loss on derecognition. The Bank recognizes dividends in profit or loss when the Bank’s right to receive payments of the dividend is established.

Valuation gains or losses due to changes in fair value of the financial assets at FVTPL are recognized as gains or losses on financial assets at FVTPL. Impairment loss (reversal) on equity instruments at FVOCI is not recognized separately.

3)	Debt instruments

Subsequent measurement of debt instruments depends on the Bank’s business model in which the asset is managed and the contractual cash flow characteristics of the asset. Debt instruments are classified as financial assets at amortized cost, at FVOCI, or at FVTPL. Debt instruments are reclassified only when the Bank’s business model changes.

①	Financial assets at amortized cost

Assets that are held within a business model whose objective is to hold assets to collect contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. Impairment losses, and gains or losses on derecognition of the financial assets at amortized cost are recognized in profit or loss. Interest income on the effective interest method is included in the ‘Interest income’ in the separate statement of comprehensive income.

②	Financial assets at FVOCI

Assets that are held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, where the assets’ cash flows represent solely payments of principal and interest, are measured at FVOCI. Other than impairment losses, interest income amortized using effective interest method and foreign exchange differences, gains or losses of the financial assets at FVOCI are recognized as other comprehensive income in equity. On derecognition, gains or losses accumulated in other comprehensive income are reclassified to profit or loss. The interest income on the effective interest method is included in the ‘Interest income’ in the separate statement of comprehensive income. Foreign exchange differences and impairment losses are included in the ‘Net foreign currency transaction gain’ and ‘Impairment loss on credit’ in the separate statement of comprehensive income, respectively.

③	Financial assets at FVTPL

Debt securities other than financial assets at amortized costs or FVOCI are classified at FVTPL. Unless hedge accounting is applied, gains or losses from financial assets at FVTPL are recognized as profit or loss and are included in ‘Net gain on financial assets at fair value through profit or loss’ in the separate statement of comprehensive income.

4)	Embedded derivatives

Financial assets with embedded derivatives are classified regarding the entire hybrid contract, and the embedded derivatives are not separately recognized. The entire hybrid contract is considered when it is determined whether the contractual cash flows represent solely payments of principal and interest.

5)	Derecognition of financial assets

The Bank derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in transferred financial assets that is created or retained by the Bank is recognized as a separate asset or liability.

If the Bank retains substantially all the risks and rewards of ownership of the transferred financial assets, the Bank continues to recognize the transferred financial assets and recognizes financial liabilities for the consideration received.

6)	Offsetting

Financial assets and financial liabilities are offset and the net amount is presented in the separate statement of financial position only when the Bank currently has a legally enforceable right to set off the recognized amounts, and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

(6)	Derivative Financial Instruments

Derivatives are initially recognized at fair value. Subsequent to initial recognition, derivatives are measured at fair value, and changes therein are accounted for as described below

1)	Hedge accounting

The Bank holds forward exchange contracts, interest rate swaps, currency swaps and other derivative contracts to manage interest rate risk and foreign exchange risk. The Bank designated derivatives as hedging instruments to hedge the risk of changes in the fair value of assets, liabilities or firm commitments (a fair value hedge) and foreign currency risk of highly probable forecasted transactions or firm commitments (a cash flow hedge).

On initial designation of the hedge, the Bank formally documents the relationship between the hedging instrument(s) and hedged item(s), including the risk management objectives and strategy in undertaking the hedge transaction, together with the methods that will be used to assess the effectiveness of the hedging relationship.

①	Fair value hedge

Changes in the fair value of a derivative hedging instrument designated as a fair value hedge are recognized in profit or loss. The gain or loss from remeasuring the hedging instrument at fair value for a derivative hedging instrument and the gain or loss on the hedged item attributable to the hedged risk are recognized in profit or loss in the same line item of the separate statement of comprehensive income.

The Bank discontinues fair value hedge accounting if the hedging instrument expires or is sold, terminated or exercised, or if the hedge no longer meets the criteria. Any adjustment arising from G/L on the hedged item attributable to the hedged risk is amortized to profit or loss from the date the hedge accounting is discontinued.

②	Cash flow hedge

When a derivative is designated to hedge the variability in cash flows attributable to a particular risk associated with a recognized asset or liability or a highly probable forecasted transaction that could affect profit or loss, the effective portion of changes in the fair value of the derivative is recognized in other comprehensive income, net of tax, and presented in the hedging reserve in equity. Any ineffective portion of changes in the fair value of the derivative is recognized immediately in profit or loss.

If the hedging instrument no longer meets the criteria for hedge accounting, expires or is sold, terminated, exercised, or the designation is revoked, then hedge accounting is discontinued prospectively. The cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income is reclassified to profit or loss in the periods during which the forecasted transaction occurs. If the forecasted transaction is no longer expected to occur, then the balance in other comprehensive income is recognized immediately in profit or loss.

③	Net investment hedge

The portion of the change in fair value of a financial instrument designated as a hedging instrument that meets the requirements for hedge accounting for a net investment in a foreign operation is recognized in other comprehensive income and the ineffective portion of the hedge is recognized in profit or loss. The portion recognized as other comprehensive income that is effective as a hedge is recognized in the statement of comprehensive income as a result of reclassification adjustments in accordance with K-IFRS No. 1021, ‘Effect of Changes in Foreign Exchange Rates’ at the time of disposing of its overseas operations or disposing of a portion of its overseas operations To profit or loss.

2)	Other derivative financial instruments

Changes in the fair value of other derivative financial instrument not designated as a hedging instrument are recognized immediately in profit or loss.

3)	Unobservable valuation differences at initial recognition

Any difference between the fair value of over the counter derivatives at initial recognition and the amount that would be determined at that date using a valuation technique in a situation in which the valuation is dependent on unobservable parameters is not recognized in profit or loss but is recognized on a straight-line basis over the life of the instrument or immediately when the fair value becomes observable.

(7)	Impairment: Financial assets

The Bank measures expected credit loss and recognizes loss allowance at the end of the reporting period for financial assets measured at amortized cost and fair value through other comprehensive income with the exception of financial asset measured at fair value through profit or loss.

Expected credit losses are a probability-weighted estimate of credit losses (i.e. the present value of all cash shortfalls) over the expected life of the financial instrument. The Bank measures expected credit losses by reflecting reasonable and supportable information that is reasonably available at the reporting date without undue cost or effort, including information about past events, current conditions and forecasts of future economic conditions.

The Bank uses the following three measurement techniques in accordance with Korean IFRS:

•	General approach: for financial assets and off-balance-sheet unused credit line that are not applied below two approaches

•	Credit-impaired approach: for purchased or originated credit-impaired financial assets

Different measurement approaches are applied depending on significant increase in credit risk. 12 months expected credit losses is recognized when credit risk has not significantly increased since initial recognition. A loss allowance at an amount equal to lifetime expected credit losses is recognized when credit risk has significantly increased since initial recognition. Lifetime is presumed to be a period to the contractual maturity date of a financial asset (the expected life of the financial asset).

One or more of the following items is deemed significant increase in credit risk. When the contractual cash flows of a financial asset are renegotiated or otherwise modified, the Bank determines whether the credit risk has increased significantly since initial recognition using the following information.

•	more than 30 days past due;

•	decline in credit rating at period end by more than certain notches as compared to that at initial recognition;

•	the soundness of the assets is under precautionary from the grade table by Korean Financial Supervisory service

The Bank generally deems one or more of the following items credit-impaired:

•	no less than 90 days past due

•	legal proceedings related to collection

•	a borrower that has received a credit-warning from Korea Credit Information Services

•	corporate borrowers that are considered impaired (internally rating S, D, or F)

•	a borrower with the external auditor’s opinion that is qualified or disclaimer

•	negative capital and

•	debt restructuring.

1)	Forward-looking information

The Bank uses forward-looking information, when it measures expected credit losses.

The Bank assumes ‘probability of default’(PD), which is one of the risk components, has a certain correlation with the business cycle and calculates the expected credit loss by reflecting the forward-looking information with macroeconomic variables on the measurement inputs.

2)	Measuring expected credit losses on financial assets at amortized cost

The amount of the loss on financial assets at amortized cost is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate.

The Bank estimates expected future cash flows for financial assets that are individually significant (individual assessment of impairment).

For financial assets that are not individually significant, the Bank collectively estimates expected credit loss by grouping loans with homogeneous credit risk profile (collective assessment of impairment).

①	Individual assessment of impairment

Individual assessment of impairment losses is calculated using management’s best estimate on present value of expected future cash flows. The Bank uses all the available information including operating cash flow of the borrower and net realizable value of any collateral held.

②	Collective assessment of impairment

Collective assessment of loss allowance involves historical loss experience along with incorporation of forward-looking information. Such process incorporates factors such as type of collateral, product and borrowers, credit rating, size of portfolio and recovery period and applies ‘probability of default’(PD) on a group of assets and ‘loss given default’(LGD) by type of recovery method. Also, the expected credit loss model involves certain assumption to determine input based on loss experience and forward-looking information. These models and assumptions are periodically reviewed to reduce gap between loss estimate and actual loss experience.

Lifetime expected credit loss as at the end of the reporting period is calculated by product based on the carrying amount net of expected repayment, PD for each period and LGD adjusted by change in carrying amount.

3)

Measuring expected credit losses on financial assets at fair value through other comprehensive income Measuring method of expected credit losses on financial assets at fair value through other comprehensive income is equal to the method of financial assets at amortized cost, except for loss allowances that are recognized as other comprehensive income. Amounts recognized in other comprehensive income for sale or repayment of financial assets at fair value through other comprehensive income are reclassified to profit or loss.

(8)	Tangible assets

1)	Recognition and measurement

All property and equipment that qualify for recognition as an asset are measured at their cost and subsequently carried at their cost less any accumulated depreciation and any accumulated impairment losses.

The cost of property and equipment includes any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management and the initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located.

Subsequent expenditures are capitalized only when they prolong the useful life or enhance values of the assets but the costs of the day-to-day servicing of the assets such as repair and maintenance costs are recognized in profit or loss as incurred. If part of an item of an asset has a useful life different from that of the entire asset, it is recognized as a separate asset.

2)	Depreciation

Land is not depreciated whereas other property and equipment are depreciated using the method that reflects the pattern in which the asset’s future economic benefits are expected to be consumed by the Bank. The depreciable amount of an asset is determined after deducting its residual value.

The depreciation method is straight-line and estimated useful lives of the assets are as follows.

Property and equipment	Estimated useful lives
Buildings and structures	10–60 years
Leasehold Improvements	5 years
Vehicles	4 years
Tools, furniture and fixtures	4–20 years

The residual value, the useful life and the depreciation method applied to an asset are reviewed at least at each financial year-end and, if expectations differ from previous estimates or if there has been a significant change in the expected pattern of consumption of the future economic benefits embodied in the asset, the changes are accounted for as a change in an accounting estimate.

(9)	Intangible assets

Intangible assets are measured initially at cost and subsequently carried at its cost less any accumulated amortization and any accumulated impairment losses.

Intangible assets are amortized using the straight-line method with no residual value over their estimated useful economic life since the assets are available for use.

Intangible assets	Estimated useful lives
Software	5 years
System development costs	5 years

The amortization period and the amortization method for intangible assets with a definite useful life are reviewed at least at each financial year-end. The useful life of an intangible asset that is not being amortized is reviewed each period to determine whether events and circumstances continue to support an indefinite useful life assessment for that asset. If there is any change, it is accounted for as a change in an accounting estimate.

(10)	Impairment of non-financial assets

The Bank assesses at the end of each reporting period whether there is any indication that a non-financial asset, except for deferred tax assets, assets arising from employee benefits and non-current assets (or group of assets to be sold) classified as held for sale, may be impaired. If any such indication exists, the Bank estimates the recoverable amount of the asset. However, irrespective of whether there is any indication of impairment, the Bank tests goodwill acquired in a business combination, an intangible asset with an indefinite useful life and an intangible asset not yet available for use for impairment annually by comparing its carrying amount with its recoverable amount.

The recoverable amount is estimated for the individual asset. If it is not possible to estimate the recoverable amount of the individual asset, the Bank determines the recoverable amount of the cash-generating unit to which the asset belongs (the asset’s cash-generating unit).

The recoverable amount of an asset is the higher of its fair value less costs to sell and its value in use. If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount and such impairment loss is recognized immediately in profit or loss.

(11)	Financial liabilities at FVTPL

Financial liabilities at FVTPL include contingent consideration that may be paid by an acquirer as part of a business combination to which K-IFRS No.1103, ‘Business Combination’ applies, short-term financial liabilities and financial liabilities recognized as financial liabilities at FVTPL initially. Financial liabilities at FVTPL are stated at fair value, with any gains or losses arising on remeasurement recognized in profit or loss. Otherwise, the transaction cost is recognized in current profit or loss.

(12)	Provisions

A provision is recognized if the Bank has a present obligation (legal or constructive) as a result of the past event and it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. The risks and uncertainties that inevitably surround many events and circumstances are taken into account in reaching the best estimate of a provision, and where the effect of the time value of money is material, the amount of a provision is the present value of the expenditures expected to be required to settle the obligation.

Provisions on confirmed and unconfirmed acceptances and guarantees, and unused credit line of corporate loans are recognized using valuation model that applies the credit conversion factor, default rates, and loss given default. Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. If it is no longer probable that an outflow of resources embodying economic benefits will be required to settle the obligation, the provisions are reversed.

(13)	Financial guarantee contracts

A financial guarantee contract is a contract that requires the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due in accordance with the original or modified terms of a debt instrument.

Financial guarantee contracts are initially recognized at fair value and are amortized over the life of the contract. After initial recognition, financial guarantee contracts are measured at the greater of:

•	The amount determined in accordance with K-IFRS No.1109, ‘Financial Instruments’ and

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS No.1115, ‘Revenue from Contracts with Customers’

(14)	Equity and Reserve

Equity and Reserve are any contract or agreement that evidences a residual interest in the assets of an entity after deducting all of its liabilities

(15)	Interest income and expenses

Interest income and expenses are recognized using the effective interest method. Effective interest method is a method of calculating the amortized cost of a financial asset or a financial liability (or groups of financial assets or financial liabilities) and of allocating the interest income or interest expenses over the relevant period.

The effective interest rate is the rate that exactly discounts estimated future cash receipts or payments through the expected life of the financial instrument or, where appropriate, a shorter period, to the net carrying amount of the financial asset or financial liability. When calculating the effective interest rate, the Bank estimates cash flows considering all contractual terms of the financial instrument but does not consider future credit losses. The calculation includes all fees and points paid or received between parties to the contract that are an integral part of the effective interest rate, transaction costs, and all other premiums or discounts. In those rare cases when it is not possible to estimate reliably the cash flows or the expected life of a financial instrument (or group of financial instruments), the Bank uses the contractual cash flows over the full contractual term of the financial instrument (or group of financial instruments).

Interest on impaired financial assets is recognized using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss.

(16)	Fee and commission income

The Bank recognizes financial service fee in accordance with the accounting standard of the financial instrument related to the fees earned.

1)	Fees that are an integral part of the effective interest of a financial instrument

Such fees are generally treated as adjustments of effective interest. Such fees may include compensation for activities such as evaluating the borrower’s financial condition, evaluating and recording guarantees, collateral and other security arrangements, negotiating the terms of the instrument, preparing and processing documents and closing the transaction and origination fees received on issuing financial liabilities measured at amortized cost. However, fees relating to the creation or acquisition of a financial asset at FVTPL are recognized as revenue immediately

2)	Fees earned as services are provided

Such fees are recognized as revenue as the services are provided.

3)	Fees that are earned on the execution of a significant act

Such fees are recognized as revenue when the significant act has been completed.

(17)	Dividend income

Dividend income is recognized in profit or loss when the right to receive payment is established. Dividend income from financial assets at FVTPL and financial investments is recognized in profit or loss as part of dividend income in the separate statements of comprehensive income.

(18)	Employee compensation and benefits

1)	Defined contribution plans

When employees render service related to defined contribution plans, contributions related to employees services are recognized in current profit or loss without contributions included in cost of assets. Contributions which are supposed to be paid are recognized in accrued expenses after deducting any amount already paid. Also, if contributions already paid exceed contributions which would be paid at the end of period, the amount of excess is recognized in prepaid expenses.

2)	Defined benefit plans

The Bank’s net obligation in respect of defined benefit plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets.

The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. When the calculation results in a potential asset for the Bank, the recognized asset is limited to the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan. To calculate the present value of economic benefits, consideration is given to any applicable minimum funding requirements.

Remeasurements of the net defined benefit liability, which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognized immediately in OCI. The Bank determines the net interest expense (income) on the net defined benefit liability (asset) for the period by applying the discount rate used to measure the defined benefit obligation at the beginning of the annual period to the then-net defined benefit liability (asset), taking into account any changes in the net defined benefit liability (asset) during the period as a result of contributions and benefit payments. Net interest expense and other expenses related to defined benefit plans are recognized in profit or loss.

When the benefits of a plan are changed or when a plan is curtailed, the resulting change in benefit that relates to past service or the gain or loss on curtailment is recognized immediately in profit or loss. The Bank recognizes gains and losses on the settlement of a defined benefit plan when the settlement occurs.

3)	Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled within 12 months after the end of the period in which the employees render the related service.

Short-term employee benefits are recognized in current profit and loss when employees render the related service. Short-term employee benefits are not discounted.

(19)	Income taxes

Income tax expense represents the sum of the tax currently payable and deferred tax and is recognized as profit or loss, except for taxes directly adjusted in equity or other comprehensive income and loss and for taxes that arise from business combination.

1)	Current tax

Current income tax is the amount of income taxes payable (recoverable) in respect of the taxable profit (tax loss) for a period. The difference between the taxable profit and accounting profit may arise when income or expenses are included in accounting profit in one period, but is included in taxable profit in a different period, and if there is revenue that is exempt from taxation, expenses that are not deductible in determining taxable profit (tax loss). Current income tax liabilities (assets) for the current and prior periods are measured at the amount expected to be paid to (recovered from) the taxation authorities, using the tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The Bank offsets current income tax assets and current income tax liabilities if, and only if, the Bank has a legally enforceable right to set off the recognized amounts and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

2)	Deferred tax

Deferred tax is recognized, using the asset-liability method, on temporary differences arising between the tax base amount of assets and liabilities and their carrying amount in the financial statements. Deferred tax liabilities are recognized for all taxable temporary differences and deferred tax assets are recognized for all deductible temporary differences to the extent that it is probable that taxable profit will be available against which the deductible temporary difference can be utilized. However, deferred tax liabilities are not recognized if they arise from the initial recognition of goodwill; deferred tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss.

Deferred tax is provided on temporary differences arising on investments in subsidiaries, associates and joint ventures, except for deferred tax liabilities which the timing of the reversal of the temporary difference is controlled by the Bank and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of a deferred tax asset is reviewed at the end of each reporting period. The Bank reduces the carrying amount of a deferred tax asset to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of the deferred tax asset to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred tax liabilities and deferred tax assets reflects the tax consequences that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The Bank offsets deferred tax assets and deferred tax liabilities when the Bank has a legally enforceable right to set off current tax assets against current tax liabilities; and the deferred tax assets and the deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity; or different taxable entity which intend either to settle current tax liabilities and assets on a net basis or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

(20)	New standards and interpretations not yet adopted

The following new standards and amendments to existing standards have been published and are mandatory for the Bank to adopt for annual periods beginning on or after January 1, 2021, and the Bank has not early adopted them.

The following new standards and amendments to existing standards are not expected to significantly affect the Bank:

•	K-IFRS No.1116, ‘Lease’ – Practical expedient for COVID-19-Related Rent Exemption, Concessions, Suspension

•	K-IFRS No.1109, ‘Financial Instruments’, and K-IFRS No.1107, ‘Financial Instruments: Disclosure’ – Interest rate indicator reform

4.	RISK MANAGEMENT:

4-1.	Summary

(1)	Overview of Risk Management Policy

The financial risks that the Bank is exposed to are credit risk, market risk, liquidity risk, operational risk, interest risk, credit concentration risk, strategy/reputational risk, outsourcing risk, settlement risk and others. Credit risk, market risk, liquidity risk, and operational risk have been recognized as the Bank’s key risks.

The Bank’s risk management system focuses on increasing transparency, developing risk management environment and preemptive response to risks due to rapid changes in financial environment to support the Bank’s long-term strategy and business decision efficiently.

The note regarding financial risk management provides information about the risks that the Bank is exposed to, the objective, policies and process for managing the risk, the methods used to measure the risk and capital adequacy. Additional quantitative information is disclosed throughout the separate financial statements.

(2)	Risk Management Group

1)	Risk Management Committee

The Risk Management Committee establishes risk management strategies in accordance with the directives of the board of directors and determines the Bank’s target risk appetite, approves significant risk matters and reviews the level of risks that the Bank is exposed to and the appropriateness of the Bank’s risk management operations as an ultimate decision-making authority.

2)	Risk Management Council

The Risk Management Council is a consultative group that reviews and makes decisions on matters delegated by the Risk Management Committee and discusses the detailed issues relating to the Bank’s risk management.

3)	Risk Management Practices Committee

The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council. It performs practical work process relating to risk management plan, including targeted Bank for International Settlements (“BIS”) ratio, risk management strategy, risk measurement, risk analysis, economic capital limit and others.

4-2. Credit risk

(1)	Overview of Credit Risk

Credit risk is the risk of possible losses in an asset portfolio in the events of counterparty’s default, breach of contract and deterioration in the credit quality of the counterparty. For the risk management reporting purposes, the individual borrower’s default risk, country risk, specific risks and other credit risk exposure components are considered as a whole.

(2)	Credit Risk Management

The Bank controls the credit concentration risk exposure by applying and managing total exposure limits to prevent the excessive risk concentration to specific industry and specific borrowers. The Bank maintains allowances for loan losses associated with credit risk on loans and receivables to manage its credit risk.

(3)	Maximum exposure to credit risk

The Bank’s maximum exposure of financial instruments to credit risk as of December 31, 2020 and 2019, is as follows (Korean won in millions):

	Dec. 31, 2020		Dec. 31, 2019
Cash and due from financial institutions	~~W~~	4,025,737	~~W~~	4,852,816
Financial assets at FVTPL (*1)		1,028,226		726,816
Hedging derivative assets		1,499,766		390,645
Loans at amortized cost (*2)		73,421,763		71,568,588
Financial investments (*3)		2,440,468		1,177,893
Other financial assets		792,202		942,890
Acceptances and guarantee contracts		34,702,514		38,121,355
Commitments (*4)		26,024,757		21,401,516

Total	~~W~~	143,935,433	~~W~~	139,182,519

(*1)	Financial assets at FVTPL exclude beneficiary certificates and paid-in capital classified as debt securities.

(*2)	Loans at amortized cost exclude loans valuation adjustment related to fair value hedging and allowances for loan losses.

(*3)	Allowances for loan losses for financial assets at amortized cost is excluded.

(*4)	Commitments exclude commitments on purchase of beneficiary certificates which are included in other commitments in Note 36.

(4)	Credit risk of loans

The Bank maintains allowances for loan losses associated with credit risk on loans to manage its credit risk. Impairment loss on loans can be directly from the carrying amount of the asset or deducted using a reserve account.

The Bank measures the credit risk inherent in financial assets classified as loans and presents it in financial statements as Allowance for loan losses in the form of deduction from the carrying amount of the assets. The Bank writes off on non-profitable loans, non-recoverable loans, loans classified as estimated loss by asset quality category, loans requested to be written off by Financial Supervisory Service (“FSS”) and others upon approval of Loan Management Committee.

Loans categorized as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

	12 months expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Collective assessment:
Best	~~W~~	22,586,463	~~W~~	4,534	~~W~~	4,601	~~W~~	22,595,598
Outstanding		22,639,881		—		—		22,639,881
Good		24,329,178		1,713,345		4,894		26,047,417
Below normal		—		516,491		86,999		603,490

Subtotal		69,555,522		2,234,370		96,494		71,886,386

Individual assessment:
Best		—		—		3,663		3,663
Outstanding		—		—		—		—
Good		—		2,062,518		25,677		2,088,195
Below normal		—		1,116,284		1,193,484		2,309,768

Subtotal		—		3,178,802		1,222,824		4,401,626

Total	~~W~~	69,555,522	~~W~~	5,413,172	~~W~~	1,319,318	~~W~~	76,288,012

Net deferred loan origination fees and costs								(364,854)
Allowances								(2,501,395)

Total							~~W~~	73,421,763

(December 31, 2019)

	12 months expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Collective assessment:
Best	~~W~~	21,038,485	~~W~~	9,537	~~W~~	4,463	~~W~~	21,052,485
Outstanding		23,537,313		—		40,000		23,577,313
Good		25,355,627		817,515		10,555		26,183,697
Below normal		23,156		1,047,905		93,226		1,164,287

Subtotal		69,954,581		1,874,957		148,244		71,977,782

Individual assessment:
Best		—		—		99,101		99,101
Outstanding		—		—		—		—
Good		—		—		37,093		37,093
Below normal		—		575,730		1,454,463		2,030,193

Subtotal		—		575,730		1,590,657		2,166,387

Total	~~W~~	69,954,581	~~W~~	2,450,687	~~W~~	1,738,901	~~W~~	74,144,169

Net deferred loan origination fees and costs								(399,621)
Allowances								(2,175,960)

Total							~~W~~	71,568,588

The above carrying amounts exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(14,382) million and ~~W~~7,924 million as of December 31, 2020 and 2019, respectively.

(5)	Credit quality of Financial investments (debt securities)

Financial investments (debt securities) exposed to credit risk as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

	12 months expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Grade 1	~~W~~	2,440,468	~~W~~	—	~~W~~	—	~~W~~	2,440,468
Grade 2		—		—		—		—
Grade 3		—		—		—		—
Grade 4		—		—		—		—
Grade 5		—		—		—		—

Total	~~W~~	2,440,468	~~W~~	—	~~W~~	—	~~W~~	2,440,468

(December 31, 2019)

	12 months expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Grade 1	~~W~~	1,177,893	~~W~~	—	~~W~~	—	~~W~~	1,177,893
Grade 2		—		—		—		—
Grade 3		—		—		—		—
Grade 4		—		—		—		—
Grade 5		—		—		—		—

Total	~~W~~	1,177,893	~~W~~	—	~~W~~	—	~~W~~	1,177,893

(6)	Concentration of credit risk

The amounts disclosed below exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(14,382) million and ~~W~~7,924 million as of December 31, 2020 and 2019, respectively.

1)	Loans by country where the credit risk belongs to as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	~~W~~	23,613,174	~~W~~	7,168,916	~~W~~	2,481,756	~~W~~	33,263,846	43.60	~~W~~	(11,881)	~~W~~	(1,235,386)
China		—		2,054,071		389,330		2,443,401	3.20		(2,121)		(27,196)
Saudi Arabia		—		2,373,563		315,958		2,689,521	3.53		(28,597)		(10,531)
India		—		2,337,629		94,826		2,432,455	3.19		(17,974)		(3,171)
Indonesia		17,000		3,069,737		6,217		3,092,954	4.05		(51,141)		(12,867)
Vietnam		—		3,510,539		81,247		3,591,786	4.71		(24,260)		(34,211)
Australia		—		325,312		524		325,836	0.43		—		(144)
Philippines		—		63,299		—		63,299	0.08		(21)		(763)
Qatar		—		550,527		—		550,527	0.72		(2,003)		(3,028)
Singapore		—		504,408		292		504,700	0.66		(2,083)		(792)
Oman		—		1,005,790		52		1,005,842	1.32		(14,130)		(8,464)
Hong Kong		—		270,700		1,051,401		1,322,101	1.73		(107)		(9,845)
The United Arab Emirates		—		4,159,300		5,734		4,165,034	5.46		(19,862)		(1,874)
Uzbekistan		—		1,062,147		—		1,062,147	1.39		(9,929)		(29,620)
Others		13,000		3,174,857		1,231,313		4,419,170	5.79		(92,654)		(89,988)

Subtotal		23,643,174		31,630,795		5,658,650		60,932,619	79.87		(276,763)		(1,467,880)

Europe:
Russia		—		114,835		—		114,835	0.15		—		(506)
United Kingdom		—		997,553		831		998,384	1.31		(8,941)		(262,805)
France		—		87,201		5,384		92,585	0.12		(712)		(147)
Netherlands		—		—		9,199		9,199	0.01		—		(53)
Greece		—		1,517,733		2,513		1,520,246	1.99		(10,349)		(2,432)
Ireland		—		46,710		—		46,710	0.06		(272)		(102)
Turkey		—		1,043,559		8,087		1,051,646	1.38		(13,513)		(54,237)
Germany		—		167,815		22,297		190,112	0.25		(265)		(1,041)
Ukraine		—		30,464		—		30,464	0.04		—		(32)
Hungary		—		605,948		—		605,948	0.79		(390)		(608)
Others		—		1,868,075		78,157		1,946,232	2.55		(7,294)		(12,032)

Subtotal		—		6,479,893		126,468		6,606,361	8.66		(41,736)		(333,995)

America:
Panama		—		803,007		—		803,007	1.05		(3,656)		(51,223)
United States		—		2,303,389		19,275		2,322,664	3.04		(4,065)		(12,171)
The British Virgin Islands		—		29,865		—		29,865	0.04		(124)		(14))
Mexico		—		459,154		—		459,154	0.60		(3,616)		(1,944)
Bermuda		—		88,499		—		88,499	0.12		(652)		—
Brazil		—		1,842,203		—		1,842,203	2.41		(4,074)		(4,672)
Others		—		1,102,916		—		1,102,916	1.45		(4,106)		(15,947)

Subtotal		—		6,629,033		19,275		6,648,308	8.71		(20,293)		(85,971)

Africa:
Marshall Islands		—		549,415		—		549,415	0.72		(2,848)		(9,384)
Madagascar		—		377,443		—		377,443	0.49		(1,123)		(376,320)
Nigeria		—		392,252		—		392,252	0.51		(6,926)		(7,395)
Morocco		—		114,195		—		114,195	0.15		(1,090)		(150)
Others		—		667,294		125		667,419	0.89		(14,075)		(220,300)

Subtotal		—		2,100,599		125		2,100,724	2.76		(26,062)		(613,549)

Total	~~W~~	23,643,174	~~W~~	46,840,320	~~W~~	5,804,518	~~W~~	76,288,012	100.00	~~W~~	(364,854)	~~W~~	(2,501,395)

(December 31, 2019)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	~~W~~	18,536,778	~~W~~	6,350,010	~~W~~	1,185,905	~~W~~	26,072,693	35.16	~~W~~	(9,234)	~~W~~	(993,265)
China		—		2,487,039		348,370		2,835,409	3.82		(2,023)		(31,462)
Saudi Arabia		—		3,498,638		691		3,499,329	4.72		(37,505)		(11,947)
India		—		2,189,516		118,073		2,307,589	3.11		(10,320)		(2,767)
Indonesia		17,000		3,165,380		10,255		3,192,635	4.31		(55,693)		(13,291)
Vietnam		—		3,706,636		1,952		3,708,588	5.00		(25,672)		(29,129)
Australia		—		1,902,578		1,865		1,904,443	2.57		(15,556)		(2,481)
Philippines		—		117,128		—		117,128	0.16		(76)		(917)
Qatar		—		696,564		—		696,564	0.94		(2,350)		(3,604)
Singapore		—		589,009		248,013		837,022	1.13		(2,289)		(1,058)
Oman		—		908,383		7,620		916,003	1.24		(15,162)		(4,804)
Hong Kong		—		474,247		100,052		574,299	0.77		(127)		(10,962)
The United Arab Emirates		—		4,033,392		570		4,033,962	5.44		(20,965)		(1,723)
Uzbekistan		—		1,081,962		—		1,081,962	1.46		(10,888)		(30,276))
Others		14,600		3,704,356		2,078,006		5,796,962	7.82		(100,760)		(99,572)

Subtotal		18,568,378		34,904,838		4,101,372		57,574,588	77.65		(308,620)		(1,237,258)

Europe:
Russia		—		155,296		—		155,296	0.21		—		(563)
United Kingdom		—		1,248,648		—		1,248,648	1.68		(9,827)		(106,277)
France		—		148,039		2,521		150,560	0.20		(1,231)		(195)
Netherlands		—		49,302		12,944		62,246	0.08		—		(793)
Greece		—		1,013,076		—		1,013,076	1.37		(6,302)		(1,164)
Turkey		—		1,054,238		903		1,055,141	1.42		(14,513)		(60,931)
Germany		—		243,133		358		243,491	0.33		(338)		(1,290)
Ukraine		—		42,902		—		42,902	0.06		(349)		—
Hungary		—		369,157		983		370,140	0.50		(490)		(355)
Others		—		1,632,140		90,552		1,722,692	2.32		(7,442)		(9,174)

Subtotal		—		5,955,931		108,261		6,064,192	8.17		(40,492)		(180,742)

America:
Panama		—		680,469		—		680,469	0.92		(3,870)		(61,164)
United States		—		2,938,762		14,077		2,952,839	3.98		(5,839)		(227,585)
The British Virgin Islands		—		13,215		—		13,215	0.02		(148)		(17)
Mexico		—		497,591		—		497,591	0.67		(4,058)		(2,060)
Bermuda		—		111,300		—		111,300	0.15		(771)		(16)
Brazil		—		2,338,393		—		2,338,393	3.15		(4,487)		(6,175)
Others		—		1,241,666		14,404		1,256,070	1.70		(5,429)		(64,205)

Subtotal		—		7,821,396		28,481		7,849,877	10.59		(24,602)		(361,222)

Africa:
Marshall Islands		—		844,922		—		844,922	1.14		(4,142)		(23,003)
Madagascar		—		401,658		—		401,658	0.54		(1,296)		(241,642)
Others		—		1,408,932		—		1,408,932	1.91		(20,469)		(132,093)

Subtotal		—		2,655,512		—		2,655,512	3.59		(25,907)		(396,738)

Total	~~W~~	18,568,378	~~W~~	51,337,677	~~W~~	4,238,114	~~W~~	74,144,169	100.00	~~W~~	(399,621)	~~W~~	(2,175,960)

2)	Loans by industry as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	~~W~~	14,910,922	~~W~~	22,265,933	~~W~~	812,594	~~W~~	37,989,449	49.79	~~W~~	(191,945)	~~W~~	(1,856,758)
Transportation		1,479,886		5,929,875		282,513		7,692,274	10.08		(32,280)		(218,842)
Financial institutions		5,898,046		5,254,076		4,632,890		15,785,012	20.69		(3,227)		(14,095)
Wholesale and retail		594,874		808,517		44,806		1,448,197	1.90		(1,942)		(26,336)
Real estate		—		149,666		—		149,666	0.20		(1,680)		(1,868)
Construction		240,814		965,852		12,463		1,219,129	1.60		(11,652)		(46,831)
Public sector and others		518,632		11,466,401		19,252		12,004,285	15.74		(122,128)		(336,665)

Total	~~W~~	23,643,174	~~W~~	46,840,320	~~W~~	5,804,518	~~W~~	76,288,012	100.00	~~W~~	(364,854)	~~W~~	(2,501,395)

(December 31, 2019)

	Loans											Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees
Manufacturing	~~W~~	11,470,884	~~W~~	24,118,850	~~W~~	203,973	~~W~~	35,793,707	48.28	~~W~~	(200,949)	~~W~~	(1,698,064)
Transportation		709,600		6,519,485		—		7,229,085	9.75		(35,307)		(170,978)
Financial institutions		5,344,448		6,178,243		3,971,318		15,494,009	20.90		(3,492)		(19,220)
Wholesale and retail		288,358		1,147,824		47,517		1,483,699	2.00		(2,520)		(27,962)
Real estate		—		371,642		—		371,642	0.50		(1,764)		(1,392)
Construction		363,748		529,110		—		892,858	1.20		(11,063)		(35,041)
Public sector and others		391,340		12,472,523		15,306		12,879,169	17.37		(144,526)		(223,303)

Total	~~W~~	18,568,378	~~W~~	51,337,677	~~W~~	4,238,114	~~W~~	74,144,169	100.00	~~W~~	(399,621)	~~W~~	(2,175,960)

3)	Concentration of credit risk of financial assets at FVTPL and financial investments (debt securities) by industry as of December 31, 2020 and 2019 are as follows (Korean won in millions):

	Dec. 31, 2020			Dec. 31, 2019
	Amount		Ratio (%)	Amount		Ratio (%)
Financial Assets at FVTPL
Banking and insurance	~~W~~	5,314	33.77	~~W~~	17,655	61.45
Others		10,423	66.23		11,074	38.55

Subtotal		15,737	100.00		28,729	100.00

Financial Assets at FVOCI
Government and government sponsored institutions		1,097,762	56.75		102,510	17.27
Banking and insurance		375,565	19.41		485,230	81.75
Others		461,170	23.84		5,793	0.98

Subtotal		1,934,497	100.00		593,533	100.00

Securities at amortized cost
Government and government sponsored institutions		331,116	65.44		4,685	0.80
Banking and insurance		133,108	26.31		566,398	96.93
Others		41,747	8.25		13,277	2.27

Subtotal		505,971	100.00		584,360	100.00

Total	~~W~~	2,456,205		~~W~~	1,206,622

4)	Concentration of credit risk of financial assets at FVTPL and financial investments (debt securities) by country as of December 31, 2020 and 2019 are as follows (Korean won in millions):

	Dec. 31, 2020			Dec. 31, 2019
	Amount		Ratio (%)	Amount		Ratio (%)
Financial Assets at FVTPL
Korea	~~W~~	10,423	66.23	~~W~~	11,074	38.55
Others		5,314	33.77		17,655	61.45

Subtotal		15,737	100.00		28,729	100.00

Financial Assets at FVOCI
Korea		1,230,720	63.62		142,803	24.06
Others		703,777	36.38		450,730	75.94

Subtotal		1,934,497	100.00		593,533	100.00

Securities at amortized cost
Korea		213,250	42.15		38,857	6.65
Others		292,721	57.85		545,503	93.35

Subtotal		505,971	100.00		584,360	100.00

Total	~~W~~	2,456,205		~~W~~	1,206,622

5)	Credit enhancement and its financial effect as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	~~W~~	73,421,763	~~W~~	34,702,514	~~W~~	26,024,757	~~W~~	134,149,034	100.00

Credit enhancement:
Deposits and savings		167,339		43,175		39,025		249,539	0.19
Export guarantee insurance		—		947,590		7,818		955,408	0.71
Guarantee		1,846,556		1,699,941		353,972		3,900,469	2.91
Securities		227,473		433,001		—		660,474	0.49
Real estate		2,632,355		476,773		19,210		3,128,338	2.33
Ships		697,744		175,893		41,237		914,874	0.68
Others		388,607		—		2,859		391,466	0.29

Subtotal		5,960,074		3,776,373		464,121		10,200,568	7.60

Exposure to credit risk after deducting credit enhancement	~~W~~	67,461,689	~~W~~	30,926,141	~~W~~	25,560,636	~~W~~	123,948,466	92.40

(December 31, 2019)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	~~W~~	73,744,546	~~W~~	38,121,355	~~W~~	21,401,516	~~W~~	133,267,417	100.00

Credit enhancement:
Deposits and savings		130,115		55,652		2,633		188,400	0.14
Export guarantee insurance		—		745,779		6,153		751,932	0.56
Guarantee		2,107,144		1,827,847		343,946		4,278,937	3.21
Securities		136,406		417,217		10,000		563,623	0.42
Real estate		1,998,198		1,474,527		35,480		3,508,205	2.63
Ships		634,906		169,149		28,522		832,577	0.62
Others		1,052,345		—		2,694		1,055,039	0.79

Subtotal		6,059,114		4,690,171		429,428		11,178,713	8.37

Exposure to credit risk after deducting credit enhancement	~~W~~	67,685,432	~~W~~	33,431,184	~~W~~	20,972,088	~~W~~	122,088,704	91.63

(*1)	Loans exclude loans valuation adjustment related to fair value hedging.

4-3. Liquidity risk

(1)	Overview of liquidity risk

Liquidity risk is the risk that the Bank is unable to meet its payment obligations arising from financial liabilities as they become due. The Bank discloses all financial asset, financial liabilities and off-balance-sheet items, such as loan commitments and analysis of the contractual maturity, which are related to liquidity risk, into seven categories. The cash flows disclosed in the maturity analysis are undiscounted contractual amounts, including principal and future interest, which resulted in disagreement with the discounted cash flows included in the separate statements of financial position. However, for derivatives, each discounted cash flow consisting of current fair value is presented.

(2)	Principles of the liquidity risk management

1)	Liquidity risk is managed with integration. The Bank measures, reports and controls liquidity risk by quantification with reasonable method.

2)	Liquidity risk reflects financing plans and fund-using plans, and the Bank reports the liquidity risk with preciseness, timeliness and consistency.

3)	The Bank establishes liquidity risk management strategy by analyzing liquidity maturity, liquidity gap structure and market environment.

(3)	Liquidity risk management

Risk management department monitors changes by liquidity risk sources and compliance of risk limits. It notifies related departments to prepare countermeasures in case the measured liquidity risk is close to risk limits. Also, it analyzes crisis situations and effects of the crisis situations and reports to the Risk Management Committee on a regular basis. Each related department monitors changes of liquidity risk sources and compliance of risk limits by itself and if exposure to new risk is expected, it discusses the matter with the head of risk management department.

(4)	Measurement of liquidity risk

The Bank measures liquidity ratio, liquidity gap ratio and others for local currency and foreign currencies and simulates analysis reflecting market environment, product features and the Bank’s strategies.

(5)	Analysis on remaining contractual maturity of financial liabilities and off-balance-sheet items

Remaining contractual maturity and amount of financial liabilities and off-balance-sheet items as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

	On demand		Within 1 month		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	753,442	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	753,442
Hedging derivative liabilities		—		24,087		23,878		56,425		41,361		188,486		84,733		418,970
Borrowings		—		337,469		524,406		2,529,342		1,395,729		1,317,114		—		6,104,060
Debentures		—		2,530,630		5,546,667		6,642,817		12,260,797		37,380,189		12,202,465		76,563,565
Other financial liabilities		—		1,190,104		—		72		49,835		197,447		934,544		2,372,002

Total	~~W~~	753,442	~~W~~	4,082,290	~~W~~	6,094,951	~~W~~	9,228,656	~~W~~	13,747,722	~~W~~	39,083,236	~~W~~	13,221,742	~~W~~	86,212,039

	On demand		Within 1 month		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Off-balance sheet items (*1):
Commitments	~~W~~	26,024,757	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	26,024,757
Financial guarantee contracts		12,097,063		—		—		—		—		—		—		12,097,063

Total	~~W~~	38,121,820	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	38,121,820

(December 31, 2019)

	On demand		Within 1 month		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	686,613	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	686,613
Hedging derivative liabilities		—		364		11,922		217,118		29,449		405,185		134,748		798,786
Borrowings		—		619,772		1,332,484		1,091,075		1,260,812		2,677,567		—		6,981,710
Debentures		—		1,943,375		2,989,105		6,572,727		9,686,275		35,582,548		16,702,068		73,476,098
Other financial liabilities		—		859,000		114		8,720		8,511		74,497		1,015,234		1,966,076

Total	~~W~~	686,613	~~W~~	3,422,511	~~W~~	4,333,625	~~W~~	7,889,640	~~W~~	10,985,047	~~W~~	38,739,797	~~W~~	17,852,050	~~W~~	83,909,283

Off-balance sheet items (*1):
Commitments	~~W~~	21,401,516	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	21,401,516
Financial guarantee contracts		14,630,370		—		—		—		—		—		—		14,630,370

Total	~~W~~	36,031,886	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	36,031,886

(*1)	Although financial guarantees and loan commitments provided by the Bank have maturities, the Bank should fulfill the obligation immediately when the counter party requests payments.

4-4. Market risk

(1)	Overview of market risk

1)	Definition of market risk

Market risk is the risk of possible losses that arise from the changes of market factors, such as interest rate, stock price, foreign exchange rate, commodity value. The Bank classifies exposures to market risk into either foreign exchange rate risk or interest rate risk. Foreign exchange risk is the possible losses on assets and liabilities denominated in foreign currencies due to changes of foreign exchange rate. Interest rate risk is the possible losses on assets and liabilities due to changes of interest rate.

2)	Market risk management group

The Bank operates the Risk Management Committee and the Risk Management Council for managing risks and risk limits. The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council for practical matters, such as managing adequate assets and liabilities by analyzing foreign exchange risk, interest rate risk, liquidity risk and effects by initiating new product. Market risk is managed by product and currency for minimizing segments exposed to changes of foreign exchange, interest rate and securities’ price. Foreign exchange risk is measured by definite method. Interest rate risk is measured by IRRBB standards, definite method and probabilistic method and definite method is used for limits management. Meanwhile, the Bank performs financial crisis analysis supposing exceptional, but possible events for evaluating latent weakness. The analysis is used for important decision making, such as risk mitigation, emergency plan development and limit setup. The results of the analysis are reported to the board of directors and management on a quarterly basis.

(2)	Foreign exchange risk

1)	Management of foreign exchange risk

Foreign exchange risk management limit is set up and a risk management division head monitors changes of foreign exchange risk by source and compliance of risk limits regularly. A finance division head also monitors changes of foreign exchange risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that foreign exchange risk exceeds risk limit. If foreign exchange risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2)	Measurement of foreign exchange risk

Foreign exchange risk is managed by foreign exchange VaR and foreign exchange position. Foreign exchange VaR is measured on a monthly basis and foreign exchange position is measured on a daily basis. It is measured separately by currency for assets and liabilities denominated in foreign currencies exceeding 5% of total assets and liabilities denominated in foreign currencies.

3)	Measurement method

Value at Risk (VaR)

The Bank uses a yearly VaR to measure market risk. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates VaR using equal weighted-average method based on historical changes in market rates, prices and volatilities over the previous five years data and measures VaR at a 99% single tail confidence level. VaR is a commonly used market risk management technique. However, the method has some shortcomings.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different, depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or 10 days are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient, or too long, the VaR results may understate or overstate the potential loss.

Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of foreign exchange that has significant influent on the value of portfolio.

Results of measurement

Results of foreign exchange VaR as of December 31, 2020 and 2019 are as follows (Korean won in millions):

	Dec. 31, 2020								Dec. 31, 2019
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Foreign exchange risk	~~W~~	55,957	~~W~~	10,811	~~W~~	91,200	~~W~~	10,811	~~W~~	30,268	~~W~~	4,798	~~W~~	68,010	~~W~~	24,140

(3)	Interest rate risk

1)	Management of interest rate risk

Interest rate risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of interest rate risk by source and compliance of risk limits regularly. A finance division head also monitors changes of interest rate risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that interest rate risk exceeds risk limit. If interest rate risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2)	Measurement of interest rate risk

Interest rate risk is managed by measuring ΔNII (Change in Net Interest Income) and ΔEVE (Change in Economic Value of Equity) and uses interest rate sensitivity gap and duration gap as supplementary index. ΔNII and ΔEVE are measured on a monthly basis, and interest rate sensitivity gap and duration gap are measured on a daily basis. The Bank simulates analysis reflecting market environment, product features and the Bank’s strategies.

3)	Measurement method

Change in Economic Value of Equity (ΔEVE)

The Bank uses a yearly ΔEVE to measure interest rate risk. The yearly ΔEVE is the maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates the yearly ΔEVE by using variance-covariance method at a 99% single tail confidence level based on the previous five years data using equal weighted-average method.

ΔEVE estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation.

Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of interest rate that has significant influence on the value of portfolio and is performed at least once in every quarter.

Results of measurement

Results of interest rate VaR as of December 31, 2020 and 2019 are as follows (Korean won in millions):

	Dec. 31, 2020								Dec. 31, 2019
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Interest rate risk	~~W~~	29,669	~~W~~	15,452	~~W~~	47,859	~~W~~	38,356	~~W~~	55,045	~~W~~	32,209	~~W~~	80,562	~~W~~	80,562

4-5. Capital risk

The Bank follows the standard of capital adequacy established by the Financial Services Commission. The standard is based on Basel III, which was established by Basel Committee on Banking Supervision in BIS. In Korea, this standard has been followed since December 2013. According to the standard, the Bank should maintain at least 8% or above of BIS capital ratio for risk-weighted asset, and quarterly report BIS capital ratio to the FSS.

According to Korean Banking Supervision rules for operations, the Bank’s capitals are mainly divided into two categories:

1)

Tier 1 capital (basic capital): Basic capital is composed of capital stock-common and other basic capital. Capital stock-common includes common stock satisfied with qualifications, capital surplus, retained earnings, accumulated other comprehensive income, other reserves and non-controlling interests among the common stock of consolidated subsidiaries. Other basic capital includes securities and capital surplus satisfied with qualifications

2)

Tier 2 capital (supplementary capital): Supplementary capital is composed of the securities and capital surplus satisfied with qualifications, non-controlling interests among the securities of consolidated subsidiaries and the amounts of less than below 1.25% of credit risk-weighted asset like allowance for credit losses in respect of credits classified as normal or precautionary.

The risk-weighted asset includes intrinsic risks in total assets, errors of internal operation processes and loss risk from external events. It indicates a size of assets reflecting the level of risks that the Bank bears. The Bank computes the risk-weighted asset by risks (credit risk, market risk and operational risk) and uses it for calculation of BIS capital ratio.

5.	FINANCIAL ASSETS AND FINANCIAL LIABILITIES:

5-1. Classification and fair value

(1)	Carrying amounts and fair values of financial instruments as of December 31, 2020 and 2019 are as follows (Korean won in millions):

	Dec. 31, 2020				Dec. 31, 2019
	Carrying amount		Fair value		Carrying amount		Fair value
Financial assets:
Cash and due from financial institutions	~~W~~	4,025,737	~~W~~	4,025,686	~~W~~	4,852,816	~~W~~	4,853,034
Financial assets at FVTPL		3,478,402		3,478,402		1,834,497		1,834,497
Hedging derivative assets		1,499,766		1,499,766		390,645		390,645
Loans at amortized cost		73,407,381		74,065,894		71,576,511		71,957,864
Financial assets at FVOCI		10,536,535		10,536,535		8,729,394		8,729,394
Securities at amortized cost		505,876		515,610		584,268		593,025
Other financial assets		792,202		792,202		942,890		942,890

Total	~~W~~	92,245,899	~~W~~	94,914,095	~~W~~	88,911,021	~~W~~	89,301,349

Financial liabilities:
Financial liabilities at FVTPL	~~W~~	753,442	~~W~~	753,442	~~W~~	686,613	~~W~~	686,613
Hedging derivative liabilities		418,970		418,970		798,786		798,786
Borrowings		6,076,631		6,071,603		6,796,372		6,785,597
Debentures		72,641,777		73,332,650		67,137,591		67,739,080
Other financial liabilities		2,372,002		2,372,002		1,966,076		1,966,076

Total	~~W~~	82,262,822	~~W~~	82,948,667	~~W~~	77,385,438	~~W~~	77,976,152

Fair value is the amount at which the assets could be exchanged, or the liabilities could be settled in transection between knowledgeable and willing independent parties. For each class of financial assets and financial liabilities, the Bank discloses the fair value of that class of assets and liabilities in a way that permits them to be compared with their carrying amount at the end of each reporting period. The best estimated fair value is the published price quotation in an active market.

Methods for measuring fair value of financial instruments are as follows:

Financial instruments	Method of measuring fair value

Loans and receivables

As demand deposits and transferable deposits do not have maturity and are readily convertible to cash, the carrying amounts of these deposits approximate their fair values. Fair values of the deposits with the maturity of more than one year are determined by discounted cash flow model (“DCF model”).

DCF model is also used to determine the fair value of loans. Fair value is determined by discounting the cash flows expected from each contractual period by applying the discount rates for each period.

Investment securities	Financial assets and liabilities at FVTPL and financial assets at FVOCI are measured at fair value using a quoted market price in an active market. If a quoted market price is not available, they are measured by using a price quoted by a third party, such as a pricing service or broker with the DCF model.

Derivatives	For exchange traded derivative, quoted price in active market is used to determine fair value and for OTC derivative, fair value is determined primarily using valuation techniques. The Bank uses internally developed valuation models using valuation techniques that are widely used by market participants to determine fair value of plain OTC derivatives including option, interest rate swap and currency swap based on observable market parameters. However, some complex financial instruments are valued using the results of independent pricing services, where part or all of the inputs are not observable in the market.

Borrowings	Fair value is determined using DCF model discounting contractual future cash flows by appropriate discount rate.

Debentures

Fair value of debentures denominated in local currency is determined by using the valuation of independent third-party pricing services in accordance with the market prices that are quoted in active markets.

Fair value of debentures denominated in foreign currencies is determined by DCF model.

Fair values of financial assets and financial liabilities classified as fair value Level 3 of the fair value hierarchy are determined by using the valuation of independent third-party pricing services. Meanwhile, carrying amounts of other financial assets and financial liabilities are regarded as an approximation of fair values.

(2)	Fair value hierarchy

1)	The Bank classifies financial instruments as three level of fair value hierarchy as below:

Level 1:

Financial instruments measured at quoted prices from active markets are classified as fair value Level 1. This level includes listed equity securities, derivatives, and government bonds traded in an active exchange market.

Level 2:

Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as Level 2. This level includes the majority of debt and general OTC derivatives such as swap, futures and options

Level 3:

Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as Level 3. This level includes unlisted equity securities, structured bonds and OTC derivatives.

2)	Fair value hierarchy of financial assets and liabilities, which are not measured at fair value as of December 31, 2020 and 2019, is as follows (Korean won in millions):

(December 31, 2020)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial Institutions (*1)	~~W~~	2,299,935	~~W~~	—	~~W~~	1,725,751	~~W~~	4,025,686
Loans at amortized cost		—		—		74,065,894		74,065,894
Securities at amortized cost		—		515,610		—		515,610
Other financial assets		—		—		792,202		792,202

Total	~~W~~	2,299,935	~~W~~	515,610	~~W~~	76,583,847	~~W~~	79,399,392

Financial liabilities:
Borrowings	~~W~~	—	~~W~~	6,071,603	~~W~~	—	~~W~~	6,071,603
Debentures		—		73,332,650		—		73,332,650
Other financial liabilities		—		—		2,372,002		2,372,002

Total	~~W~~	—	~~W~~	79,404,253	~~W~~	2,372,002	~~W~~	81,776,255

(December 31, 2019)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial institutions	~~W~~	2,913,676	~~W~~	—	~~W~~	1,939,358	~~W~~	4,853,034
Loans at amortized cost		—		—		71,957,864		71,957,864
Securities at amortized cost		—		593,025		—		593,025
Other financial assets		—		—		942,890		942,890

Total	~~W~~	2,913,676	~~W~~	593,025	~~W~~	74,840,112	~~W~~	78,346,813

Financial liabilities:
Borrowings	~~W~~	—	~~W~~	6,785,597	~~W~~	—	~~W~~	6,785,597
Debentures		—		67,739,080		—		67,739,080
Other financial liabilities		—		—		1,966,076		1,966,076

Total	~~W~~	—	~~W~~	74,524,677	~~W~~	1,966,076	~~W~~	76,490,753

(*1)	Cash and due from financial institutions as Level 3 are consist of deposits for over-the-counter derivatives to Central Counterparty, and other financial institutions.

3)	Fair value hierarchy of financial assets and liabilities measured at fair value as of December 31, 2020, and 2019 are as follows (Korean won in millions):

(December 31, 2020)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	~~W~~	—	~~W~~	3,030,986	~~W~~	447,416	~~W~~	3,478,402
Hedging derivative assets		—		1,499,766		—		1,499,766
Financial assets at FVOCI		168,171		1,934,498		8,433,866		10,536,535

	~~W~~	168,171	~~W~~	6,465,250	~~W~~	8,881,282	~~W~~	15,514,703

Financial liabilities:
Financial liabilities at FVTPL	~~W~~	—	~~W~~	751,319	~~W~~	2,123	~~W~~	753,442
Hedging derivative liabilities		—		418,970		—		418,970

	~~W~~	—	~~W~~	1,170,289	~~W~~	2,123	~~W~~	1,172,412

(December 31, 2019)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	~~W~~	—	~~W~~	1,494,318	~~W~~	340,179	~~W~~	1,834,497
Hedging derivative assets		—		390,645		—		390,645
Financial assets at FVOCI		177,931		593,533		7,957,930		8,729,394

	~~W~~	177,931	~~W~~	2,478,496	~~W~~	8,298,109	~~W~~	10,954,536

Financial liabilities:
Financial liabilities at FVTPL	~~W~~	—	~~W~~	686,613	~~W~~	—	~~W~~	686,613
Hedging derivative liabilities		—		798,786		—		798,786

	~~W~~	—	~~W~~	1,485,399	~~W~~	—	~~W~~	1,485,399

4)	The valuation techniques and input variables of Level 2 financial instruments subsequently not measured at fair value as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at amortized cost Debt securities	~~W~~	515,610	DCF Model	Discount rate
Financial liabilities
Borrowings		6,071,603	DCF Model	Discount rate
Debentures		73,332,650	DCF Model	Discount rate

(December 31, 2019)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at amortized cost Debt securities	~~W~~	593,025	DCF Model	Discount rate
Financial liabilities
Borrowings		6,785,597	DCF Model	Discount rate
Debentures		67,739,080	DCF Model	Discount rate

5)	The valuation techniques and input variables of Level 3 financial instruments subsequently not measured at fair value as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

	Fair value		Valuation techniques	Input variables
Financial assets
Cash and due from financial Institutions	~~W~~	1,725,751	DCF Model	Discount rate
Loans at amortized cost		74,065,894	DCF Model	Discount rate
Other financial assets		792,202	DCF Model	Discount rate
Financial liabilities
Other financial liabilities		2,372,002	DCF Model	Discount rate

(December 31, 2019)

	Fair value		Valuation techniques	Input variables
Financial assets
Cash and due from financial Institutions	~~W~~	1,939,358	DCF Model	Discount rate
Loans at amortized cost		71,957,864	DCF Model	Discount rate
Other financial assets		942,890	DCF Model	Discount rate
Financial liabilities
Other financial liabilities		1,966,076	DCF Model	Discount rate

6)	The valuation techniques and input variables of Level 2 financial instruments subsequently measured at fair value, as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

	Fair v alue		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL:
Debt securities	~~W~~	2,019,807	DCF Model	Discount rate
Derivative assets for trading		1,011,179	DCF Model	Discount rate
Hedging derivative assets		1,499,766	DCF Model	Discount rate
Financial assets at FVOCI:
Debt securities		1,934,498	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL:
Derivative liabilities for trading		751,319	DCF Model	Discount rate
Hedging derivative liabilities		418,970	DCF Model	Discount rate

(December 31, 2019)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL:
Debt securities	~~W~~	796,231	DCF Model	Discount rate
Derivative assets for trading		698,087	DCF Model	Discount rate
Hedging derivative assets		390,645	DCF Model	Discount rate
Financial assets at FVOCI:
Debt securities		593,533	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL:
Derivative liabilities for trading		686,613	DCF Model	Discount rate
Hedging derivative liabilities		798,786	DCF Model	Discount rate

7)

The valuation techniques and significant unobservable input variables of Level 3 financial instruments subsequently measured at fair value as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

	Fair value (Korean won in million)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
Financial assets at FVTPL:
Unlisted stock	~~W~~	8,669
Beneficiary certificates		308,468	NAV Methods	—	—	—
Paid-in capital		118,546
Loans		10,423	LSMC Simulation	Volatility	22.64%	If volatility is increased (decreased), fair value is increased (decreased).
Derivative assets		1,310	Binomial Model	Volatility	22.84%	If volatility is increased (decreased), fair value is increased (decreased).
Financial assets at FVOCI:
Unlisted stock	~~W~~	8,412,403	DCF Model/ Binomial Model CCA Methods/ NAV Methods	Discount rate Growth rate volatility	7.82%~15.29% 1% 22.84%~32.60%	If discount rate is decreased (increased)/ if growth rate is increased (decreased), if volatility is increased (decreased) fair value is increased (decreased).
Paid-in capital		21,463	NAV Methods	—	—	—
Financial liabilities at FVTPL:
Derivative liabilities	~~W~~	2,123	Binomial Model	volatility	22.84%	If volatility is increased (decreased), fair value is increased (decreased).

(December 31, 2019)

	Fair value (Korean won in million)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
Financial assets at FVTPL:
Unlisted stock	~~W~~	21,659
Beneficiary certificates		193,977	DCF Model CCA Methods	Discount rate	2.45%~ 12.47%	If discount rate is decreased (increased)/ if growth rate is increased (decreased), fair value is increased (decreased).
Paid-in capital		113,469	NAV Methods	Growth rate	—
Loans		11,074
Financial assets at FVOCI:
Unlisted stock	~~W~~	7,940,380	DCF Model	Discount rate	3.04%~ 17.74%	If discount rate is decreased (increased)/ if growth rate is increased (decreased), fair value is increased (decreased).
Paid-in capital		17,550	CCA Methods NAV Methods	Growth rate	—

8)	Changes in Level 3 financial assets that are measured at fair value for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

(2020)

	Beginning balance		Profit (Loss)		Other comprehensive income (loss)		Purchases / Issues		Sales / Settlements		Transfers into Level 3 / Transfers out of Level 3		Ending balance
Financial assets
Securities at FVTPL	~~W~~	329,105	~~W~~	1,474	~~W~~	—	~~W~~	157,057	~~W~~	(51,953)	~~W~~	—	~~W~~	435,683
Loans at FVTPL		11,074		191		—		—		(842)		—		10,423
Derivative assets for trading		—		1,310		—		—		—		—		1,310
Financial assets at FVOCI		7,957,930		—		267,138		208,798		—		—		8,433,866

Total	~~W~~	8,298,109	~~W~~	2,975	~~W~~	267,138	~~W~~	365,855	~~W~~	(52,795)	~~W~~	—	~~W~~	8,881,282

Financial liabilities
Derivative liabilities for trading	~~W~~	—	~~W~~	(2,123)	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	(2,123)

(2019)

	Beginning balance		Profit (Loss)		Other comprehensive income (loss)		Purchases / Issues		Sales / Settlements		Transfers into Level 3 / Transfers out of Level 3		Ending balance
Financial assets
Securities at FVTPL	~~W~~	249,017	~~W~~	9,674	~~W~~	—	~~W~~	96,107	~~W~~	(25,693)	~~W~~	—	~~W~~	329,105
Loans at FVTPL		16,960		(2,231)		—		—		(3,655)		—		11,074
Financial assets at FVOCI		7,602,562		—		(61,226)		417,101		(507)		—		7,957,930

Total	~~W~~	7,868,539	~~W~~	7,443	~~W~~	(61,226)	~~W~~	513,208	~~W~~	(29,855)	~~W~~	—	~~W~~	8,298,109

9)

In relation to changes in Level 3 of the fair value hierarchy, total gains or losses recognized in profit or loss for the year and total gains or losses for financial instruments held at the end of the reporting period in the separate statement of comprehensive income for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

	Net gain (loss) from financial investments
	2020		2019
Total gains (losses) on financial assets held at the end of year	~~W~~	2,975	~~W~~	7,443
Total gains (losses) on financial liabilities held at the end of year		(2,123)		—

Total gains (losses) included in profit or loss for the year	~~W~~	852	~~W~~	7,443

10)	The sensitivity of fair value analysis for the Level 3 financial instruments

The Bank performed the sensitivity analysis for the Level 3 financial instruments for which fair value would be measured differently upon reasonably possible alternative assumptions. The Bank classified the effect from changes upon the alternative assumptions into favorable effect and unfavorable effect and presented the most favorable effect or the most unfavorable effect in the table hereunder. Stocks are the financial instruments subject to sensitivity analysis, which are classified as Level 3 and of which changes in fair value are recognized as other comprehensive income. Meanwhile, equity instruments, which are recognized as cost among the financial instruments and are classified as Level 3 are excluded from the sensitivity analysis.

Sensitivity analysis details per market risk variable of each Level 3 financial instrument held and measured at fair value as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

	Profit (loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
Loans at FVTPL (*1)	~~W~~	43	~~W~~	(30)	~~W~~	—	~~W~~	—
Derivative assets for trading (*1)		4		(4)		—		—
Financial assets at FVOCI (*1,2)		—		—		32,469		(28,467)

Total	~~W~~	47	~~W~~	(34)	~~W~~	32,469	~~W~~	(28,467)

Financial liabilities:
Derivative liabilities for trading (*1)	~~W~~	257	~~W~~	(254)	~~W~~	—	~~W~~	—

(December 31, 2019)

	Profit (loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
Financial assets at FVOCI (*2)	~~W~~	—	~~W~~	—	~~W~~	10,694,679	~~W~~	(1,459,904)

(*1)	Changes in fair value are computed by increasing or decreasing the volatility of the underlying asset by 10%, which are unobservable inputs.
(*2)	Changes in fair value of stocks are computed by increasing or decreasing growth rate by 0.5% and discount rate by 1%, which are unobservable inputs.

5-2.	Classification by category of financial instruments

The carrying amounts of each category of financial assets and financial liabilities as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

	Financial assets at FVTPL		Financial assets at amortized cost		Financial assets at FVOCI		Hedging derivative assets		Total
Financial assets:
Cash and due from financial institutions	~~W~~	—	~~W~~	4,025,737	~~W~~	—	~~W~~	—	~~W~~	4,025,737
Financial assets at FVTPL		3,478,402		—		—		—		3,478,402
Hedging derivative assets		—		—		—		1,499,766		1,499,766
Loans at amortized cost		—		73,407,381		—		—		73,407,381
Financial investments		—		505,876		10,536,535		—		11,042,411
Other financial assets		—		792,202		—		—		792,202

Total	~~W~~	3,478,402	~~W~~	78,731,196	~~W~~	10,536,535	~~W~~	1,499,766	~~W~~	94,245,899

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	753,442	~~W~~	—	~~W~~	—	~~W~~	753,442
Hedging derivative liabilities		—		—		418,970		418,970
Borrowings		—		6,076,631		—		6,076,631
Debentures		—		72,641,777		—		72,641,777
Other financial liabilities		—		2,372,002		—		2,372,002

Total	~~W~~	753,442	~~W~~	81,090,410	~~W~~	418,970	~~W~~	82,262,822

(December 31, 2019)

	Financial assets at FVTPL		Financial assets at amortized cost		Financial assets at FVOCI		Hedging derivative assets		Total
Financial assets:
Cash and due from financial institutions	~~W~~	—	~~W~~	4,852,816	~~W~~	—	~~W~~	—	~~W~~	4,852,816
Financial assets at FVTPL		1,834,497		—		—		—		1,834,497
Hedging derivative assets		—		—		—		390,645		390,645
Loans at amortized cost		—		71,576,511		—		—		71,576,511
Financial investments		—		584,268		8,729,394		—		9,313,662
Other financial assets		—		942,890		—		—		942,890

Total	~~W~~	1,834,497	~~W~~	77,956,485	~~W~~	8,729,394	~~W~~	390,645	~~W~~	88,911,021

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	686,613	~~W~~	—	~~W~~	—	~~W~~	686,613
Hedging derivative liabilities		—		—		798,786		798,786
Borrowings		—		6,796,372		—		6,796,372
Debentures		—		67,137,591		—		67,137,591
Other financial liabilities		—		1,966,076		—		1,966,076

Total	~~W~~	686,613	~~W~~	75,900,039	~~W~~	798,786	~~W~~	77,385,438

5-3.	Offset of financial instruments

The Bank holds the financial instruments, receivable and payable spot exchange which grant it the rights to offset in case of default, insolvency, or bankruptcy of the counterparties though it does not meet the criteria for offsetting of K-IFRS No. 1032. Cash collaterals do not meet the offsetting criteria in K-IFRS No. 1032, but they can be set off with net amounts of financial instruments, receivable and payable spot exchange.

The effects of netting agreements as of December 31, 2020 and 2019 are as follow (Korean won in millions):

(December 31, 2020)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statements of financial position		Amount that is not offset in the separate statements of financial position				Net amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	~~W~~	2,510,945	~~W~~	—	~~W~~	2,510,945	~~W~~	(699,981)	~~W~~	(878,186)	~~W~~	932,778
Receivable spot exchange		10,860		—		10,860		(10,860)		—		—

Total	~~W~~	2,521,805	~~W~~	—	~~W~~	2,521,805	~~W~~	(710,841)	~~W~~	(878,186)	~~W~~	932,778

Financial liabilities:
Derivatives	~~W~~	1,170,290	~~W~~	—	~~W~~	1,170,290	~~W~~	(699,981)	~~W~~	(115,544)	~~W~~	354,765
Payable spot exchange		10,860		—		10,860		(10,860)		—		—

Total	~~W~~	1,181,150	~~W~~	—	~~W~~	1,181,150	~~W~~	(710,841)	~~W~~	(115,544)	~~W~~	354,765

(December 31, 2019)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statements of financial position		Amount that is not offset in the separate statements of financial position				Net amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	~~W~~	1,088,732	~~W~~	—	~~W~~	1,088,732	~~W~~	(476,720)	~~W~~	(16,196)	~~W~~	595,816
Financial liabilities:
Derivatives	~~W~~	1,485,399	~~W~~	—	~~W~~	1,485,399	~~W~~	(476,720)	~~W~~	(432,436)	~~W~~	576,243

5-4.	Transfer of financial assets

The Bank continues to recognize the financial assets related to repurchase agreements on the statement of financial position since those transactions are not qualified for derecognition even though the Bank transfers the financial assets. Financial asset is sold under a repurchase agreements to repurchase some asset at fixed price. Thus, the Bank retains substantially all the risks and rewards of ownership of the financial asset. There are no carrying amounts of transferred assets and relevant liabilities as of December 31, 2020 and 2019.

6.	OPERATING SEGMENT:

Though the Bank conducts business activities related to financial services, in accordance with relevant laws, such as the Export-Import Bank of Korea Act, it does not report separate segment information, as management considers the Bank to be operating under one core business. The Bank determines geographic information of its revenue and non-current assets based on originating location. As the Bank’s originating location for all transactions is in Korea, the geographical information for revenue and non-current assets is omitted.

7.	CASH AND DUE FROM FINANCIAL INSTITUTIONS:

(1)	Cash and cash equivalents as of December 31, 2020 and 2019 are as follows (Korean won in millions):

Detail	Dec. 31, 2020		Dec. 31, 2019
Due from financial institutions in local currency	~~W~~	1,176,870	~~W~~	856,283
Due from financial institutions in foreign currencies		2,848,867		3,996,533

Subtotal		4,025,737		4,852,816

Restricted due from financial institutions		(554,502)		(1,089,140)
Due from financial institutions with original maturities of more than three months at acquisition date		(400,000)		(850,000)

Subtotal		(954,502)		(1,939,140)

Total (*1)	~~W~~	3,071,235	~~W~~	2,913,676

(*1)	Equal to the cash and cash equivalents as presented on the separate statements of cash flows.

(2)	Details of due from financial institutions as of December 31, 2020 and 2019 are as follows (Korean won in millions):

	Dec. 31, 2020			Dec. 31, 2019
Detail	Amount		Interest (%)	Amount		Interest (%)
Due from financial institutions in local currency:
Demand deposits	~~W~~	1,061	—	~~W~~	1,081	—
Time deposits		948,301	0.72~0.94		850,000	1.60~2.15
Certificate of deposits		223,000	0.84		—	—
Others		3,500	0.35		4,200	1.10
Margin for derivatives		1,008	—		1,002	—

Subtotal		1,176,870			856,283

Due from financial institutions in foreign currencies:
Demand deposits		250,863	—		168,532	—
On demand		1,928,442	—		2,679,319	—
Offshore demand deposits		116,068	—		60,544	—
Others		190,940	—		521,979	0.00~0.45
Margin for derivatives		362,554	—		566,159	—

Subtotal		2,848,867			3,996,533

Total	~~W~~	4,025,737		~~W~~	4,852,816

(3)	Restricted due from financial institutions as of December 31, 2020 and 2019 are as follows (Korean won in millions):

Detail	Financial Institution	Dec. 31, 2020		Dec. 31, 2019		Reason for restriction
Others	DEUTSCHE BANK TRUST COMPANY AMERICAS and others	~~W~~	554,502	~~W~~	1,089,140	Credit Support Annex (CSA) for derivative transactions

8.	FINANCIAL ASSETS AT FVTPL:

Details of financial assets at FVTPL as of December 31, 2020 and 2019 are as follows (Korean won in millions):

	Dec. 31, 2020		Dec. 31, 2019
Debt securities in local currency
Paid-in capital	~~W~~	107,377	~~W~~	101,887
Beneficiary certificates		2,133,661		860,911

Subtotal		2,241,038		962,798

Debt securities in foreign currencies
Bonds		5,314		17,655
Paid-in capital		11,169		11,582
Beneficiary certificates		189,300		111,641

Subtotal		205,783		140,878

Equity securities in foreign currency stocks
Stocks		8,669		21,660
Loans at FVTPL
Private placement corporate bonds		10,423		11,074
Derivative assets for trading
Equity related		1,310		664
Interest rates related		529,715		433,822
Foreign currencies related		481,464		263,573
Others		—		28

Subtotal		1,012,489		698,087

Total	~~W~~	3,478,402	~~W~~	1,834,497

9.	FINANCIAL INVESTMENTS:

Details of financial investments as of December 31, 2020 and 2019 are as follows (Korean won in millions):

	Dec. 31, 2020		Dec. 31 2019
Financial assets at FVOCI
Debt securities in local currency
National bond	~~W~~	1,052,310	~~W~~	100,175
Equity securities in local currency
Stocks		8,580,575		8,118,311
Paid-in capital		21,463		17,550

Subtotal		8,602,038		8,135,861

Debt securities in foreign currencies
Corporate bonds and etc. (*1)		882,187		493,358
Securities at amortized cost
Debt securities in local currencies
National bond		100,732		—
Debt securities in foreign currencies
Corporate bonds and etc. (*1)		405,144		584,268

Total	~~W~~	11,042,411	~~W~~	9,313,662

(*1)	It includes debt securities, which are pledged as collateral amounting to ~~W~~125,457 million and ~~W~~98,384 million as of December 31, 2020 and 2019, respectively.

10.	LOANS AT AMORTIZED COST:

Loans as presented below exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(14,382) million and ~~W~~7,924 million as of December 31, 2020 and 2019, respectively.

(1)	Details of loans as of December 31, 2020 and 2019 are as follows (Korean won in millions):

	Detail	Dec. 31, 2020		Dec. 31, 2019
Loans in local currency	Loans for export	~~W~~	14,961,693	~~W~~	12,521,584
	Loans for foreign investments		2,648,893		1,857,260
	Loans for import		3,929,944		3,302,360
	Troubled Debt Restructuring		1,812,100		519,655
	Others		290,544		367,519

	Subtotal		23,643,174		18,568,378

Loans in foreign currencies	Loans for export		22,022,802		26,765,183
	Loans for foreign investments		22,624,489		21,955,101
	Loans for rediscounted trading notes		467,840		243,138
	Loans for import		1,206,460		1,550,839
	Overseas funding loans		492,471		618,989
	Others		26,258		27,952

	Subtotal		46,840,320		51,161,202

Others	Domestic usance bills		195,732		176,475
	Foreign-currency bills bought		1,407,927		773,367
	Advance payments on acceptances and guarantees		42,266		26,063
	Call loans		2,649,600		3,438,684
	Interbank loans in foreign currency		1,206,593		—
	Private placement corporate bonds in local currency		302,400		—

	Subtotal		5,804,518		4,414,589

	Total		76,288,012		74,144,169

Net deferred loan origination fees and costs			(364,854)		(399,621)
Allowance for loan losses			(2,501,395)		(2,175,960)

	Total	~~W~~	73,421,763	~~W~~	71,568,588

(2)	Loans classified by type of customers as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

	Detail	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Customer	Large enterprise	~~W~~	11,187,035	~~W~~	28,144,549	~~W~~	919,613	~~W~~	40,251,197	62.18
	Small and medium sized enterprise		6,892,693		5,269,741		243,374		12,405,808	19.17
	Public sector and others		2,738,841		9,320,521		8,641		12,068,003	18.65

	Subtotal		20,818,569		42,734,811		1,171,628		64,725,008	100.00

	Net deferred loan origination fees and costs		(7,075)		(356,206)		—		(363,281)
	Allowance for loan losses		(1,041,301)		(1,404,259)		(45,460)		(2,491,020)

	Subtotal		19,770,193		40,974,346		1,126,168		61,870,707

Financial institution	Bank		2,824,605		1,742,053		3,223,937		7,790,595	67.38
	Others		—		2,363,456		1,408,953		3,772,409	32.62

	Subtotal		2,824,605		4,105,509		4,632,890		11,563,004	100.00

	Net deferred loan origination fees and costs		—		(1,573)		—		(1,573)
	Allowance for loan losses		(248)		(9,595)		(532)		(10,375)

	Subtotal		2,824,357		4,094,341		4,632,358		11,551,056

	Total	~~W~~	22,594,550	~~W~~	45,068,687	~~W~~	5,758,526	~~W~~	73,421,763

(December 31, 2019)

	Detail	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Customer	Large enterprise	~~W~~	7,141,305	~~W~~	30,272,411	~~W~~	319,364	~~W~~	37,733,080	59.64
	Small and medium sized enterprise		6,465,224		5,742,427		123,004		12,330,655	19.49
	Public sector and others		2,638,425		10,567,827		903		13,207,155	20.87

	Subtotal		16,244,954		46,582,665		443,271		63,270,890	100.00

	Net deferred loan origination fees and costs		(6,380)		(391,424)		—		(397,804)
	Allowance for loan losses		(788,341)		(1,346,541)		(26,633)		(2,161,515)

	Subtotal		15,450,233		44,844,700		416,638		60,711,571

Financial institution	Bank		2,323,424		2,440,985		3,402,529		8,166,938	75.11
	Others		—		2,137,551		568,789		2,706,340	24.89

	Subtotal		2,323,424		4,578,536		3,971,318		10,873,278	100.00

	Net deferred loan origination fees and costs		—		(1,817)		—		(1,817)
	Allowance for loan losses		(211)		(13,747)		(486)		(14,444)

	Subtotal		2,323,213		4,562,972		3,970,832		10,857,017

	Total	~~W~~	17,773,446	~~W~~	49,407,672	~~W~~	4,387,470	~~W~~	71,568,588

(3)	Changes in allowance for loan losses for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

(2020)

	12 months expected credit losses		Lifetime expected credit losses		Credit -impaired financial assets		Total
Beginning balance	~~W~~	286,290	~~W~~	758,393	~~W~~	1,131,277	~~W~~	2,175,960
- Transfer to 12 months expected credit losses		4,272		(4,272)		—		—
- Transfer to lifetime expected credit losses		(12,303)		27,636		(15,333)		—
- Transfer to credit-impaired financial assets		(1,826)		(80,629)		82,455		—
Written-off		—		—		(218,764)		(218,764)
Collection of written-off loans		51,904		—		207		52,111
Loan-for-equity swap		—		—		(8,403)		(8,403)
Others		(26,808)		—		—		(26,808)
Unwinding effect		(69)		(582)		(13,198)		(13,849)
Foreign exchange translation		(5,684)		(37,818)		(13,259)		(56,761)
Additional provisions		25,522		453,698		118,689		597,909

Ending balance	~~W~~	321,298	~~W~~	1,116,426	~~W~~	1,063,671	~~W~~	2,501,395

(2019)

	12 months expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance	~~W~~	257,157	~~W~~	558,740	~~W~~	738,407	~~W~~	1,554,304
- Transfer to 12 months expected credit losses		16,495		(1,223)		(15,272)		—
- Transfer to lifetime expected credit losses		(1,275)		2,268		(993)		—
- Transfer to credit-impaired financial assets		(14,993)		(13,198)		28,191		—
Written-off		(6,660)		—		(196,229)		(202,889)
Collection		102,070		—		—		102,070
Loan-for-equity swap		—		—		(25,061)		(25,061)
Others		39,432		—		—		39,432
Unwinding effect		(642)		(1)		(32,784)		(33,427)
Foreign exchange translation		3,634		16,957		5,034		25,625
Additional provisions (Reversals of provisions)		(108,928)		194,850		629,984		715,906

Ending balance	~~W~~	286,290	~~W~~	758,393	~~W~~	1,131,277	~~W~~	2,175,960

11.	INVESTMENTS IN ASSOCIATES AND SUBSIDIARIES:

(1)	Details of investments in associates and subsidiaries as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

Company	Detail	Location	Business	Year-end	Ownership (%)	Net asset (*1)		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	~~W~~	144,182	~~W~~	138,312
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		63,446		57,755
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	85.00		20,890		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		180,097		167,839
EXIM PLUS Co., Ltd.	Subsidiary	Korea	Service	December	100.00		1,016		950
Korea Asset Management Corporation	Associate	Korea	Financial service	December	23.41		473,327		380,520
Credit Guarantee and Investment Fund (*2)	Associate	Philippines	Financial service	December	13.39		184,173		171,359
DAESUN Shipbuilding & Engineering Co., Ltd. (*4)	Associate	Korea	Shipbuilding	December	83.03		(333,211)		—
KTB Newlake Global Healthcare PEF	Associate	Korea	Financial service	December	25.00		7,992		8,463
Korea Aerospace Industries. Ltd.	Associate	Korea	Manufacturing	December	26.41		315,473		968,744
Daewoo Shipbuilding & Marine Engineering Co., Ltd (*5)	Associate	Korea	Shipbuilding	December	—		—		—

Total								~~W~~	1,919,212

(December 31, 2019)

Company	Detail	Location	Business	Year-end	Ownership (%)	Net asset (*1)		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	~~W~~	50,683	~~W~~	48,460
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		19,280		10,275
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	85.00		24,332		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		72,297		49,139
EXIM PLUS Co., Ltd.	Subsidiary	Korea	Service	December	100.00		854		950
Korea Asset Management Corporation	Associate	Korea	Financial service	December	25.86		490,171		380,520
Credit Guarantee and Investment Fund (*2)	Associate	Philippines	Financial service	December	11.49		156,768		143,220
HSG SUNGDONG Shipbuilding Co., Ltd. (*3)	Associate	Korea	Shipbuilding	December	69.39		(1,222,949)		—
DAESUN Shipbuilding & Engineering Co., Ltd. (*4)	Associate	Korea	Shipbuilding	December	83.03		(315,442)		—
KTB Newlake Global Healthcare PEF	Associate	Korea	Financial service	December	25.00		9,259		10,045
KBS-KDB Private Equity Fund	Associate	Korea	Financial service	December	20.30		4,023		6,032
Korea Aerospace Industries. Ltd.	Associate	Korea	Manufacturing	December	26.41		302,348		1,110,990
Daewoo Shipbuilding & Marine Engineering Co., Ltd (*5)	Associate	Korea	Shipbuilding	December	—		—		—

Total								~~W~~	1,784,901

(*1)	In cases of associates, the amounts represent net asset after considering percentage of ownership.
(*2)

As of December 31, 2020 and 2019, this entity is classified into an associate because the Bank has significant influence in the way of representation on the board of directors or equivalent governing body of the investee.

(*3)

Since the corporate restructuring process has been initiated and major decisions have been made by the courts, the Bank classified the entity as an associate not considering having substantial control over the entity.

(*4)

This entity was under the creditor-led work out programs. The Bank should have at least 75% of the total creditor’s loans to have a substantive control based on the creditor’s agreement. As the Bank had only 70.60% of the total creditor’s loans, this was classified into associates.

(*5)

This entity is not an associate with the current ownership; however, considering potential voting rights, the Bank has classified the entity as an associate. The Bank holds convertible bonds issued by the entity amounting to KRW 2,332,832 million.

(2)	Changes in investments in associates and subsidiaries for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

(2020)

Company	Detail	Beginning balance		Acquisitions		Disposals		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	~~W~~	48,460	~~W~~	89,852	~~W~~	—	~~W~~	—	~~W~~	138,312
KEXIM Vietnam Leasing Co.	Subsidiary		10,275		47,480		—		—		57,755
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		—		25,270
KEXIM Asia Limited	Subsidiary		49,139		118,700		—		—		167,839
EXIM PLUS Co., Ltd.	Subsidiary		950		—		—		—		950
Korea Asset Management Corporation	Associate		380,520		—		—		—		380,520
Credit Guarantee and Investment Fund	Associate		143,220		28,139		—		—		171,359
HSG SUNGDONG Shipbuilding Co., Ltd.	Associate		—		—		—		—		—
DAESUN Shipbuilding & Engineering Co., Ltd.	Associate		—		—		—		—		—
KTB Newlake Global Healthcare PEF	Associate		10,045		—		(1,582)		—		8,463
KBS-KDB Private Equity Fund	Associate		6,032		—		(6,032)		—		—
Korea Aerospace Industries. Ltd.	Associate		1,110,990		—		—		(142,246)		968,744
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Associate		—		—		—		—		—

Total		~~W~~	1,784,901	~~W~~	284,171	~~W~~	(7,614)	~~W~~	(142,246)	~~W~~	1,919,212

(2019)

Company	Detail	Beginning balance		Acquisition		Disposals		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	~~W~~	48,460	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	48,460
KEXIM Vietnam Leasing Co.	Subsidiary		10,275		—		—		—		10,275
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		—		25,270
KEXIM Asia Limited	Subsidiary		49,139		—		—		—		49,139
EXIM PLUS Co., Ltd.	Subsidiary		—		950		—		—		950
Korea Asset Management Corporation	Associate		380,520		—		—		—		380,520
Credit Guarantee and Investment Fund	Associate		115,486		27,734		—		—		143,220
HSG SUNGDONG Shipbuilding Co., Ltd.	Associate		—		—		—		—		—

Company	Detail	Beginning balance		Acquisition		Disposals		Impairment loss		Ending balance
DAESUN Shipbuilding & Engineering Co., Ltd.	Associate		—		—		—		—		—
KTB Newlake Global Healthcare PEF	Associate		8,795		1,250		—		—		10,045
KBS-KDB Private Equity Fund	Associate		6,032		—		—		—		6,032
Korea Shipping and Maritime Transportation	Associate		400,000		—		(400,000)		—		—
Korea Aerospace Industries. Ltd.	Associate		1,467,520		—		—		(356,530)		1,110,990
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Associate		—		—		—		—		—

Total		~~W~~	2,511,497	~~W~~	29,934	~~W~~	(400,000)	~~W~~	(356,530)	~~W~~	1,784,901

(3)	Summarized financial information of associates and subsidiaries as of and for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

Company	Assets		Liabilities		Operating income (loss)		Profit (Loss) for the period		Total comprehensive income (loss)
KEXIM Bank UK Limited	~~W~~	499,074	~~W~~	354,892	~~W~~	1,805	~~W~~	2,748	~~W~~	3,647
KEXIM Vietnam Leasing Co.		204,020		140,574		1,841		1,962		(3,314)
PT.KOEXIM Mandiri Finance		160,964		140,074		(1,437)		(5,948)		(7,623)
KEXIM Asia Limited		544,995		364,898		4,224		3,547		(10,741)
EXIM PLUS Co., Ltd.		1,950		934		166		162		162
Korea Asset Management Corporation		5,844,961		3,823,061		53,888		60,496		66,506
Credit Guarantee and Investment Fund		1,470,605		95,156		27,655		7,367		(38,711)
DAESUN Shipbuilding & Engineering Co., Ltd.		385,557		786,871		(14,586)		(21,702)		(21,702)
KTB Newlake Global Healthcare PEF		32,273		305		1,334		1,334		1,334
Korea Aerospace Industries. Ltd.		5,137,550		3,904,310		141,988		71,274		88,098
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		10,320,775		6,451,804		153,437		86,573		114,107

(December 31, 2019)

Company	Assets		Liabilities		Operating income (loss)		Profit (Loss) for the year		Total comprehensive income (loss)
KEXIM Bank UK Limited	~~W~~	452,741	~~W~~	402,058	~~W~~	1,388	~~W~~	(55)	~~W~~	4,809
KEXIM Vietnam Leasing Co.		194,716		175,436		1,266		1,358		1,964
PT.KOEXIM Mandiri Finance		183,472		154,847		563		(250)		1,944
KEXIM Asia Limited		500,469		428,172		3,608		3,065		8,398
EXIM PLUS Co., Ltd.		1,239		385		(96)		(96)		(96)
Korea Asset Management Corporation		4,897,223		3,001,745		85,698		66,826		51,885
Credit Guarantee and Investment Fund		1,453,117		88,728		31,594		32,532		75,604
HSG SUNGDONG Shipbuilding Co., Ltd.		815,900		2,578,329		(12,471)		32,328		1,207
DAESUN Shipbuilding & Engineering Co., Ltd.		388,670		768,583		11,309		3,665		3,665
KTB Newlake Global Healthcare PEF		37,187		151		(277)		(33)		(33)
KBS-KDB Private Equity Fund		19,969		152		(9,218)		(9,205)		(9,205)
Korea Aerospace Industries. Ltd.		4,404,485		3,259,784		275,196		130,010		111,583
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		11,276,079		7,521,182		292,761		(46,485)		(85,325)

12.	TANGIBLE ASSETS:

(1)	Details of tangible assets as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

Detail	Acquisition cost		Accumulated depreciation		Government grants		Carrying amount
Lands	~~W~~	190,807	~~W~~	—	~~W~~	—	~~W~~	190,807
Buildings		100,778		(40,191)		(17)		60,570
Leasehold improvements		218		(46)		—		172
Vehicles		4,535		(3,277)		—		1,258
Furniture and fixture		45,448		(35,623)		—		9,825
Construction in progress		455		—				455

Total	~~W~~	342,241	~~W~~	(79,137)	~~W~~	(17)	~~W~~	263,087

(December 31, 2019)

Detail	Acquisition cost		Accumulated depreciation		Government grants		Carrying amount
Lands	~~W~~	190,807	~~W~~	—	~~W~~	—	~~W~~	190,807
Buildings		100,778		(38,265)		(17)		62,496
Leasehold improvements		158		(13)		—		145
Vehicles		4,137		(3,354)		—		783
Furniture and fixture		42,529		(31,644)		—		10,885

Total	~~W~~	338,409	~~W~~	(73,276)	~~W~~	(17)	~~W~~	265,116

(2)	Changes in tangible assets for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

(2020)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Ending balance
Lands	~~W~~	190,807	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	190,807
Buildings		62,496		—		—		(1,926)		60,570
Leasehold improvements		145		60		—		(33)		172
Vehicles		783		858		—		(383)		1,258
Furniture and fixture		10,885		4,034		(2)		(5,092)		9,825
Construction in progress		—		455		—		—		455

Total	~~W~~	265,116	~~W~~	5,407	~~W~~	(2)	~~W~~	(7,434)	~~W~~	263,087

(2019)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Ending balance
Lands	~~W~~	190,807	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	190,807
Buildings		64,524		—		—		(2,028)		62,496
Leasehold improvements		—		158		—		(13)		145
Vehicles		600		588		(17)		(388)		783
Furniture and fixture		10,171		6,081		(25)		(5,342)		10,885

Total	~~W~~	266,102	~~W~~	6,827	~~W~~	(42)	~~W~~	(7,771)	~~W~~	265,116

13.	INTANGIBLE ASSETS:

(1)	Details of intangible assets as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

Detail	Acquisition cost		Accumulated depreciation		Accumulated Impairment losses		Carrying amount
Computer software	~~W~~	28,084	~~W~~	(19,600)	~~W~~	—	~~W~~	8,484
System development fees		54,729		(38,787)		—		15,942
Memberships		3,822		—		(166)		3,656

Total	~~W~~	86,635	~~W~~	(58,387)	~~W~~	(166)	~~W~~	28,082

(December 31, 2019)

Detail	Acquisition cost		Accumulated depreciation		Accumulated Impairment losses		Carrying amount
Computer software	~~W~~	27,220	~~W~~	(16,464)	~~W~~	—	~~W~~	10,756
System development fees		51,241		(31,271)		—		19,970
Memberships		3,822		—		(166)		3,656

Total	~~W~~	82,283	~~W~~	(47,735)	~~W~~	(166)	~~W~~	34,382

(2)	Changes in intangible assets for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

(2020)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Reversal of (Additional) impairment		Ending balance
Computer software	~~W~~	10,756	~~W~~	1,632	~~W~~	(1)	~~W~~	(3,903)	~~W~~	—	~~W~~	8,484
System development fees		19,970		3,488		—		(7,516)		—		15,942
Memberships		3,656		—		—		—		—		3,656

Total	~~W~~	34,382	~~W~~	5,120	~~W~~	(1)	~~W~~	(11,419)	~~W~~	—	~~W~~	28,082

(2019)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Reversal of (Additional) impairment		Ending balance
Computer software	~~W~~	11,003	~~W~~	3,514	~~W~~	—	~~W~~	(3,761)	~~W~~	—	~~W~~	10,756
System development fees		23,985		3,421		—		(7,436)		—		19,970
Memberships		3,466		138		—		—		52		3,656

Total	~~W~~	38,454	~~W~~	7,073	~~W~~	—	~~W~~	(11,197)	~~W~~	52	~~W~~	34,382

14.	OTHER ASSETS:

(1)	Details of other assets as of December 31, 2020 and 2019 are as follows (Korean won in millions):

	Dec. 31, 2020		Dec. 31, 2019
Other financial assets:
Guarantee deposits	~~W~~	39,874	~~W~~	40,922
Accounts receivable		53,102		69,680
Accrued income		728,740		840,104
Receivable spot exchange		78		72
Allowances for loan losses on other assets		(29,592)		(7,888)

Subtotal		792,202		942,890

Other assets:
Advance payments		—		134
Prepaid expenses		11,440		11,551
Current income tax asset		2,570		1,333
Sundry assets		7,574		30,185

Subtotal		21,584		43,203

Total	~~W~~	813,786	~~W~~	986,093

(2)	Changes in allowances for loan losses on other assets for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

	2020		2019
Beginning balance	~~W~~	7,888	~~W~~	170,291
Collection		116		116
Additional provisions (Reversal of provisions)		21,980		(162,403)
Others		(392)		(116)

Ending balance	~~W~~	29,592	~~W~~	7,888

15.	BORROWINGS:

(1)	Details of borrowings as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

Detail	Lender	Interest rate (%)	Amount
Borrowings in foreign currencies:
Borrowings from the Government	MINISTRY OF ECONOMY AND FINANCE	LIBOR 3M+0.64 ~ LIBOR 3M+0.78	~~W~~	1,176,216
Short term borrowings from foreign financial institutions	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD, SEOUL BRANCH	LIBOR 3M+0.38		537,252
Long term borrowings from foreign financial institutions	CREDIT AGRICOLE CIB and others	LIBOR 3M+0.32 ~ LIBOR 3M+0.85		1,686,400
Discount on borrowings				(131)
Commercial papers denominated in foreign currencies	MIZUHO SECURITIES ASIA LTD and others	0.21 ~ 2.33		911,744
Offshore commercial papers denominated in foreign currencies	CITIBANK N.A., HONG KONG And others	(-)0.46 ~ 0.28		225,107
Others (Foreign banks)	DBS BANK LTD and others	0.06 ~ 0.20		195,732
Others (CSA)	BANK OF AMERICA (VM) and others	0.09		1,344,311

Total			~~W~~	6,076,631

(December 31, 2019)

Detail	Lender	Interest rate (%)	Amount
Borrowings in foreign currencies:
Borrowings from the Government	MINISTRY OF ECONOMY AND FINANCE	LIBOR 3M+0.60 ~ LIBOR 3M+0.78	~~W~~	2,808,220
Short term borrowings from foreign financial institutions	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD, SEOUL BRANCH	LIBOR 3M+0.27		347,340
Long term borrowings from foreign financial institutions	CREDIT AGRICOLE CIB and others	LIBOR 3M+0.45 ~ LIBOR 3M+0.85		1,620,920
Discount on borrowings				(401)
Commercial papers denominated in foreign currencies	NOMURA BANK INTERNATIONAL PLC and others	(-)0.45 ~ 2.17		1,414,086
Offshore commercial papers denominated in foreign currencies	BRED BANQUE POPULAIRE and others	(-)0.52 ~ 1.96		68,566
Others (Foreign banks)	DBS BANK LTD, and others	0.04 ~ 0.20		176,475
Others (CSA)	ING BANK N.V. AMSTERDAM and others	1.55		161,166

Subtotal				6,596,372

Call-money in local currency:	KOREA DEVELOPMENT BANK	1.29		200,000

Total			~~W~~	6,796,372

(2)	Details of the borrowings from other financial institutions as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

Type	Call-money		Borrowings in foreign currencies		Total
Commercial banks	~~W~~	—	~~W~~	4,900,546	~~W~~	4,900,546

(December 31, 2019)

Type	Call-money		Borrowings in foreign currencies		Total
Commercial banks	~~W~~	200,000	~~W~~	3,788,551	~~W~~	3,988,551

The above borrowings excluded the present value discounting effect.

16.	DEBENTURES:

Details of debentures as of December 31, 2020 and 2019 are as follows (Korean won in millions):

	Dec. 31, 2020			Dec. 31, 2019
Detail	Interest rate (%)	Amount		Interest rate (%)	Amount
Local currencies:
Floating rate	31-Day CD-0.01~ 31-Day CD+0.12	~~W~~	1,340,000	—	~~W~~	—
Fixed rate	0.67~4.70		21,465,000	1.25~4.70		15,405,000

Subtotal			22,805,000			15,405,000

Fair value hedging adjusting			(31,803)			(29,401)
Discount on debentures			(47,141)			(81,602)

Subtotal			22,726,056			15,293,997

Foreign currencies:
Floating rate	Libor3M+0.30~ Libor3M+1.35		10,543,268	Libor3M+0.20~ Libor3M+1.00		10,198,720
Fixed rate	0.00 ~ 8.50		38,057,286	0.00~8.50		41,103,950

Subtotal			48,600,554			51,302,670

Fair value hedging adjusting			1,393,009			635,004
Discount on debentures			(77,842)			(94,080)

Subtotal			49,915,721			51,843,594

Total		~~W~~	72,641,777		~~W~~	67,137,591

17.	PROVISIONS:

(1)	Details of provisions as of December 31, 2020 and 2019 are as follows (Korean won in millions):

	Dec. 31, 2020		Dec. 31, 2019
Provisions for acceptances and guarantees	~~W~~	387,027	~~W~~	306,441
Provisions for unused loan commitments		239,584		232,940

Total	~~W~~	626,611	~~W~~	539,381

(2)	Changes in provisions for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

(2020)

	Acceptances and guarantees
	12 months expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance	~~W~~	48,514	~~W~~	209,840	~~W~~	48,087	~~W~~	306,441
- Transfer to 12 months expected credit losses		187		(187)		—		—
- Transfer to lifetime expected credit losses		(4,107)		4,107		—		—
- Transfer to credit-impaired financial assets		(40)		—		40		—
Foreign exchange translation		(1,369)		(10,113)		(997)		(12,479)
Additional provisions (Reversal of provisions)		(678)		68,784		24,959		93,065

Ending balance	~~W~~	42,507	~~W~~	272,431	~~W~~	72,089	~~W~~	387,027

	Unused loan commitments
	12 months expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance	~~W~~	23,771	~~W~~	200,695	~~W~~	8,474	~~W~~	232,940
- Transfer to 12 months expected credit losses		2,268		(2,268)		—		—
- Transfer to lifetime expected credit losses		(45)		474		(429)		—
- Transfer to credit-impaired financial assets		(1)		—		1		—
Foreign exchange translation		(382)		(28)		(38)		(448)
Additional provisions (Reversal of provisions)		8,462		(10,155)		8,785		7,092

Ending balance	~~W~~	34,073	~~W~~	188,718	~~W~~	16,793	~~W~~	239,584

(2019)

	Acceptances and guarantees
	12 months expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance	~~W~~	46,487	~~W~~	504,663	~~W~~	51,285	~~W~~	602,435
- Transfer to 12 months expected credit losses		7,364		(253)		(7,111)		—
- Transfer to lifetime expected credit losses		(329)		329		—		—
- Transfer to credit-impaired financial assets		(108)		—		108		—
Foreign exchange translation		1,255		10,550		305		12,110
Additional provisions (Reversal of provisions)		(6,155)		(305,449)		3,500		(308,104)

Ending balance	~~W~~	48,514	~~W~~	209,840	~~W~~	48,087	~~W~~	306,441

	Unused loan commitments
	12 months expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance	~~W~~	27,089	~~W~~	119,894	~~W~~	2,464	~~W~~	149,447
- Transfer to 12 months expected credit losses		1,638		(1,638)		—		—
- Transfer to lifetime expected credit losses		—		457		(457)		—
- Transfer to credit-impaired financial assets		—		(401)		401		—
Foreign exchange translation		172		16		52		240
Additional provisions (Reversal of provisions)		(5,128)		82,367		6,014		83,253

Ending balance	~~W~~	23,771	~~W~~	200,695	~~W~~	8,474	~~W~~	232,940

18.	RETIREMENT BENEFIT PLAN:

The Bank operates both defined benefit plan and defined contribution plan.

(1)	Defined benefit plan

The Bank operates defined benefit plans, which have the following characteristics:

•	The entity has the obligation to pay the agreed benefits to all its current and past employees.

•	The entity is liable for actuarial risk (excess of actual payment against expected amount) and investment risk.

The present value of the defined benefit obligation recognized in the separate statements of financial position is calculated annually by independent actuaries in accordance with actuarial valuation method. The present value of the defined benefit obligation is calculated using the projected unit credit method (“PUC”).

The data used in the PUC, such as interest rates, future salary increase rate, mortality rate, consumer price index and expected return on plan asset, are based on observable market data and historical data, which are annually updated.

Actuarial assumptions may differ from actual results due to change in the market, economic trend and mortality trend, which may affect defined benefit obligation liabilities and future payments. Actuarial gains and losses arising from changes in actuarial assumptions are recognized in the period incurred through other comprehensive income or loss.

(2)	Details of net defined benefit liabilities (assets) as of December 31, 2020 and 2019 are as follows (Korean won in millions):

	Dec. 31, 2020		Dec. 31, 2019
Present value of defined benefit obligations	~~W~~	111,011	~~W~~	100,628
Fair value of plan assets		(115,812)		(103,871)

Net defined benefit liabilities (assets)	~~W~~	(4,801)	~~W~~	(3,243)

(3)	Changes in net defined benefit obligations for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

(2020)

	Present value of the defined benefit obligations		Plan assets		Net defined benefit liabilities (assets)
Beginning balance	~~W~~	100,628	~~W~~	(103,871)	~~W~~	(3,243)
Contributions from the employer		—		(14,700)		(14,700)
Current-service cost		11,100		—		11,100
Interest expense (income)		3,045		(3,156)		(111)
Actuarial gains and losses arising from changes in demographic assumptions		1,945		—		1,945
Actuarial gains and losses arising from changes in financial assumptions		(834)		1,235		401
Actuarial gains and losses arising from experience adjustments		885		—		885
Management fees on plan assets		—		190		190
Benefits paid		(5,758)		4,490		(1,268)

Ending balance	~~W~~	111,011	~~W~~	(115,812)	~~W~~	(4,801)

(2019)

	Present value of the defined benefit obligations		Plan assets		Net defined benefit liabilities (assets)
Beginning balance	~~W~~	97,160	~~W~~	(90,810)	~~W~~	6,350
Contributions from the employer		—		(14,700)		(14,700)
Current-service cost		10,659		—		10,659
Interest expense (income)		3,220		(3,017)		203
Actuarial gains and losses arising from changes in demographic assumptions		(720)		—		(720)
Actuarial gains and losses arising from changes in financial assumptions		(1,336)		828		(508)
Actuarial gains and losses arising from experience adjustments		(4,562)		—		(4,562)
Management fees on plan assets		—		207		207
Benefits paid		(3,793)		3,621		(172)

Ending balance	~~W~~	100,628	~~W~~	(103,871)	~~W~~	(3,243)

(4)	Details of fair value of plan assets as of December 31, 2020 and 2019 are as follows (Korean won in millions):

	Dec. 31, 2020		Dec. 31, 2019
Cash and cash equivalent	~~W~~	14,600	~~W~~	19,035
Others		101,212		84,836

Total	~~W~~	115,812	~~W~~	103,871

(5)	Actuarial assumptions used in retirement benefit obligations assessment as of December 31, 2020 and 2019 are as follows:

	Dec. 31, 2020	Dec. 31, 2019
Discount rate	3.19%	3.09%
Expected wage growth rate	1.63%	1.63%

(6)

Assuming that all the other assumptions remain unchanged, the effect of changes in the significant actuarial assumptions which were made within the reasonable limit on retirement benefit obligations as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

Detail	1%p Increase		1%p Decrease
Change of discount rate	~~W~~	(11,748)	~~W~~	13,979
Change of future salary increase rate		14,009		(12,032)

(December 31, 2019)

Detail	1%p Increase		1%p Decrease
Change of discount rate	~~W~~	(10,877)	~~W~~	12,922
Change of future salary increase rate		12,988		(11,128)

The above sensitivity analysis does not present any actual changes in the retirement benefit obligations as there is no change in actuarial assumptions which is independently made due to the correlation among the assumptions. In addition, the actuarial present value of promised retirement benefits in the sensitivity analysis is determined using the projected unit credit method, which is used in the calculation of the retirement benefit obligations in the separate financial statements.

(7)	Retirement benefit cost incurred from the defined contribution plan for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

	2020		2019
Retirement benefits	~~W~~	753	~~W~~	785

19.	OTHER LIABILITIES:

Details of other liabilities as of December 31, 2020 and 2019 are as follows (Korean won in millions):

	Dec. 31, 2020		Dec. 31, 2019
Other financial liabilities:
Financial guarantee contract liabilities	~~W~~	1,182,101	~~W~~	1,109,018
Foreign exchanges payable		543,678		79,049
Accounts payable		24,639		43,350
Accrued expenses		621,424		734,498
Guarantee deposit received		160		161

Subtotal		2,372,002		1,966,076

Other liabilities:
Allowance for credit loss in derivatives		37,765		20,906
Unearned income		148,608		185,720
Current tax payable		11,426		416,148
Sundry liabilities		33,357		14,901

Subtotal		231,156		637,675

Total	~~W~~	2,603,158	~~W~~	2,603,751

20.	DERIVATIVES:

The Bank operates derivatives both for trading and hedging purposes. Derivatives held for trading purpose are included in financial assets and liabilities at FVTPL.

(1)	Fair value hedge

Fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. When applying fair value hedge, the gain or loss on the hedged item attributable to the hedged risk shall adjust the carrying amount of the hedged item and be recognized in profit or loss.

The Bank shall discontinue prospectively the fair value hedge if the hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. Any adjustment arising from the gain or loss on the hedged item attributable to the hedged risk to the carrying amount of a hedged financial instrument for which the effective interest method is used shall be amortized to profit or loss.

The Bank uses interest rate swaps for hedging changes of fair values in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of fair values in hedged items arising from changes in foreign exchange rates

(2)	Cash flow hedge

Cash flow hedge is a hedge of the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and could affect profit or loss. When applying cash flow hedge, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge shall be recognized in other comprehensive income; and the ineffective portion of the gain or loss on the hedging instrument are recognized in profit or loss. If a hedge of a forecast transaction subsequently results in the recognition of a financial asset or a financial liability, the associated gains or losses that were recognized in other comprehensive income are reclassified from equity to profit or loss as a reclassification adjustment in the same period or periods during which the hedged forecast cash flows affect profit or loss.

The Bank shall discontinue prospectively the cash flow hedge if hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. The forecasted transaction is no longer expected to occur, any related cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income from the period when the hedge was effective are reclassified from equity to profit or loss as a reclassification adjustment.

The Bank uses interest rate swaps for hedging changes of cash flows in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of cash flows in hedged items arising from changes in foreign exchange.

(3)	Details of derivative assets and liabilities as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

			Derivative assets
Detail	Notional amount		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	39,330,211	~~W~~	636,346	~~W~~	—	~~W~~	529,715	~~W~~	1,166,061
Currency:
Currency forwards		5,110,583		—		—		96,037		96,037
Currency swaps		27,596,486		863,420		—		385,427		1,248,847

Subtotal		32,707,069		863,420		—		481,464		1,344,884

Stock:
Stock options		46,952		—		—		1,310		1,310
Other:
Other derivatives		—		—		—		—		—

Total	~~W~~	72,084,232	~~W~~	1,499,766	~~W~~	—	~~W~~	1,012,489	~~W~~	2,512,255

			Derivative liabilities
Detail	Notional amount		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	39,330,211	~~W~~	54,003	~~W~~	—	~~W~~	237,316	~~W~~	291,319
Currency:
Currency forwards		5,110,583		—		—		157,331		157,331
Currency swaps		27,596,486		364,967		—		356,672		721,639

Subtotal		32,707,069		364,967		—		514,003		878,970

Stock:
Stock options		46,952		—		—		2,123		2,123
Other:
Other derivatives		—		—		—		—		—

Total	~~W~~	72,084,232	~~W~~	418,970	~~W~~	—	~~W~~	753,442	~~W~~	1,172,412

(December 31, 2019)

			Derivative assets
Detail	Notional amount		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	40,360,597	~~W~~	261,998	~~W~~	—	~~W~~	433,820	~~W~~	695,818
Currency:
Currency forwards		5,815,589		—		—		53,006		53,006
Currency swaps		29,435,322		128,647		—		210,568		339,215

Subtotal		35,250,911		128,647		—		263,574		392,221

Stock:
Stock options		46,952		—		—		664		664
Other:
Other derivatives		—		—		—		29		29

Total	~~W~~	75,658,460	~~W~~	390,645	~~W~~	—	~~W~~	698,087	~~W~~	1,088,732

			Derivative liabilities
Detail	Notional amount		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	40,360,597	~~W~~	78,976	~~W~~	—	~~W~~	280,314	~~W~~	359,290
Currency:
Currency forwards		5,815,589		—		—		87,987		87,987
Currency swaps		29,435,322		719,810		—		318,055		1,037,865

Subtotal		35,250,911		719,810		—		406,042		1,125,852

Stock:
Stock options		46,952		—		—		242		242
Other:
Other derivatives		—		—		—		15		15

Total	~~W~~	75,658,460	~~W~~	798,786	~~W~~	—	~~W~~	686,613	~~W~~	1,485,399

(4)	Gains and losses from fair value hedging instruments and hedged items attributable to the hedged risk for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

	2020		2019
Fair value hedge – hedged items	~~W~~	(774, 976)	~~W~~	(1,020,327)
Fair value hedge – hedging instruments	~~W~~	1,793, 684	~~W~~	1,406,111

(5)

As a result of cash flow hedge, the Bank recognized ~~W~~4 million and ~~W~~182 million as other comprehensive income (loss) (before tax effect) for the years ended December 31, 2020 and 2019 and there is no ineffectiveness recognized in relation to cash flow hedge for the years ended December 31, 2020 and 2019.

(6)	Hedge accounting

1)	Purpose and strategy of hedge accounting

The Bank transacts with derivative financial instruments to hedge its interest rate risk and currency risk arising from the assets and liabilities of the Bank. The Bank applies the fair value hedge accounting for the changes in the market interest rates of the financial debentures in Korean won and foreign currency and the loans in foreign currency; and cash flow hedge accounting for interest rate swaps to hedge cash flow risk due to interest rates of the debentures in Korean won.

2)	Nominal amount and average hedge ratio for derivatives as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

	Within 1 year		1 to 2 years		2 to 3 years		3 to 4 years		4 to 5 years		Over 5 years		Total
Fair value hedges
Nominal amount of hedged items	~~W~~	9,451,404	~~W~~	5,781,962	~~W~~	5,665,046	~~W~~	5,243,700	~~W~~	6,531,111	~~W~~	9,246,375	~~W~~	41,919,598
Nominal amount of hedging instruments		9,038,034		5,770,424		5,662,797		5,243,700		5,727,209		9,288,553		40,730,717
Average hedge ratio		95.63%		99.80%		99.96%		100.00%		87.69%		100.46%		97.16%
Cash flow hedges
Nominal amount of hedged items	~~W~~	80,000	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	80,000
Nominal amount hedging instruments		80,000		—		—		—		—		—		80,000
Average hedge ratio		100%		—		—		—		—		—		100%

(December 31, 2019)

	Within 1 year		1 to 2 years		2 to 3 years		3 to 4 years		4 to 5 years		Over 5 years		Total
Fair value hedges
Nominal amount of hedged items	~~W~~	5,938,169	~~W~~	8,422,627	~~W~~	5,245,966	~~W~~	3,987,768	~~W~~	4,979,797	~~W~~	13,211,746	~~W~~	41,786,073
Nominal amount of hedging instruments		5,600,838		8,000,341		5,233,688		4,007,789		5,174,411		12,371,968		40,389,035
Average hedge ratio		94.32%		94.99%		99.77%		100.50%		103.91%		93.64%		96.66%

3)	Effect of hedge accounting on financial statement, statement of comprehensive income, statement of changes in equity

①

Effect of hedging instruments on statement financial position, statement of comprehensive income, statement of changes in equity as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

Detail	Nominal amount		Carrying amount of assets		Carrying amount of liabilities		Changes of fair value in the year
Fair value hedges
Interest swap	~~W~~	26,354,678	~~W~~	636,346	~~W~~	54,003	~~W~~	704,102
Currency swap		14,376,039		863,420		364,967		853,656

Subtotal		40,730,717		1,499,766		418,970		1,557,758

Cash flow hedges		80,000		—		—		4

Total	~~W~~	40,810,717	~~W~~	1,499,766	~~W~~	418,970	~~W~~	1,557,762

(December 31, 2019)

Detail	Nominal amount		Carrying amount of assets		Carrying amount of liabilities		Changes of fair value in the year
Fair value hedges
Interest swap	~~W~~	26,057,349	~~W~~	261,998	~~W~~	78,976	~~W~~	888,149
Currency swap		14,331,689		128,647		719,810		96,781

Subtotal		40,389,038		390,645		798,786		984,930

Cash flow hedges		—		—		—		182

Total	~~W~~	40,389,038	~~W~~	390,645	~~W~~	798,786	~~W~~	985,112

②	Effect of hedged items on statement financial position, statement of comprehensive income, statement of changes in equity as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

Detail	Nominal amount		Carrying amount of assets		Carrying amount of liabilities		Changes of fair value in the year
Fair value hedges
Loans in foreign currencies	~~W~~	479,274	~~W~~	—	~~W~~	19,802	~~W~~	(18,762)
Debentures in local currency		650,000		—		37,782		8,756
Debentures in foreign currencies		40,790,324		1,499,766		361,386		(785,898)

Subtotal		41,919,598		1,499,766		418,970		(795,904)

Cash flow hedges		80,000		—		—		(6)

Total	~~W~~	41,999,598	~~W~~	1,499,766	~~W~~	418,970	~~W~~	(795,910)

(December 31, 2019)

Detail	Nominal amount		Carrying amount of assets		Carrying amount of liabilities		Changes of fair value in the year
Fair value hedges
Loans in foreign currencies	~~W~~	70,818	~~W~~	—	~~W~~	2,364	~~W~~	(1,266)
Debentures in local currency		1,000,000		—		38,791		(22,442)
Debentures in foreign currencies		40,715,255		390,645		757,631		(985,684)

Subtotal		41,786,073		390,645		798,786		(1,009,392)

Cash flow hedges		—		—		—		(182)

Total	~~W~~	41,786,073	~~W~~	390,645	~~W~~	798,786	~~W~~	(1,009,574)

4)	Gains (losses) on hedged items and hedging instruments attributable to the hedged ineffectiveness for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

(2020)

	Losses on hedged items		Gains on hedging instruments		Hedge ineffectiveness recognized in profit (loss)
Fair value hedges	~~W~~	(795,904)	~~W~~	845,556	~~W~~	49,652
Cash flow hedges		(6)		4		—

Total	~~W~~	(795,910)	~~W~~	845,560	~~W~~	49,652

(2019)

	Losses on hedged items		Gains on hedging instruments		Hedge ineffectiveness recognized in profit (loss)
Fair value hedges	~~W~~	(1,009,392)	~~W~~	1,082,638	~~W~~	73,246
Cash flow hedges		(182)		182		—

Total	~~W~~	(1,009,574)	~~W~~	1,082,820	~~W~~	73,246

(7)	Interest Rate Benchmark Reform

The hedging relationship to which the Bank applies fair value hedge and cash flow hedge is affected by the interest rate benchmark reform. The interest rate benchmarks that the hedging relationship is exposed to, are as follows (Korean won in millions):

Interest rate benchmark	Nominal amount of hedging instruments
KRW CD 3M	~~W~~	340,000
KRW CMS 10Y		110,000
USD LIBOR 3M		32,981,952
USD LIBOR 6M		1,098,200
EUR LIBOR 3M		200,736
EUR LIBOR 6M		2,877,216
EUR CMS 20Y		250,000
EUR CMS 30Y		30,000
GBP LIBOR 6M		119,544
BBSW 3M		1,924,088
YEN LIBOR 3M		737,982
HKD LIBOR 3M		102,456
BRL CDI 3M		38,543

Total	~~W~~	40,810,717

21.	CAPITAL STOCK:

As of December 31, 2020, the authorized capital and paid-in capital of the Bank are ~~W~~15,000,000 million and ~~W~~12,449,456 million, respectively. The Bank does not issue share certificates.

Changes in capital stock for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

	2020		2019
Beginning balance	~~W~~	11,871,143	~~W~~	11,814,963
Paid-in capital increase		578,313		56,180

Ending balance	~~W~~	12,449,456	~~W~~	11,871,143

22.	OTHER COMPONENTS OF EQUITY:

(1)	Details of other components of equity as of December 31, 2020 and 2019 are as follows (Korean won in millions):

	Dec. 31, 2020		Dec. 31, 2019
Gain (Loss) on equity securities at FVOCI	~~W~~	773,104	~~W~~	573,088
Gain (Loss) on debt securities at FVOCI		18,355		6,226
Gain (Loss) on valuation of cash flow hedge		3		—
Remeasurement of net defined benefit liabilities		11,855		15,094

Total	~~W~~	803,317	~~W~~	594,408

(2)	Changes in other components for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

(2020)

	Beginning Balance		Increase (Decrease)		Tax effect		Ending balance
Gain (Loss) on equity securities at FVOCI	~~W~~	573,088	~~W~~	263,872	~~W~~	(63,856)	~~W~~	773,104
Gain (Loss) on debt securities at FVOCI		6,226		16,001		(3,872)		18,355
Gain (Loss) on valuation of cash flow hedge		—		4		(1)		3
Remeasurement of net defined benefit liabilities		15,094		(4,272)		1,033		11,855

Total	~~W~~	594,408	~~W~~	275,605	~~W~~	(66,696)	~~W~~	803,317

(2019)

	Beginning Balance		Increase (Decrease)		Tax effect		Ending balance
Gain (Loss) on equity securities at FVOCI	~~W~~	691,230	~~W~~	(184,271)	~~W~~	66,129	~~W~~	573,088
Gain (Loss) on debt securities at FVOCI		(20,681)		35,497		(8,590)		6,226
Gain (Loss) on valuation of cash flow hedge		(137)		182		(45)		—
Remeasurement of net defined benefit liabilities		9,917		6,829		(1,652)		15,094

Total	~~W~~	680,329	~~W~~	(141,763)	~~W~~	55,842	~~W~~	594,408

23.	RETAINED EARNINGS:

(1)	Details of retained earnings as of as of December 31, 2020 and 2019 are as follows (Korean won in millions):

	Dec. 31, 2020		Dec. 31, 2019
Legal reserve (*1)	~~W~~	435,996	~~W~~	405,840
Voluntary reserve		471,964		541,514
Regulatory reserve for loan losses		338,574		106,650
Unappropriated retained earnings		102,410		301,567

Total	~~W~~	1,348,944	~~W~~	1,355,571

(*1)	Pursuant to the EXIM Bank Act, the Bank appropriates 10% of separate profit for the year as legal reserve, until the accumulated reserve equals to its paid-in capital.

(2)	Changes in retained earnings for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

	2020		2019
Beginning balance	~~W~~	1,355,571	~~W~~	1,116,660
Profit for the year		102,410		301,567
Dividends		(109,037)		(62,656)

Ending balance	~~W~~	1,348,944	~~W~~	1,355,571

(3)	Details of dividends for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

	2020		2019
The Government	~~W~~	72,430	~~W~~	41,520
Bank of Korea		10,701		6,179
Korea Development Bank		25,906		14,957

Total	~~W~~	109,037	~~W~~	62,656

(4)	Statements of appropriations of retained earnings for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

	2020 (Expected date of appropriation: Mar. 31, 2021)		2019 (Date of appropriation: Mar. 31, 2020)
I. Retained earnings before appropriations:	~~W~~	102,410	~~W~~	301,567
1. Unappropriated retained earnings carried over from prior years		—		—
2. Profit for the year		102,410		301,567
II. Other reserve transferred		189,355		69,551
III. Appropriations:		291,765		371,118
1. Legal reserve		10,241		30,157
2. Dividend		40,759		109,037
3. Other reserve		240,765		—
4. Regulatory reserve for loan losses		—		231,924
IV. Unappropriated retained earnings at the end of the year		—		—

(5)	Regulatory reserve for loan losses

Regulatory reserve for loan losses is calculated and disclosed according to Article 29 (1) and (2), Regulation on Supervision of Banking Business. In accordance with Regulation on Supervision of Banking Business, etc., if the estimated allowance for credit loss determined by K-IFRS for the accounting purpose is lower than those for the regulatory purpose required by Regulation on Supervision of Banking Business, the Bank should reserve such difference as the regulatory reserve for loan losses. Due to the fact that regulatory reserve for loan losses is a voluntary reserve, the amounts that exceed the existing regulatory reserve for loan losses over the compulsory regulatory reserve for loan losses at the year-end date are reversed in profit. In case of accumulated deficit, the Bank should recommence setting aside regulatory reserve for loan losses at the time when accumulated deficit is reduced to zero.

1)	Regulatory reserve for loan losses

Details of regulatory reserve for loan losses as of December 31, 2020 and 2019 are as follows (Korean won in millions):

	Dec. 31, 2020		Dec. 31, 2019
Accumulated regulatory reserve for loan losses	~~W~~	338,574	~~W~~	106,650
Expected (reversal of) regulatory reserve for loan losses		(189,355)		231,924

Regulatory reserve for loan losses	~~W~~	149,219	~~W~~	338,574

2)	Provision for regulatory reserve for loan losses and profit for the year after adjusting regulatory reserve for loan losses.

Details of regulatory reserve for loan losses and profit for the year after adjusting the reserve for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

	2020		2019
Profit for the year	~~W~~	102,410	~~W~~	301,567
Provision for (Reversal of) regulatory reserve for loan losses		(189,355)		231,924

Profit after adjusting the regulatory reserve for loan losses (*1)	~~W~~	291,765	~~W~~	69,643

(*1)

Adjusted profit for the year considering reserve for loan losses as above is calculated by assuming that the provision in regulatory reserve for loan losses before income tax is reflected in profit for the year.

24.	NET INTEREST INCOME:

Net interest income is the amount after deduction of interest expenses from interest income, and the details are as follows:

(1)	Details of interest income for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

	2020		2019
Interest of due from financial institutions:
Due from financial institutions in local currency	~~W~~	9,674	~~W~~	17,806
Due from financial institutions in foreign currencies		24,779		87,136

Subtotal		34,453		104,942

Interest of financial assets at FVTPL:
Interest of securities at FVTPL		96		1,330
Interest of loans at FVTPL		150		150

Subtotal		246		1,480

Interest of financial investments:
Interest of securities at FVOCI		22,274		20,075
Interest of securities at amortized cost		14,516		13,220

Subtotal		36,790		33,295

Interest of loans at amortized cost:
Interest of loans in local currency		578,214		552,674
Interest of loans in foreign currencies		1,599,940		2,335,811
Interest of bills bought		13,671		20,605
Interest of advances for customers		215		15
Interest of call loans		19,820		44,367
Interest of interbank loans		4,533		776

Subtotal		2,216,393		2,954,248

Other interest income		843		1,287

Total	~~W~~	2,288,725	~~W~~	3,095,252

(2)	Details of interest expenses for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

	2020		2019
Interest of borrowings:
Interest of borrowings in foreign currencies	~~W~~	117,040	~~W~~	159,282
Interest of call-money		4,954		1,099
Interest of debentures:
Interest of debentures in local currency		296,331		281,416
Interest of debentures in foreign currencies		986,040		1,771,251

Subtotal		1,282,371		2,052,667

Other interest expense		3,645		3,683

Total	~~W~~	1,408,010	~~W~~	2,216,731

25.	NET COMMISSION INCOME:

Net commission income is the amount after deduction of commission expenses from commission income, and the details are as follows.

(1)	Details of commission income for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

	2020		2019
Commission income in local currency:
Commission income on management of EDCF (*1)	~~W~~	20,243	~~W~~	18,003
Commission income on management of IKCF (*2)		2,250		2,250
Other commission income in local currency		894		—

Subtotal		23,387		20,253

Commission income in foreign currencies:
Commission income on letters of credit		2,137		1,811
Commission income on confirmation on export letter of credit		256		341
Commission income on loan commitments		24,863		34,866
Management fees		991		30
Arrangement fees		2,353		5,657
Advisory fees		55		1,268
Prepayment fees		14,980		12,274
Sundry commission income on foreign exchange		119		131
Structuring fees		34,561		2,875
Brokerage fee for foreign currencies exchange funds		498		829
Other commission income in foreign currencies		1,371		2,811

Subtotal		82,184		62,893

Others:
Other commission income		11,421		16,965
Guarantee fees in foreign currencies:
Guarantee fees in foreign currencies		145,200		170,905
Premium for guarantee		113,302		83,697

Subtotal		258,502		254,602

Total	~~W~~	375,494	~~W~~	354,713

(*1)	Economic Development Cooperation Fund
(*2)	Inter Korean Cooperation Fund

(2)	Details of commission expenses for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

	2020		2019
Commission expenses in local currency:
Commission expenses on domestic transactions	~~W~~	481	~~W~~	336
Commission expenses in foreign currencies:
Service fees paid to credit-rating agency		2,698		3,138
Sundry commission expenses on foreign exchange		4,315		3,003

Subtotal		7,013		6,141

Others:
Other commission expenses		6,441		8,600

Total	~~W~~	13,935	~~W~~	15,077

26.	DIVIDEND INCOME:

Details of dividend income for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

	2020		2019
Financial assets at FVTPL	~~W~~	—	~~W~~	13
Financial assets at FVOCI		47,184		33,562

Total	~~W~~	47,184	~~W~~	33,575

27.	GAIN (LOSS) ON FINANCIAL ASSETS AT FVTPL:

Details of gain (loss) on financial assets at FVTPL for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

	2020		2019
Securities at FVTPL:
Gain on valuation	~~W~~	14,943	~~W~~	8,726
Loss on valuation		(4,892)		(9,108)
Gain on disposal		12,924		12,344
Loss on disposal		(5,288)		(1,864)
Others		15,332		23,980

Subtotal		33,019		34,078

Loans at FVTPL:
Gain on valuation		191		431
Gain on disposal		—		1,991
Loss on disposal		(30)		—

Subtotal		161		2,422

Trading derivatives:
Gain on valuation		834,315		677,029
Loss on valuation		(715,444)		(680,963)
Gain on transaction		917,389		925,575
Loss on transaction		(945,985)		(751,872)

Subtotal		90,275		169,769

Total	~~W~~	123,455	~~W~~	206,269

28.	GAIN (LOSS) ON HEDGING DERIVATIVES:

Details of gain (loss) on hedging derivatives for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

	2020		2019
Gain on hedging instruments	~~W~~	1,996,002	~~W~~	1,572,911
Loss on hedging instruments		(202,321)		(166,763)

Total	~~W~~	1,793,681	~~W~~	1,406,148

29.	GAIN (LOSS) ON FINANCIAL INVESTMENTS:

Details of gain (loss) on financial investments for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

	2020		2019
Financial assets at FVOCI:
Gain on disposals	~~W~~	990	~~W~~	3,343
Loss on disposals		(6)		(6,917)

Total	~~W~~	984	~~W~~	(3,574)

30.	OTHER OPERATING INCOME (EXPENSES):

Details of other operating income (expenses) for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

	2020		2019
Other operating income:
Gain on sale of loans at amortized cost	~~W~~	—	~~W~~	2,000
Gain on redemption of loans at amortized cost		18		—
Gain on fair value hedged items		164,126		84,142
Others		18		68,354

Subtotal		164,162		154,496

Other operating expenses:
Loss on fair value hedged items		(939,102)		(1,104,469)
Contribution to miscellaneous funds		(5,053)		(4,943)
Loss on redemption of bonds		(64)		—
Transfer of other provisions		—		(200)
Others		(17,467)		(762)

Subtotal		(961,686)		(1,110,374)

Total	~~W~~	(797,524)	~~W~~	(955,878)

31.	IMPAIRMENT LOSS (REVERSAL) ON CREDIT:

Details of impairment loss (reversal) on credit for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

	2020 (*1)		2019
Loans at amortized cost	~~W~~	597,909	~~W~~	715,906
Other financial assets		21,980		(162,403)
Guarantees		93,065		(308,104)
Unused loan commitments		7,092		83,253
Financial guarantee contract		117,981		(5,710)
Financial assets at FVOCI		452		(310)
Securities at amortized cost		6		28

Total	~~W~~	838,485	~~W~~	322,660

(*1)	It includes additional impairment loss on credit ~~W~~16,008 million to cope with the economic downturn caused by the spread of the COVID-19.

32.	GENERAL AND ADMINISTRATIVE EXPENSES:

Details of general and administrative expenses for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

	Detail	2020		2019
General and administrative	Short-term salaries	~~W~~	113,029	~~W~~	109,498
Other expenses in financing department	Office expenses		63,187		60,331

	Subtotal		176,216		169,829

Office expenses of EDCF			1,038		1,885
General and administrative—Others	Retirement benefits (defined contributions)		753		785
	Retirement benefits (defined benefits)		11,178		11,069
	Depreciation of tangible assets		7,434		7,771
	Amortization of intangible assets		11,419		11,197
	Taxes and dues		21,040		17,606
	Donations and contributions		3,000		9,000

	Subtotal		54,824		57,428

	Total	~~W~~	232,078	~~W~~	229,142

33.	NON-OPERATING INCOME (EXPENSES):

Details of non-operating income (expenses) for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

	Detail	2020		2019
Gain (Loss) on investments in associates and subsidiaries	Dividend income	~~W~~	16,913	~~W~~	11,928
	Impairment loss		(142,246)		(445,520)
	Gain (loss) on disposal		(1)		18,720

	Subtotal		(125,334)		(414,872)

Other incomes	Gain on disposals of tangible assets		119		73
	Reversal of impairment loss on intangible assets		—		55
	Rental income		138		170
	Damages paid for breach of contracts		79		—
	Interest on other loans		109		137
	Revenue on research project		6,466		9,241
	Other miscellaneous income		1,230		373

	Subtotal		8,141		10,049

Other expenses	Loss on disposal of tangible assets		(1)		(12)
	Impairment loss on intangible assets		—		(3)
	Donations and contributions		(6,173)		(10,169)
	Court cost		(814)		(3,333)
	Expenses on research project		(6,074)		(7,669)
	Other miscellaneous expenses		(207)		(289)

	Subtotal		(13,269)		(21,475)

	Total	~~W~~	(5,128)	~~W~~	(11,426)

34.	INCOME TAX EXPENSE:

(1)	Details of income tax expenses for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

	2020		2019
Current income tax payable	~~W~~	9,220	~~W~~	412,552
Adjustment recognized in the current period for tax payable of prior periods		(9,308)		22,913
Changes in deferred income taxes due to temporary differences		104,893		(310,011)
Changes in deferred income taxes directly recognized in equity		(67,083)		43,120

Income tax expense	~~W~~	37,722	~~W~~	168,574

(2)	Changes in temporary differences and deferred income tax assets (liabilities) for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

(2020)

	Temporary differences						Deferred tax assets (liabilities)— ending balance
Detail	Beginning balance		Increase (Decrease)		Ending balance
Depreciation	~~W~~	107	~~W~~	(1)	~~W~~	106	~~W~~	26
Fair value hedging income (loss)		597,679		777,909		1,375,588		332,892
Financial guarantee contract liability		989,685		60,417		1,050,102		254,125
Loans		(69,322)		26,701		(42,621)		(10,314)
Allowance for loan losses		605,777		378,885		984,662		238,288
Unused commitment provisions		232,940		6,644		239,584		57,979
Net deferred loan origination fees and costs		399,621		(34,767)		364,854		88,295
Long-term income in advance		(3,528)		839		(2,689)		(651)
Provisions for acceptances and guarantees		306,441		80,586		387,027		93,661
Loan-for-equity swap		2,031,381		(854,772)		1,176,609		284,739
Loss on valuation of derivatives		(787,945)		930,157		142,212		34,415
Gain on valuation of derivatives		384,594		(1,737,411)		(1,352,817)		(327,382)
Defined benefit liability		19,492		(19,492)		—		—
Accrued interest receivables and payables related to swap transaction		(331,176)		15,054		(316,122)		(76,502)
Tangible assets		(175,296)		1,643		(173,653)		(42,024)
Others		1,675,440		207,001		1,882,441		456,118

Subtotal	~~W~~	5,875,890	~~W~~	(160,607)	~~W~~	5,715,283	~~W~~	1,383,665

Deferred income tax assets (liabilities) directly adjusted in equity								(276,295)

Total							~~W~~	1,107,370

(2019)

	Temporary differences						Deferred tax assets (liabilities)— ending balance
Detail	Beginning balance		Increase (Decrease)		Ending balance
Depreciation	~~W~~	118	~~W~~	(11)	~~W~~	107	~~W~~	26
Fair value hedging income (loss)		(425,268)		1,022,947		597,679		144,638
Financial guarantee contract liability		947,825		41,860		989,685		239,504
Loans		(140,601)		71,279		(69,322)		(16,776)
Allowance for loan losses		17,031		588,746		605,777		146,598
Unused commitment provisions		149,447		83,493		232,940		56,371
Net deferred loan origination fees and costs		378,931		20,690		399,621		96,708
Long-term income in advance		(4,389)		861		(3,528)		(854)
Provisions for acceptances and guarantees		602,435		(295,994)		306,441		74,159
Loan-for-equity swap		2,028,178		3,203		2,031,381		491,594
Loss on valuation of derivatives		(1,323,800)		535,855		(787,945)		(190,683)
Gain on valuation of derivatives		1,600,946		(1,216,352)		384,594		93,072
Defined benefit liability		2,742		16,750		19,492		4,717
Accrued interest receivables and payables related to swap transaction		(284,804)		(46,372)		(331,176)		(80,145)
Tangible assets		(175,325)		29		(175,296)		(42,422)
Others		1,397,544		277,896		1,675,440		404,968

Subtotal	~~W~~	4,771,010	~~W~~	1,104,880	~~W~~	5,875,890	~~W~~	1,421,475

Deferred income tax assets (liabilities) directly adjusted in equity								(209,212)

Total							~~W~~	1,212,263

(3)	Details of the reconciliation between profit before income tax and income tax expense (benefit) for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

	2020		2019
Profit before income tax	~~W~~	140,132	~~W~~	470,141
Income tax calculated at statutory tax rate (11% up to 200 million, 22% over 200 million to 20 billion, 24.2% over 20 billion to 300 billion, and 27.5% over 300billion)		33,450		118,927
Adjustments:
Effect on non-taxable income		(23,566)		(21,604)
Effect on non-deductible expense		20,210		7,037
Effect on tax deduction		(3,514)		(6,567)
Others		20,451		47,868

Subtotal		13,581		26,734

Adjustment recognized as current tax for the prior periods		(9,309)		22,913

Income tax expense	~~W~~	37,722	~~W~~	168,574

Effective tax rate from operations		26.92%		35.86%

(4)	Details of deferred tax relating to items that are recognized directly in equity as of December 31, 2020 and 2019 are as follows (Korean won in millions):

Detail	Dec. 31, 2020		Dec. 31, 2019
Loss on valuation of financial investments	~~W~~	(272,509)	~~W~~	(205,434)
Gain on valuation of cash flow hedge		(1)		—
Remeasurement of net defined benefit liability		(3,785)		(3,778)

Total	~~W~~	(276,295)	~~W~~	(209,212)

(5)	Unrecognized deferred tax assets and liabilities

The Bank does not recognize deferred tax liabilities for taxable temporary difference of ~~W~~53,480 million related to investments in associates and subsidiaries as of December 31, 2020 because the Bank is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The Bank also does not recognize deferred tax assets for deductible temporary differences of ~~W~~4,469 million related to impairment loss of financial investments as of December 31, 2020 because the realizable period has already passed.

35.	STATEMENTS OF CASH FLOWS:

(1)	Details of non-cash flow transactions for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

Detail	2020		2019
Written-off	~~W~~	218,764	~~W~~	202,889
Transfer to financial investments from the investments in associates		—		416,695
Investment in kind		—		70,700
Remeasurement of net defined benefit liability		4,272		6,829

(2)	Changes in liabilities arising from financing activities for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

(2020)

Detail	Borrowings		Debentures		Total
Beginning balance	~~W~~	6,796,372	~~W~~	67,137,591	~~W~~	73,933,963
Change in cash flows		(115,372)		6,861,920		6,746,548
Loss on redemption of bonds		—		64		64
Amortization		268		201,079		201,347
Foreign exchange transaction		(604,637)		(2,315,090)		(2,919,727)
Change in fair value hedged items		—		756,213		756,213

Ending balance	~~W~~	6,076,631	~~W~~	72,641,777	~~W~~	78,718,408

(2019)

Detail	Borrowings		Debentures		Total
Beginning balance	~~W~~	4,893,478	~~W~~	65,942,970	~~W~~	70,836,448
Change in cash flows		1,757,636		(1,905,864)		(148,228)
Amortization		800		193,209		194,009
Foreign exchange transaction		144,458		1,888,215		2,032,673
Change in fair value hedged items		—		1,019,061		1,019,061

Ending balance	~~W~~	6,796,372	~~W~~	67,137,591	~~W~~	73,933,963

36.	CONTINGENT LIABILITIES AND COMMITMENTS:

(1)	Details of contingent liabilities and commitments as of December 31, 2020 and 2019 are as follows (Korean won in millions):

	Detail	Dec. 31, 2020		Dec. 31, 2019
Guarantees	Confirmed	~~W~~	27,960,939	~~W~~	32,275,698
	Unconfirmed		6,741,575		5,845,657

	Subtotal		34,702,514		38,121,355

Loan commitments	Local currency, foreign currencies loan commitments		24,247,153		19,723,522
	Others		2,184,291		1,850,049

	Subtotal		26,431,444		21,573,571

	Total	~~W~~	61,133,958	~~W~~	59,694,926

(2)	Details of guarantees that have been provided for others as of December 31, 2020 and 2019 are as follows (Korean won in millions):

	Detail	Dec. 31, 2020		Dec. 31, 2019
Confirmed guarantees	Local currency:
	Performance of contracts	~~W~~	75,088	~~W~~	83,107
	Repayment of advances		88,958		333,788
	Others		49,814		194,208

	Subtotal		213,860		611,103

	Foreign currencies:
	Performance of contracts		7,065,461		7,993,537
	Repayment of advances		6,882,321		6,768,655
	Acceptances of imported goods		1,005		979
	Acceptances of import letter of credit outstanding		217,388		19,890
	Foreign liabilities		9,580,093		12,078,140
	Others		4,000,811		4,803,394

	Subtotal		27,747,079		31,664,595

Unconfirmed guarantees	Foreign liabilities		1,401,148		1,707,043
	Repayment of advances		5,126,848		4,007,536
	Performance of contracts		207,315		130,624
	Underwriting of import credit		6,229		419
	Others		35		35

	Subtotal		6,741,575		5,845,657

	Total	~~W~~	34,702,514	~~W~~	38,121,355

(3)	Details of guarantees classified by country as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	~~W~~	16,207,650	57.97	~~W~~	5,330,002	79.06	~~W~~	21,537,652	62.06
	China		200,663	0.72		—	—		200,663	0.58
	Saudi Arabia		1,283,479	4.59		—	—		1,283,479	3.70
	India		554,211	1.98		—	—		554,211	1.60
	Indonesia		715,347	2.56		332,780	4.94		1,048,127	3.02
	Vietnam		988,464	3.53		405,658	6.02		1,394,122	4.02
	Australia		226,478	0.81		—	—		226,478	0.65
	Qatar		225,804	0.81		—	—		225,804	0.65
	Singapore		127,444	0.46		—	—		127,444	0.37
	Oman		439,393	1.57		88,691	1.31		528,084	1.52
	Uzbekistan		330,221	1.18		18,033	0.27		348,254	1.00
	Others		1,444,279	5.16		243,038	3.60		1,687,317	4.86

	Subtotal		22,743,433	81.34		6,418,202	95.20		29,161,635	84.03

Europe	United Kingdom		485,635	1.74		—	—		485,635	1.40
	France		281,363	1.00		—	—		281,363	0.81
	Others		1,510,303	5.40		184,871	2.74		1,695,174	4.88

	Subtotal		2,277,301	8.14		184,871	2.74		2,462,172	7.10

America	United States		1,166,979	4.18		11,968	0.18		1,178,947	3.40
	Brazil		371,831	1.33		—	—		371,831	1.07
	Mexico		397,508	1.42		—	—		397,508	1.14
	Bermuda		259,434	0.93		—	—		259,434	0.75
	Others		288,838	1.03		126,534	1.88		415,372	1.20

	Subtotal		2,484,590	8.89		138,502	2.06		2,623,092	7.56

Africa	Madagascar		161,761	0.58		—	—		161,761	0.46
	Others		293,854	1.05		—	—		293,854	0.85

	Subtotal		455,615	1.63		—	—		455,615	1.31

	Total	~~W~~	27,960,939	100.00	~~W~~	6,741,575	100.00	~~W~~	34,702,514	100.00

(December 31, 2019)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	~~W~~	18,761,136	58.13	~~W~~	4,102,193	70.18	~~W~~	22,863,329	59.98
	China		295,174	0.92		—	—		295,174	0.77
	Saudi Arabia		1,731,599	5.37		—	—		1,731,599	4.54
	India		418,459	1.30		—	—		418,459	1.10
	Indonesia		906,878	2.81		92,426	1.58		999,304	2.62
	Vietnam		952,594	2.95		607,299	10.39		1,559,893	4.09
	Uzbekistan		336,739	1.04		37,489	0.64		374,228	0.98
	Australia		542,138	1.68		54,752	0.94		596,890	1.57
	Qatar		266,167	0.82		—	—		266,167	0.70
	Singapore		30,049	0.09		—	—		30,049	0.08
	Oman		398,277	1.23		193,441	3.31		591,718	1.55
	Others		2,159,823	6.69		468,175	8.00		2,627,998	6.89

	Subtotal		26,799,033	83.03		5,555,775	95.04		32,354,808	84.87

Europe	United Kingdom		740,086	2.29		—	—		740,086	1.94
	France		360,823	1.12		—	—		360,823	0.95
	Others		583,739	1.81		200,288	3.43		784,027	2.06

	Subtotal		1,684,648	5.22		200,288	3.43		1,884,936	4.95

America	United States		1,911,553	5.92		12,736	0.22		1,924,289	5.05
	Brazil		398,728	1.24		—	—		398,728	1.05
	Mexico		443,260	1.37		—	—		443,260	1.16
	Bermuda		309,600	0.96		—	—		309,600	0.81
	Others		236,657	0.73		75,578	1.29		312,235	0.82

	Subtotal		3,299,798	10.22		88,314	1.51		3,388,112	8.89

Africa	Madagascar		172,139	0.53		—	—		172,139	0.45
	Others		320,080	1.00		1,280	0.02		321,360	0.84

	Subtotal		492,219	1.53		1,280	0.02		493,499	1.29

	Total	~~W~~	32,275,698	100.00	~~W~~	5,845,657	100.00	~~W~~	38,121,355	100.00

(4)	Details of guarantees classified by industry as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	~~W~~	13,914,707	49.76	~~W~~	5,388,964	79.94	~~W~~	19,303,671	55.63
Transportation		2,004,642	7.17		42,821	0.64		2,047,463	5.90
Financial institution		1,412,167	5.05		13,033	0.19		1,425,200	4.11
Wholesale and retail		514,662	1.84		31,114	0.46		545,776	1.57
Real estate business		43,962	0.16		48,408	0.72		92,370	0.27
Construction		5,270,863	18.85		377,321	5.60		5,648,184	16.28
Public sector and others		4,799,936	17.17		839,914	12.45		5,639,850	16.24

Total	~~W~~	27,960,939	100.00	~~W~~	6,741,575	100.00	~~W~~	34,702,514	100.00

(December 31, 2019)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	~~W~~	15,224,619	47.17	~~W~~	4,973,595	85.08	~~W~~	20,198,214	52.98
Transportation		1,985,386	6.15		2,587	0.04		1,987,973	5.21
Financial institution		2,150,063	6.66		419	0.01		2,150,482	5.64
Wholesale and retail		656,715	2.03		47,706	0.82		704,421	1.85
Real estate business		43,888	0.14		46,932	0.80		90,820	0.24
Construction		6,317,051	19.57		231,865	3.97		6,548,916	17.18
Public sector and others		5,897,976	18.28		542,553	9.28		6,440,529	16.90

Total	~~W~~	32,275,698	100.00	~~W~~	5,845,657	100.00	~~W~~	38,121,355	100.00

(5)	Global Medium-Term Note Program and CP programs

The Bank has been establishing the following programs regarding the issue of foreign currencies bonds and CPs:

1)

Established on August 1, 1991, initially, and annually renewed, U.S. Shelf Registration to issue foreign bonds under the Securities and Exchange Commission rule of the United States of America with an issuance limit of USD 50 billion.

2)	Established on May 14, 1997, and May 16, 1997, initially, and annually renewed, CP program to issue CPs with issuance limits of USD 6 billion and USD 2 billion, respectively.

3)	Established on November 6, 1997, initially, and annually renewed, Global Medium-Term Note Program to issue mid-to-long-term foreign currencies bonds with an issuance limit of USD 25 billion.

4)	Established on February 2, 2012, initially, and annually renewed, MYR MTN program to issue Malaysian Ringgit-denoted bonds with issuance limits of MYR 1 billion.

5)	Established in 1995, initially, and renewed every two years, Yen Shelf Registration to issue Samurai bond with an issuance limit of JPY 500 billion.

6)	Established on May 31, 2010, Australian Domestic Debt Issuance Program to issue Kangaroo bond with limit of AUD 6 billion.

7)	Established on January 17, 2011, and renewed every two years, Uridashi Shelf Registration to issue Uridashi bond with an issuance limit of JPY 500 billion.

(6)	Litigations

As of December 31, 2020, 10 lawsuits (aggregated claim amount: ~~W~~54,132 million) were filed as a plaintiff and 17 pending litigations as a defendant were filed (aggregated claim amount: ~~W~~165,337 million). The Bank’s management expects that there is no significant impact on the financial statements due to these lawsuits, but it is possible to make additional loss to the Bank due to the results of future litigation.

(7)	Written-off loans

The Bank manages written-off loans that have claims on debtors due to the statute of limitations, uncollected after write-off, etc. The written-off loans as of December 31, 2020 and 2019 are ~~W~~1,982,456 million and ~~W~~3,472,397 million, respectively.

(8)	COVID-19

The proliferation of COVID-19 has had a negative impact on the global economy, which may have a greater impact than the expected credit loss and potential impairment of assets in a particular portfolio, negatively impacting the profit generation capability of the Bank as follows:

•	Uncertainty may arise about the credit risk of a borrower that could be affected by COVID-19.

•	Uncertainty may arise about forward-looking macroeconomic information related to expected credit losses.

•

Korean won may depreciate against major foreign currencies. This may result in an increase in principal and interest payments on liabilities denominated in foreign currencies, and losses on foreign exchange transactions.

•	Possible significant decrease in the fair value of an entity affected by COVID-19 pandemic, in which the bank invested, may occur.

Meanwhile, the impact of COVID-19 on expected credit losses is described in note 31. Impairment loss (Reversal) on credit.

37.	TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Related parties consist of entities related to the Bank, postemployment benefits, a key management personnel and a close member of that person’s family, an entity controlled or jointly controlled and an entity influenced significantly.

(1)	Details of related parties as of December 31, 2020 are as follows:

Detail	Relationship	Ownership- percentage (%)
Parent:
Korean government	Parent	67.99
Subsidiaries and Associates:
KEXIM Bank UK Limited	Subsidiary	100.00
PT.KOEXIM Mandiri Finance	Subsidiary	85.00
KEXIM Vietnam Leasing Co.	Subsidiary	100.00
KEXIM Asia Limited	Subsidiary	100.00
EXIM PLUS Co., Ltd.	Subsidiary	100.00
Korea Asset Management Corporation	Associate	23.41
Credit Guarantee and Investment Fund	Associate	13.39
DAESUN Shipbuilding & Engineering Co., Ltd.	Associate	83.03
KTB Newlake Global Healthcare PEF	Associate	25.00
Korea Aerospace Industries. Ltd.	Associate	26.41
Daewoo Shipbuilding & Marine Engineering Co., Ltd	Associate	—

(2)	Significant balances of receivables, payables and guarantees with the related parties

1)	Significant balances of receivables and payables with the related parties as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

Detail	Receivables		Allowance / Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	133,159	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		137,198		250		—
KEXIM Vietnam Leasing Co.		108,059		263		14
KEXIM Asia Limited		124,126		156		—

Subtotal		502,542		669		14

Associates:
DAESUN Shipbuilding & Engineering Co., Ltd.		522,111		515,596		44
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		2,518,836		370,637		1,838

Subtotal		3,040,947		886,233		1,882

Total	~~W~~	3,543,489	~~W~~	886,902	~~W~~	1,896

(December 31, 2019)

Detail	Receivables		Allowance / Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	155,609	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		153,450		273		—
KEXIM Vietnam Leasing Co.		139,581		253		—
KEXIM Asia Limited		157,719		74		—

Subtotal		606,359		600		—

Associates:
HSG SUNGDONG Shipbuilding Co., Ltd.		170,762		16,464		—
DAESUN Shipbuilding & Engineering Co., Ltd.		518,111		437,078		91
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		2,158,447		643,761		1,472

Subtotal		2,847,320		1,097,303		1,563

Total	~~W~~	3,453,679	~~W~~	1,097,603	~~W~~	1,563

2)	Guarantees provided to the related parties as of December 31, 2020 and 2019 are as follows (Korean won in millions):

(December 31, 2020)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loan commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	—	~~W~~	—	~~W~~	210,800	~~W~~	—
PT.KOEXIM Mandiri Finance		—		—		26,112		—
KEXIM Vietnam Leasing Co.		—		4,195		107,829		—
KEXIM Asia Limited		—		—		132,192		—

Subtotal		—		4,195		476,933		—

Associates:
DESUN Shipbuilding & Engineering Co., Ltd.		65,010		75,574		15,000		—
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		2,795,481		1,615,016		1,450,000		—

Subtotal		2,860,491		1,690,590		1,465,000		—

Total	~~W~~	2,860,491	~~W~~	1,694,785	~~W~~	1,941,933	~~W~~	—

(December 31, 2019)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loan commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	—	~~W~~	—	~~W~~	204,750	~~W~~	5,789
PT.KOEXIM Mandiri Finance		—		—		20,840		—
KEXIM Vietnam Leasing Co.		—		—		31,420		—
KEXIM Asia Limited		—		—		98,409		—

Subtotal		—		—		355,419		5,789

Associates:
DAESUN Shipbuilding & Engineering Co., Ltd.		131,822		108,996		6,500		—
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		2,380,357		12,616		1,450,000		—

Subtotal		2,512,179		121,612		1,456,500		—

Total	~~W~~	2,512,179	~~W~~	121,612	~~W~~	1,811,919	~~W~~	5,789

(3)	Profit and loss transactions with related parties

Profit and loss transactions with related parties for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

(2020)

	Revenue		Bad debt expenses		Expenses
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	1,686		~~W~~—	~~W~~	45
PT.KOEXIM Mandiri Finance		2,367		(22)		1
KEXIM Vietnam Leasing Co.		1,804		11		1
KEXIM Asia Limited		2,005		82		1
EXIM PLUS Co., Ltd.		—		—		5,879

Subtotal		7,862		71		5,927

Associates:
HSG SUNGDONG Shipbuilding Co., Ltd.		—		—		—
DAESUN Shipbuilding & Engineering Co., Ltd.		7,012		92,185		16
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		31,604		60,595		14,458

Subtotal		38,616		152,780		14,474

Total	~~W~~	46,478	~~W~~	152,851	~~W~~	20,401

(2019)

	Revenue		Bad debt expenses		Expenses
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	3,748	~~W~~	—	~~W~~	163
PT.KOEXIM Mandiri Finance		4,514		11		—
KEXIM Vietnam Leasing Co.		3,686		(50)		—
KEXIM Asia Limited		4,754		5		—
EXIM PLUS Co., Ltd.		—		—		434

Subtotal		16,702		(34)		597

Associates:
HSG SUNGDONG Shipbuilding Co., Ltd.		23,558		39,465		—
DAESUN Shipbuilding & Engineering Co., Ltd.		7,186		12,539		—
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		48,841		(171,830)		—

Subtotal		79,585		(119,826)		—

Total	~~W~~	96,287	~~W~~	(119,860)	~~W~~	597

(4)	Loan transactions with related parties

Loan transactions with related parties for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

(2020)

Detail	Financing transaction
	Loan		Collection
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	366,724	~~W~~	381,663
PT.KOEXIM Mandiri Finance		558,838		567,054
KEXIM Vietnam Leasing Co.		567,377		590,328
KEXIM Asia Limited		415,372		451,482
Associates:
HSG SUNGDONG Shipbuilding Co., Ltd.		18,290		189,052
DAESUN Shipbuilding & Engineering Co., Ltd.		41,500		37,500

Total	~~W~~	1,968,101	~~W~~	2,217,079

(2019)

Detail	Financing transaction
	Loan		Collection
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	340,709	~~W~~	340,548
PT.KOEXIM Mandiri Finance		316,463		320,260
KEXIM Vietnam Leasing Co.		551,681		541,613
KEXIM Asia Limited		468,846		462,785
Associates:
HSG SUNGDONG Shipbuilding Co., Ltd.		—		466,019
DAESUN Shipbuilding & Engineering Co., Ltd.		31,000		—
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		—		100,000

Total	~~W~~	1,708,699	~~W~~	2,231,225

(5)	Details of compensation for key executives for the years ended December 31, 2020 and 2019 are as follows (Korean won in millions):

Detail	2020		2019
Salaries	~~W~~	3,106	~~W~~	3,078
Severance and retirement benefits		314		269

Total	~~W~~	3,420	~~W~~	3,347

38.	SPECIAL ACCOUNTS:

The Bank introduced special accounts in accordance with the amendments of the Enforcement Decree of the EXIM Bank Act in May 2019. Special accounts are managed separately. Key financial information for special accounts as of December 31, 2020 is as follows (Korean won in millions):

Assets	Liabilities	Equity	Operating income (loss)	Profit (Loss) for the year
~~W~~ 627,078	~~W~~11,892	~~W~~615,186	~~W~~195	~~W~~(4,814)

39.	APPROVAL OF FINANCIAL STATEMENTS:

The financial statements of the Bank were approved by Board of Directors on March 23, 2021 and were finally approved by the Operations Committee on March 26, 2021.

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 51 million people. The country’s largest city and capital, Seoul, has a population of about 10 million people.

Map of the Republic of Korea

Political History

Dr. Rhee Seungman, who was elected President in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under Prime Minister Choi Kyu Hah, who became the next President. After clashes between the Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun.

Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party, or the UNDP. The Uri Party merged into the UNDP on August 20, 2007. In February 2008, the UNDP merged back into the Democratic Party. In December 2011, the Democratic Party merged with the Citizens Unity Party to form the Democratic United Party, which changed its name to the Democratic Party in May 2013.

In December 2007, the country elected Lee Myung-Bak as President. He commenced his term on February 25, 2008. On April 9, 2018, the Korean prosecutor’s office indicted former President Lee on 16 counts of corruption, including bribery, abuse of power, embezzlement and other irregularities.

In December 2012, the country elected Park Geun-hye as President. She commenced her term on February 25, 2013. On March 10, 2017, the Constitutional Court unanimously upheld a parliamentary vote to impeach President Park, triggering her immediate dismissal, for a number of constitutional and criminal violations, including violation of the Constitution and abuse of power by allowing her confidant to exert influence on state affairs and allowing senior presidential aides to aid in her extortion from companies. On April 17, 2017, the Korean prosecutor’s office indicted former President Park on charges of bribery, abuse of power and coercion, among others. In November 2018, the Seoul High Court sentenced former President Park to two years of prison term for illegally meddling in her party’s candidate nominations ahead of parliamentary elections in 2016. Subsequently, after a series of trials, on January 14, 2021, the Supreme Court upheld the Seoul High Court’s decision on July 10, 2020 to sentence her to 15 years in prison and assess a fine of ~~W~~18 billion for her bribery charges, and five years in prison and ~~W~~3.5 billion in forfeiture for her other charges.

A special election to elect a new President was held on May 9, 2017 and the country elected Moon Jae-in as President. He commenced his term on May 10, 2017. The Moon administration’s key policy priorities include:

•	investigating corruption involving high-ranking government officials, anti-corruption and reform of chaebol (Korean conglomerates);

•	denuclearization of and establishing peace on the Korean Peninsula and enhancing Korea’s core military strength in response to North Korea’s nuclear capabilities;

•	reducing fine dust emissions, closing old nuclear power plants and reexamining the construction of new nuclear power plants;

•	creating new jobs, resolving youth unemployment and enacting laws prohibiting discrimination against non-regular workers;

•	creating jobs for senior citizens, increasing basic pension and providing government subsidies for Alzheimer’s disease treatment; and

•	protecting small business owners and restricting establishment of large-scale stores and multi-complex shopping malls.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State Council, which consists of the President, the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Election for Public Offices Act provide for the direct election of about 84% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than five seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises eight provinces, one special autonomous province (Jeju), one special city (Seoul), six metropolitan cities (Busan, Daegu, Incheon, Gwangju, Daejeon and Ulsan) and one special autonomous city (Sejong). From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Parties

The 21st legislative general election was held on April 15, 2020 and the term of the National Assembly members elected in the 21st legislative general election commenced on May 30, 2020. Currently, there are three major political parties: The Democratic Party of Korea, or the DPK, the People Power Party, or the PPP and the Justice Party, or the JP.

As of June 30, 2021, the parties control the following number of seats in the National Assembly:

	DPK	PPP	JP	Others	Total
Number of seats	172	103	6	19	300

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War began with the invasion of the Republic by communist forces from the north in 1950, which was repelled by the Republic and the United Nations forces led by the United States. Following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel in 1953.

North Korea maintains a military force estimated at more than a million regular troops, mostly concentrated near the northern side of the demilitarized zone, and approximately 7.6 million reserves. The Republic’s military forces, composed of approximately 599,000 regular troops and 2.8 million reserves, maintain a state of military preparedness along the southern side of the demilitarized zone. In addition, the United States has maintained its military presence in the Republic since the signing of the armistice and currently has approximately 28,500 troops stationed in the Republic. The Republic and the United States share a joint command structure over their military forces in Korea. In October 2014, the United States and the Republic agreed to implement a conditions-based approach to the dissolution of their joint command structure at an appropriate future date, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula. Over the years, the Republic and the United States have entered into a series of Special Measures Agreements, or SMAs, which cover the Republic’s contribution to the cost of maintaining the U.S. military presence in the Republic. In March 2021, the Republic and the United States entered into a new six-year SMA under which the Republic would increase its share of the cost of the American military presence in the Republic, subject to legislative approval.

The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In particular, since the death of Kim Jong-il in December 2011, there has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for political and economic stability in the region. Kim Jong-il’s third son, Kim Jong-eun, has assumed power as his father’s designated successor.

In addition, there have been heightened security concerns in recent years stemming from North Korea’s nuclear weapons and ballistic missile programs as well as its hostile military and other actions against Korea. Some of the significant incidents in recent years include the following:

•	From time to time, North Korea has conducted ballistic missile tests. In February 2016, North Korea launched a long-range rocket in violation of its agreement with the United States as well as United

Nations sanctions barring it from conducting launches that use ballistic missile technology. Despite international condemnation, North Korea released a statement that it intends to continue its rocket launch program and it conducted a series of ballistic missile tests in 2016 and 2017. In response, the United Nations Security Council issued unanimous statements condemning North Korea and agreeing to continue to closely monitor the situation and to take further significant measures, and in December 2017, unanimously passed a resolution extending existing sanctions that were imposed on North Korea.

•

North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty in January 2003 and conducted three rounds of nuclear tests between October 2006 and February 2013. In January 2016, North Korea conducted a fourth nuclear test, claiming that the test involved its first hydrogen bomb. In September 2016, North Korea conducted a fifth nuclear test, claiming to have successfully detonated a nuclear warhead that could be mounted on ballistic missiles. In September 2017, North Korea announced that it successfully conducted its sixth nuclear test by detonating a hydrogen bomb designed to be mounted on an intercontinental ballistic missile, which resulted in increased tensions in the region and elicited strong objections worldwide. In response to such tests (as well as North Korea’s long-range ballistic missile program), the United Nations Security Council unanimously passed several rounds of resolutions condemning North Korea’s actions and significantly expanding the scope of the sanctions applicable to North Korea, while the United States and the European Union also imposed additional sanctions on North Korea.

•

In August 2015, two Korean soldiers were injured in a landmine explosion near the Korean demilitarized zone. Claiming the landmines were set by North Koreans, the Korean army re-initiated its propaganda program toward North Korea utilizing loudspeakers near the demilitarized zone. In retaliation, the North Korean army fired artillery rounds on the loudspeakers, resulting in the highest level of military readiness for both Koreas.

•

In March 2010, a Korean naval vessel was destroyed by an underwater explosion, killing many of the crewmen on board. The Government formally accused North Korea of causing the sinking, while North Korea denied responsibility. Moreover, in November 2010, North Korea fired more than one hundred artillery shells that hit Korea’s Yeonpyeong Island near the Northern Limit Line, which acts as the de facto maritime boundary between Korea and North Korea on the west coast of the Korean peninsula, causing casualties and significant property damage. The Government condemned North Korea for the attack and vowed stern retaliation should there be further provocation.

North Korea’s economy also faces severe challenges, which may further aggravate social and political pressures within North Korea. Although bilateral summit meetings were held between Korea and North Korea in April and May 2018 and between the United States and North Korea in June 2018, February 2019 and June 2019, there can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy and us. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea break down or further military hostilities occur, could have a material adverse effect on the Republic’s economy and us. Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	United Nations;

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or the ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Health Organization, or the WHO;

•	the World Trade Organization, or the WTO;

•	the International Atomic Energy Agency;

•	the Inter-American Development Bank, or the IDB;

•	the Organization for Economic Cooperation and Development, or the OECD; and

•	the Asian Infrastructure Investment Bank.

The Economy

The following table sets forth information regarding certain of the Republic’s key economic indicators for the periods indicated.

	As of or for the year ended December 31,
	2016		2017		2018		2019		2020
	(billions of dollars and trillions of Won, except percentages)
GDP Growth (at current prices)		5.0%		5.5%		3.1%		1.3%		0.3	%(7)
GDP Growth (at chained 2015 year prices)		2.9%		3.2%		2.7%		2.3%		(1.0	)%(7)
Inflation(1)		1.0%		1.9%		1.5%		0.4%		0.5%
Unemployment(2)		3.7%		3.7%		3.8%		3.8%		4.0%
Trade Surplus(3)		$89.2		$95.2		$69.7		$38.9		$45.2
Foreign Currency Reserves		$371.1		$389.3		$403.7		$408.8		$443.1
External Liabilities(4)		$382.2		$412.0		$441.2		$467.0		$542.4	(7)
Fiscal Balance	~~W~~	16.9	~~W~~	24.0	~~W~~	31.2	~~W~~	12.0	~~W~~	(71.2	)(7)
Direct Internal Debt of the Government(5) (as % of GDP(6))		34.2%		35.2%		35.6%		37.4%		44.2	%(7)
Direct External Debt of the Government(5) (as % of GDP(6))		0.4%		0.4%		0.4%		0.4%		0.5	%(7)

(1)	Measured by the year-on-year change in the consumer price index with base year 2015, as announced by the Bank of Korea.
(2)	Average for year.
(3)	Derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(4)	Calculated under the criteria based on the sixth edition of the Balance of Payment Manual published by the International Monetary Fund in December 2010.
(5)	Does not include guarantees by the Government. See “—Debt—External and Internal Debt of the Government—Guarantees by the Government” for information on outstanding guarantees by the Government.
(6)	At chained 2015 year prices.
(7)	Preliminary.
Source:	The Bank of Korea

Worldwide Economic and Financial Difficulties

In recent years, the global financial markets have experienced significant volatility as a result of, among other things:

•	the ongoing outbreak of the COVID-19 pandemic caused by a new strain of coronavirus, as further described below;

•	a deterioration in economic and trade relations between the United States and its major trading partners, including China;

•	increased uncertainties resulting from the United Kingdom’s exit from the European Union;

•	financial and social difficulties affecting many governments worldwide, in particular in Latin America and Europe;

•	escalations in trade protectionism globally and geopolitical tensions in East Asia and the Middle East;

•	the slowdown of economic growth in China and other major emerging market economies;

•	interest rate fluctuations as well as perceived or actual changes in policy rates by, or other monetary and fiscal policies set forth by, the U.S. Federal Reserve and other central banks;

•	political and social instability in various countries in the Middle East, including Iraq, Syria and Yemen; and

•	fluctuations in oil and commodity prices.

COVID-19, an infectious disease caused by severe acute respiratory syndrome coronavirus 2, has spread globally and was declared a “pandemic” by the WHO in March 2020. The global outbreak of the COVID-19 pandemic has led to significant global economic and financial disruptions, including an adverse impact on international trade and business activities. Although there have been mixed signs of recovery in the global economy resulting from the availability of COVID-19 vaccinations and gradual normalization of business activities, the extent to which the COVID-19 pandemic continues to impact the global economy will depend on future developments, including the scope and duration of the ongoing outbreak of the COVID-19 pandemic as well as the timeliness and effectiveness of actions taken by governmental authorities, central banks, healthcare providers and other third parties around the world in order to contain and mitigate the effects of COVID-19. The possibility of a global recession in major markets due to the impact of COVID-19, including discrepancies in vaccine rollout rates, continued decline in consumer confidence and weakened demand for face-to-face services, could cause significant volatility in the global economic and financial systems.

There has been significant volatility in global financial markets due to the COVID-19 pandemic in 2020 and in recent months. See “—The Financial System—Securities Markets”. Declines in the index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies and banks to raise capital. Moreover, the value of the Won relative to major foreign currencies in general and the U.S. dollar in particular has fluctuated widely throughout 2020 and 2021. A depreciation of the Won generally increases the cost of imported goods and services and the required amount of the Won revenue for Korean companies to service foreign currency-denominated debt.

In light of the high level of interdependence of the global economy, any of the foregoing developments could have a material adverse effect on the Korean economy and financial markets. In addition, in the event of difficult conditions in the global credit markets or a deterioration of the global economy in the future, the Korean economy could be adversely affected and Korean banks may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

In addition to the global developments, domestic developments that could lead to or contribute to a material adverse effect on the Korean economy include, among other things, the following:

•

a slowdown in consumer spending and depressed consumer sentiment due to the outbreak of infectious diseases, such as the ongoing outbreak of the COVID-19 pandemic discussed above and the outbreak of the Middle East Respiratory Syndrome, or MERS, in May 2015, and national tragedies, such as the sinking of the Sewol passenger ferry in April 2014, which led to the death of hundreds of passengers;

•

increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers, which may occur due to, among others, the impact of the ongoing global outbreak of the COVID-19 pandemic;

•

steadily rising household debt consisting of housing loans and merchandise credit, which increased to approximately Won 1,726.1 trillion as of December 31, 2020 from Won 843.2 trillion as of December 31, 2010, primarily due to increases in mortgage loans and purchases with credit cards;

•

deterioration in economic or diplomatic relations between Korea and other countries resulting from territorial or trade disputes or disagreements in foreign policy (such as the ongoing trade disputes between Korea and Japan);

•

a substantial increase in the Government’s expenditures for (i) fiscal stimulus measures to provide emergency relief payments to households and emergency loans to corporations in need of funding due to the COVID-19 pandemic and (ii) pension and social welfare programs, due in part to an aging population (defined as the population of people aged 65 years or older) that accounts for approximately 15.7% of the Republic’s total population as of December 31, 2020, an increase from 7.2% as of December 31, 2000, and is expected to surpass 20.3% in 2025 that, together, would lead to the Government’s budget deficit;

•	decreases in the market prices of Korean real estate; and

•	the occurrence of severe health epidemics that affect the livestock industry.

The first confirmed case of the COVID-19 disease in Korea was announced in January 2020 and the subsequent spread of the disease has since resulted in more than 150,000 confirmed cases and the death of more than 2,000 people in Korea as of June 30, 2021. The Government has been implementing a number of measures in order to contain the spread of the COVID-19 disease, including, among others, a nationwide order for social distancing, implementation of strict self-isolation and quarantine measures for those who may be infected, or have a higher chance of being infected, and the closure of public facilities until the possibility of further contamination has subsided sufficiently. In addition, the Government has implemented the following measures, among others, in order to alleviate the adverse impact of the COVID-19 pandemic on the Korean economy and stabilize the financial markets:

•	lowering of The Bank of Korea’s policy rate from 1.25% to 0.75% in March 2020 and subsequently to 0.5% in May 2020 (See “—Monetary Policy—Interest Rates”);

•

execution of a bilateral currency swap agreement with the U.S. Federal Reserve for the provision of US$60 billion in exchange for the Republic’s Won-denominated treasury bonds in March 2020, which agreement was renewed in July and December 2020;

•

injection of cash into corporate and financial markets in the form of loans, guarantees and maturity extensions to eligible banks and financial institutions, small- and medium business enterprises, small merchants and self-employed business owners facing liquidity crises; and

•	offer of emergency relief payments and expansion of social security contribution reliefs for those impacted by the COVID-19 pandemic, including underserved communities and the unemployed.

In February 2021, the Government began its COVID-19 vaccination campaign, and as of June 30, 2021, more than 15 million people, or approximately 30.0 per cent. of the Korean population, with priority given to frontline health care professionals and eligible senior citizens, received at least one shot of the COVID-19 vaccine. The Government is continuing its efforts to secure enough COVID-19 vaccines to achieve herd immunity by the end of 2021.

In addition, as part of its efforts to prepare for the post-COVID-19 era, the Government officially announced its plans to pursue a “Korean New Deal” in July 2020. Under such initiative, the Government aims to expedite the Republic’s recovery from the COVID-19 pandemic and pursue a digital and green transformation of the Korean economy and to strengthen employment and social safety nets through a total investment of ~~W~~160 trillion and the creation of 1.9 million new jobs by 2025. In order to contain further spread of COVID-19 and to prevent the outbreak of similar epidemics in the future, the Government continues to cooperate actively with regional and international efforts to develop and implement various measures to combat such outbreaks.

As a result of the ongoing impact of the COVID-19 pandemic on the Korean and global economies and financial markets, as well as factors such as fluctuations in oil and commodity prices, interest rates and exchange rates, higher unemployment, lower consumer confidence, stock market volatility, changes in fiscal and monetary policies and continued tensions with North Korea, the outlook for the Republic’s economy and its financial services sector in 2021 and for the foreseeable future remains highly uncertain.

Gross Domestic Product

GDP measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the “chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods. In March 2014, the Republic published a revised GDP calculation method by implementing the System of National Accounts 2008 and updating the reference year from 2005 to 2010 to align Korean national accounts statistics with the recommendations of the new international standards for compiling national economic accounts and to maintain comparability with other nations’ accounts. The main components of these revisions include, among other things, (i) recognizing expenditures for research and development and creative activity for the products of entertainment, literary and artistic originals as fixed investment, (ii) incorporating a wide array of new and revised source data such as the economic census, the population and housing census and 2010 benchmark input-output tables, which provide thorough and detailed information on the structure of the Korean economy, (iii) developing supply-use tables, which provide a statistical tool for ensuring consistency among the production, expenditure and income approaches to measuring GDP and (iv) recording merchandise trade transactions based on ownership changes rather than movements of goods across the national border. The Republic has updated the reference year from 2010 to 2015 in July 2019 to better align Korean national accounts statistics with the recommendations of the previously implemented System of National Accounts 2008 and to maintain comparability with other countries’ accounts.

The following table sets out the composition of the Republic’s GDP at current market and chained 2015 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2016	2017	2018	2019(1)	2020(1)	As % of GDP 2020(1)
	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	834,804.8	872,791.4	908,273.7	931,669.5	894,057.1	46.5
Government	265,295.2	283,045.8	305,513.0	329,295.5	349,705.1	18.2
Gross Capital Formation	524,717.6	592,711.4	592,858.4	601,581.4	608,938.7	31.6
Exports of Goods and Services	698,621.0	751,428.5	788,279.0	766,602.0	710,073.6	36.9
Less Imports of Goods and Services	(582,659.1)	(664,278.8)	(701,150.7)	(710,990.2)	(638,551.8)	(33.2)
Statistical Discrepancy	0.0	0.0	(276.4)	881.5	230.2	0.0
Expenditures on Gross Domestic Product	1,740,779.6	1,835,698.2	1,893,497.0	1,919,039.9	1,924,452.9	100.0
Net Factor Income from the Rest of the World	6,363.9	7,482.6	4,955.7	16,675.3	15,895.2	0.8
Gross National Income(2)	1,747,143.5	1,843,180.9	1,898,452.7	1,935,715.2	1,940,348.1	100.8
Gross Domestic Product at Chained 2015 Year Prices:
Private	825,676.2	848,589.3	872,304.4	890,167.7	846,311.9	46.2
Government	261,162.3	271,428.7	286,644.8	304,760.3	319,816.1	17.5
Gross Capital Formation	520,296.3	576,996.7	566,376.1	555,494.6	557,762.5	30.5
Exports of Goods and Services	729,684.8	747,783.5	773,752.6	790,874.0	771,424.2	42.1
Less Imports of Goods and Services	(630,266.6)	(686,089.2)	(691,374.1)	(693,412.8)	(667,263.1)	(36.4)
Statistical Discrepancy	327.1	(1,130.3)	(2,511.7)	(1,429.8)	(600.8)	0.0
Expenditures on Gross Domestic Product(3)	1,706,880.3	1,760,811.5	1,807,735.9	1,848,958.5	1,831,249.8	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	6,177.2	7,084.6	4,519.5	15,335.4	14,716.2	0.8
Trading Gains and Losses from Changes in the Terms of Trade	23,569.7	25,915.5	3,272.8	(40,224.9)	(26,921.1)	(1.5)
Gross National Income(4)	1,736,627.2	1,793,818.4	1,815,558.4	1,824,136.5	1,819,051.7	99.3
Percentage Increase (Decrease) of GDP over Previous Year:
At Current Prices	5.0	5.5	3.1	1.3	0.3
At Chained 2015 Year Prices	2.9	3.2	2.7	2.3	(1.0)

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national income.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add up to the total Gross National Income.

Source: The Bank of Korea

The following table sets out the Republic’s GDP by economic sector at current market prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2016	2017	2018	2019(1)	2020(1)	As % of GDP 2020(1)
	(billions of Won)
Industrial Sectors:	629,410.8	672,178.8	680,553.1	661,196.9	665,076.9	34.6
Agriculture, Forestry and Fishing	32,361.7	33,974.3	34,528.9	31,134.9	33,833.2	1.8
Manufacturing, Mining and Quarrying	461,198.3	496,993.7	506,854.7	487,889.2	481,935.0	25.0
Mining and Quarrying	2,367.7	2,348.8	2,247.7	1,943.6	1,855.1	0.1
Manufacturing	458,830.6	494,644.9	504,607.0	485,945.6	480,079.9	24.9
Electricity, Gas and Water Supply	44,307.8	40,014.2	36,813.2	36,580.7	42,698.9	2.2
Construction	91,543.0	101,196.6	102,356.3	105,592.1	106,609.8	5.5
Services:	963,671.9	1,006,839.9	1,049,864.7	1,095,424.2	1,097,300.8	57.0
Wholesale and Retail Trade, Accommodation and Food Services	169,240.8	175,124.9	180,661.0	180,358.0	168,030.4	8.7
Transportation and Storage	58,803.1	58,283.7	57,088.1	59,949.6	55,081.9	2.9
Finance and Insurance	89,593.7	96,983.7	104,336.2	104,718.6	109,715.2	5.7
Real Estate	128,539.4	133,152.6	135,890.3	142,735.8	146,737.3	7.6
Information and Communication	74,469.7	76,712.2	79,242.9	82,602.9	85,664.1	4.5
Business Activities	147,218.4	154,495.4	161,832.1	175,225.1	179,329.0	9.3
Public Administration, Defense and Social Security	100,787.1	107,325.6	115,086.1	122,162.4	129,769.1	6.7
Education	84,528.3	87,880.4	90,933.2	93,717.9	92,017.9	4.8
Human Health and Social Work	68,704.8	74,706.8	80,937.0	88,588.1	92,372.2	4.8
Cultural and Other Services	41,786.5	42,174.6	43,857.8	45,365.8	38,583.7	2.0
Taxes Less Subsidies on Products	147,696.8	156,679.6	163,079.3	162,418.6	162,075.2	8.4
Gross Domestic Product at Current Market Prices	1,740,779.6	1,835,698.2	1,893,497.0	1,919,039.9	1,924,452.9	100.0
Net Factor Income from the Rest of the World	6,363.9	7,482.6	4,955.7	16,675.3	15,895.2	0.8
Gross National Income at Current Market Price	1,747,143.5	1,843,180.9	1,898,452.7	1,935,715.1	1,940,348.1	100.8

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2016	2017	2018	2019(1)	2020(1)
GDP per capita (thousands of Won)	33,988	35,740	36,782	37,112	37,166
GDP per capita (U.S. dollar)	29,287	31,605	33,429	31,838	31,495
Average Exchange Rate (in Won per U.S. dollar)	1,160.5	1,130.8	1,100.3	1,165.7	1,180.1

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2016	2017	2018	2019(1)	2020(1)
GNI per capita (thousands of Won)	34,112	35,886	36,930	37,435	37,473
GNI per capita (U.S. dollar)	29,394	31,734	33,564	32,115	31,755
Average Exchange Rate (in Won per U.S. dollar)	1,160.5	1,130.8	1,100.3	1,165.7	1,180.1

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s GDP by economic sector:

Gross Domestic Product by Economic Sector

(at chained 2015 year prices)

	2016	2017	2018	2019(1)	2020(1)	As % of GDP 2020(1)
	(billions of Won)
Industrial Sectors:	615,346.0	640,516.9	654,072.8	658,741.5	654,911.0	35.8
Agriculture, Forestry and Fishing	31,353.2	32,059.8	32,540.4	32,859.2	31,736.3	1.7
Manufacturing, Mining and Quarrying	453,590.20	470,274.80	485,854.0	491,476.4	486,950.5	26.6
Mining and Quarrying	2,296.0	2,204.5	2,030.9	1,863.6	1,844.4	0.1
Manufacturing	451,294.2	468,070.3	483,823.1	489,612.8	485,106.1	26.5
Electricity, Gas and Water Supply	41,262.6	43,813.8	45,116.2	44,921.8	47,527.2	2.6
Construction	89,140.0	94,368.5	90,562.2	89,484.1	88,697.0	4.8
Services:	948,419.20	973,106.40	1,003,834.7	1,039,879.8	1,027,498.5	56.1
Wholesale and Retail Trade, Accommodation and Food Services	164,704.5	167,746.5	171,599.5	174,419.9	164,427.5	9.0
Transportation and Storage	58,713.7	60,289.1	61,888.5	62,746.9	52,879.1	2.9
Finance and Insurance	89,948.0	93,709.2	98,999.7	103,386.2	111,858.4	6.1
Real Estate	126,461.1	129,307.2	132,057.6	136,593.8	138,777.0	7.6
Information and Communication	73,517.0	75,814.3	78,941.7	82,473.3	83,786.7	4.6
Business Activities	145,077.1	147,949.8	150,522.3	157,790.8	156,895.7	8.6
Public Administration, Defense and Social Security	98,023.2	100,722.8	104,100.3	108,219.5	112,664.5	6.2
Education	83,160.6	84,806.1	86,440.9	87,493.6	85,356.6	4.7
Human Health and Social Work	67,974.6	72,330.1	78,160.0	85,046.7	86,055.3	4.7
Cultural and Other Services	40,839.4	40,495.8	41,218.1	41,709.1	34,797.7	1.9
Taxes Less Subsidies on Products	143,115.2	147,105.4	149,966.5	150,812.7	149,232.4	8.1
Gross Domestic Product(2)	1,706,880.3	1,760,811.5	1,807,735.9	1,848,958.5	1,831,249.8	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to the total GDP.

Source: The Bank of Korea

GDP growth in 2016 was 2.9% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 3.0%, gross domestic fixed capital formation increased by 6.6% and exports of goods and services increased by 2.4%, which more than offset an increase in imports of goods and services by 5.2%, each compared with 2015.

GDP growth in 2017 was 3.2% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 3.1%, gross domestic fixed capital formation increased by 9.8% and exports of goods and services increased by 2.5%, which more than offset an increase in imports of goods and services by 8.9%, each compared with 2016.

GDP growth in 2018 was 2.7% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 3.5% and exports of goods and services increased by 3.5%, which more than offset a decrease in gross domestic fixed capital formation by 2.4% and an increase in imports of goods and services by 0.8%, each compared with 2017.

GDP growth in 2019 was 2.3% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 3.1%, exports of goods and services increased by 2.2% and imports of goods and services decreased by 0.3%, which more than offset a decrease in gross domestic fixed capital formation by 2.9%, each compared with 2018.

Based on preliminary data, GDP in 2020 contracted by 1.0% at chained 2015 year prices, primarily due to a 5.0% decrease in private consumption expenditures and a 2.5% decrease in exports of goods and services, which were offset in part by a 5.0% increase in general government consumption expenditures, a 2.6% increase in gross domestic fixed capital formation and a 3.8% decrease in imports of goods and services, each compared with 2019. The contraction of the Republic’s GDP in 2020 was primarily due to the ongoing global outbreak of the COVID-19 pandemic.

Based on preliminary data, GDP growth in the first quarter of 2021 was 1.9% at chained 2015 year prices, as exports of goods and services increased by 5.1%, gross domestic fixed capital formation increased by 12.4% and aggregate private and general government consumption expenditures increased by 1.5%, which more than offset an increase in imports of goods and services by 4.1%, each compared with the corresponding period of 2020.

If the COVID-19 pandemic is prolonged, the Republic’s GDP may continue to be adversely affected in 2021.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2015 = 100)

	Index Weight(1)	2016	2017	2018	2019	2020(2)
Industries	10,000.0	102.2	104.8	106.3	106.7	106.3
Mining and Manufacturing	9,517.1	102.3	104.6	106.1	106.5	106.2
Mining	32.6	103.4	100.2	89.5	85.4	84.1
Manufacturing	9,484.5	102.3	104.7	106.1	106.6	106.3
Food Products	560.0	102.7	102.9	104.1	108.0	109.4
Beverage Products	141.6	103.7	105.7	105.4	103.8	100.3
Tobacco Products	63.2	113.0	122.7	111.1	121.1	126.5
Textiles	135.0	98.5	95.2	88.7	83.5	74.7
Wearing Apparel, Clothing Accessories and Fur Articles	103.9	96.8	95.9	93.6	87.4	70.1
Tanning and Dressing of Leather, Luggage and Footwear	28.6	92.5	82.0	82.8	71.5	49.4
Wood and Products of Wood and Cork (Except Furniture)	36.6	99.3	103.7	95.3	87.0	85.5
Pulp, Paper and Paper Products	162.2	99.4	97.5	97.0	95.6	93.7
Printing and Reproduction of Recorded Media	52.5	101.3	102.0	100.4	95.3	95.4
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	163.1	106.9	114.8	117.0	115.0	107.8
Chemicals and Chemical Products	883.8	105.5	109.1	111.6	110.1	106.8
Pharmaceuticals, Medicinal Chemicals and Botanical Products	273.8	109.8	118.5	128.1	131.6	142.8
Rubber and Plastic Products	504.7	100.6	99.9	95.1	93.3	87.5
Non-metallic Minerals	258.8	109.0	111.2	107.2	104.3	96.7
Basic Metals	621.0	101.9	102.9	100.1	97.8	91.7
Fabricated Metal Products	575.2	102.1	96.6	88.9	87.5	80.3
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	1,844.5	105.1	112.6	125.9	132.0	147.7
Medical, Precision and Optical Instruments, Watches and Clocks	370.9	101.1	119.5	136.1	121.1	125.8
Electrical Equipment	513.1	103.5	106.6	106.5	109.6	108.7
Other Machinery and Equipment	819.2	101.6	115.4	111.8	105.2	109.0
Motor Vehicles, Trailers and Semitrailers	981.6	97.6	95.1	93.9	93.4	84.1
Other Transport Equipment	283.5	88.8	68.0	61.6	72.3	70.1
Furniture	60.1	106.2	109.5	101.9	99.9	106.8
Other Products	47.6	104.4	108.2	102.7	108.0	101.7
Electricity, Gas	482.9	100.8	106.3	110.3	108.6	106.6
Total Index	10,000.0	102.2	104.8	106.3	106.7	106.3

(1)

Index weights were established on the basis of an industrial census in 2015 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.

(2)	Preliminary.

Source: The Bank of Korea; Korea National Statistical Office

Industrial production increased by 2.2% in 2016, primarily due to increased domestic consumption. Industrial production increased by 2.5% in 2017, primarily due to increased domestic consumption and exports. Industrial production increased by 1.4% in 2018, primarily due to increased domestic consumption and exports. Industrial production increased by 0.4% in 2019, primarily due to increased domestic consumption. Based on preliminary data, industrial production decreased by 0.4% in 2020, primarily due to decreased domestic consumption and exports resulting from the COVID-19 pandemic.

Manufacturing

The manufacturing sector increased production by 2.3% in 2016 and by 2.3% in 2017, primarily due to increased demand for consumer electronics products, electronic components (including semiconductors), communication equipment and chemical products, which more than offset decreased demand for motor vehicles, trailers and semitrailers. The manufacturing sector increased production by 1.3% in 2018, primarily due to increased demand for consumer electronics products and electronic components (including semiconductors). The manufacturing sector increased production by 0.5% in 2019, primarily due to increased demand for consumer electronics products and electronic components (including semiconductors). Based on preliminary data, the manufacturing sector decreased production by 0.3% in 2020, primarily due to decreased demand for automobiles.

Automobiles. In 2016, automobile production decreased by 7.2% and export sales volume recorded a decrease of 11.8%, compared with 2015, primarily due to the slowdown of the global economy, and domestic sales volume recorded an increase of 1.0%, compared with 2015, primarily due to the reduction of individual consumption tax on cars. In 2017, automobile production decreased by 2.7%, domestic sales volume recorded a decrease of 2.5% and exports sales volume recorded a decrease of 3.5%, compared with 2016, primarily due to decreased domestic production of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers, increased overseas production and decreased exports to the United States and China. In 2018, automobile production decreased by 2.1%, domestic sales volume recorded a decrease of 0.5% and exports sales volume recorded a decrease of 3.2%, compared with 2017, primarily due to decreased domestic production of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers and the restructuring of GM Korea’s production units and decreased exports to countries in South America and the Middle East. In 2019, automobile production decreased by 1.9%, domestic sales volume recorded a decrease of 1.8% and export sales volume recorded a decrease of 2.0%, compared with 2018, primarily due to decreased domestic production of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers, increased overseas production, decreased domestic demand for automobiles and decreased demand for automobiles in China. Based on preliminary data, in 2020, automobile production decreased by 11.2% and export sales volume recorded a decrease of 21.4%, compared with 2019, primarily due to a general decline in global demand for automobiles caused by the COVID-19 pandemic, which outpaced a 4.7% increase in domestic sales volume from 2019 to 2020, primarily due to increased domestic demand for automobiles.

Electronics. In 2016, electronics production amounted to ~~W~~309,016 billion, a decrease of 2.4% from the previous year, and exports amounted to US$162.5 billion, a decrease of 6.0% from the previous year, primarily due to continued adverse global economic conditions and the expansion of overseas production. In 2016, export sales of semiconductor memory chips constituted approximately 12.6% of the Republic’s total exports. In 2017, electronics production amounted to ~~W~~342,755 billion, an increase of 10.9% from the previous year, and exports amounted to US$197.6 billion, an increase of 21.6% from the previous year, primarily due to increases in demand for semiconductors, organic light-emitting diode, or OLED, display panels and computers. In 2017, export sales of semiconductor memory chips constituted approximately 17.4% of the Republic’s total exports. In 2018, electronics production amounted to ~~W~~365,548 billion, an increase of 6.6% from the previous year, and exports amounted to US$220.3 billion, an increase of 11.5% from the previous year, primarily due to increases in demand for semiconductors and lithium-ion batteries. In 2018, export sales of semiconductor memory chips constituted approximately 21.2% of the Republic’s total exports. In 2019, electronics production amounted to ~~W~~322,729 billion, a decrease of 11.7% from the previous year, and exports amounted to US$176.9 billion, a decrease of 19.7% from the previous year, primarily due to a significant decrease in semiconductor prices. In 2019, export sales of semiconductor memory chips constituted approximately 17.6% of the Republic’s total exports. Based on preliminary data, in 2020, electronic production amounted to ~~W~~332,084 billion, an increase of 2.9% from the previous year, and exports of electronics amounted to US$183.6 billion, an increase of 3.8% from the previous year, primarily due to an increase in demand for semiconductors, computers and other electronic apparatuses. In 2020, export sales of semiconductor memory chips constituted approximately 19.5% of the Republic’s total exports.

Iron and Steel. In 2016, crude steel production totaled 68.6 million tons, a decrease of 1.6% from 2015, and export sales volume of iron and steel products decreased by 1.8%, primarily due to intensified export competition and adverse conditions in the global shipbuilding and construction industries, but domestic sales volume of iron and steel products increased by 2.2%, primarily due to the recovery of the domestic construction industry. In 2017, crude steel production totaled 71.1 million tons, an increase of 3.7% from 2016, and export sales volume of iron and steel products increased by 2.3%, primarily due to an increase in global demand for crude steel products but domestic sales volume of iron and steel products decreased by 1.2%, primarily due to adverse conditions in the domestic shipbuilding and automobile industries. In 2018, crude steel production totaled 72.5 million tons, an increase of 1.9% from 2017, primarily due to the recovery of the domestic shipbuilding industry, but export sales volume of iron and steel products decreased by 3.9%, primarily due to restrictions on imports of steel products imposed by the United States, Canada and the European Union. In 2019, crude steel production totaled 71.4 million tons, a decrease of 1.5% from 2018, primarily due to adverse conditions in the construction and shipbuilding industries, and export sales volume of iron and steel products decreased by 0.2%, primarily due to continued restrictions on imports of steel products imposed by the United States, Canada and the European Union. Based on preliminary data, in 2020, crude steel production totaled 67.1 million tons, a decrease of 6.0% from 2019, primarily due to adverse conditions in the construction and shipbuilding industries in light of the COVID-19 pandemic, and export sales volume of iron and steel products decreased by 4.9%, primarily due to a decrease in global demand for crude steel products resulting from the COVID-19 pandemic.

Shipbuilding. In 2016, the Republic’s shipbuilding orders amounted to approximately 2 million compensated gross tons, a decrease of 81.8% compared to 2015, primarily due to the continued adverse conditions in the domestic and global shipbuilding industry. In 2017, the Republic’s shipbuilding orders amounted to approximately 8 million compensated gross tons, an increase of 300% compared to 2016, primarily due to increased demand for LNG carriers, bulk carriers and container carriers. In 2018, the Republic’s shipbuilding orders amounted to approximately 13 million compensated gross tons, an increase of 62.5% compared to 2017, primarily due to increased demand for LNG carriers, oil tankers and container carriers. In 2019, the Republic’s shipbuilding orders amounted to approximately 9 million compensated gross tons, a decrease of 30.8% compared to 2018, primarily due to decreased demand for container carriers and bulk carriers, which more than offset increased demand for LNG carriers. Based on preliminary data, in 2020, the Republic’s shipbuilding orders amounted to approximately 8 million compensated gross tons, a decrease of 11.1% compared to 2019, primarily due to the adverse conditions in the domestic and global shipbuilding industry resulting from the COVID-19 pandemic.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness as a result of the continued opening of the domestic agricultural market.

In 2016, rice production decreased 2.3% from 2015 to 4.2 million tons. In 2017, rice production decreased 5.3% from 2016 to 4.0 million tons. In 2018, rice production decreased 2.5% from 2017 to 3.9 million tons. In 2019, rice production decreased 5.1% from 2018 to 3.7 million tons. In 2020, rice production decreased 5.4% from 2019 to 3.5 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2016, the agriculture, forestry and fisheries industry decreased by 5.6% compared to 2015, primarily due to unfavorable weather conditions and a decrease in fishing catch. In 2017, the agriculture, forestry and fisheries industry increased by 2.3% compared to 2016, primarily due to an increase in aquafarming production. In 2018, the agriculture, forestry and fisheries industry increased by 0.2% compared to 2017, primarily due to an increase in livestock production. In 2019, the agriculture, forestry and fisheries industry increased by 2.3% compared to 2018, primarily due to an increase in farming and livestock production. Based on preliminary data, in 2020, the agriculture, forestry and fisheries industry decreased by 3.4% compared to 2019, primarily due to a decrease in farming and livestock production.

Construction

In 2016, the construction industry increased by 9.8% compared to 2015, primarily due to an increase in the construction of residential and commercial buildings. In 2017, the construction industry increased by 5.9% compared to 2016, primarily due to an increase in the construction of residential and commercial buildings. In 2018, the construction industry decreased by 2.8% compared to 2017, primarily due to a decrease in the construction of residential and commercial buildings. In 2019, the construction industry decreased by 2.5% compared to 2018, primarily due to a continued decrease in the construction of residential buildings. Based on preliminary data, in 2020, the construction industry decreased by 0.9% compared to 2019, primarily due to a decrease in the construction of residential buildings.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Primary Energy Supply	Imports	Imports Dependence Ratio
	(millions of tons of oil equivalents(1), except ratios)
2016	293.8	277.9	94.6
2017	302.1	284.0	94.0
2018	307.6	288.1	93.7
2019	303.1	283.4	93.5
2020(2)	290.1	273.6	94.3

(1)	Conversion to tons of oil equivalents was calculated based on energy conversion factors under the Energy Act Enforcement Decree as amended in July 2017.
(2)	Preliminary.

Source: Korea Energy Economics Institute; Korea National Statistical Office

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy supplied in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Primary Energy Supply by Source

	Coal		Petroleum		Nuclear		Others(1)		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%
	(millions of tons of oil equivalents(2), except percentages)
2016	81,499	27.7	117,605	40.0	34,181	11.6	60,493	20.6	293,778	100.0
2017	86,177	28.5	119,400	39.5	31,615	10.5	64,874	21.5	302,066	100.0
2018	86,707	28.2	118,521	38.5	28,437	9.2	73,892	24.0	307,557	100.0
2019	82,147	27.1	117,314	38.7	31,079	10.3	72,553	23.9	303,092	100.0
2020(3)	72,348	24.9	110,322	38.0	34,119	11.8	73,337	25.3	290,126	100.0

(1)	Includes natural gas, hydroelectric power and renewable energy.
(2)	Conversion to tons of oil equivalents was calculated based on energy conversion factors under the Energy Act Enforcement Decree as amended in July 2017.
(3)	Preliminary.

Source: Korea Energy Economics Institute; The Bank of Korea

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. As of December 31, 2020, the Republic had 24 nuclear plants with a total estimated nuclear power installed generating capacity of 23,250 megawatts and four nuclear plants under construction. In December 2020, the Government released the Ninth Basic Plan which serves as the guideline for stable medium and long-term supply of electric power. The Ninth Basic Plan replaced and superseded the Eighth Basic Plan, which covered the period from 2017 to 2031 and focused on, among other things, (i) increasing efforts to address environmental and safety concerns, including reducing greenhouse gas emission and yellow dust, (ii) decreasing the portion of electricity supplied using nuclear and coal energy sources, (iii) increasing the portion of electricity supplied from renewable energy, in particular solar and wind power and (iv) promoting the replacement of coal with LNG as an energy source by reducing the gap in expenses incurred in using the respective fuel types, for example, by adjusting the consumption tax rates applicable to the respective fuel types. The objectives of the Ninth Basic Plan include, among other things, (i) changing energy policy to a safe and clean energy mix by reducing coal and nuclear power generation and increasing renewable energy, (ii) preparing implementation measures for further reduction of greenhouse gas, (iii) accelerating investments in renewable energy and expanding infrastructure for the transition to a low-carbon economy/society and (iv) improving the electricity market system to promote fair competition and lay the foundation for expansion of eco-friendly energy. Furthermore, the Ninth Basic Plan includes the following implementation measures: (i) six coal-fired generation plants will be retired by 2022, (ii) 24 other coal-fired generation plants will be retired and converted to LNG fuel use by 2034, (iii) domestic renewable energy generation capacity will be expanded to 77.8 gigawatts by 2034 to meet the target set in the Third Basic National Energy Plan and (iv) the extension of life of eleven nuclear generation units will not be granted and such units will be retired by 2034.

Services Sector

In 2016, the service industry increased by 2.9% compared to 2015 as the health and social work sector increased by 7.3%, the wholesale and retail trade, restaurants and hotels sector increased by 2.7% and the finance and insurance sector increased by 1.9%, each compared with 2015. In 2017, the service industry increased by 2.6% compared to 2016 as the health and social work sector increased by 6.4%, the finance and insurance sector increased by 4.2% and the public administration and defense sector increased by 2.8%, each compared with 2016. In 2018, the service industry increased by 3.8% compared to 2017 as the health and social work sector increased by 8.2%, the finance and insurance sector increased by 5.6% and the public administration and defense sector increased by 3.4%, each compared with 2017. In 2019, the service industry increased by 2.9% compared to 2018 as the health and social work sector increased by 8.7%, the public administration and defense sector increased by 4.0% and the finance and insurance sector increased by 4.4%, each compared with 2018. Based on preliminary data, in 2020, the service industry decreased by 1.1% compared to 2019 as the wholesale and retail trade, accommodation and food services sector decreased by 5.7%, the transportation and storage sector decreased by 15.7% and the cultural and other services sector decreased by 16.6%, each compared with 2019, primarily due to the COVID-19 pandemic.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index(1)	Increase (Decrease) Over Previous Year	Consumer Price Index(1)	Increase (Decrease) Over Previous Year	Wage Index(1)(2)	Increase (Decrease) Over Previous Year	Unemployment Rate(1)(3)
	(2015=100)	(%)	(2015=100)	(%)	(2015=100)	(%)	(%)
2016	98.2	(1.8)	101.0	1.0	104.2	4.2	3.7
2017	101.6	3.5	102.9	1.9	106.4	2.1	3.7
2018	103.5	1.9	104.5	1.5	113.6	6.8	3.8
2019	103.5	0.0	104.9	0.4	116.2	2.3	3.8
2020	103.0	(0.5)	105.4	0.5	115.5	(0.6)	4.0

(1)	Average for year.
(2)	Nominal wage index of average earnings in the manufacturing industry.
(3)	Expressed as a percentage of the economically active population.

Source: The Bank of Korea; Korea National Statistical Office

In 2016, the inflation rate increased to 1.0%, primarily due to increases in agricultural and livestock product prices and private service fees, which more than offset a decrease in oil prices. In 2017, the inflation rate increased to 1.9%, primarily due to increases in the prices of agricultural and livestock products and oil. In 2018, the inflation rate decreased to 1.5%, primarily due to a slowdown in the growth rate of agricultural goods and oil prices. In 2019, the inflation rate decreased to 0.4%, primarily due to decreases in the prices of agricultural and livestock products and oil. In 2020, the inflation rate increased to 0.5%, primarily due to increases in agricultural and livestock product prices. Based on preliminary data, the inflation rate was 1.1% in the first quarter of 2021.

In 2016, the unemployment rate increased to 3.7%, primarily due to the continued sluggishness of the domestic economy. In 2017, the unemployment rate remained unchanged at 3.7%. In 2018, the unemployment rate increased to 3.8%, primarily due to the continued sluggishness of the domestic economy. In 2019, the unemployment rate remained constant at 3.8%. In 2020, the unemployment rate increased to 4.0%, primarily due to the COVID-19 pandemic. Based on preliminary data, the unemployment rate was 5.0% in the first quarter of 2021.

From 1992 to 2009, the economically active population of the Republic increased by approximately 24.8% to 24.3 million, while the number of employees increased by approximately 23.7% to 23.5 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 61% and 63% over the past decade. Literacy among workers under 50 is almost universal. As of December 31, 2020, the economically active population of the Republic was 28.0 million and the number of employees was 26.9 million.

The following table shows selected employment information by industry and by gender:

	2016	2017	2018	2019	2020
	(all figures in percentages, except as indicated)
Labor force (in thousands of persons)	26,409	26,725	26,822	27,123	26,904
Employment by Industry:
Agriculture, Forestry and Fishing	4.9	4.8	5.0	5.1	5.4
Mining and Manufacturing	17.2	17.2	16.9	16.4	16.3
S.O.C & Services	77.9	78.0	78.1	78.5	78.3
Electricity, Transport, Communication and Finance	11.8	11.4	11.8	11.7	11.8
Business, Private & Public Service and Other Services	36.3	36.4	36.5	37.4	38.0
Construction	7.0	7.4	7.6	7.4	7.5
Wholesale & Retail Trade, Hotels and Restaurants	22.9	22.8	22.2	22.0	21.0

Total Employed	100.0	100.0	100.0	100.0	100.0

Employment by Gender:
Male	57.6	57.5	57.3	57.0	57.2
Female	42.4	42.5	42.7	43.0	42.8

Total Employed	100.0	100.0	100.0	100.0	100.0

Source: The Bank of Korea

Pursuant to certain amendments to the Labor Standards Act that became effective on July 1, 2018, the maximum working hours of employees is in the process of being reduced from 68 hours per week to 52 hours per week, and the number of special industries that are exempt from restrictions on maximum working hours will be significantly reduced. This new maximum working hours restriction under the amended Labor Standards Act is in effect for workplaces with 300 or more workers from July 1, 2018, and has been extended to workplaces with 50 or more but fewer than 300 workers from January 1, 2020, and will further be extended to workplaces with five or more but fewer than 50 workers from July 1, 2021.

Approximately 12.5% of the Republic’s workers were unionized as of December 31, 2019. Labor unrest in connection with demands by unionized workers for better wages and working conditions and greater job security occur from time to time in the Republic. Some of the significant incidents in recent years include the following:

•

In September 2016, unionized subway and railroad workers launched a joint nationwide strike, the first in 22 years, demanding that the Government scrap its proposed merit pay system for subway and railroad workers.

•

In October 2016, unionized workers at Hyundai Motor went on full strike, the first in 12 years, demanding higher wages, while unionized workers at Kia Corporation, or Kia, went on partial strike protesting the wage gap between workers at Kia and workers at Hyundai Motor.

•

In September 2017, several thousand unionized workers at KBS and MBC, Korea’s two largest television and radio broadcasters, went on strike, which lasted several months, to protest against alleged management interference in news coverage and unfair labor practices.

•	In 2017, unionized workers at Hyundai Motor went on a series of partial strikes demanding higher wages and bonuses.

•	In July 2018, unionized workers at Hyundai Heavy Industries went on full strike demanding higher wages.

•	In May 2019, unionized bus drivers launched a nationwide strike seeking higher wages and increased manpower in time for the 52-hour work week that was implemented in July 2019.

•	In September 2019, unionized workers at GM Korea went on full strike, the first in more than 20 years, demanding higher wages and protesting against GM Korea’s restructuring plans.

•	In October and November 2019, several thousand members of the National Railroad Workers’ Union went on full strike demanding a normalization of wages and requesting the hiring of additional personnel.

•	In October, November and December 2020, unionized workers at GM Korea went on partial strikes during wage and collective agreement negotiations.

•	In November and December 2020, unionized workers at Kia went on partial strikes demanding higher wages, performance-based incentives and other benefits.

Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party merged with The New People’s Participation Party and changed its name to The Unified Progressive Party, or the UPP, in December 2011. In October 2012, the UPP split and seven UPP members of the National Assembly and their supporters formed a new party, the Progressive Justice Party, which changed its name to the Justice Party in July 2013. In December 2014, the Constitutional Court ordered the dissolution of the UPP and the removal of the party’s five lawmakers from the National Assembly for violating the Republic’s Constitution after certain of its members were convicted of trying to instigate an armed rebellion and supporting North Korea. In the legislative general election held on April 13, 2016, the Justice Party won six seats in the National Assembly, and the members-elect began their four-year terms on May 30, 2016. As of December 31, 2020, the Justice Party held six seats in the National Assembly.

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act, or the FSCMA, under which various industry-based capital markets regulatory systems were consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function-based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements.

Prior to the effective date of the FSCMA, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Business Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the FSCMA attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the FSCMA categorizes capital markets-related businesses into six different functions as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, the Financial Investment Businesses).

Accordingly, all financial businesses relating to financial investment products are reclassified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the FSCMA, derivative businesses conducted by securities companies and future companies are subject to the same regulations, at least in principle.

The banking business and the insurance business are not subject to the FSCMA and will continue to be regulated under separate laws; provided, however, that they are subject to the FSCMA if their activities involve any Financial Investment Businesses requiring a license based on the FSCMA.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2020, there were six nationwide banks, six regional banks, two internet banks and 36 foreign banks with branches operating in the Republic.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include (i) The Korea Development Bank, (ii) The Export-Import Bank of Korea, (iii) The Industrial Bank of Korea, (iv) SuHyup Bank and (v) NongHyup Bank. The Government has made capital contributions to three of these specialized banks as follows:

•

The Korea Development Bank: the Government owns directly all of its paid-in capital and has made capital contributions since its establishment in 1954. Recent examples include the Government’s contributions to its capital of ~~W~~308 billion in 2016, ~~W~~395 billion in 2017, ~~W~~170 billion in 2018, ~~W~~555 billion in 2019 and ~~W~~2,102.6 billion in 2020. Taking into account these capital contributions, its total paid-in capital was ~~W~~20,766 billion as of December 31, 2020.

•

The Export-Import Bank of Korea: the Government owns, directly and indirectly, all of its paid-in capital and has made capital contributions since its establishment in 1976. Recent examples include the Government’s contributions to its capital of ~~W~~1,620 billion in 2016, ~~W~~1,417 billion in 2017, ~~W~~0 billion in 2018, ~~W~~56 billion in 2019 and ~~W~~578 billion in 2020. Taking into account these capital contributions, its total paid-in capital was ~~W~~12,449 billion as of December 31, 2020.

•

The Industrial Bank of Korea: the Government owned, directly and indirectly, 66.0% of its common shares and all of its preferred shares as of December 31, 2020. The Government had owned all of the issued share capital of The Industrial Bank of Korea until 1994, but the Government’s minimum share ownership requirement was repealed in 1997, and the Government has since periodically adjusted its ownership percentage in the Industrial Bank of Korea through transactions involving the purchase and sale of its common shares. In 2016, the Industrial Bank of Korea issued an aggregate of 3,576,857 new common shares to the Government for ~~W~~40 billion in cash. In 2019, the Industrial Bank of Korea issued an aggregate of 17,178,164 new common shares to the Government for a total of ~~W~~225 billion in cash. In 2020, the Industrial Bank of Korea issued an aggregate of 161,507,381 new common shares to the Government for a total of ~~W~~1,266 billion in cash. In November 2020, the Industrial Bank of Korea acquired from the Government and cancelled an aggregate of 44,847,038 perpetual preferred shares that it had previously issued to the Government. Taking into account such transactions, its total paid-in capital was ~~W~~4,183 billion as of December 31, 2020.

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing assets that more closely followed international standards.

The following table sets out the total loans (including loans in Won and loans in foreign currencies) and non-performing assets of Korean banks as of the dates indicated.

	Total Loans	Non-Performing Assets(1)	Percentage of Total
	(trillions of won)		(percentage)
December 31, 2016	1,732.9	24.6	1.4
December 31, 2017	1,775.9	21.1	1.2
December 31, 2018	1,872.6	18.2	1.0
December 31, 2019	1,980.6	15.3	0.8
December 31, 2020(2)	2,171.7	13.9	0.6

(1)	Assets classified as substandard or below.
(2)	Preliminary.

Source: Financial Supervisory Service

In 2016, these banks posted an aggregate net profit of ~~W~~3.0 trillion, compared to an aggregate net profit of ~~W~~4.4 trillion in 2015, primarily due to increased loan loss provisions. In 2017, these banks posted an aggregate net profit of ~~W~~11.2 trillion, compared to an aggregate net profit of ~~W~~3.0 trillion in 2016, primarily due to decreased loan loss provisions and increased net interest income. In 2018, these banks posted an aggregate net profit of ~~W~~15.6 trillion, compared to an aggregate net profit of ~~W~~11.2 trillion in 2017, primarily due to increased net interest income and decreased loan loss provisions, which more than offset a decrease in net non-interest income. In 2019, these banks posted an aggregate net profit of ~~W~~13.9 trillion, compared to an aggregate net profit of ~~W~~15.6 trillion in 2018, primarily due to losses on investments in subsidiaries and associates in 2019 compared to gains on investments in subsidiaries and associates in 2018, which more than offset decreased loan loss provisions. Based on preliminary data, in 2020, these banks posted an aggregate net profit of ~~W~~12.3 trillion, compared to an aggregate net profit of ~~W~~13.9 trillion in 2019, primarily due to increased loan loss provisions.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

As of December 31, 2020, 79 mutual savings banks, 24 life insurance institutions, which includes joint venture life insurance institutions and wholly-owned subsidiaries of foreign life insurance companies, and eight credit card companies operated in the Republic.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short-term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Exchange Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three major markets operated by the Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a joint stock company with limited liability, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 29, 2016	2,026.5
January 31, 2017	2,067.6
February 28, 2017	2,091.6
March 31, 2017	2,160.2
April 28, 2017	2,205.4
May 31, 2017	2,347.4
June 30, 2017	2,391.8
July 31, 2017	2,402.7
August 31, 2017	2,363.2
September 29, 2017	2,394.5

October 31, 2017	2,523.4
November 30, 2017	2,476.4
December 28, 2017	2,467.5
January 31, 2018	2,566.5
February 28, 2018	2,427.4
March 30, 2018	2,445.9
April 30, 2018	2,515.4
May 31, 2018	2,423.0
June 29, 2018	2,326.1
July 31, 2018	2,295.3
August 31, 2018	2,322.9
September 28, 2018	2,343.1
October 31, 2018	2,029.7
November 30, 2018	2,096.9
December 28, 2018	2,041.0
January 31, 2019	2,204.9
February 28, 2019	2,195.4
March 29, 2019	2,140.7
April 30, 2019	2,203.6
May 31, 2019	2,041.7
June 28, 2019	2,130.6
July 31, 2019	2,024.6
August 30, 2019	1,967.8
September 30, 2019	2,063.1
October 31, 2019	2,083.5
November 29, 2019	2,088.0
December 30, 2019	2,197.7
January 31, 2020	2,119.0
February 28, 2020	1,987.0
March 31, 2020	1,754.6
April 29, 2020	1,947.6
May 29, 2020	2,029.6
June 30, 2020	2,108.3
July 31, 2020	2,249.4
August 31, 2020	2,326.2
September 29, 2020	2,327.9
October 30, 2020	2,267.2
November 30, 2020	2,591.3
December 30, 2020	2,873.5
January 29, 2021	2,976.2
February 26, 2021	3,013.0
March 31, 2021	3,061.4
April 30, 2021	3,147.9
May 31, 2021	3,203.9
June 30, 2021	3,296.7

As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, there was a significant overall decline in the stock prices of Korean companies during the fourth quarter of 2008 and first half of 2009 and the index has fluctuated since then. In 2020 and in recent months, there was significant volatility in the stock prices of Korean companies due to deteriorating market conditions domestically and abroad due to the global outbreak of the COVID-19 pandemic. The index was 3,252.7 on July 8, 2021.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Supervisory Service. The Financial Services Commission acts as the executive body over the Financial Supervisory Service. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Economy and Finance focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to ~~W~~50 million per person regardless of the amount deposited.

The Government excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and gradually increased the insurance premiums payable by insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate”, the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

On July 9, 2010, The Bank of Korea raised the policy rate to 2.25% from 2.0%, which was further raised to 2.5% on November 16, 2010, in response to signs of inflationary pressures and the continued growth of domestic economy. On January 13, 2011, The Bank of Korea raised the policy rate to 2.75%, which was further increased to 3.0% on March 10, 2011 and to 3.25% on June 10, 2011, in response to inflationary pressures driven mainly by rises in the prices of petroleum products and farm products. The Bank of Korea lowered its policy rate to 3.0% from 3.25% on July 12, 2012, which was further lowered to 2.75% on October 11, 2012, 2.5% on May 9, 2013, 2.25% on August 14, 2014, 2.0% on October 15, 2014, 1.75% on March 12, 2015, 1.5% on June 11, 2015 and 1.25% on June 9, 2016, in order to address the sluggishness of the global and domestic economy. On November 30, 2017, The Bank of Korea raised its policy rate to 1.5% from 1.25%, which was further raised to 1.75% on November 30, 2018, in response to signs of inflationary pressures and the continued growth of the global and domestic economy. The Bank of Korea lowered its policy rate to 1.5% from 1.75% on July 18, 2019 and to 1.25% from 1.5% on October 16, 2019 to address the sluggishness of the global and domestic economy. On March 16, 2020, The Bank of Korea further lowered its policy rate to 0.75% from 1.25%, which was further lowered to 0.5% on May 28, 2020, in response to deteriorating economic conditions resulting from the global outbreak of the COVID-19 pandemic.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31,
	2016	2017	2018	2019	2020
	(billions of Won)
Money Supply (M1)(1)	795,531.1	849,862.4	865,851.8	952,922.8	1,197,828.9
Quasi-money(2)	1,611,928.0	1,680,491.2	1,834,510.6	1,960,686.8	2,002,006.8
Money Supply (M2)(3)	2,407,459.1	2,530,353.6	2,700,362.4	2,913,609.6	3,199,835.7
Percentage Increase Over Previous Year	7.1%	5.1%	6.7%	7.9%	9.8%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.
(2)

Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.

(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.

Source: The Bank of Korea

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Economy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Economy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and has subsequently been amended numerous times. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Economy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions”. The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

In January 2010, the Financial Supervisory Services released FX Derivative Transactions Risk Management Guideline to prevent over-hedging of foreign exchange risk by corporate investors. According to the guideline as amended in July 2010, if a corporate investor, other than a financial institution or a public enterprise, wishes to enter into a foreign exchange forward, option or swap agreement with a bank, the bank is required to verify whether the corporate investor’s assets, liabilities or contracts face foreign exchange risks that could be mitigated by a foreign exchange forward, option or swap agreement. In addition, the bank is required to ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 100%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Won/U.S. Dollar Exchange Rate
December 30, 2016	1,208.5
January 31, 2017	1,157.8
February 28, 2017	1,132.1
March 31, 2017	1,116.1
April 28, 2017	1,130.1
May 31, 2017	1,123.9
June 30, 2017	1,139.6
July 31, 2017	1,119.1
August 31, 2017	1,122.8
September 29, 2017	1,146.7
October 31, 2017	1,125.0
November 30, 2017	1,082.4
December 29, 2017	1,071.4
January 31, 2018	1,071.5
February 28, 2018	1,071.0
March 30, 2018	1,066.5
April 30, 2018	1,076.2
May 31, 2018	1,081.3
June 29, 2018	1,121.7
July 31, 2018	1,116.7
August 31, 2018	1,108.8

Won/U.S. Dollar Exchange Rate
September 28, 2018	1,112.7
October 31, 2018	1,140.6
November 30, 2018	1,121.8
December 31, 2018	1,118.1
January 31, 2019	1,117.2
February 28, 2019	1,117.8
March 29, 2019	1,137.8
April 30, 2019	1,158.2
May 31, 2019	1,190.0
June 28, 2019	1,156.8
July 31, 2019	1,182.0
August 30, 2019	1,215.2
September 30, 2019	1,201.3
October 31, 2019	1,168.4
November 29, 2019	1,179.3
December 31, 2019	1,157.8
January 31, 2020	1,183.5
February 28, 2020	1,215.9
March 31, 2020	1,222.6
April 29, 2020	1,225.2
May 29, 2020	1,239.4
June 30, 2020	1,200.7
July 31, 2020	1,191.4
August 31, 2020	1,185.1
September 29, 2020	1,173.5
October 30, 2020	1,133.4
November 30, 2020	1,104.4
December 31, 2020	1,088.0
January 29, 2021	1,114.6
February 26, 2021	1,108.4
March 31, 2021	1,133.5
April 30, 2021	1,107.4
May 31, 2021	1,116.0
June 30, 2021	1,130.0

During the period from January 2, 2008 through April 16, 2009, the value of the Won relative to the U.S. dollar declined by approximately 29.9%, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The exchange rate between the Won and the U.S. Dollar has fluctuated since then. In 2020 and in recent months, the value of the Won relative to the U.S. dollar fluctuated significantly, due primarily to the impact of the global outbreak of the COVID-19 pandemic. The market average exchange rate was Won 1,137.6 to US$1.00 on July 8, 2021.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments(1)

Classification	2016	2017	2018	2019	2020(4)
	(millions of dollars)
Current Account	97,923.7	75,230.9	77,466.5	59,676.1	75,275.7
Goods	116,461.7	113,592.9	110,086.8	79,812.1	81,945.2
Exports(2)	511,926.1	580,310.2	626,266.5	556,667.9	516,604.1
Imports(2)	395,464.4	466,717.3	516,179.7	476,855.8	434,658.9
Services	(17,338.4)	(36,734.1)	(29,369.4)	(26,845.3)	(16,190.1)
Income	4,567.1	5,336.9	4,901.9	12,856.0	12,050.3
Current Transfers	(5,766.7)	(6,964.8)	(8,152.8)	(6,146.7)	(2,529.7)
Capital and Financial Account	99,879.1	84,489.6	76,790.1	58,857.6	76,776.5
Capital Account	(46.2)	(26.8)	316.7	(169.3)	(339.4)
Financial Account(3)	99,925.3	84,516.4	76,473.4	59,026.9	77,115.9
Net Errors and Omissions	2,047.8	9,312.3	(1,309.8)	(479.9)	2,179.6

(1)

Figures are prepared based on the sixth edition of the Balance of Payment Manual published by International Monetary Fund in December 2010 and implemented by the Government in December 2013. In December 2018, The Bank of Korea revised the Republic’s balance of payments information to capture new economic activities and reflect the changes in raw data.

(2)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(3)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(4)	Preliminary.

Source: The Bank of Korea

The current account surplus in 2019 decreased to US$59.7 billion from the current account surplus of US$77.5 billion in 2018, primarily due to a decrease in surplus from the goods account, which more than offset an increase in surplus from the income account and a decrease in deficit from the services account. The current account surplus in 2020 increased to US$75.3 billion from the current account surplus of US$59.7 billion in 2019, primarily due to a decrease in deficit from the services account, and to a lesser extent, a decrease in deficit from the current transfers account and an increase in surplus from the goods account. Based on preliminary data, the current account surplus in the first quarter of 2021 increased to US$22.8 billion from the current account surplus of US$12.9 billion in the corresponding period of 2020, primarily due to a decrease in deficit from the services account, an increase in surplus from the goods account and an increase in surplus from the income account, which more than offset an increase in deficit from the current transfers account.

Foreign Direct Investment

Since 1960, the Government has adopted a broad range of related laws, administrative rules and regulations that provide a framework for the conduct and regulation of foreign investment activities. In September 1998, the

Government promulgated the Foreign Investment Promotion Act, or the FIPA, which replaced previous foreign direct investment related laws, rules and regulations, to promote inbound foreign investments by providing incentives to, and facilitating investment activities in the Republic by, foreign nationals. The FIPA prescribes, among others, procedural requirements for inbound foreign investments, incentives for foreign investments such as tax reductions, and requirements relating to designation and development of foreign investment target regions. The Government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

The following table sets forth information regarding annual foreign direct investment in the Republic for the periods indicated.

Foreign Direct Investment

	2016	2017	2018	2019	2020(2)
	(billions of dollars)
Contracted and Reported Investment
Greenfield Investment(1)	15.0	15.7	20.0	15.9	14.4
Merger & Acquisition	6.3	7.2	6.9	7.4	6.2

Total	21.3	22.9	26.9	23.3	20.6

Actual Investment	10.8	13.8	17.3	13.4	11.4

(1)	Includes building new factories and operational facilities.
(2)	Preliminary.

Source: Ministry of Trade, Industry and Energy

In 2019, the contracted and reported amount of foreign direct investment in the Republic decreased to US$23.3 billion from US$26.9 billion in 2018, primarily due to a decrease in foreign investment in the manufacturing sector to US$8.2 billion in 2019 from US$10.0 billion in 2018.

Based on preliminary data, in 2020, the contracted and reported amount of foreign direct investment in the Republic decreased to US$20.6 billion from US$23.3 billion in 2019, primarily due to a decrease in foreign investment in the manufacturing sector to US$5.9 billion in 2020 from US$8.2 billion in 2019.

The following table sets forth information regarding the source of foreign direct investment by region and country for the periods indicated:

Foreign Direct Investment by Region and Country

	2016	2017	2018	2019	2020
	(billions of dollars)
North America
U.S.A.	3.9	4.7	5.9	6.8	5.3
Others	1.4	1.6	1.9	1.7	3.5

	5.3	6.3	7.8	8.6	8.8
Asia
Japan	1.2	1.8	1.3	1.4	0.7
Hong Kong	2.1	1.8	1.5	1.9	1.1
Singapore	2.3	1.8	1.5	1.3	2.3
China	2.0	0.8	2.7	1.0	2.0
Others	0.5	2.0	2.4	1.0	0.4

	8.1	8.2	9.4	6.6	6.5
Europe
Malta	4.1	1.1	2.6	1.5	2.0
Netherlands	1.5	1.7	1.4	1.7	0.6
England	0.4	2.2	1.2	2.1	0.7
Germany	0.3	0.7	0.5	0.4	0.5
France	0.2	0.3	0.7	0.1	0.2
Luxembourg	0.2	0.2	0.2	0.1	0.2
Others	0.8	1.1	2.4	1.4	0.6

	7.5	7.3	9.0	7.4	4.8
Other regions and countries	0.4	1.1	0.6	0.7	0.5

Total	21.3	22.9	26.9	23.3	20.6

Source: Ministry of Trade, Industry and Energy

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	As % of GDP(2)	Imports(1)	As % of GDP(2)	Balance of Trade	Exports as % of Imports
	(billions of dollars, except percentages)
2016	495.4	33.0%	406.2	27.1%	89.2	122.0
2017	573.7	35.3%	478.5	29.5%	95.2	119.9
2018	604.9	35.2%	535.2	31.1%	69.7	113.0
2019	542.2	33.0%	503.3	30.7%	38.9	107.7
2020(3)	512.8	31.4%	467.6	28.7%	45.2	109.7

(1)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(2)	At current market prices.
(3)	Preliminary.

Source: The Bank of Korea; Korea Customs Service

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy. See “—The Economy—Worldwide Economic and Financial Difficulties”.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (C.I.F.)(1)

	2016	As % of 2016 Total	2017	As % of 2017 Total	2018	As % of 2018 Total	2019	As % of 2019 Total	2020(2)	As % of 2020 Total(2)
	(billions of dollars, except percentages)
Foods & Consumer Goods	7.4	1.5	7.8	1.4	7.9	1.3	8.2	1.5	8.6	1.7
Raw Materials and Fuels	33.0	6.7	43.1	7.5	55.1	9.1	48.8	9.0	32.1	6.3
Petroleum & Derivatives	26.8	5.4	35.4	6.2	47.0	7.8	41.3	7.6	24.7	4.8
Others	6.2	1.3	7.7	1.3	8.1	1.3	7.5	1.4	7.4	1.4
Light Industrial Products	35.4	7.1	36.0	6.3	35.8	5.9	34.2	6.3	32.4	6.3
Heavy & Chemical Industrial Products	419.7	84.7	486.8	84.9	506.1	83.7	451.0	83.2	439.6	85.7
Electronic & Electronic Products	159.4	32.2	192.0	33.5	214.8	35.5	171.4	31.6	178.5	34.8
Chemicals & Chemical Products	55.3	11.2	65.7	11.5	74.0	12.2	67.4	12.4	66.8	13.0
Metal Goods	39.9	8.1	46.9	8.2	48.1	8.0	44.1	8.1	39.6	7.7
Machinery & Precision Equipment	55.2	11.1	63.3	11.0	69.4	11.5	67.6	12.5	63.4	12.4
Transport Equipment	101.0	20.4	108.8	19.0	87.4	14.4	87.7	16.2	77.6	15.1
Passenger Cars	37.5	7.6	38.8	6.8	38.2	6.3	40.5	7.5	35.6	6.9
Ship & Boat	33.5	6.8	41.4	7.2	20.7	3.4	19.5	3.6	19.2	3.7
Others	30.0	6.1	28.6	5.0	28.4	4.7	27.7	5.1	22.8	4.4
Others	8.9	1.8	10.1	1.8	12.5	2.1	12.7	2.3	13.7	2.7

Total	495.4	100.0	573.7	100.0	604.9	100.0	542.2	100.0	512.8	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea; Korea Customs Service

Imports by Major Commodity Groups (C.I.F.)(1)

	2016	As % of 2016 Total	2017	As % of 2017 Total	2018	As % of 2018 Total	2019	As % of 2019 Total	2020(2)	As % of 2020 Total(2)
	(billions of dollars, except percentages)
Industrial Materials and Fuels	191.0	47.0	233.1	48.7	279.0	52.1	254.0	50.5	206.3	44.1
Crude Petroleum	44.3	10.9	59.6	12.5	80.4	15.0	70.3	14.0	44.5	9.5
Mineral	15.5	3.8	20.3	4.2	22.0	4.1	21.7	4.3	21.4	4.6
Chemicals	39.1	9.6	44.0	9.2	50.0	9.3	47.0	9.3	46.3	9.9
Iron & Steel Products	18.9	4.7	20.3	4.2	19.7	3.7	19.8	3.9	15.2	3.3
Non-ferrous Metal	10.7	2.6	12.1	2.5	12.8	2.4	12.0	2.4	11.7	2.5
Others	62.5	15.4	76.8	16.1	94.1	17.6	83.2	16.5	67.2	14.4
Capital Goods	147.8	36.4	171.8	35.9	174.6	32.6	164.9	32.8	177.1	37.9
Machinery & Precision Equipment	47.8	11.8	63.1	13.2	60.5	11.3	50.7	10.1	57.9	12.4
Electric & Electronic Machines	84.9	20.9	95.8	20.0	100.4	18.8	100.4	20.0	105.1	22.5
Transport Equipment	13.0	3.2	10.8	2.3	11.5	2.1	11.6	2.3	11.9	2.5
Others	2.1	0.5	2.1	0.4	2.2	0.4	2.1	0.4	2.2	0.5
Consumer Goods	67.4	16.6	73.6	15.4	81.6	15.2	84.5	16.8	84.2	18.0
Cereals	6.2	1.5	6.0	1.3	6.8	1.3	6.9	1.4	7.1	1.5
Goods for Direct Consumption	17.8	4.4	19.7	4.1	22.3	4.2	22.2	4.4	22.3	4.8
Consumer Durable Goods	27.0	6.6	30.0	6.3	32.2	6.0	34.5	6.9	34.9	7.5
Consumer Nondurable Goods	16.4	4.0	17.9	3.7	20.3	3.8	20.9	4.2	20.0	4.3

Total	406.2	100.0	478.5	100.0	535.2	100.0	503.3	100.0	467.6	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea; Korea Customs Service

In 2016, the Republic recorded a trade surplus of US$89.2 billion. Exports decreased by 6.0% to US$495.4 billion in 2016 from US$526.8 billion in 2015, primarily due to the continued slowdown of the global economy. Imports decreased by 6.9% to US$406.2 billion in 2016 from US$436.5 billion in 2015, primarily due to a continued decrease in oil prices, which also led to decreased unit prices of other major raw materials.

In 2017, the Republic recorded a trade surplus of US$95.2 billion. Exports increased by 15.8% to US$573.7 billion in 2017 from US$495.4 billion in 2016, primarily due to increased demand for semiconductors and steel products. Imports increased by 17.8% to US$478.5 billion in 2017 from US$406.2 billion in 2016, primarily due to an increase in oil prices, which also led to increased unit prices of other major raw materials, and increased imports of machinery, precision equipment and electronic machines.

In 2018, the Republic recorded a trade surplus of US$69.7 billion. Exports increased by 5.4% to US$604.9 billion in 2018 from US$573.7 billion in 2017, primarily due to increased demand for semiconductors and petroleum products. Imports increased by 11.8% to US$535.2 billion in 2018 from US$478.5 billion in 2017, primarily due to an increase in oil prices, which also led to increased unit prices of other major raw materials.

In 2019, the Republic recorded a trade surplus of US$38.9 billion. Exports decreased by 10.4% to US$542.2 billion in 2019 from US$604.9 billion in 2018, primarily due to a significant decrease in semiconductor prices. Imports decreased by 6.0% to US$503.3 billion in 2019 from US$535.2 billion in 2018, primarily due to a decrease in oil prices, which also led to decreased unit prices of other major raw materials.

Based on preliminary data, the Republic recorded a trade surplus of US$45.2 billion in 2020. Exports decreased by 5.4% to US$512.8 billion in 2020 from US$542.2 billion in 2019, primarily due to a slowdown of the global economy resulting from the COVID-19 pandemic. Imports decreased by 7.1% to US$467.6 billion in 2020 from US$503.3 billion in 2019, primarily due to a decrease in oil prices, which also led to decreased unit prices of other major raw materials, as well as decreased domestic consumption, which were mainly attributed to the ongoing global outbreak of the COVID-19 pandemic.

Based on preliminary data, the Republic recorded a trade surplus of US$10.4 billion in the first quarter of 2021. Exports increased by 12.5% to US$146.4 billion in the first quarter of 2021 from US$130.2 billion in the corresponding period of 2020, primarily due to increased demand for semiconductors, automobiles and bio-health products. Imports increased by 12.0% to US$136.1 billion in the first quarter of 2021 from US$121.5 billion in the corresponding period of 2020, primarily due to an increase in oil prices, which also led to increased unit prices of other major raw materials.

The following table sets forth the Republic’s exports trading partners:

Exports

	2016	As % of 2016 Total	2017	As % of 2017 Total	2018	As % of 2018 Total	2019	As % of 2019 Total	2020(1)	As % of 2020 Total(1)
	(millions of dollars, except percentages)
China	124,432.9	25.1	142,120.0	24.8	162,125.1	26.8	136,202.5	25.1	132,565.4	25.9
United States	66,462.3	13.4	68,609.7	12.0	72,719.9	12.0	73,343.9	13.5	74,115.8	14.5
Japan	24,355.0	4.9	26,816.1	4.7	30,528.6	5.0	28,420.2	5.2	25,097.7	4.9
Hong Kong	32,782.4	6.6	39,112.3	6.8	45,996.4	7.6	31,912.9	5.9	30,653.8	6.0
Singapore	12,458.9	2.5	11,651.9	2.0	11,782.2	1.9	12,768.0	2.4	9,828.4	1.9
Vietnam	32,630.5	6.6	47,753.8	8.3	48,622.1	8.0	48,177.7	8.9	48,510.6	9.5
Taiwan	12,220.5	2.5	14,898.4	2.6	20,783.5	3.4	15,666.3	2.9	16,465.4	3.2
India	11,596.3	2.3	15,055.5	2.6	15,606.2	2.6	15,096.3	2.8	11,937.3	2.3
Indonesia	6,608.5	1.3	8,403.7	1.5	8,833.2	1.5	7,650.1	1.4	6,312.9	1.2
Mexico	9,720.8	2.0	10,932.6	1.9	11,458.2	1.9	10,927.0	2.0	8,241.0	1.6
Australia	7,500.7	1.5	19,861.6	3.5	9,610.4	1.6	7,890.6	1.5	6,188.5	1.2
Russia	4,768.8	1.0	6,906.6	1.2	7,320.9	1.2	7,774.1	1.4	6,900.0	1.3
Germany	6,443.0	1.3	8,483.8	1.5	9,372.7	1.5	8,685.7	1.6	9,576.1	1.9
Others(1)	143,445.3	29.0	153,088.4	26.7	150,100.2	24.8	137,717.3	25.4	126,395.8	24.6

Total	495,425.9	100.0	573,694.4	100.0	604,859.7	100.0	542,232.6	100.0	512,788.7	100.0

(1)	Preliminary.
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service

The following table sets forth the Republic’s imports trading partners:

Imports

	2016	As % of 2016 Total	2017	As % of 2017 Total	2018	As % of 2018 Total	2019	As % of 2019 Total	2020(1)	As % of 2020 Total(1)
	(millions of dollars, except percentages)
China	86,980.1	21.4	97,860.1	20.5	106,488.6	19.9	107,228.7	21.3	108,884.6	23.3
Japan	47,466.6	11.7	55,124.7	11.5	54,603.7	10.2	47,580.9	9.5	46,023.0	9.8
United States	43,215.9	10.6	50,749.4	10.6	58,868.3	11.0	61,878.6	12.3	57,492.2	12.3
Saudi Arabia	15,741.7	3.9	19,590.5	4.1	26,335.8	4.9	21,840.6	4.3	15,979.6	3.4
Qatar	10,081.3	2.5	11,267.1	2.4	16,293.6	3.0	13,036.6	2.6	7,562.1	1.6
Australia	15,175.9	3.7	19,159.7	4.0	20,718.6	3.9	20,608.2	4.1	18,707.1	4.0
Germany	18,917.0	4.7	19,748.7	4.1	20,854.0	3.9	19,936.9	4.0	20,680.9	4.4
Kuwait	7,262.3	1.8	9,594.0	2.0	12,794.3	2.4	10,771.1	2.1	5,827.9	1.2
Taiwan	16,403.1	4.0	18,073.0	3.8	16,738.4	3.1	15,717.7	3.1	17,837.0	3.8
United Arab Emirates	6,941.1	1.7	9,557.1	2.0	9,287.4	1.7	8,991.1	1.8	5,692.7	1.2
Indonesia	8,285.3	2.0	9,571.0	2.0	11,161.2	2.1	8,819.8	1.8	7,594.7	1.6
Malaysia	7,507.8	1.8	8,714.7	1.8	10,205.7	1.9	9,279.9	1.8	8,892.6	1.9
Others(2)	122,214.8	30.1	149,468.3	31.2	170,852.9	31.9	157,652.8	31.3	146,458.4	31.3

Total	406,192.9	100.0	478,478.3	100.0	535,202.4	100.0	503,342.9	100.0	467,632.8	100.0

(1)	Preliminary.
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service

The outbreak of severe health epidemics in Korea and various parts of the world, including the ongoing global outbreak of the COVID-19 pandemic, raises significant uncertainty about prospects for international trade and economic growth for affected countries, as well as world economic prospects in general. Global economic uncertainties in relation to COVID-19, including uncertainty due to the extent and effectiveness of extensive control measures and vaccination programs, among others, are expected to continue in 2021. Although there have been mixed signs of recovery in the domestic and global economy resulting from the availability of COVID-19 vaccinations and gradual normalization of business activities, the extent to which the COVID-19 pandemic affects international trade is highly uncertain and difficult to predict. In order to contain further spread of such epidemics and to prevent the outbreak of similar epidemics in the future, the Government continues to cooperate actively with regional and international efforts to develop and implement various measures to combat such outbreaks. See “—The Economy—Worldwide Economic and Financial Difficulties”.

In 2020 and in recent months, the value of the Won relative to the U.S. dollar and Japanese Yen has fluctuated widely, in particular due to the impact of the ongoing global outbreak of the COVID-19 pandemic. See “—The Economy—Worldwide Economic and Financial Difficulties”. An appreciation of the Won against the U.S. dollar and Japanese Yen increases the Won value of the Republic’s export sales and diminishes the price-competitiveness of export goods in foreign markets in U.S. dollar and Japanese Yen terms, respectively. However, it also decreases the cost of imported raw materials in Won terms and the cost in Won of servicing the Republic’s U.S. dollar and Japanese Yen denominated debt. In general, when the Won appreciates, export dependent sectors of the Korean economy, including automobiles, electronics and shipbuilding, suffer from the resulting pressure on the price-competitiveness of export goods, which may lead to reduced profit margins and loss in market share, more than offsetting a decrease in the cost of imported raw materials. If the export dependent sectors of the Korean economy suffer reduced profit margins or a net loss, it could result in a material adverse effect on the Korean economy.

Since the Government announced its plans to pursue free trade agreements, or FTAs, in 2003, the Republic has entered into FTAs with key trading partners. The Republic has had bilateral FTAs in effect with Chile since 2004, Singapore since 2006, India since 2010, Peru since 2011, the United States since 2012, Turkey since 2013, Australia since 2014, Canada, China, New Zealand and Vietnam since 2015,Colombia since July 2016 and the United Kingdom since January 2021. The Republic is currently in negotiations with a number of other key trading partners. In addition, the Republic has had regional FTAs in effect with the European Free Trade Association since 2006, the Association of Southeast Asian Nations since 2009, the European Union since 2011 and with each of Panama, Costa Rica, Guatemala, Honduras, El Salvador and Nicaragua since 2021, and is currently negotiating additional regional FTAs. The Republic and Turkey have completed revisions to their bilateral FTA, which became effective in August 2018. The Republic and the United States have also recently completed revisions to their bilateral FTA, which became effective in January 2019.

Non-Commodities Trade Balance

The Republic had non-commodities trade deficits of US$18.5 billion in 2016, US$49.0 billion in 2017, US$32.6 billion in 2018 and US$20.1 billion in 2019. Based on preliminary data, the Republic had a non-commodities trade deficit of US$6.7 billion in 2020.

Foreign Currency Reserves

The foreign currency reserves are external assets that are readily available to and controlled by monetary authorities for meeting balance of payments financing needs and for other related purposes. The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2016	2017	2018	2019	2020
	(millions of dollars)
Gold	$4,794.8	$4,794.8	$4,794.8	$4,794.8	$4,794.8
Foreign Exchange(1)	361,701.4	379,476.6	393,332.5	397,876.1	430,117.2

Total Gold and Foreign Exchange	366,496.2	384,271.3	398,127.2	402,670.9	434,912.0

Reserve Position at IMF	1,727.5	1,621.1	2,140.4	2,792.9	4,815.3
Special Drawing Rights	2,878.0	3,374.3	3,426.6	3,352.4	3,370.8

Total Official Reserves	$371,101.6	$389,266.7	$403,694.3	$408,816.1	$443,098.1

(1)	More than 95% of the Republic’s foreign currency reserves are comprised of convertible foreign currencies.

Source: The Bank of Korea; International Monetary Fund

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions. The Government’s foreign currency reserves increased to US$371.1 billion as of December 31, 2016, US$389.3 billion as of December 31, 2017, US$403.7 billion as of December 31, 2018, US$408.8 billion as of December 31, 2019 and US$443.1 billion as of December 31, 2020, primarily due to continued trade surpluses and capital inflows. The amount of the Government’s foreign currency reserve was US$454.1 billion as of June 30, 2021.

Government Finance

The Ministry of Economy and Finance prepares the Government budget and administers the Government’s finances.

The Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Economy and Finance and approved by the President of the Republic, to the National Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

2019 budgeted revenues increased by 7.3% to ~~W~~446.4 trillion from ~~W~~416.1 trillion in 2018, led by an increase in budgeted tax revenues (including taxes on income, profits and capital gains). 2019 budgeted expenditures and net lending increased by 10.6% to ~~W~~439.9 trillion from ~~W~~397.7 trillion in 2018, led by increases in budgeted expenditures on economic growth (including job creation and research and development), child care and education, welfare services for senior citizens, children, disabled people, unemployed people and temporary workers and military services. The 2019 budget anticipated a ~~W~~6.5 billion budget surplus.

2020 budgeted revenues increased by 1.0% to ~~W~~450.9 trillion from ~~W~~446.4 trillion in 2019, led by an increase in budgeted tax revenues (including social security contributions and tax on property). 2020 budgeted expenditures and net lending increased by 9.4% to ~~W~~481.4 trillion from ~~W~~439.9 trillion in 2019, led by increases in budgeted expenditures on economic growth (including job creation, research and development and support for start- ups and small businesses), social security, welfare services for senior citizens, unemployed people and temporary workers, and public housing. The 2020 budget anticipated a ~~W~~30.5 billion budget deficit.

2021 budgeted revenues remained relatively stable at ~~W~~450.9 trillion from 2020. 2021 budgeted expenditures and net lending increased by 9.3% to ~~W~~526.3 trillion from ~~W~~481.4 trillion in 2020, led by increases in budgeted expenditures on recovery from the COVID-19 pandemic (including support for individuals and businesses adversely impacted by the COVID-19 pandemic, procurement of COVID-19 vaccines and enhancement of medical facilities and other infrastructure, among others) and revitalization of the economy (public housing, job creation, research and development, social security and welfare services, among others). The 2021 budget anticipated a ~~W~~75.4 trillion budget deficit.

In March 2020, the National Assembly approved a supplementary budget for 2020 in the amount of ~~W~~11.7 trillion as part of the Government’s efforts to mitigate adverse effects on the Korean economy resulting from the ongoing global outbreak of the COVID-19 pandemic. See “—The Economy—Worldwide Economic and Financial Difficulties”. In April 2020, the National Assembly approved the second supplementary budget in the amount of ~~W~~7.6 trillion, which amount was subsequently increased to ~~W~~12.2 trillion, and in July 2020, the National Assembly approved the third supplementary budget in the amount of ~~W~~35.1 trillion. In September 2020, the National Assembly approved the fourth supplementary budget amounting to ~~W~~7.8 trillion, and the Government announced its COVID-19 relief package plan amounting to ~~W~~9.4 trillion in December 2020, following a resurgence of COVID-19 cases in Korea. In March 2021, the National Assembly approved a 2021 supplementary budget in the amount of ~~W~~14.9 trillion to be spent on initiatives for relief from the COVID-19 pandemic, including support for small businesses, job retention and creation programs and disease control measures. These supplementary budgets (including relief packages), the largest of their kind drawn up in response to an outbreak of an infectious disease in Korea, focus on the provision of financial support for certain industries that are most vulnerable to, or adversely impacted by, the COVID-19 pandemic, such as tourism, aviation, shipping, logistics and food services, among others. The Government has used, and will continue to use, the supplementary budgets for the following purposes: (i) provision of loans and guarantees for small businesses, (ii) household support, including daycare vouchers and emergency livelihood support, (iii) disease prevention and treatment, (iv) various forms of financial support for local communities most affected by the COVID-19 pandemic and (v) measures to revitalize the economy from the impact of the COVID-19 pandemic. The supplementary budgets have been, and will continue to be, funded through the issuance of treasury bonds by the

Government, The Bank of Korea’s unappropriated surplus and other surplus funds available to the Government, among others.

Given the additional spending measures as stipulated by the supplementary budgets (including relief packages), the Government expects a budget deficit for 2021, which would likely result in a deterioration in the Government’s fiscal position and an increase in borrowings. The impact of such effects is highly uncertain and will depend on, among others, the speed and extent of the economic recovery in Korea and internationally, which in turn will likely depend significantly on the scope and duration of the COVID-19 pandemic.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	Actual					Budget
	2016	2017	2018	2019	2020(2)	2019	2020	2021(1)
	(billions of Won)
Total Revenues	371,264	403,839	438,262	443,853	446,628	446,398	450,873	450,905
Current Revenues	367,888	400,659	435,558	441,148	443,694	443,271	447,925	447,865
Total Tax Revenues	299,451	325,845	358,424	363,005	360,129	364,539	365,389	359,775
Taxes on income, profits and capital gains	120,612	134,242	155,399	155,736	148,622	159,618	152,837	143,121
Social security contributions	56,889	60,460	64,854	69,550	74,583	69,747	73,392	77,032
Tax on property	11,112	12,945	15,473	15,474	22,735	14,611	16,013	19,300
Taxes on goods and services	89,221	95,535	99,056	98,614	91,047	97,263	98,154	95,658
Taxes on international trade and transaction	8,045	8,529	8,815	7,882	7,059	9,056	8,791	8,347
Other tax	13,571	14,133	14,828	15,748	16,084	14,244	16,202	16,316
Non-Tax Revenues	68,437	74,814	77,134	78,143	83,565	78,732	82,536	88,091
Operating surpluses of departmental enterprise sales and property income	24,489	27,692	28,616	29,345	33,571	28,692	31,026	32,791
Administration fees & charges and non-industrial sales	8,469	9,067	9,004	10,181	9,929	9,940	10,355	10,724
Fines and forfeits	22,266	23,769	24,455	22,554	23,583	23,726	24,643	26,950
Contributions to government employee pension fund	11,289	12,311	13,206	13,523	13,876	13,445	13,944	15,385
Current revenue of non-financial public enterprises	1,924	1,974	1,853	2,540	2,606	2,929	2,568	2,241
Capital Revenues	3,376	3,180	2,703	2,705	2,934	3,127	2,948	3,040
Total Expenditures and Net Lending	354,354	379,809	407,099	455,850	517,781	439,868	481,352	526,292
Total Expenditures	342,612	363,671	389,610	436,698	489,966	425,270	460,064	496,661
Current Expenditures	309,981	332,719	360,176	387,100	455,098	394,567	426,741	459,333
Expenditure on goods and service	65,145	67,536	71,459	60,196	79,460	80,219	85,521	94,636
Interest payment	13,964	13,976	14,287	13,837	14,452	14,362	15,525	17,254
Subsidies and other current transfers	228,349	248,513	272,080	309,575	357,295	295,970	321,672	343,636
Current expenditure of non-financial public enterprises	2,524	2,694	2,350	3,492	3,891	4,016	4,023	3,807
Capital Expenditures	32,631	30,952	29,434	49,598	34,868	30,704	33,323	37,328
Net Lending	11,741	16,138	17,489	19,152	27,815	14,597	21,288	29,631

(1)	Preliminary.

Source: Ministry of Economy and Finance; The Bank of Korea; Korea National Statistical Office

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Taxes in Korea can be roughly classified into the following types:

•	income tax and capital gains tax,

•	property tax,

•	value-added tax,

•	customs duty tax, and

•	other taxes.

Income tax and capital gains tax are imposed on income derived from labor, business operation and ownership of assets and profits derived from capital appreciation. Income tax and capital gains tax, depending on the type of taxpayer, can be further classified into corporate income tax and individual income tax. Property tax is imposed on exchange or ownership of property and includes inheritance tax and gift tax. Value-added tax is imposed on value added to goods and services. Customs duty tax is imposed on imported goods. Other taxes include tax on certain securities transactions and a stamp tax for certain documents.

Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2016, the Republic recorded total revenues of ~~W~~371.3 trillion and total expenditures and net lending of ~~W~~354.4 trillion. The Republic had a fiscal surplus of ~~W~~16.9 trillion in 2016.

For 2017, the Republic recorded total revenues of ~~W~~403.8 trillion and total expenditures and net lending of ~~W~~379.8 trillion. The Republic had a fiscal surplus of ~~W~~24.0 trillion in 2017.

For 2018, the Republic recorded total revenues of ~~W~~438.3 trillion and total expenditures and net lending of ~~W~~407.1 trillion. The Republic had a fiscal surplus of ~~W~~31.2 trillion in 2018.

For 2019, the Republic recorded total revenues of ~~W~~443.9 trillion and total expenditures and net lending of ~~W~~455.9 trillion. The Republic had a fiscal deficit of ~~W~~12.0 trillion in 2019.

Based on preliminary data, the Republic recorded total revenues of ~~W~~446.6 trillion and total expenditures and net lending of ~~W~~517.8 trillion in 2020. The Republic had a fiscal deficit of ~~W~~71.2 trillion in 2020.

The Government expects that the Republic’s fiscal deficit will increase in 2021, primarily due to a significant increase in expenditures and a significant decrease in tax revenues, primarily due to the adverse impact of the ongoing global outbreak of the COVID-19 pandemic on the Korean economy.

Debt

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2019 amounted to approximately ~~W~~713.8 trillion, an increase of 6.7% over the previous year.

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2020 amounted to approximately ~~W~~831.7 trillion, an increase of 16.5% over the previous year.

The Government expects that the amount of the Government’s debt will further increase in 2021 as it continues to execute large stimulus plans to support the Korean economy in light of the ongoing global outbreak of the COVID-19 pandemic. The Ministry of Economy and Finance administers the national debt of the Republic.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. dollars, the estimated outstanding direct external debt of the Government as of December 31, 2020:

Direct External Debt of the Government

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$	6,525.0	US$	6,525.0
Euro (EUR)	EUR	1,825.0		2,244.8

Total			US$	8,769.8

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2020.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2016	584,785.0
2017	619,971.9
2018	643,550.9
2019	690,524.1
2020	808,941.0

The following table sets out all guarantees by the Government of indebtedness of others:

Guarantees by the Government

	December 31,
	2016	2017	2018	2019	2020
	(billions of Won)
Domestic	24,241.6	21,130.5	17,016.3	14,760.0	12,490.0
External(1)	—	—	—	—	—

Total	24,241.6	21,130.5	17,016.3	14,760.0	12,490.0

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

External Liabilities

The following tables set out certain information regarding the Republic’s external liabilities calculated under the criteria based on the sixth edition of the Balance of Payment Manual published by the International Monetary Fund in December 2010 and implemented by the Government in December 2013. Under BPM6, in particular, prepayments received in connection with the construction of ships are excluded from the external liabilities.

	December 31,
	2016	2017	2018	2019	2020(1)
	(billions of dollars)
Long-term Liabilities	277.4	296.1	315.6	332.5	385.0
General Government	64.5	78.0	83.5	91.2	119.4
Monetary Authorities	10.8	14.5	15.2	14.4	15.0
Banks	93.8	91.7	100.1	103.1	112.2
Other Sectors	108.3	111.8	116.8	123.7	138.3
Short-term Liabilities	104.8	116.0	125.6	134.5	157.5
General Government	2.5	2.0	1.0	1.6	2.1
Monetary Authorities	6.9	8.1	12.8	10.9	10.8
Banks	78.4	85.5	90.3	101.9	120.4
Other Sectors	17.0	20.4	21.5	20.1	24.2

Total External Liabilities	382.2	412.0	441.2	467.0	542.4

(1)	Preliminary.

Commitments to Assume Treasury Obligations

The Government may, if deemed necessary for recovery from disasters and calamities, make commitments to assume treasury obligations to the extent resolved by the National Assembly each fiscal year. In such cases, such commitments shall be executed in accordance with the procedures for spending reserve funds within general accounts. As of December 31, 2020, such commitments assumed by the Government amounted to ~~W~~1.3 trillion.

Debt Record

The Government has always paid when due the full amount of principal of, interest on, and amortization of sinking fund requirements of, all of its indebtedness.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2020
2005-001	November 2, 2005	November 3, 2025	5.625	USD	400,000,000		400,000,000
2006-002	December 7, 2006	December 7, 2021	4.250	EUR	375,000,000		375,000,000
2013-001	September 11, 2013	September 11, 2023	3.875	USD	1,000,000,000		1,000,000,000
2014-001	June 10, 2014	June 10, 2044	4.125	USD	1,000,000,000		1,000,000,000
2014-002	June 10, 2014	June 10, 2024	2.125	EUR	750,000,000		750,000,000
2017-001	January 19, 2017	January 19, 2027	2.750	USD	1,000,000,000		1,000,000,000
2018-001	September 20, 2018	September 20, 2028	3.500	USD	500,000,000		500,000,000
2018-002	September 20, 2018	September 20, 2048	3.875	USD	500,000,000		500,000,000
2019-001	June 19, 2019	June 19, 2029	2.500	USD	1,000,000,000		1,000,000,000
2019-002	June 19, 2019	June 19, 2024	2.000	USD	500,000,000		500,000,000
2020-001	September 16, 2020	September 16, 2030	1.000	USD	625,000,000		625,000,000
2020-002	September 16, 2020	September 16, 2025	0.000	EUR	700,000,000		700,000,000

Total External Bonds in Original Currencies						USD	6,525,000,000
						EUR	1,825,000,000

Total External Bonds in Equivalent Amount of Won(1)						~~W~~	9,541,488,000,000

(1)

U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ~~W~~1,088.0, the market average exchange rate in effect on December 31, 2020, as announced by Seoul Money Brokerage Services, Ltd. Euro amounts are converted to Won amounts at the rate of EUR 1.00 to ~~W~~1,338.24, the market average exchange rate in effect on December 31, 2020, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

None.

B. External Guaranteed Debt of the Government

None.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2020
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	0.875-5.750	2006-2020	2021-2070	726,766.1
Interest-Bearing Treasury Bond for National Housing I	1.00-3.00	2011-2020	2016-2025	78,862.8
Interest-Bearing Treasury Bond for National Housing II	0.0-3.0	1996-2017	2016-2029	34.6
Interest-Bearing Treasury Bond for National Housing III	0	2005	2015	0
Non-interest-Bearing Treasury Bond for Contribution to International Organizations(1)	0	1968-1985	—	9.4

Total Bonds				805,672.9

2. Borrowings
Borrowings from The Bank of Korea	0.712	2020	2021	213.0
Borrowings from the Sports Promotion Fund	0.785-1.575	2019-2020	2021-2022	927.0
Borrowings from The Korea Foundation Fund	0.955-1.825	2019-2020	2021-2022	118.1
Borrowings from the Labor Welfare Promotion Fund	1.07-1.26	2020	2021	50.0
Borrowings from Korea Technology Finance Corporation	0.81-2.34	2018-2020	2022	195.0
Borrowings from the Credit Guarantee Fund for Agriculture, Forestry and Fisheries Suppliers	1.285-1.825	2019	2021	850.0
Borrowings from the Government Employees’ Pension Fund	1.51	2018	2021	10.0
Borrowings from the Film Industry Development Fund	1.43-1.575	2019	2021	75.0
Borrowings from the Korea Credit Guarantee Fund	0.81	2020	2023	250.0
Borrowings from the Housing Finance Credit Guarantee Fund	0.815-1.285	2020	2023	530.0
Borrowings from the Korea Infrastructure Credit Guarantee Fund	0.81	2020	2023	50.0

Total Borrowings				3,268.1

Total Internal Funded Debt				808,941.0

(1)	Interest Rates and Years of Original Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2020
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	2.14-2.52	2018	2021	1,480.0
Korea Student Aid Foundation	0.00-4.79	2011-2020	2021-2040	10,490.0
Key Industry Stabilization Fund	0.73-1.45	2020	2021-2025	520.0

Total Internal Guaranteed Debt				12,490.0

E. Others

Commitments to Assume Treasury Obligations

The Government may, if deemed necessary for recovery from disasters and calamities, make commitments to assume treasury obligations to the extent resolved by the National Assembly each fiscal year. In such cases, such commitments shall be executed in accordance with the procedures for spending reserve funds within general accounts. As of December 31, 2020, such commitments assumed by the Government amounted to ~~W~~1.3 trillion.

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the form of fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The Republic may irrevocably guarantee the payment of principal of, and interest on, one or more series of debt securities. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities;

•	whether the Republic will irrevocably guarantee the payment of principal of, and interest on, the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korean laws concerning prescriptive periods for filing claims, as generally interpreted, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and three years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities, without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic other than by merely owning the debt security or receiving income or payments on the debt security;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so; or

•

you failed to present your debt security for payment within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt security for payment on the last day of the 30-day period.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations; and

•

rank without any preference among themselves and equally with all of our other unsecured and unsubordinated obligations. It is understood that this provision shall not be construed so as to require us to make payments under the debt securities ratably with payments being made under our any other debt securities.

Negative Pledge Covenant

If any debt securities are outstanding, we will not create or permit any security interests on our assets as security for any of our Long-Term External Indebtedness or guarantees issued by us, unless the security interest also secures our obligations under the debt securities. “Long-Term External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic and which has a final maturity of one year or more from its date of issuance.

We may, however, create or permit a security interest:

•	in favor of the Government or The Bank of Korea or any other agency or instrumentality of or controlled by the Government;

•

arising from, or any deposit or other arrangement made or entered into in connection with, the sale, assignment or other disposition or the discounting of any of our notes or receivables, or any other transaction in the ordinary course of our business; or

•	on any asset (or documents of title to such asset) incurred when the asset was purchased or improved to secure payment of the cost of the activity.

Events of Default

Each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium or deposit any sinking fund payment on any debt securities of the series when due and such failure to pay continues for 30 days.

2.

Breach of Other Obligations: we fail to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of the series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, becomes obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•

we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount, except in any such case where such External Indebtedness or guarantee is being contested in good faith by appropriate proceedings.

4.	Moratorium/Default:

•	we declare a general moratorium on the payment of our External Indebtedness, including obligations under guarantees;

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets are liquidated;

•	we are wound up or dissolved; or

•	we cease to conduct the banking business.

6.	Failure of Support: the Republic fails to provide financial support for us as required under Article 37 of the KEXIM Act as of the date of the debt securities of such series.

7.	Control of Assets: the Republic ceases to control us (directly or indirectly).

8.	IMF Membership/World Bank Membership: the Republic ceases to be a member in good standing of the IMF or the International Bank for Reconstruction and Development (World Bank).

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•	despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the debt security holder;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any debt security holder a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities or any installment of interest;

•	reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

•	change the debt security’s interest rate or premium payable;

•	change the currency of payment of principal, interest or premium;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities or grant us a right to redeem the debt securities which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of such series of debt securities.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2/3% in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of that series of debt securities.

The fiscal agency agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities;

•

permit registered securities to be exchanged for bearer securities or relax or eliminate restrictions on the payment of principal, premium or interest on bearer securities to the extent permitted under United States Department of Treasury regulations, provided that holders of the debt securities do not suffer any adverse tax consequences as a result; and

•

cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of each fiscal agent. We may maintain bank accounts and a banking relationship with each fiscal agent. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities); provided that if any such additional debt securities are not fungible with the outstanding series of debt securities for U.S. federal income tax purposes, they will be issued under a separate CUSIP or other identifying number. We may consolidate such additional debt securities with the outstanding debt securities to form a single series.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•

the terms of the debt securities purchasable upon exercise of the warrants, as described above under “Description of the Securities—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our board of directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficultly serving process on us or the individuals described above in the United States or enforcing in a U.S. court a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel has informed us that there is doubt regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws. The enforcement of U.S.-court judgments against us may be affected or limited by the general principle of good morals and other social order and the general principle of good faith and fairness provided in the Civil Code of Korea. The courts of Korea will recognize as a valid judgment and enforce any judgment obtained in a U.S. court without re-examination of the merits; provided, that (a) such judgment was finally and conclusively given by a court having valid jurisdiction in accordance with the international jurisdiction principles under Korean law and applicable treaties, (b) we were duly served with service of process (otherwise than by publication or similar means) in sufficient time to enable us to prepare our defense in conformity with applicable laws or responded to the action without being served with process, (c) in light of the substance of such judgment and the procedures of litigation, recognition of such judgment is not contrary to the public policy of Korea, and (d) judgments of the courts of Korea are accorded reciprocal treatment in the jurisdiction of the court which had issued such judgment or the requirements for the recognition of a foreign judgment in the jurisdiction of the court which had issued such judgment are neither manifestly inequitable nor substantially different in material respects from the requirements for recognition of a foreign judgment in Korea.

We have appointed the Chief Representative of our New York Representative Office, Mr. Jung-Hyun Lee, and a Senior Representative of our New York Representative Office, Mr. Kyung-Jun Hwang, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in New York City and we have accepted the jurisdiction of those courts for those actions. Our New York Representative Office is located at 460 Park Avenue, 8th Floor, New York, NY 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the Fiscal Agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in Manhattan, we shall appoint a replacement. The appointment of agents for receipt of service of process and the acceptance of jurisdiction of state or federal courts in New York City do not, however, apply to actions brought under the United States federal securities laws. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

Before we may issue debt securities outside the Republic, the Minister of Economy and Finance of Korea must receive a report with respect to the issuance by us of debt securities having a maturity of more than one year (if the issue amount is more than US$50 million or the equivalent thereof) in accordance with the Foreign Exchange Transactions Act of Korea and the Enforcement Decree and regulations promulgated thereunder. After issuance of debt securities outside the Republic, we are required to notify the Minister of Economy and Finance of such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

Description of Guarantees

The description below summarizes some of the provisions of the guarantees that the Republic may issue from time to time to guarantee our debt securities. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The prospectus supplement relating to a guarantee to be issued by the Republic will specify other specific provisions. The description of a guarantee to be issued by the Republic that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by the Republic as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to the Republic’s other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

•

each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions in effect as of the date of this Prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax considerations applies to you so long as you are not:

•	a resident of Korea;

•	a company having its head office, principal place of business or place of effective management in Korea, or a Korean company; or

•	engaging in a trade or business in Korea through a permanent establishment or a fixed base to which the relevant income is attributable or with which the relevant income is effectively connected.

Tax on Interest Payments

Under the Special Tax Treatment Control Law, or the STTCL, when we make payments of interest to you on the debt securities, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein; provided that the debt securities are deemed to be foreign currency denominated bonds issued outside of Korea for the purpose of the STTCL.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of a debt security, provided that the disposition does not involve a transfer of the debt security to a Korean resident (or the Korean permanent establishment of a non-resident). In addition, the STTCL exempts you from Korean taxation on any capital gains that you earn from the transfer of the debt securities outside of Korea; provided that the offering of the debt securities is deemed to be an overseas issuance for the purpose of the STTCL. If you sell or otherwise dispose of debt securities to a Korean resident and such disposition or sale is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates at the lower of 22% (including local income surtax) of net gain (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) or 11% (including local income surtax) of gross sale proceeds with respect to transactions, unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of a debt security, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “Tax Treaties” below.

With respect to computing the above-mentioned 22% withholding taxes (including local income surtax) on net gain, please note that there is no provision under relevant Korean law for offsetting gains and losses or otherwise aggregating transactions for the purpose of computing the net gain attributable to sales of the debt securities. The purchaser of the debt securities or, in the case of the sale of the debt securities through a securities company in Korea, the securities company through which such sale is effected, is required under Korean law to withhold the applicable amount of Korean tax and make payment thereof to the relevant Korean tax authority. Unless you, as the seller, can either claim the benefit of an exemption or a reduced rate of tax under an applicable tax treaty or produce satisfactory evidence of your acquisition cost and certain direct transaction costs in relation to the debt securities being sold, the purchaser or the securities company, as applicable, must withhold an amount equal to 11% of the gross sale proceeds. Any withheld tax must be paid no later than the tenth day of the month following the month in which the payment for the purchase of the relevant debt securities occurred. Failure to timely transmit the withheld tax to the Korean tax authorities technically subjects the purchaser or the securities company to penalties under Korean tax laws.

Inheritance Tax and Gift Tax

If you die while domiciled in Korea, Korean inheritance tax will be imposed upon the transfer by succession of any of the debt securities, wherever located, that you own at the time of death. Furthermore, regardless of where you are domiciled when you die, Korean inheritance tax will be imposed upon the transfer by succession of any of the debt securities you own that are located in Korea at the time of death. Similarly, if you give the debt securities as a gift to any other person, the donee will be subject to Korean gift tax, based on where the donee or you are domiciled or where the debt securities are located at the time that you make the gift. The amount, if any, of the applicable inheritance or gift tax imposed in specific cases depends on the value of the debt securities (or other property) and the identities of the parties involved.

Under Korean inheritance and gift tax laws, debt securities issued by Korean companies are deemed to be located in Korea irrespective of where they are physically located or by whom they are owned.

Stamp Duty

You will not be subject to any Korean stamp duty, registration duty or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities.

Guarantees

Although there are no Korean tax laws, regulations or rulings specific to the payment under the guarantee herein, we believe any payments of interest on and principal amount of the debt securities (or the issued price if the debt securities were originally issued at a discount) by the Republic under the Republic’s guarantee on the debt securities denominated in a foreign currency and issued by us are not subject to withholding tax, provided that the debt securities are deemed to be foreign currency denominated bonds issued outside of Korea for the purpose of the STTCL. Further details of the tax consequences of the holders of our debt securities guaranteed by the Republic may be provided in the relevant prospectus supplement.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Hong Kong, Hungary, India, Indonesia, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 16.5%, and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under the heading “Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company through which the transfer of the debt securities is effected, as applicable, a certificate as to your country of tax residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at normal rates.

In addition, subject to certain exceptions, in order to receive the benefit of a tax exemption available under any applicable tax treaty, you may also be required to submit to the payer of such Korean source income an application for tax exemption under a tax treaty, together with a certificate as to your country of tax residence. Subject to certain exceptions, the Korean tax laws also require an overseas investment vehicle, or an OIV (which is defined as an organization established in a foreign jurisdiction that manages funds collected through investment solicitation by way of acquiring, disposing or otherwise investing in proprietary targets and then distributes the outcome of such management to investors) to obtain the application for tax exemption from the beneficial owners together with a certificate of tax residence of the beneficial owner and submit a report of OIV to the payer, together with a detailed statement on the beneficial owner of the income and the obtained application for exemption from the beneficial owner. The payer of such Korean source income, in turn, will be required to submit such exemption application to the relevant district tax office in Korea by the ninth day of the month following the date of the first payment of such income. Even if the beneficial owner was unable to receive the benefit of a tax exemption due to his or her failure to timely submit such application, the beneficial owner may still receive tax treaty benefits by claiming tax refund with evidentiary documents to the relevant tax office within five years of the last day of the month during which the payment of such income occurred. Furthermore, the Corporation Income Tax Law, or the CITL, and Individual Income Tax Law, or the IITL, require the beneficial owner to submit an application for entitlement to a preferential tax rate together with evidence of tax residence (including a certificate of tax residence of the beneficial owner issued by a competent authority of the country of tax residence of the beneficial owner) to a withholding obligor paying Korean source income in order to benefit from the available reduced tax rate pursuant to the relevant tax treaty. Subject to certain exceptions, the CITL and IITL also require an OIV to obtain the application for entitlement to a preferential tax rate from the beneficial owners and submit a report of OIV to the withholding obligor, together with a detailed statement on the beneficial owner of the income.

Due to recent amendment to the Korean tax laws, which applies for fiscal years beginning on or after January 1, 2020, OIVs may be regarded as beneficial owners of Korean sourced income in certain situations. Pursuant to such amendment, OIVs may be treated as beneficial owners to Korean source income if one of the following conditions are met: (i) the OIV is subject to taxation in the jurisdiction in which it resides and there is no intentional tax avoidance purpose to establishing the OIV in the jurisdiction; (ii) the OIV is deemed as the beneficial owner under a tax treaty; or (iii) the OIV is unable to confirm its list of beneficial owners investing in the OIV (if only a portion of the beneficial owners are confirmed, applies with respect to the remaining unconfirmed list of beneficial owners). OIVs that are not regarded as foreign “corporations” for purposes of the Korean tax law may be recognized as beneficial owners if one of the above conditions (ii) or (iii) are met. Further, OIVs that meet condition (iii) would be subject to the default statutory withholding tax rate under the Korean tax laws and the treaty withholding rates under relevant tax treaties would not apply even though the OIVs are deemed to be beneficial owners to Korean source income.

At present, Korea has not entered into any tax treaties regarding inheritance or gift tax.

United States Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder. You will be a U.S. holder if you are the beneficial owner of a debt security and you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•	a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes;

•	an entity taxed as a partnership or a partner therein;

•	a tax exempt organization; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. This discussion does not address U.S. state, local and non-U.S. tax consequences, the Medicare tax on certain investment income, special timing rules prescribed under section 451(b) of the Code or the alternative minimum tax. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual method holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual method holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the U.S. Internal Revenue Service, or the IRS. If you are an accrual method holder, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Debt Securities

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. (The rules for determining these amounts are discussed below.) If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you use the cash method of tax accounting, or if you are an accrual method holder that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the U.S. dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount of the foreign currency that you received on the debt security at the spot rate of exchange on the settlement date of the sale, exchange or retirement. Furthermore, regardless of which of the foregoing methods applies, if Korean tax is withheld on the sale, exchange or retirement of a debt security, the amount you realize will include the gross amount of the proceeds of that sale, exchange or retirement before deduction of the Korean tax.

The special election available to you if you are an accrual method holder in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual U.S. holders. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Under certain circumstances as described above under “Taxation—Korean Taxation—Tax on Capital Gains” and “Taxation—Korean Taxation—Tax Treaties,” you may be subject to Korean withholding tax upon the sale or other disposition of a debt security. If you are eligible for benefits of the Korea-United States tax treaty, which exempts capital gains from tax in Korea, or if such Korean tax is not otherwise compulsory for you, you would not be eligible to credit against your U.S. federal income tax liability any such Korean tax withheld. In addition, any gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be treated as U.S. source income. Consequently, even if you are not eligible for an exemption from such taxes under the Korea-United States tax treaty or otherwise, you may not be able to claim a credit for any Korean tax imposed upon the sale, exchange or retirement of a debt security unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. You should consult your tax advisers with respect to your eligibility for benefits under the Korea-United States tax treaty and, if you are not eligible for treaty benefits, your ability to credit any Korean tax withheld upon sale, exchange or retirement of the debt securities against your U.S. federal income tax liability.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of whole years to their maturity (the “de minimis threshold”), the debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and their stated redemption price at maturity will be the “original issue discount.” The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by us, at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain U.S. Treasury regulations, or the OID regulations. You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you may have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that Original Issue Discount Debt Security for all days during the taxable year that you own the Original Issue Discount Debt Security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the Original Issue Discount Debt Security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)

multiplying the “adjusted issue price” (as defined below) of the Original Issue Discount Debt Security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (as defined below) of the Original Issue Discount Debt Security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the Original Issue Discount Debt Security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the Original Issue Discount Debt Security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the Original Issue Discount Debt Security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the Original Issue Discount Debt Security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of an Original Issue Discount Debt Security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the Original Issue Discount Debt Security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis in respect of all other premium or market discount debt securities that you hold.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating that foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under the caption “Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the Original Issue Discount Debt Security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain Original Issue Discount Debt Securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the applicable prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the Original Issue Discount Debt Securities.

If a debt security provides for a scheduled accrual period that is longer than one year (for example, as a result of a long initial period on a debt security with interest that is generally paid on an annual basis), then stated interest on the debt security will not qualify as “qualified stated interest” under the OID Regulations. As a result, the debt security would be an Original Issue Discount Debt Security. In that event, among other things, if you are a cash-method U.S. holder you will be required to accrue stated interest on the debt security under the rules for original issue discount described above, and regardless of your method of accounting for U.S. federal income tax purposes, you will be required to accrue original issue discount that would otherwise fall under the de minimis threshold.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the short-term debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the short-term debt security during the period you held the short-term debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the short-term debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and certain trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the short-term debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term debt security at the time of acquisition (i.e., all amounts payable on the short-term debt security) over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within your taxable year).

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to U.S. backup withholding tax on such payments if you provide your taxpayer identification number to the withholding agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person. The amount of any backup withholding from a payment to a United States or non-United States person will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Information with Respect to Foreign Financial Assets

Certain U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the debt securities) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. You should consult your tax advisors regarding the possible application of these rules to your investment in the debt securities, including the application of the rules to your particular circumstances.

Reportable Transactions

A U.S. taxpayer that participates in a “reportable transaction” will be required to disclose its participation to the IRS. Under the relevant rules, if the debt securities are denominated in a foreign currency, a U.S. holder may be required to treat a foreign currency exchange loss from the debt securities as a reportable transaction if this loss exceeds the relevant threshold in the regulations ($50,000 in a single taxable year, if the U.S. holder is an individual or trust, or higher amounts for other non-individual U.S. holders), and to disclose its investment by filing IRS Form 8886 with the IRS. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in all other cases is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. You are urged to consult your tax advisors regarding the application of these rules.

PLAN OF DISTRIBUTION

We and the Republic, if a guarantee by the Republic is furnished, may sell or issue the debt securities or warrants or guarantees in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities or warrants or guarantees will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us and the Republic, if applicable, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we and the Republic, if a guarantee by the Republic is furnished, sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us and the Republic, if applicable. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We and the Republic, if a guarantee by the Republic is furnished, may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us and the Republic, if applicable, at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We and the Republic, if a guarantee by the Republic is furnished, may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for, us and the Republic in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Mr. Jung-Hyun Lee, Chief Representative of our New York Representative Office, and Mr. Kyung-Jun Hwang, Senior Representative of our New York Representative Office. The address of our New York Representative Office is 460 Park Avenue, 8th Floor, New York, NY 10022. The authorized representative of the Republic in the United States is Mr. Minsik Shin, Financial Attaché, Korean Consulate General in New York, located at 460 Park Avenue, 9th Floor, New York, NY 10022.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chairman and President, in his official capacity, has supplied the information set forth under “The Export-Import Bank of Korea” (except for the information set out under “The Export-Import Bank of Korea—Business—Government Support and Supervision”). Such information is stated on his authority.

The Minister of Economy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “The Export-Import Bank of Korea—Business—Government Support and Supervision” and “The Republic of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

The separate financial statements of The Export-Import Bank of Korea as of and for the years ended December 31, 2020 and 2019 have been included in this prospectus in reliance upon the report of KPMG Samjong Accounting Corp., independent auditor, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•

the occurrence of severe health pandemics, such as the ongoing global outbreak of the COVID-19 pandemic, or other severe health epidemics in Korea or other parts of the world, such as the Middle East Respiratory Syndrome outbreak in Korea in 2015;

•

adverse conditions or developments in the economies of countries and regions that are important export markets for Korea, such as the United States, Europe, Japan and China, or in emerging market economies in Asia or elsewhere, including as a result of deteriorating economic and trade relations between the United States and China and increased uncertainties resulting from the United Kingdom’s exit from the European Union (“Brexit”);

•

adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar, the euro or Japanese yen exchange rates or revaluation of the Chinese yuan and the overall impact of Brexit on the value of the Korean Won), interest rates, inflation rates or stock markets;

•	difficulties in the financial sectors in Europe and elsewhere and increased sovereign default risks in select countries and the resulting adverse effects on the global financial markets;

•

a substantial decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs, in particular in light of the Government’s ongoing efforts to provide emergency relief payments relating to COVID-19 to households and corporations in need of funding, which, together, would lead to an increased Government budget deficit as well as an increase in the Government’s debt;

•	declines in consumer confidence and a slowdown in consumer spending, in particular due to the outbreak of infectious diseases, including the ongoing global outbreak of the COVID-19 pandemic;

•	increasing levels of household debt;

•	increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers;

•	substantial decreases in the market prices of Korean real estate;

•

a deterioration in the financial condition or performance of small- and medium-sized enterprises and other companies in Korea due to the Korean government’s policies to increase minimum wages and limit working hours of employees;

•

the continued growth of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from Korea to China), as well as a slowdown in the growth of China’s economy, which is Korea’s most important export market;

•

investigations of large Korean business groups and their senior management for bribery, embezzlement and other possible misconduct relating to the impeachment and dismissal of former President Park Geun-hye in March 2017;

•	the economic impact of any pending or future free trade agreements or of any changes to existing free trade agreements;

•	increased reliance on exports to service foreign currency borrowings, which could cause friction with Korea’s trading partners;

•	social and labor unrest;

•	financial problems or lack of progress in the restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities or corporate governance issues at certain Korean companies;

•	increases in social expenditures to support an aging population in Korea or decreases in economic productivity due to the declining population size in Korea;

•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;

•

deterioration in economic or diplomatic relations between Korea and its trading partners or allies, including deterioration resulting from territorial or trade disputes or disagreements in foreign policy, in particular the ongoing trade disputes with Japan;

•	political uncertainty or increasing strife among or within political parties in Korea;

•	natural or man-made disasters that have a significant adverse economic or other impact on Korea or its major trading partners;

•

hostilities or political or social tensions involving oil-producing countries in the Middle East (including a potential escalation of hostilities between the United States and Iran) and Northern Africa and any material disruption in the supply of oil or sudden changes in the price of oil;

•	an increase in the level of tensions or an outbreak of hostilities between North Korea and Korea or the United States; and

•	changes in financial regulations in Korea.

FURTHER INFORMATION

We filed a registration statement with respect to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and the securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 11.	Estimated Expenses.*

It is estimated that our expenses in connection with the sale of the debt securities, warrants and guarantees hereunder, exclusive of compensation payable to underwriters and agents, will be as follows:

SEC Registration Fee	US$	545,500
Printing Costs		250,000
Legal Fees and Expenses		450,000
Fiscal Agent Fees and Expenses		50,000
Blue Sky Fees and Expenses		50,000
Rating Agencies’ Fees		350,000
Miscellaneous (including amounts to be paid to underwriters in lieu of reimbursement of certain expenses)		200,000

Total	US$	1,895,500

*	Based on three underwritten offerings of the debt securities.

UNDERTAKINGS

The Registrants hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(b)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser;

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

CONTENTS

This Registration Statement is comprised of:

(1)	Facing Sheet.

(2)	Explanatory Note.

(3)	Part I, consisting of the Prospectus.

(4)	Part II, consisting of pages II-1 to II-9.

(5)	The following Exhibits:

A-1	-	Form of Underwriting Agreement Standard Terms, incorporated herein by reference to Exhibit A-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-1	-	Form of Fiscal Agency Agreement, including forms of Debt Securities, incorporated herein by reference to Exhibit B-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-2	-	Form of global Debt Security that bears interest at a fixed rate, incorporated herein by reference to Exhibit B-2 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-3	-	Letter of successor Fiscal Agent, incorporated herein by reference to Exhibit B-3 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-4	-	Letter of 2nd successor Fiscal Agent, incorporated herein by reference to Exhibit B-4 to the Registration Statement of The Export-Import Bank of Korea (No. 333-9564).

B-5	-	Letter of 3rd successor Fiscal Agent, incorporated herein by reference to Exhibit B-5 to the Registration Statement of The Export-Import Bank of Korea (No. 333-136378).

B-6	-	Form of Guarantee to be issued by The Republic of Korea.**

C	-	Form of Warrant Agreement, including form of Warrants.**

D-1	-	Consent of the Director General of The Export-Import Bank of Korea (included on page II-5).

D-2	-	Power of Attorney of the Director General of The Export-Import Bank of Korea.*

E-1	-	Consent of the Minister of Economy and Finance of The Republic of Korea (included on Page II-6).

E-2	-	Power of Attorney of the Minister of Economy and Finance of The Republic of Korea, incorporated herein by reference to Exhibit E-2 to the Registration Statement of The Export-Import Bank of Korea (No. 333-156218).

F	-	Consent of KPMG Samjong Accounting Corp.

G-1	-	Letter appointing certain persons as authorized agents of The Export-Import Bank of Korea in the United States.*

G-2	-	Letter appointing Authorized Agents of The Republic of Korea in the United States (included in Exhibit E-2).

H	-	The Export-Import Bank of Korea Act.*

I	-	The Enforcement Decree of The Export-Import Bank of Korea Act.*

J	-	The Articles of Incorporation of The Export-Import Bank of Korea.*

K	-	Form of Prospectus Supplement relating to The Export-Import Bank of Korea’s Medium-Term Notes, Series A, Due Not Less Than Nine Months From Date of Issue (the “MTNs”), incorporated herein by reference to Exhibit K to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

L	-	Form of Distribution Agreement between The Export-Import Bank of Korea and the Agents named therein relating to the offer and sale from time to time of the MTNs, incorporated herein by reference to Exhibit L to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

M-1	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul, Korea, United States counsel to The Export-Import Bank of Korea, in respect of the legality of the Debt Securities (with or without Warrants).*

M-2	-	Opinion (including consent) of Yoon & Yang LLC, 19th Floor, ASEM Tower, 517, Yeongdong-daero, Gangnam-gu, Seoul, Korea, Korean counsel to The Export-Import Bank of Korea, in respect of the legality of the Debt Securities (with or without Warrants) and the Guarantees to be issued by The Republic of Korea.*

M-3		Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul, The Republic of Korea, United States counsel to The Export-Import Bank of Korea, in respect of the legality of The Export-Import Bank of Korea’s US$750,000,000 0.625% Notes due 2024, US$750,000,000 1.125% Notes due 2026 and US$500,000,000 2.500% Notes due 2041.*

M-4		Opinion (including consent) of Lee & Ko, 18F Hanjin Building, 63 Namdaemun-ro, Jung-gu, Seoul 04532, The Republic of Korea, Korean counsel to The Export-Import Bank of Korea, in respect of the legality of The Export-Import Bank of Korea’s US$750,000,000 0.625% Notes due 2024, US$750,000,000 1.125% Notes due 2026 and US$500,000,000 2.500% Notes due 2041.*

N-1	-	Form of the MTNs that bears interest at a fixed rate, incorporated herein by reference to Exhibit N-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

N-2	-	Form of the MTNs that bears interest at a floating rate, incorporated herein by reference to Exhibit N-2 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

O	-	Form of Calculation Agency Agreement between The Export-Import Bank of Korea and the calculation agent named therein relating to the MTNs that bear interest at a floating rate, incorporated herein by reference to Exhibit O to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

*	Previously filed.
**	May be filed by amendment.

SIGNATURE OF THE EXPORT-IMPORT BANK OF KOREA

Pursuant to the requirements of the Securities Act of 1933, as amended, The Export-Import Bank of Korea has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, The Republic of Korea, on the 8th day of July, 2021.

THE EXPORT-IMPORT BANK OF KOREA

By:	DONG-HOON LEE*†
Director General

†By:	/s/ JAEHOON OH
Jaehoon Oh (Attorney-in-fact)

*	Consent is hereby given to use of his name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by him and stated on his authority.

SIGNATURE OF THE REPUBLIC OF KOREA

Pursuant to the requirements of the Securities Act of 1933, as amended, The Republic of Korea has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, New York, on the 8th day of July, 2021.

THE REPUBLIC OF KOREA

By:	NAM-KI HONG*†
Minister of Economy and Finance

†By:	/s/ MINSIK SHIN
Minsik Shin (Attorney-in-fact)

*	Consent is hereby given to use of his name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by him and stated on his authority.

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE EXPORT-IMPORT BANK OF KOREA

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Export-Import Bank of Korea, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 8th day of July, 2021.

†By:	/s/ JUNG-HYUN LEE
Jung-Hyun Lee

New York Representative Office The Export-Import Bank of Korea

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE EXPORT-IMPORT BANK OF KOREA

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Export-Import Bank of Korea, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 8th day of July, 2021.

†By:	/s/ KYUNG-JUN HWANG
Kyung-Jun Hwang

New York Representative Office The Export-Import Bank of Korea

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE REPUBLIC OF KOREA

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Republic of Korea, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 8th day of July, 2021.

†By:	/s/ MINSIK SHIN
Minsik Shin

Financial Attaché Korean Consulate General in New York

EXHIBIT INDEX

A-1	-	Form of Underwriting Agreement Standard Terms, incorporated herein by reference to Exhibit A-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-1	-	Form of Fiscal Agency Agreement, including forms of Debt Securities, incorporated herein by reference to Exhibit B-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-2	-	Form of global Debt Security that bears interest at a fixed rate, incorporated herein by reference to Exhibit B-2 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-3	-	Letter of successor Fiscal Agent, incorporated herein by reference to Exhibit B-3 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-4	-	Letter of 2nd successor Fiscal Agent, incorporated herein by reference to Exhibit B-4 to the Registration Statement of The Export-Import Bank of Korea (No. 333-9564).

B-5	-	Letter of 3rd successor Fiscal Agent, incorporated herein by reference to Exhibit B-5 to the Registration Statement of The Export-Import Bank of Korea (No. 333-136378).

B-6	-	Form of Guarantee to be issued by The Republic of Korea.**

C	-	Form of Warrant Agreement, including form of Warrants.**

D-1	-	Consent of the Director General of The Export-Import Bank of Korea (included on page II-5).

D-2	-	Power of Attorney of the Director General of The Export-Import Bank of Korea.*

E-1	-	Consent of the Minister of Economy and Finance of The Republic of Korea (included on Page II-6).

E-2	-	Power of Attorney of the Minister of Economy and Finance of The Republic of Korea, incorporated herein by reference to Exhibit E-2 to the Registration Statement of The Export-Import Bank of Korea (No. 333-156218).

F	-	Consent of KPMG Samjong Accounting Corp.

G-1	-	Letter appointing certain persons as authorized agents of The Export-Import Bank of Korea in the United States.*

G-2	-	Letter appointing Authorized Agents of The Republic of Korea in the United States (included in Exhibit E-2).

H	-	The Export-Import Bank of Korea Act.*

I	-	The Enforcement Decree of The Export-Import Bank of Korea Act.*

J	-	The Articles of Incorporation of The Export-Import Bank of Korea.*

K	-	Form of Prospectus Supplement relating to The Export-Import Bank of Korea’s Medium-Term Notes, Series A, Due Not Less Than Nine Months From Date of Issue (the “MTNs”), incorporated herein by reference to Exhibit K to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

L	-	Form of Distribution Agreement between The Export-Import Bank of Korea and the Agents named therein relating to the offer and sale from time to time of the MTNs, incorporated herein by reference to Exhibit L to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

M-1	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul, Korea, United States counsel to The Export-Import Bank of Korea, in respect of the legality of the Debt Securities (with or without Warrants).*

M-2	-	Opinion (including consent) of Yoon & Yang LLC, 19th Floor, ASEM Tower, 517, Yeongdong-daero, Gangnam-gu, Seoul, Korea, Korean counsel to The Export-Import Bank of Korea, in respect of the legality of the Debt Securities (with or without Warrants) and the Guarantees to be issued by The Republic of Korea.*

M-3		Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul, The Republic of Korea, United States counsel to The Export-Import Bank of Korea, in respect of the legality of The Export-Import Bank of Korea’s US$750,000,000 0.625% Notes due 2024, US$750,000,000 1.125% Notes due 2026 and US$500,000,000 2.500% Notes due 2041.*

M-4		Opinion (including consent) of Lee & Ko, 18F Hanjin Building, 63 Namdaemun-ro, Jung-gu, Seoul 04532, The Republic of Korea, Korean counsel to The Export-Import Bank of Korea, in respect of the legality of The Export-Import Bank of Korea’s US$750,000,000 0.625% Notes due 2024, US$750,000,000 1.125% Notes due 2026 and US$500,000,000 2.500% Notes due 2041.*

N-1	-	Form of the MTNs that bears interest at a fixed rate, incorporated herein by reference to Exhibit N-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

N-2	-	Form of the MTNs that bears interest at a floating rate, incorporated herein by reference to Exhibit N-2 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

O	-	Form of Calculation Agency Agreement between The Export-Import Bank of Korea and the calculation agent named therein relating to the MTNs that bear interest at a floating rate, incorporated herein by reference to Exhibit O to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

*	Previously filed.
**	May be filed by amendment.